Exhibit 10.5

EXECUTION VERSION

TERM LOAN CREDIT AGREEMENT

Dated as of December 15, 2017

among

AVAYA HOLDINGS CORP.,

as Holdings,

AVAYA INC.,

as the Borrower,

The Several Lenders

from Time to Time Parties Hereto,

GOLDMAN SACHS BANK USA,

as Administrative Agent and Collateral Agent,

GOLDMAN SACHS BANK USA

CITIGROUP GLOBAL MARKETS INC.

BARCLAYS BANK PLC

CREDIT SUISSE SECURITIES (USA) LLC

and

DEUTSCHE BANK SECURITIES INC.,

as Joint Lead Arrangers and Joint Bookrunners,

and

BLACKSTONE HOLDINGS FINANCE CO. L.L.C.

and

BENEFIT STREET PARTNERS LLC

as Co-Managers

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5.6	Limit on Rate of Interest	106

SECTION 6	Conditions Precedent to the Closing Date	107
6.1	Credit Documents	107
6.2	Collateral	107
6.3	Legal Opinions	108
6.4	Closing Certificates	108
6.5	Authorization of Proceedings of Each Credit Party	108
6.6	Fees	108
6.7	Representations and Warranties	108
6.8	Company Material Adverse Change	109
6.9	Solvency Certificate	109
6.10	Financial Statements	109
6.11	Plan Consummation	109
6.12	Refinancing	110
6.13	PBGC Settlement	111
6.14	Patriot Act	111

SECTION 7	[Reserved]	111

SECTION 8	Representations and Warranties.	111
8.1	Corporate Status; Compliance with Laws	111
8.2	Corporate Power and Authority	112
8.3	No Violation	112
8.4	Litigation	112
8.5	Margin Regulations	112
8.6	Governmental Approvals	112
8.7	Investment Company Act	113
8.8	True and Complete Disclosure	113
8.9	Financial Condition; Financial Statements	113
8.10	Tax Matters	114
8.11	Compliance with ERISA	114
8.12	Subsidiaries	114
8.13	Intellectual Property	114
8.14	Environmental Laws	115
8.15	Properties	115
8.16	Solvency	115
8.17	Security Interests	115
8.18	Labor Matters	116
8.19	Sanctioned Persons; Anti-Corruption Laws; Patriot Act	116
8.20	Use of Proceeds	117

SECTION 9	Affirmative Covenants	117
9.1	Information Covenants	117
9.2	Books, Records and Inspections	120
9.3	Maintenance of Insurance	121
9.4	Payment of Taxes	122
9.5	Consolidated Corporate Franchises	122

9.6	Compliance with Statutes, Regulations, Etc.	122
9.7	Lender Calls	122
9.8	Maintenance of Properties	122
9.9	Transactions with Affiliates	123
9.10	End of Fiscal Years	124
9.11	Additional Guarantors and Grantors	124
9.12	Further Assurances	125
9.13	Use of Proceeds	127
9.14	Maintenance of Ratings	127
9.15	Changes in Business	127

SECTION 10	Negative Covenants	127
10.1	Limitation on Indebtedness	128
10.2	Limitation on Liens	133
10.3	Limitation on Fundamental Changes	135
10.4	Limitation on Disposition	137
10.5	Limitation on Investments	141
10.6	Limitation on Restricted Payments	145
10.7	Limitations on Debt Prepayments and Amendments	149
10.8	Limitation on Subsidiary Distributions	150
10.9	Amendment of Organizational Documents	153
10.10	Permitted Activities	153

SECTION 11	Events of Default	154
11.1	Payments	154
11.2	Representations, Etc.	154
11.3	Covenants	154
11.4	Default Under Other Agreements	154
11.5	Bankruptcy	155
11.6	ERISA	156
11.7	Guarantee	156
11.8	Security Agreement	156
11.9	Judgments	156
11.10	Change of Control	157
11.11	Application of Proceeds	157

SECTION 12	The Agents	158
12.1	Appointment	158
12.2	Delegation of Duties	159
12.3	Exculpatory Provisions	159
12.4	Reliance by Agents	161
12.5	Notice of Default	161
12.6	Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders	162
12.7	Indemnification	162
12.8	Agents in their Individual Capacities	163
12.9	Successor Agents	164

12.10	Withholding Tax	164
12.11	Administrative Agent May File Proofs of Claim	165
12.12	Intercreditor Agreements	165
12.13	Security Documents and Guarantee; Agents under Security Documents and Guarantee	166

SECTION 13	Miscellaneous	168
13.1	Amendments, Waivers and Releases	168
13.2	Notices	171
13.3	No Waiver; Cumulative Remedies	172
13.4	Survival of Representations and Warranties	172
13.5	Payment of Expenses; Indemnification	172
13.6	Successors and Assigns; Participations and Assignments	174
13.7	Replacements of Lenders under Certain Circumstances	180
13.8	Adjustments; Set-off	182
13.9	Counterparts; Electronic Execution	182
13.10	Severability	183
13.11	INTEGRATION	183
13.12	GOVERNING LAW	183
13.13	Submission to Jurisdiction; Waivers	183
13.14	Acknowledgments	184
13.15	WAIVERS OF JURY TRIAL	185
13.16	Confidentiality	185
13.17	Direct Website Communications	186
13.18	USA PATRIOT Act	188
13.19	Payments Set Aside	188
13.20	Judgment Currency	189
13.21	Cashless Rollovers	189
13.22	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	189

SCHEDULES

Schedule 1.1(a)	Commitments of Lenders
Schedule 1.1(b)	Mortgaged Properties
Schedule 8.4	Litigation
Schedule 8.12	Subsidiaries
Schedule 8.15	Property Matters
Schedule 9.9	Closing Date Affiliate Transactions
Schedule 10.1	Closing Date Indebtedness
Schedule 10.2	Closing Date Liens
Schedule 10.4	Scheduled Dispositions
Schedule 10.5	Closing Date Investments
Schedule 13.2	Notice Addresses

EXHIBITS

Exhibit A	Form of Notice of Borrowing/Notice of Conversion or Continuation
Exhibit B	Form of Promissory Note
Exhibit C	Form of Guarantee
Exhibit D	Form of Security Agreement
Exhibit E	Form of Perfection Certificate
Exhibit F	Form of ABL Intercreditor Agreement
Exhibit G	Form of First Lien Intercreditor Agreement
Exhibit H	Form of Junior Lien Intercreditor Agreement
Exhibit I	Form of Assignment and Assumption
Exhibit J 1-4	Form of Non-U.S. Lender Certification
Exhibit K	Dutch Auction Procedures

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TERM LOAN CREDIT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of December 15, 2017, among AVAYA HOLDINGS CORP., a Delaware corporation (“Avaya Holdings”), in its capacity as Holdings, AVAYA INC., a Delaware corporation (the “Borrower”), the lending institutions from time to time parties hereto (each a “Lender” and, collectively, the “Lenders”) and GOLDMAN SACHS BANK USA, as Administrative Agent and Collateral Agent.

RECITALS:

WHEREAS, capitalized terms used and not defined in the preamble and these recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, on January 19, 2017, Avaya Holdings, the Borrower and certain of the Borrower’s Domestic Subsidiaries (collectively, the “Avaya Debtors”) filed voluntary petitions for relief under Chapter 11 in the United States Bankruptcy Court for the Southern District of New York (such court, together with any other court having exclusive jurisdiction over the Case from time to time and any Federal appellate court thereof, the “Bankruptcy Court”) and commenced cases, jointly administered under Case No. 17-10089 (collectively, the “Case”), and have continued in the possession and operation of their assets and in the management of their businesses pursuant to sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, the Avaya Debtors are parties to the certain Superpriority Secured Debtor-In-Possession Credit Agreement, dated as of January 24, 2017 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing DIP Agreement”), by and among the Avaya Debtors, Citibank N.A., as administrative agent and collateral agent and the lending institutions from time to time parties thereto;

WHEREAS, the Avaya Debtors filed the Second Amended Joint Chapter 11 Plan of Reorganization of Avaya Inc. and its Debtor Affiliates in the Bankruptcy Court on October 24, 2017 [Docket No. 1372] (together with all schedules, documents and exhibits contained therein, as amended, supplemented, modified or waived from time to time, the “Plan”);

WHEREAS, on November 28, 2017, the Bankruptcy Court entered an order confirming the Plan with respect to the Avaya Debtors (the “Confirmation Order”) [Docket No. 1579];

WHEREAS, the Lenders agree, upon the satisfaction (or waiver) of certain conditions precedent set forth in Section 6, to extend credit to the Borrower in the form of term loans in an aggregate principal amount of $2,925,000,000, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1 Definitions

1.1 Defined Terms

As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires:

“ABL Administrative Agent” shall mean Citibank, N.A. in its capacity as the administrative agent under the ABL Credit Agreement and/or any successor agent under the ABL Credit Documents.

“ABL Credit Agreement” shall mean the ABL Credit Agreement dated as of December 15, 2017 among Holdings, the Borrower, the other borrowers party thereto, the ABL Administrative Agent and the several banks and other financial institutions from time to time parties thereto, as such agreement may be amended, modified, supplemented, substituted, replaced, restated or refinanced, in whole or in part, from time to time, in each case to the extent permitted hereunder and under the Applicable Intercreditor Agreements (unless such agreement, instrument or document expressly provides that it is not intended to be and is not an ABL Credit Agreement).

“ABL Collateral Agent” shall mean Citibank, N.A. in its capacity as the collateral agent under the ABL Credit Agreement and/or any successor agent under the ABL Credit Documents.

“ABL Credit Documents” shall mean, collectively, (a) the ABL Credit Agreement and (b) the security documents, intercreditor agreements (including the ABL Intercreditor Agreement and the Junior Lien Intercreditor Agreement), guarantees, joinders and other agreements or instruments executed in connection therewith or such other agreements, in each case to the extent permitted hereunder and under the Applicable Intercreditor Agreements, as amended, modified, supplemented, substituted, replaced, restated or refinanced, in whole or in part, from time to time.

“ABL Financial Covenant” shall mean the financial covenant set forth in Section 10.11 of the ABL Credit Agreement.

“ABL Intercreditor Agreement” shall mean the ABL Intercreditor Agreement substantially in the form of Exhibit F, among the Collateral Agent, the ABL Collateral Agent and the representatives for holders of one or more other classes of Indebtedness, the Borrower and the other parties thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement, and which shall also include any replacement intercreditor agreement entered into in accordance with the terms hereof.

“ABL Loans” shall mean “ABL Loans” under and as defined in the ABL Credit Agreement.

“ABL Obligations” shall mean “Obligations” under and as defined in the ABL Credit Agreement.

“ABL Priority Collateral” shall mean the “ABL Priority Collateral” under and as defined in the ABL Intercreditor Agreement.

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“ABR” shall mean for any day a fluctuating rate per annum equal to the greatest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Wall Street Journal as the “U.S. prime rate” and (c) the LIBOR Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, for the avoidance of doubt, for purposes of calculating the LIBOR Rate pursuant to clause (c), the LIBOR Rate for any day shall be based on the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on such day by reference to the ICE Benchmark Administration (or any successor organization) LIBOR Rate (the “Relevant LIBOR Rate”) for deposits in Dollars (as published by Reuters or any other commonly available source providing quotations of the Relevant LIBOR Rate as designated by the Administrative Agent) for a period equal to one month. If the Administrative Agent is unable to ascertain the Federal Funds Effective Rate due to its inability to obtain sufficient quotations in accordance with the definition thereof, after notice is provided to the Borrower, the ABR shall be determined without regard to clause (a) above until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in such rate announced by the Administrative Agent or in the Federal Funds Effective Rate shall take effect at the opening of business on the day specified in the public announcement of such change or on the effective date of such change in the Federal Funds Effective Rate or the Relevant LIBOR Rate, as applicable.

“ABR Loan” shall mean each Term Loan bearing interest based on the ABR.

“Acceptable Reinvestment Commitment” shall mean a binding commitment of the Borrower or any Restricted Subsidiary entered into at any time prior to the end of the Reinvestment Period to reinvest the proceeds of an Asset Sale Prepayment Event or a Recovery Prepayment Event.

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to the Borrower and the Restricted Subsidiaries therein were to such Pro Forma Entity and its Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in a manner not inconsistent with GAAP.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Additional Lender” shall mean any Person (other than (x) a natural person, (y) any investment vehicle established primarily for the benefit of a natural person or (z) a Disqualified Institution) that is not an existing Lender and that has agreed to provide Incremental Commitments pursuant to Section 2.14 or Refinancing Commitments pursuant to Section 2.15(b).

“Administrative Agent” shall mean Goldman Sachs Bank USA, as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent pursuant to Section 12.9.

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“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.2, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied by the Administrative Agent.

“Advisors” shall mean legal counsel, financial advisors and third-party appraisers and consultants advising the Agents, the Lenders and their Related Parties in connection with this Agreement, the other Credit Documents and the consummation of the Transactions, limited in the case of legal counsel to one primary counsel for the Agents (as of the Closing Date, Davis Polk & Wardwell LLP) and, if necessary, one firm of local counsel in each appropriate jurisdiction (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Borrower of such conflict and thereafter, retains its own counsel, of another firm of counsel for all such affected Persons (taken as a whole)).

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities or by contract. The terms “controlling” and “controlled” shall have meanings correlative thereto.

“Affiliated Lender” shall mean any Affiliated Parent Company or Subsidiary of Holdings or the Borrower that purchases or acquires Term Loans pursuant to Section 13.6(g).

“Affiliated Parent Company” shall mean a direct or indirect parent entity of Holdings and the Borrower that (a) owns, directly or indirectly, 100% of the Stock of the Borrower, and (b) operates as a “passive holding company”, subject to customary exceptions of the type described in Section 10.10.

“Agent Parties” shall have the meaning provided in Section 13.17(d).

“Agents” shall mean the Administrative Agent, the Collateral Agent, each Joint Lead Arranger and each Co-Manager.

“Agreement” shall have the meaning provided in the introductory paragraph hereto.

“Agreement Currency” shall have the meaning provided in Section 13.20.

“AHYDO Catch-Up Payment” shall mean any payment or redemption of Indebtedness, including any Junior Indebtedness, to avoid the application of Code Section 163(e)(5) thereto or that are necessary to prevent any such Indebtedness from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code.

“Anti-Corruption Laws” shall have the meaning provided in Section 8.19.

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“Applicable ABR Margin” shall mean at any date, with respect to each ABR Loan, 3.75% per annum.

“Applicable Intercreditor Agreements” shall mean (a) to the extent executed in connection with the incurrence of any Indebtedness secured by Liens on the Collateral that (i) are intended to rank senior in priority to the Liens on the ABL Priority Collateral securing the Obligations and (ii) are intended to rank junior in priority to the Liens on the Term Priority Collateral securing the Obligations, the ABL Intercreditor Agreement and the Junior Lien Intercreditor Agreement, (b) to the extent executed in connection with the incurrence of any Indebtedness secured by Liens on the Collateral that are intended to rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to control of remedies), each of the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement, (c) to the extent executed in connection with the incurrence of any Indebtedness secured by Liens on the Collateral which are intended to rank junior in priority to the Liens on the Collateral securing the Obligations and the ABL Obligations, an intercreditor agreement substantially consistent with the form of the Junior Lien Intercreditor Agreement and otherwise in form and substance reasonably acceptable to the Borrower and the Collateral Agent and (d) any other intercreditor agreement entered into to implement the intercreditor arrangements set forth in Section 10.2 in form and substance reasonably acceptable to the Borrower and the Collateral Agent.

“Applicable Laws” shall mean, as to any Person, any law (including common law), statute, regulation, ordinance, rule, order, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Applicable LIBOR Margin” shall mean at any date, with respect to each LIBOR Loan, 4.75% per annum.

“Approval Order” shall mean the Order (I) Authorizing (A) Entry into the Exit Financing Letters and Related Exit ABL/Term Loan Fee Letter and (B) Payment of Associated Fees and Expenses and (II) Granting Related Relief entered by the Bankruptcy Court on November 1, 2017 [Docket No. 1430].

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale Prepayment Event” shall mean any Disposition under and pursuant to Section 10.4(b).

“Assignment and Assumption” shall mean (a) an assignment and assumption substantially in the form of Exhibit I, or such other form as may be approved by the Administrative Agent and the Borrower and (b) in the case of any assignment of Term Loans in connection with a Permitted Debt Exchange conducted in accordance with Section 2.17, such form of assignment (if any) as may have been requested by the Administrative Agent in accordance with Section 2.17(a).

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“Auction Agent” shall mean (a) the Administrative Agent or (b) any other financial institution or advisor designated by Holdings, the Borrower or any Subsidiary thereof (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Permitted Debt Exchange pursuant to Section 2.17 or a Dutch auction pursuant to Section 13.6(g); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).

“Authorized Officer” shall mean the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, any Assistant Treasurer, the Controller, any Senior Vice President, with respect to certain limited liability companies or partnerships that do not have officers, any manager, managing member or general partner thereof, any other senior officer of Holdings, the Borrower or any other Credit Party designated as such in writing to the Administrative Agent by Holdings, the Borrower or such other Credit Party, as applicable from time to time, and, with respect to any document delivered on the Closing Date, the Secretary or any Assistant Secretary of any Credit Party. Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of Holdings, the Borrower or any other Credit Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person. Notwithstanding the foregoing, the solvency certificate required to be delivered on the Closing Date shall be delivered by the Chief Financial Officer of Holdings.

“Available Amount” shall mean, at any time (the “Available Amount Reference Time”), an amount equal to (a) the sum, without duplication, of:

(i) the greater of (x) $240,000,000 and (y) 30% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);

(ii) 50% of Cumulative Consolidated Net Income (which amount, if less than zero, shall be deemed to be zero for such period) of the Borrower and the Restricted Subsidiaries for the period from the first day of the first fiscal quarter commencing after the Closing Date until the last day of the then-most recent fiscal quarter or Fiscal Year, as applicable, for which Section 9.1 Financials have been delivered;

(iii) all cash repayments of principal received by the Borrower or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries on account of loans made by the Borrower or any Restricted Subsidiary pursuant to Section 10.5(v)(y) to such Minority Investments or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time;

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(iv) 100% of the aggregate amount received by the Borrower or any Restricted Subsidiary in cash and the fair market value of marketable securities or other property received by the Borrower or any Restricted Subsidiary by means of (A) the sale or other Disposition (other than to the Borrower or a Restricted Subsidiary) of Investments made pursuant to Section 10.5(v)(y) by the Borrower or any Restricted Subsidiary and repurchases and redemptions (other than by the Borrower or any Restricted Subsidiary) of such Investments from the Borrower or any Restricted Subsidiary and repayments of loans or advances, and releases of guarantees constituting such Investments made by the Borrower or any Restricted Subsidiary, in each case, after the Closing Date; and (B) the sale (other than to the Borrower or a Restricted Subsidiary) of the stock or other ownership interest of Minority Investments or any Unrestricted Subsidiary received pursuant to Section 10.5(v)(y), in each case, after the Closing Date;

(v) in the case of the redesignation of an Unrestricted Subsidiary as, or merger, consolidation or amalgamation of an Unrestricted Subsidiary with or into, a Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as, or merger, consolidation or amalgamation of such Unrestricted Subsidiary with or into, a Restricted Subsidiary;

(vi) 100% of the aggregate Net Cash Proceeds and the fair market value of marketable securities or other property received by the Borrower since immediately after the Closing Date from the issue or sale of Indebtedness or Disqualified Stock of the Borrower or a Restricted Subsidiary that has been converted into or exchanged for Stock or Stock Equivalent of the Borrower or any direct or indirect parent of the Borrower; provided that this clause (vi) shall not include the proceeds from (A) Stock or Stock Equivalents or Indebtedness that has been converted or exchanged for Stock or Stock Equivalents of the Borrower sold to a Restricted Subsidiary, as the case may be, (B) Disqualified Stock or Indebtedness that has been converted or exchanged into Disqualified Stock or (C) any contribution or issuance that increases the Available Equity Amount;

(vii) without duplication of any amounts above, any returns, profits, distributions and similar amounts received on account of the Investments initially made pursuant to Section 10.5(v)(y) (except to the extent increasing Consolidated Net Income); and

(viii) the aggregate amount of Retained Declined Proceeds retained by the Borrower during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time;

minus (b) the sum, without duplication, of:

(i) the aggregate amount of Investments made pursuant to Section 10.5(v)(y) following the Closing Date and prior to the Available Amount Reference Time;

(ii) the aggregate amount of Restricted Payments pursuant to Section 10.6(c)(y) following the Closing Date and prior to the Available Amount Reference Time; and

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(iii) the aggregate amount of prepayments, repurchases, redemptions and defeasances made pursuant to Section 10.7(a)(iii)(3) following the Closing Date and prior to the Available Amount Reference Time.

Notwithstanding the foregoing, in making any calculation or other determination under this Agreement involving the Available Amount, if the Available Amount at such time is less than zero, then the Available Amount shall be deemed to be zero for purposes of such calculation or determination.

“Available Amount Reference Time” shall have the meaning provided in the definition of “Available Amount”.

“Available Equity Amount” shall mean, at any time (the “Available Equity Amount Reference Time”), an amount equal to, without duplication, (a) the amount of any capital contributions made in cash, marketable securities or other property to, or any proceeds of an equity issuance received by the Borrower during the period from and including the Business Day immediately following the Closing Date through and including the Available Equity Amount Reference Time (in the case of any marketable securities or property, up to its fair market value as determined by the Borrower in good faith), including proceeds from the issuance of Stock or Stock Equivalents of Holdings or any direct or indirect parent of Holdings (to the extent the proceeds of any such issuance are contributed to the Borrower), but excluding all proceeds from the issuance of Disqualified Stock, minus (b) the sum, without duplication, of:

(i) the aggregate amount of Investments made pursuant to Section 10.5(v)(x) following the Closing Date and prior to the Available Equity Amount Reference Time;

(ii) the aggregate amount of Restricted Payments pursuant to Section 10.6(c)(x) following the Closing Date and prior to the Available Equity Amount Reference Time;

(iii) the aggregate amount of prepayments, repurchases, redemptions and defeasances pursuant to Section 10.7(a)(iii)(2) following the Closing Date and prior to the Available Equity Amount Reference Time; and

(iv) the aggregate amount of Indebtedness incurred pursuant to Section 10.1(x) and outstanding at the Available Equity Amount Reference Time;

provided that issuances and contributions pursuant to Sections 10.5(f)(ii), 10.6(a) and 10.6(b)(i) shall not increase the Available Equity Amount.

“Available Equity Amount Reference Time” shall have the meaning provided in the definition of “Available Equity Amount”.

“Avaya Debtors” shall have the meaning provided in the Recitals to this Agreement.

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“Avaya Holdings” shall have the meaning in the introductory paragraph hereto.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” shall have the meaning provided in Section 11.5.

“Bankruptcy Court” shall have the meaning provided in the preamble to this Agreement.

“Benefited Lender” shall have the meaning provided in Section 13.8(a).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” shall have the meaning provided in the preamble to this Agreement.

“Borrowing” shall mean and include the incurrence of one Class and Type of Term Loan on a given date (or resulting from conversions on a given date) having a single Maturity Date and in the case of LIBOR Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Loans).

“Broker-Dealer Subsidiary” shall mean any Subsidiary that is registered as a broker-dealer under the Exchange Act or any other Applicable Law requiring similar registration.

“Business Day” shall mean any day excluding Saturday, Sunday and any other day on which banking institutions in New York City are authorized by law or other governmental actions to close, and, if such day relates to (a) any interest rate settings as to a LIBOR Loan, (b) any fundings, disbursements, settlements and payments in respect of any such LIBOR Loan, or (c) any other dealings pursuant to this Agreement in respect of any such LIBOR Loan, such day shall be a day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on a consolidated statement of cash flows of the Borrower or the Restricted Subsidiary.

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“Capital Lease” shall mean, as applied to the Borrower and the Restricted Subsidiaries, any lease of any property (whether real, personal or mixed) by the Borrower or any Restricted Subsidiary as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of the Borrower; provided, however, that notwithstanding anything to the contrary in this Agreement or in any other Credit Document, any leases that were not capital leases when entered into but are recharacterized as capital leases due to a change in accounting rules that becomes effective after the Closing Date shall for all purposes of this agreement not be treated as Capital Leases.

“Capitalized Lease Obligations” shall mean, as applied to the Borrower and the Restricted Subsidiaries at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet (excluding the footnotes thereto) of the Borrower or the Restricted Subsidiary in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such Capital Lease prior to the first date upon which such Capital Lease may be prepaid by the lessee without payment of a penalty; provided, however, that notwithstanding anything to the contrary in this Agreement or in any other Credit Document, any obligations that were not required to be included on the balance sheet of the Borrower or the Restricted Subsidiary as capital lease obligations when incurred but are recharacterized as capital lease obligations due to a change in accounting rules that becomes effective after the Closing Date shall for all purposes of this Agreement not be treated as Capitalized Lease Obligations.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower.

“Captive Insurance Subsidiary” shall mean a Subsidiary of the Borrower established for the purpose of, and to be engaged solely in the business of, insuring the businesses or facilities owned or operated by the Borrower or any of its Subsidiaries or joint ventures or to insure related or unrelated businesses.

“Case” shall have the meaning provided in the preamble to this Agreement.

“Cash Equivalent” shall mean:

(a)	Dollars and cash in such foreign currencies held by the Borrower or any Restricted Subsidiary from time to time in the ordinary course of business;

(b)	securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities and/or reset dates of not more than 24 months from the date of acquisition thereof;

(c)

securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having

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maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);

(d)	commercial paper or variable or fixed rate notes maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-3 or P-3 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(e)	time deposits with, or domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by, the Administrative Agent (or any Affiliate thereof), any lender under the ABL Credit Agreement, any Lender or any other bank having combined capital and surplus of not less than $500,000,000 in the case of domestic banks and $100,000,000 (or the dollar equivalent thereof) in the case of foreign banks;

(f)	repurchase agreements with a term of not more than 90 days for underlying securities of the type described in clauses (b), (c) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing;

(g)	marketable short-term money market and similar funds (x) either having assets in excess of $500,000,000 or (y) having a rating of at least A-3 or P-3 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(h)	shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (g) above; and

(i)	in the case of Investments by any Restricted Foreign Subsidiary or Investments made in a country outside the United States of America, other customarily utilized high-quality Investments in the country where such Restricted Foreign Subsidiary is located or in which such Investment is made.

“Cash Management Agreement” shall mean any agreement or arrangement to provide Cash Management Services.

“Cash Management Bank” shall mean any Person that enters into a Cash Management Agreement with the Borrower or any Restricted Subsidiary in its capacity as a provider of Cash Management Services and, in each case, at the time it enters into such Cash Management Agreement or on the Closing Date, is (a) a Joint Lead Arranger, a Lender, an Affiliate of a Lender or a Joint Lead Arranger or (b) any other Person that delivers an accession agreement to the Security Agreement and that is specifically designated by the Borrower as a “Cash Management Bank”.

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“Cash Management Obligations” shall mean obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank or any other provider of Cash Management Services in connection with, or in respect of, any Cash Management Services or under any Cash Management Agreement.

“Cash Management Services” shall mean treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer (including automated clearing house fund transfer services), merchant services (other than those constituting a line of credit) and other cash management services.

“Certificated Securities” shall have the meaning provided in Section 8.17.

“CFC” shall mean a Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holding Company” shall mean a Subsidiary of the Borrower that has no material assets other than (a) the equity interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) in (x) one or more Foreign Subsidiaries that are CFCs or (y) one or more other CFC Holding Companies and (b) cash and Cash Equivalents and other assets being held on a temporary basis incidental to the holding of assets described in clause (a) of this definition. It is understood and agreed that Sierra Communication International LLC, a Delaware limited liability company, constitutes a CFC Holding Company on the Closing Date.

“Change in Law” shall mean (a) the adoption of any Applicable Law after the Closing Date, (b) any change in any Applicable Law or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any party with any guideline, request, directive or order issued or made after the Closing Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law); provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean and be deemed to have occurred if (a) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), but excluding any employee benefit plan of such Person and its subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, shall have, directly or indirectly, acquired beneficial ownership of Voting Stock representing more than 35% of the aggregate voting power represented by the issued and outstanding Voting Stock of Avaya Holdings, (b) Holdings shall at any time cease to be (i) Avaya Holdings or (ii) a Wholly-Owned Subsidiary of Avaya Holdings or (c) Holdings shall not own, directly or indirectly, beneficial ownership of 100% of the Stock and Stock Equivalents of the Borrower.

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“Class”, when used in reference to any Term Loan or Borrowing, shall refer to whether such Term Loan or the Term Loans comprising such Borrowing, are Initial Term Loans, Incremental Term Loans, Extended Term Loans or Refinancing Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is an Initial Term Commitment, an Incremental Term Commitment or a Refinancing Commitment.

“Claim” shall have the meaning provided in the definition of “Environmental Claims”.

“Closing Date” shall mean December 15, 2017, on which the conditions set forth in Section 6 are first satisfied.

“Closing Refinancing” shall mean the repayment in full of all outstanding indebtedness of the Avaya Debtors under the Existing DIP Agreement (other than contingent obligations not yet due) and the release of all Liens granted thereunder.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Section references to the Code are to the Code, as in effect on the Closing Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefore.

“Co-Managers” shall mean Blackstone Holdings Finance Co. L.L.C. and Benefit Street Partners LLC.

“Collateral” shall mean all property pledged, mortgaged or purported to be pledged or mortgaged pursuant to the Security Documents (excluding, for the avoidance of doubt, all Excluded Collateral).

“Collateral Agent” shall mean Goldman Sachs Bank USA, in its capacity as collateral agent for the Secured Parties under this Agreement and the Security Documents, or any successor collateral agent appointed pursuant hereto.

“Commitment Letter” shall mean the amended and restated commitment letter, dated October 31, 2017, among Avaya Holdings, the Borrower, the Joint Lead Arrangers (and their Affiliates), JPMorgan Chase Bank, N.A. and the Co-Managers.

“Commitments” shall mean, with respect to each Lender (to the extent applicable), such Lender’s Initial Term Commitments, Incremental Term Commitments or Refinancing Commitment.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning provided in Section 13.17(a).

“Company Material Adverse Change” shall mean any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or

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otherwise) or assets of the Borrower and its Subsidiaries, taken as a whole or (b) the ability of the Borrower to consummate the Transactions; provided that, clause (a) shall exclude events, occurrences, facts, conditions or changes arising out of, relating to or resulting from: (i) changes generally affecting the economy, financial, securities, or capital markets in the United States or globally; (ii) the announcement of the Transactions contemplated by the Commitment Letter (including, for the avoidance of doubt, the announcement of the Plan (as contemplated, described and defined in the Plan)) and the Borrower’s compliance with the terms and conditions of the Commitment Letter, the Plan and the Transactions contemplated thereby; (iii) the Borrower’s taking of any action contemplated by the Commitment Letter or in connection with confirmation and consummation of the Plan; (iv) any change in GAAP or Applicable Law; (v) national or international political or social conditions, including the engagement by any country, state, republic, union or sovereignty in hostilities, whether or not pursuant to the declaration of a national emergency or war (or any escalation or worsening of such hostilities), or the occurrence of any military or terrorist attack upon any country, state, republic, union or sovereignty, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of any country, state, republic, union or sovereignty; (vi) any conditions resulting from natural disasters; (vii) the failure, in and of itself, to meet internal or published projections, forecasts, budgets, or revenue, sales or earnings predictions for any period (but not the facts or circumstances underlying or contributing to any such failure); (viii) any threatened or pending claim, action, suit, litigation or proceeding relating to the Transactions or the Plan or that is otherwise released and discharged, as of the Closing Date, in connection with the Transactions or the Plan; or (ix) general conditions (or changes therein) in the Borrower’s industries; provided, further, that any event, occurrence, fact, condition or change referred to in clauses (i), (iv), (v), (vi) or (ix) immediately above shall be taken into account in determining whether a Company Material Adverse Change has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a materially disproportionate effect on the Borrower and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Borrower and its Subsidiaries conduct their businesses.

“Company Model” shall mean the model delivered to the Joint Lead Arrangers on July 31, 2017.

“Confidential Information” shall have the meaning provided in Section 13.16.

“Confirmation Order” shall have the meaning provided in the Recitals hereto.

“Consolidated Depreciation and Amortization Expense” shall mean, with respect to the Borrower and the Restricted Subsidiaries for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees and expenses, capitalized expenditures, Capitalized Software Expenditures, amortization of expenditures relating to software, license and intellectual property payments, amortization of any lease related assets recorded in purchase accounting, customer acquisition costs, unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, amortization of original issue discount resulting from the issuance of Indebtedness at less than par and incentive payments, conversion costs, and contract acquisition costs of the Borrower and the Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

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“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, plus:

(a)	without duplication and (except in the case of the add-backs set forth in clauses (vii) and (xi) below) to the extent deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for the Borrower and the Restricted Subsidiaries for such period:

(i) Fixed Charges (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities in each case to the extent included in Consolidated Interest Expense, together with items excluded from Consolidated Interest Expense pursuant to clause (1)(o)—(z) of the definition thereof),

(ii) provision for taxes based on income or profits or capital gains, including federal, foreign, state, franchise, excise, value-added and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) paid or accrued during such period, including any penalties and interest related to such taxes or arising from any tax examination, to the extent the same were deducted (and not added back) in computing such Consolidated Net Income and the net tax expense associated with any adjustments made pursuant to clauses (a) through (t) of the definition of “Consolidated Net Income”,

(iii) Consolidated Depreciation and Amortization Expense for such period,

(iv) the amount of any restructuring cost, charge or reserve (including any costs incurred in connection with acquisitions after the Closing Date and costs related to the closure and/or consolidation of facilities) and any one time expense relating to enhanced accounting function or other transaction costs, public company costs, costs and expenses in connection with the implementation of fresh start accounting, and costs related to the implementation of operational and reporting systems and technology initiatives (provided that such costs related to the implementation of operation and reporting systems and technology initiatives shall not exceed $50,000,000 for any such period),

(v) any other non-cash charges, expenses or losses, including any non-cash asset retirement costs, non-cash increase in expenses resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) or other inventory adjustments or due to purchase accounting, or any other acquisition, non-cash compensation charges, non-cash expense relating to the vesting of warrants, write-offs or write-downs for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period),

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(vi) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary,

(vii) the amount of net cost savings projected by the Borrower in good faith to be realizable as a result of specified actions, operational changes and operational initiatives (including, to the extent applicable, resulting from the Transactions) taken or to be taken prior to or during such period, including any “run-rate” synergies, operating expense reductions and improvements and cost savings that are reasonably identifiable and determined in good faith by the Borrower in connection with the Transactions, acquisitions, Dispositions, other customary specified transactions or other cost saving initiatives and other initiatives to result from actions which have been taken or with respect to which substantial steps have been taken or are expected to be taken no later than 24 months following the consummation of the Transactions, any such specified actions, operational changes and operational initiatives (which “run-rate” synergies, operating expense reductions and improvements and cost savings shall be added to Consolidated EBITDA until fully realized, shall be subject to certification by management of the Borrower and shall be calculated on a Pro Forma Basis as though such “run-rate” synergies, operating expense reductions and improvements and cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that no “run-rate” synergies, operating expense reductions and improvements and cost savings shall be added pursuant to this clause (vii) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (iv) above with respect to such period,

(viii) the amount of losses on Dispositions of receivables and related assets in connection with any Permitted Receivables Financing or Qualified Securitization Financing and any losses, costs, fees and expenses in connection with the early repayment, accelerated amortization, repayment, termination or other payoff (including as a result of the exercise of remedies) of any Permitted Receivables Financing or any Qualified Securitization Financing,

(ix) contract termination costs and any costs, charges or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement or other equity-based compensation, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or Net Cash Proceeds of an issuance of Stock or Stock Equivalents (other than Disqualified Stock) of the Borrower (or any direct or indirect parent thereof) solely to the extent that such Net Cash Proceeds are excluded from the calculation of the Available Equity Amount,

(x) [reserved],

(xi) the proceeds of any business interruption insurance,

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(xii) extraordinary, unusual or non-recurring charges, expenses or losses (including unusual or non-recurring expenses), transaction fees and expenses and consulting and advisory fees, indemnities and expenses, severance, integration costs, costs of strategic initiatives, relocation costs, consolidation and closing costs, facility opening and pre-opening costs, business optimization expenses or costs, transition costs, restructuring costs, signing, retention, recruiting, relocation, signing, stay or completion bonuses and expenses (including payments made to employees who are subject to non-compete agreements),

(xiii) any impairment charge or asset write-off or write-down including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets and Investments in debt and equity securities, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP,

(xiv) cash receipts (or any netting arrangements resulting in increased cash receipts) not added in arriving at Consolidated EBITDA or Consolidated Net Income in any period to the extent the non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added,

(xv) adjustments identified in the Company Model, less

(b)	without duplication and to the extent included in arriving at such Consolidated Net Income for the Borrower and the Restricted Subsidiaries, the sum of the following amounts for such period:

(i) non-cash gains increasing Consolidated Net Income for such period (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period),

(ii) extraordinary, unusual or non-recurring gains,

(iii) cash expenditures (or any netting arrangements resulting in increased cash expenditures) not deducted in arriving at Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash losses relating to such expenditures were added in the calculation of Consolidated EBITDA pursuant to paragraph (a) above for any previous period and not deducted, and

(iv) the amount of any minority interest income consisting of Subsidiary losses attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary,

in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that

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(i) there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person or business, or attributable to any property, assets, division or line of business acquired by the Borrower or any Restricted Subsidiary during such period (or any property, assets, division or line of business subject to a letter of intent or purchase agreement at such time) (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any property, assets, division or line of business, in each case to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned or otherwise disposed by the Borrower or such Restricted Subsidiary (each such Person, property, assets, division or line of business acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the actual Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) and (B) an adjustment in respect of each Pro Forma Entity equal to the amount of the Pro Forma Adjustment with respect to such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition), and

(ii) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred, abandoned or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold, transferred, abandoned or otherwise disposed of, or closed or so classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition, closure, classification or conversion).

Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated EBITDA under this Agreement for any period that includes the four fiscal quarters as set forth below, the Consolidated EBITDA for such fiscal quarters shall be deemed to be $226,000,000 for the fiscal quarter ended December 31, 2016, $187,000,000 for the fiscal quarter ended March 31, 2017, $192,000,000 for the fiscal quarter ended June 30, 2017 and $216,000,000 for the fiscal quarter ended September 30, 2017.

“Consolidated First Lien Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) the sum, without duplication, of (i) the Consolidated Secured Debt constituting (w) the Obligations, (x) the ABL Obligations, (y) any Indebtedness that is secured by a Lien on the Term Priority Collateral that is pari passu with the Lien securing the Obligations and (z) any Indebtedness that is secured by a Lien on the ABL Priority Collateral that is senior to or pari passu with the Lien securing the Obligations and (ii) Consolidated Secured Debt of the type described in clause (ii) of the definition thereof, in each case as of the most recent four fiscal quarter period for which financial statements described in Section 9.1(a) or (b) are available to (b) Consolidated EBITDA for such four fiscal quarter period.

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“Consolidated Interest Expense” shall mean, with respect to any period, without duplication, the sum of:

(1)	consolidated interest expense of the Borrower and the Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances or collateral posting facilities, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (o) annual agency fees paid to the administrative agents and collateral agents under this Agreement, the ABL Credit Agreement and the other credit facilities, (p) additional interest with respect to failure to comply with any registration rights agreement owing to holders of any securities, (q) costs associated with obtaining Hedging Obligations, (r) accretion of asset retirement obligations and accretion or accrual of discounted liabilities not constituting Indebtedness, (s) any expense resulting from the discounting of any Indebtedness in connection with the application of fresh start accounting or purchase accounting, (t) penalties and interest relating to taxes (u) amortization of reacquired Indebtedness, deferred financing fees, debt issuance costs, commissions, fees and expenses, (v) any expensing of bridge, commitment and other financing fees, (w) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Financing, (x) any prepayment premium or penalty, (y) any interest expense attributable to a parent entity resulting from push-down accounting and (z) any lease, rental or other expenses from operating leases); plus

(2)	consolidated capitalized interest of the Borrower and the Restricted Subsidiaries, in each case for such period, whether paid or accrued; less

(3)	interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” shall mean, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, the net after-tax effect of,

(a)	any extraordinary, unusual or nonrecurring losses, gains, fees, costs, charges or expenses for such period,

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(b)	Transaction Expenses,

(c)	the cumulative effect of a change in accounting principles and changes as a result of adoption or modification of accounting policies during such period,

(d)	any income (or loss) from disposed, abandoned or discontinued operations and any gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations,

(e)	any gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Borrower,

(f)	any income (or loss) during such period of any Person that is an Unrestricted Subsidiary, and any income (or loss) during such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting; provided that the Consolidated Net Income of the Borrower and the Restricted Subsidiaries shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) by any Unrestricted Subsidiary or such other Person from its income to the Borrower or any Restricted Subsidiary during such period,

(g)	solely for the purpose of determining Available Amount, any income (or loss) during such period of any Restricted Subsidiary (other than any Credit Party) to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its Organizational Documents or any agreement, instrument or Applicable Law applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions (i) has been legally waived or otherwise released, (ii) is imposed pursuant to this Agreement and the other Credit Documents, the ABL Credit Documents, Permitted Debt Exchange Instruments or Permitted Other Debt, (iii) any working capital line permitted by Section 10.2 incurred by a Foreign Subsidiary or (iv) arises pursuant to an agreement or instrument if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in the Credit Documents (as determined by the Borrower in good faith); provided that Consolidated Net Income of the Borrower and the Restricted Subsidiaries will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Borrower or any Restricted Subsidiary during such period, to the extent not already included therein,

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(h)	all adjustments (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries) in the Borrower’s consolidated financial statements pursuant to GAAP, resulting from (i) the application of fresh start accounting principles as a result of the Avaya Debtors’ emergence from bankruptcy or (ii) the application of purchase accounting in relation to the Transactions or any consummated acquisition, in each case, including the amortization, write-off or write-down of any assets, any deferred revenue and any other amounts and other similar adjustments and, whether consummated before or after the Closing Date,

(i)	any income (or loss) for such period attributable to the early extinguishment of Indebtedness (other than Hedging Obligations, but including, for the avoidance of doubt, debt exchange transactions and the extinguishment of pre-petition indebtedness in connection with the Transactions),

(j)	any unrealized income (or loss) for such period attributable to Hedging Obligations or other derivative instruments,

(k)	any impairment charge or asset write-off or write-down including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets and investments in debt and equity securities or as a result of a change in law or regulation, in each case pursuant to GAAP,

(l)	any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Stock or Stock Equivalents by management of the Borrower or any of its direct or indirect parent companies in connection with the Transactions,

(m)	accruals and reserves established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP or changes as a result of adoption of or modification of accounting policies during such period,

(n)

any accruals, payments, fees, expenses or charges (including rationalization, legal, tax, structuring, and other costs and expenses, but excluding depreciation or amortization expense) related to, or incurred in connection with, the Transactions (including letter of credit fees), the Plan, any offering of Stock or Stock Equivalents (including any equity offering), the listing of Avaya Holdings on the Closing Date, Investment, acquisition, Disposition, Restricted Payment, recapitalization or the issuance or incurrence of Indebtedness permitted to be incurred by the Borrower and the Restricted Subsidiaries pursuant hereto (including any refinancing transaction or amendment, waiver, or other modification of any debt instrument), in each case whether or not consummated, including (A) such fees, expenses or charges related to the negotiation, execution and delivery and other transactions contemplated by this Agreement, the other Credit Documents and any Permitted Receivables Financing, (B) any amendment or other modification of this Agreement and the other Credit Documents, (C) any such transaction consummated prior to the Closing Date and any such transaction

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undertaken but not completed, (D) any charges or non-recurring merger costs as a result of any such transaction, and (E) earnout obligations paid or accrued during such period with respect to any acquisition or other Investment,

(o)	the amount of management, monitoring, consulting and advisory fees and related indemnities and expenses paid in such period to the extent otherwise permitted pursuant to Section 9.9,

(p)	restructuring-related or other similar charges, fees, costs, commissions and expenses or other charges incurred during such period in connection with this Agreement, the other Credit Documents, the Credit Facilities, the Case, any reorganization plan in connection with the Case, and any and all transactions contemplated by the foregoing, including the write-off of any receivables, the termination or settlement of executory contracts, professional and accounting costs fees and expenses, management incentive, employee retention or similar plans (in each case to the extent such plan is approved by the Bankruptcy Court to the extent required), litigation costs and settlements, asset write-downs, income and gains recorded in connection with the corporate reorganization of the Avaya Debtors;

(q)	any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days),

(r)	to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption,

(s)	any net unrealized gain or loss (after any offset) resulting from currency translation gains or losses relating to currency remeasurements of Indebtedness (including any gain or loss resulting from obligations under any Hedging Obligation for currency exchange risk) and any foreign currency translation gains or losses, and

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(t)	to the extent non-cash and deducted in calculating net income (or loss), any net pension, post-employment benefit or long-term disability costs, including interest cost, service cost, actuarial expected return on plan assets, amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of unrecognized net obligations (and loss or cost) existing at the date of initial application of FASB Standard 87, 106 and 112 (or their equivalents under the ASC), and any other items of a similar nature and any gain or loss attributable to mark-to-market adjustments in the valuation of pension liabilities, including actuarial gain or loss on pension and post-retirement plans, curtailments and settlements and prior service cost adjustment.

“Consolidated Secured Debt” shall mean, as of any date of determination, Consolidated Total Debt at such date which either (i) is secured by a Lien on the Collateral (and other assets of the Borrower or any Restricted Subsidiary pledged to secure the Obligations pursuant to Section 10.2(i)) or (ii) constitutes Capitalized Lease Obligations or purchase money Indebtedness of the Borrower or any Restricted Subsidiary.

“Consolidated Secured Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Secured Debt as of the most recent four fiscal quarter period for which financial statements described in Section 9.1(a) or (b) are available to (b) Consolidated EBITDA for such four fiscal quarter period.

“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption), after intercompany eliminations, on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date (or, if such date of determination is a date prior to the first date on which such consolidated balance sheet has been (or is required to have been) delivered pursuant to Section 9.1, on the pro forma financial statements delivered pursuant to Section 6.10 (and, in the case of any determination relating to any Specified Transaction, on a Pro Forma Basis including any property or assets being acquired in connection therewith)).

“Consolidated Total Debt” shall mean, as of any date of determination, (a) (i) all Indebtedness of the types described in clauses (a) and (b) (solely to the extent such Indebtedness matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the sole option of the Borrower or any Restricted Subsidiary, to a date more than one year from the date of its creation), clause (d) (but, in the case of clause (d), only to the extent of any unreimbursed drawings under any letter of credit which are not cash collateralized or backstopped) and clause (f) of the definition thereof, in each case actually owing by the Borrower and the Restricted Subsidiaries on such date and to the extent appearing on the balance sheet of the Borrower determined on a consolidated basis in accordance with GAAP (provided that the amount of any Capitalized Lease Obligations or any such Indebtedness issued at a discount to its face value shall be determined in accordance with GAAP; provided, further, that the effects of push-down accounting shall be excluded) and (ii) purchase money Indebtedness (and excluding, for the avoidance of doubt, Qualified Securitization Financing, Permitted Receivables Financing, Hedging Obligations and Cash Management Obligations) minus (b) the aggregate amount of all Unrestricted Cash.

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“Consolidated Total Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the most recent four fiscal quarter period for which financial statements described in Section 9.1(a) or (b) are available to (b) Consolidated EBITDA for such four fiscal quarter period.

“Consolidated Working Capital” shall mean, at any date, the excess of (i) all amounts (other than Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date over (ii) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date, but excluding, without duplication, (a) the current portion of any funded Indebtedness, (b) all Indebtedness consisting of revolving loans, swing line loans and letter of credit obligations (including such loan or letters of credit under the ABL Credit Agreement), in each case to the extent otherwise included therein, (c) the current portion of interest, (d) the current portion of current and deferred income taxes, (e) the current portion of any Capitalized Lease Obligations, (f) liabilities in respect of unpaid earnouts, and (g) the current portion of any other long-term liabilities, and in the case of both clauses (i) and (ii), excluding the effects of adjustments pursuant to GAAP resulting from the application of fresh start accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition.

“Contingent Obligation” shall mean indemnification Obligations and other similar contingent Obligations for which no claim has been made in writing.

“Contract Consideration” shall have the meaning provided in the definition of the term “Excess Cash Flow”.

“Contractual Requirement” shall have the meaning provided in Section 8.3.

“Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Corrective Extension Amendment” shall have the meaning provided in Section 2.15(a)(vi).

“Credit Documents” shall mean this Agreement, the Guarantee, the Security Documents, the Fee Letter, any promissory notes issued by the Borrower hereunder, any Incremental Amendment, any Refinancing Amendment, any Extension Amendment and any other document jointly identified by the Borrower and the Administrative Agent as a “Credit Document”, provided that, for the avoidance of doubt, Secured Cash Management Agreements and Secured Hedging Agreements shall not constitute Credit Documents.

“Credit Facility” shall mean any category of Commitments and/or Term Loans and other extensions of credit thereunder.

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“Credit Party” shall mean each of Holdings, the Borrower and each of the Subsidiary Guarantors.

“Cumulative Consolidated Net Income” shall mean, for any period, Consolidated Net Income for such period, taken as a single accounting period. Cumulative Consolidated Net Income may be a positive or negative amount.

“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness (other than as permitted to be issued or incurred under Section 10.1).

“Declined Proceeds” shall have the meaning provided in Section 5.2(f).

“Default” shall mean any event, act or condition that with notice or lapse of time hereunder, or both, would constitute an Event of Default.

“Default Rate” shall have the meaning provided in Section 2.8(d).

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Deferred Net Cash Proceeds” shall have the meaning provided such term in the definition of “Net Cash Proceeds”.

“Deferred Net Cash Proceeds Payment Date” shall have the meaning provided such term in the definition of “Net Cash Proceeds”.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or any Restricted Subsidiary in connection with a Disposition pursuant to Section 10.4(b) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash or Cash Equivalent within 180 days following the consummation of the applicable Disposition). A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise Disposed of in compliance with Section 10.4.

“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business or Converted Unrestricted Subsidiary, as applicable, and its respective Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary, as the case may be.

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“Disposition” or “Dispose” shall mean (i) the convey, sale, lease, assignment, transfer or other disposition of any of property, business or assets (including receivables and leasehold interests), whether owned on the Closing Date or hereafter acquired or (ii) the sale to any Person (other than to the Borrower or a Subsidiary Guarantor) any shares owned by it of any Subsidiary’s Stock and Stock Equivalents.

“Disqualified Institutions” shall mean (a) those banks, financial institutions or other Persons separately identified in writing by the Borrower to the Administrative Agent on or prior to October 23, 2017, or to any Affiliates of such banks, financial institutions or other persons identified by the Borrower in writing or that are readily identifiable as Affiliates on the basis of their name and (b) competitors identified in writing to the Administrative Agent from time to time (or Affiliates thereof identified by the Borrower in writing or that are readily identifiable as Affiliates on the basis of their name) of the Borrower or any of its Subsidiaries (other than such Affiliate that is a bona fide debt fund or a fixed-income only investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business and whose managers have fiduciary duties to the third-party investors in such fund or investment vehicle independent from their duties owed to such competitor); provided that no such identification after the date of a relevant assignment shall apply retroactively to disqualify any person that has previously acquired an assignment or participation of an interest in any of the Credit Facilities with respect to amounts previously acquired. The list of all Disqualified Institutions set forth in clauses (a) and (b) shall be made available to any Lender upon request.

“Disqualified Stock” shall mean, with respect to any Person, any Stock or Stock Equivalents of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Stock or Stock Equivalents that is not Disqualified Stock), other than as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of such change of control, asset sale or similar event shall be subject to the prior repayment in full of the Term Loans and all other Obligations (other than Hedging Obligations under Secured Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements or Contingent Obligations) and the termination of all Commitments, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of such change of control, asset sale or similar event shall be subject to the prior repayment in full of the Term Loans and all other Obligations (other than Hedging Obligations under Secured Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements or Contingent Obligations) and the termination of all Commitments), in whole or in part, in each case prior to the date that is ninety-one (91) days after the Latest Maturity Date as determined at the time of the issuance; provided that if such Stock or Stock Equivalents are issued to any plan for the benefit of employees of the Borrower or any of its Subsidiaries or by any such plan to such employees, such Stock or Stock Equivalents shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower (or any direct or indirect parent company thereof) or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Stock or Stock Equivalents held by any present or former employee, officer, director, manager or consultant, of the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies or any other entity in which the Borrower or any Restricted Subsidiary has an Investment and is designated in

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good faith as an “affiliate” by the Board of Directors of the Borrower, in each case pursuant to any stockholders’ agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement or otherwise in order to satisfy applicable statutory or regulatory obligations or as a result of the termination, death or disability of such employee, officer, director, manager or consultant shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or any of its Subsidiaries.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States or any state thereof, or the District of Columbia.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Employee Benefit Plan” shall mean an employee benefit plan (as defined in Section 3(3) of ERISA), other than a Foreign Plan, that is maintained or contributed to by Holdings, Borrower or any Subsidiary (or, with respect to an employee benefit plan subject to Title IV of ERISA, any ERISA Affiliate).

“Environmental Claims” shall mean any and all actions, suits, proceedings, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or investigation (other than reports prepared by or on behalf of Holdings, the Borrower or any other Subsidiary of Holdings (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of Real Estate) or proceedings in each case relating in any way to any applicable Environmental Law or any permit issued, or any approval given, under any applicable Environmental Law (hereinafter, “Claims”), including (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release into the environment of Hazardous Materials or arising from alleged injury or threat of injury to human health or safety (to the extent relating to human exposure to Hazardous Materials), or to the environment, including ambient air, indoor air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

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“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or, with respect to any post-Closing Date requirements of the Credit Documents, hereafter in effect, and in each case as amended, and any legally binding judicial or administrative interpretation thereof, including any legally binding judicial or administrative order, consent decree or judgment, relating to the protection of the environment, including ambient air, indoor air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or to human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect on the Closing Date and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with the Borrower or any Subsidiary of the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (i) the failure of any Employee Benefit Plan to comply with any provisions of ERISA and/or the Code or with the terms of such Employee Benefit Plan; (ii) any Reportable Event; (iii) the existence with respect to any Employee Benefit Plan of a non-exempt Prohibited Transaction; (iv) any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; (v) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (vi) the occurrence of any event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or the incurrence by any Credit Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (vii) the receipt by any Credit Party or any of its ERISA Affiliates from the PBGC or a plan administrator of any written notice to terminate any Pension Plan under Section 4042(a) of ERISA or to appoint a trustee to administer any Pension Plan under Section 4042(b)(1) of ERISA; (viii) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan (or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA) or Multiemployer Plan; (ix) the receipt by any Credit Party or any of its ERISA Affiliates of any notice concerning the imposition on it of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or terminated (within the meaning of Section 4041A of ERISA), (x) a

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determination that any Pension Plan is or is expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); or (xi) any other event or condition with respect to a Pension Plan or Multiemployer Plan that could result in liability to the Borrower or any Subsidiary.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning provided in Section 11.

“Excess Cash Flow” shall mean, for any period, an amount (which amount shall not be less than zero) equal to the excess of:

(a)	the sum, without duplication, of:

(i) the Consolidated Net Income for such period,

(ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period,

(iii) decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions or Dispositions by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting),

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, and

(v) cash receipts in respect of Hedging Agreements during such Fiscal Year to the extent not otherwise included in such Consolidated Net Income; over

(b)	the sum, without duplication, of:

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (a)(ii) above) and cash charges included in the definition of Consolidated Net Income (but excluding any cash charges described in clause (q) or (r) of the definition thereof),

(ii) without duplication of amounts deducted pursuant to clause (xi) below in prior Fiscal Years, the amount of Capital Expenditures or acquisitions of intellectual property and Capitalized Software Expenditures accrued or made in cash during such

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period, except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of long-term Indebtedness of the Borrower and the Restricted Subsidiaries,

(iii) the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capital Leases, (B) repayments made under Section 2.5(b) and (C) the amount of any mandatory prepayment of Term Loans due to an Asset Sale Prepayment Event to the extent required due to a Disposition that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase, but excluding (X) all other prepayments or repurchases of Term Loans or Indebtedness secured on a pari passu basis with the Initial Term Loans, and (Y) all prepayments in respect of any revolving credit facility, except, in the case of clause (Y) only, to the extent there is an equivalent permanent reduction in commitments thereunder) made during such period, except to the extent financed with the proceeds of long-term Indebtedness of the Borrower and the Restricted Subsidiaries,

(iv) an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v) increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions or Dispositions by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting),

(vi) cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income unless financed with the proceeds of long-term Indebtedness of the Borrower and the Restricted Subsidiaries,

(vii) without duplication of amounts deducted pursuant to clause (xi) below in prior Fiscal Years, the amount of Investments made pursuant to Section 10.5(h), (i), (v)(y), (w), (cc) and (ii) during such period unless such Investments were financed with the proceeds of long-term Indebtedness of the Borrower and the Restricted Subsidiaries,

(viii) the amount of Restricted Payments paid during such period pursuant to Sections 10.6(b), (d), (j), (l) and (o) during such period unless such Restricted Payments were financed with the proceeds of long-term Indebtedness of the Borrower and the Restricted Subsidiaries,

(ix) the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period or are not deducted in calculating Consolidated Net Income unless such expenditures were financed with the proceeds of long-term Indebtedness of the Borrower and the Restricted Subsidiaries,

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(x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income unless any such payments were financed with the proceeds of long-term Indebtedness of the Borrower and the Restricted Subsidiaries,

(xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that, to the extent the aggregate amount actually utilized to finance such Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property during such period (other than any amount financed with the proceeds of long-term Indebtedness of the Borrower and the Restricted Subsidiaries) of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(xii) the amount of cash taxes paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,

(xiii) cash expenditures in respect of Hedging Agreements during such Fiscal Year to the extent not deducted in arriving at such Consolidated Net Income, and

(xiv) the aggregate amount of any Excess Contribution, unless such Excess Contribution is already deducted in the calculation of Net Cash Proceeds in connection with an Asset Sale Prepayment Event or financed with the proceeds with long-term Indebtedness.

“Excess Contribution” shall have the meaning provided in the PBGC Stipulation of Settlement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and rules and regulations promulgated thereunder.

“Excluded Collateral” shall mean (i) [reserved], (ii) any vehicles and other assets subject to certificates of title; (iii) letter-of-credit rights to the extent a security interest therein cannot be perfected by a UCC filing (other than supporting obligations); (iv) any property subject to a Lien permitted under Section 10.2 securing a purchase money agreement, Capital Lease or similar arrangement permitted hereunder in each case after giving effect to Sections 9-

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406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or other Applicable Law, excluding the proceeds and receivables thereof (to the extent not otherwise constituting Excluded Collateral), to the extent, and for so long as, the creation of a security interest therein is prohibited thereby (or otherwise requires consent, provided that there shall be no obligation to seek such consent) or creates a right of termination or favor of a third party, in each case, excluding the proceeds and receivables thereof to the extent not otherwise constituting Excluded Collateral; (v) (x) all leasehold interests in Real Estate (and there shall not be any requirement to obtain any landlord or other third party waivers, estoppels, consents or collateral access letters in respect of such leasehold interests) and (y) any parcel of Real Estate located in the United States and the improvements thereto owned in fee by a Credit Party with a fair market value of $10,000,000 or less (at the time of acquisition) (but not any Collateral located thereon) or any parcel of Real Estate and the improvements thereto owned in fee by a Credit Party outside the United States; (vi) any “intent to use” trademark application filed and accepted in the United States Patent and Trademark Office unless and until an amendment to allege use or a statement of use has been filed and accepted by the United States Patent and Trademark Office to the extent, if any, that, and solely during the period, if any, in which the grant of security interest therein could impair the validity or enforceability of such “intent to use” trademark application under federal law; (vii) any charter, permit, franchise, authorization, lease, license or agreement, in each case, only to the extent and for so long as the grant of a security interest therein (or the assets subject thereto) by the applicable Credit Party (x) would violate invalidate such charter, permit, franchise, authorization, lease, license, or agreement or (y) would give any party (other than a Credit Party) to any such charter, permit, franchise, authorization, lease, license or agreement the right to terminate its obligations thereunder or (z) is permitted under such charter, permit, franchise, lease, license or agreement only with consent of the parties thereto (other than consent of a Credit Party) and such necessary consents to such grant of a security interest have not been obtained (it being understood and agreed that no Credit Party or Restricted Subsidiary has any obligation to obtain such consents) other than, in each case referred to in clauses (x) and (y) and (z), as would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction, in each case excluding the proceeds and receivables thereof which are not otherwise Excluded Collateral; (viii) any Commercial Tort Claim (as defined in the Security Agreement) for which no claim has been made or with a value of less than $10,000,000 for which a claim has been made; (ix) any Excluded Stock and Stock Equivalents; (x) any assets with respect to which, the Borrower and the Collateral Agent reasonably determine, the cost or other consequences of granting a security interest or obtaining title insurance in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom; (xi) any assets with respect to which granting a security interest in such assets in favor of the Secured Parties under the Security Documents could reasonably be expected to result in a material adverse tax consequence as reasonably determined by the Borrower and the Collateral Agent; (xii) any margin stock; (xiii) [reserved]; and (xiv) any assets with respect to which granting a security interest in such assets is prohibited by or would violate law, treaty, rule, or regulation or determination of an arbitrator or a court or other Governmental Authority or which would require obtaining the consent, approval, license or authorization of any Governmental Authority (unless such consent, approval, license or authorization has been received; provided that there shall be no obligation to obtain such consent) or create a right of termination in favor of any governmental or regulatory third party, in each case after giving

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effect to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or other Applicable Law, excluding the proceeds and receivables thereof (to the extent not otherwise constituting Excluded Collateral); provided that with respect to clauses (iv), (vii) and (xiv), such property shall be Excluded Collateral only to the extent and for so long as such prohibition, violation, invalidation or consent right, as applicable, is in effect and in the case of any such agreement or consent, was not created in contemplation thereof or of the creation of a security interest therein. Notwithstanding anything set forth herein, Excluded Collateral shall not include any assets owned by the Credit Parties that constitute collateral securing the ABL Loans.

“Excluded Information” shall have the meaning provided in Section 13.6.

“Excluded Stock and Stock Equivalents” shall mean (i) any Stock or Stock Equivalents with respect to which, in the reasonable judgment of the Collateral Agent and the Borrower, the burden or cost of pledging such Stock or Stock Equivalents in favor of the Collateral Agent under the Security Documents shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (ii) (A) solely in the case of any pledge of Voting Stock of (x) any Foreign Subsidiary that is a CFC or (y) any CFC Holding Company, in each case, owned directly by a Credit Party, any Voting Stock in excess of 65% of each outstanding class of Voting Stock of such Foreign Subsidiary that is a CFC or such CFC Holding Company and (B) any Stock or Stock Equivalents of (x) any Foreign Subsidiary that is a CFC or (y) any CFC Holding Company in each case not owned directly by a Credit Party, (iii) any Stock or Stock Equivalents to the extent the pledge thereof would violate any Applicable Law or any Contractual Requirement (including any legally effective requirement to obtain the consent or approval of, or a license from, any Governmental Authority or any other regulatory third party unless such consent, approval or license has been obtained (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary of the Borrower to obtain any such consent, approval or license)), (iv) any Stock or Stock Equivalents of each Subsidiary to the extent that a pledge thereof to secure the Obligations is prohibited by any applicable Organizational Document of such Subsidiary or requires third party consent (other than the consent of a Credit Party), unless consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent), in each case after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or other Applicable Law, excluding the proceeds and receivables thereof (to the extent not otherwise constituting Excluded Collateral), (v) Stock or Stock Equivalents of any non-Wholly Owned Subsidiary, (vi) any Stock or Stock Equivalents of any Subsidiary to the extent that the pledge of such Stock or Stock Equivalents could reasonably be expected to result in material adverse tax or accounting consequences to Holdings or any Subsidiary thereof as reasonably determined by the Borrower and the Collateral Agent, (vii) any Stock or Stock Equivalents that are margin stock, (viii) any Stock or Stock Equivalents owned by a CFC or a CFC Holding Company, and (ix) any Stock and Stock Equivalents of any Unrestricted Subsidiary or of any Restricted Subsidiary that does not constitute a Material Subsidiary (other than (A) to the extent a perfected security interest therein can be obtained by filing a UCC-1 financing statement or (B) as otherwise agreed to by the Borrower in its sole discretion), any Person not constituting a Subsidiary, any Captive Insurance Subsidiary, any Broker-Dealer Subsidiary, any not-for-profit Subsidiary and any special purpose entity (including any Receivables Entity and any Securitization Subsidiary); provided that Excluded Stock and Stock Equivalents shall not include proceeds of the foregoing property to the extent otherwise constituting Collateral.

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“Excluded Subsidiary” shall mean (a) each Domestic Subsidiary of the Borrower designated by the Borrower for the purpose of this clause (a) from time to time, for so long as any such Domestic Subsidiary does not constitute a Material Subsidiary as of the most recently ended Test Period; provided that if such Domestic Subsidiary would constitute a Material Subsidiary as of the end of such Test Period, the Borrower shall cause such Domestic Subsidiary to become a Guarantor pursuant to Section 9.11, (b) each Domestic Subsidiary that is not a Wholly Owned Subsidiary or otherwise constitutes a joint venture (for so long as such Subsidiary remains a non-Wholly Owned Restricted Subsidiary or joint venture), (c) any CFC or CFC Holding Company, (d) each Domestic Subsidiary that is (i) prohibited by any applicable (x) Contractual Requirement, (y) Applicable Law (including without limitation as a result of applicable financial assistance, directors’ duties or corporate benefit requirements) or (z) Organizational Document (in the case of clauses (x) and (z), in effect on the Closing Date or any date of acquisition of such Subsidiary (to the extent such prohibition was not entered into in contemplation of the Guarantee)) from guaranteeing or granting Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect), or (ii) required to obtain consent, approval, license or authorization of a Governmental Authority for such guarantee or grant (unless such consent, approval, license or authorization has already been received); provided that there shall be no obligation to obtain such consent, (e) each Domestic Subsidiary that is a Subsidiary of a CFC or CFC Holding Company, (f) any other Domestic Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences (including any material adverse tax consequences) of guaranteeing the Obligations shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (g) each Unrestricted Subsidiary, (h) any Foreign Subsidiary, (i) any special purpose entity, including any Receivables Entity and any Securitization Subsidiary, (j) any Subsidiary to the extent that the guarantee of the Obligations by such Subsidiary could reasonably be expected to result in material adverse tax consequences (as determined by the Borrower and the Administrative Agent), (k) any Captive Insurance Subsidiary, (l) any non-profit Subsidiary or (m) any Broker-Dealer Subsidiary; provided that Excluded Subsidiary shall not include any Domestic Subsidiary of the Borrower to the extent such Domestic Subsidiary guarantees the ABL Loans.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time.

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“Excluded Taxes” shall mean, any of the following Taxes imposed on or with respect to any Agent or any Lender or required to be deducted or withheld from a payment to any Agent or Lender, (a) net income Taxes and franchise and excise Taxes (imposed in lieu of net income Taxes) and any branch profits Taxes imposed on such Agent or Lender imposed as a result of such Agent or Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof), (b) any Taxes imposed on any Agent or any Lender as a result of any current or former connection between such Agent or Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or Lender having executed, delivered or performed its obligations or received a payment under, or having been a party to or having enforced, this Agreement or any other Credit Document), (c) any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of any Agent or Lender under the law in effect at the time such Agent or Lender becomes a party to this Agreement (or designates a new lending office other than a new lending office designated at the request of the Borrower pursuant to Section 13.7(a)); provided that this clause (c) shall not apply to the extent that the indemnity payments or additional amounts any Lender would be entitled to receive (without regard to this clause (c)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Lender (or designation of a new lending office by such Lender) would have been entitled to receive pursuant to Section 5.4 immediately before such assignment, participation, transfer or change in lending office in the absence of such assignment, participation, transfer or change in lending office (it being understood and agreed, for the avoidance of doubt, that any withholding Tax imposed on a Lender as a result of a Change in Law occurring after the time such Lender became a party to this Agreement (or designates a new lending office) shall not be an Excluded Tax under this clause (c)), (d) any Tax to the extent attributable to such Agent’s or Lender’s failure to comply with Sections 5.4(e), (f) (in the case of any Non-U.S. Lender) or Section 5.4(i) (in the case of a U.S. Lender) or Section 5.4(j) and (e) any Taxes imposed by FATCA.

“Existing DIP Agreement” shall have the meaning provided in the Recitals to this Agreement.

“Existing Term Loan Class” shall have the meaning provided in Section 2.15(a)(i).

“Extended Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).

“Extended Term Loans” shall have the meaning provided in Section 2.15(a)(i).

“Extending Lender” shall have the meaning provided in Section 2.15(a)(iv).

“Extension Amendment” shall have the meaning provided in Section 2.15(a)(v).

“Extension Election” shall have the meaning provided in Section 2.15(a)(iv).

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“Extension Minimum Condition” shall mean a condition to consummating any Extension Series that a minimum amount (to be determined and specified in the relevant Term Loan Extension Request, in the Borrower’s sole discretion) of any or all applicable Classes be submitted for extension.

“Extension Series” shall mean all Extended Term Loans that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Term Loans provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees and amortization schedule.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and intergovernmental agreement (together with any Applicable Law implementing such agreement) entered into in connection with any of the foregoing.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” shall mean the amended and restated fee letter, dated October 31, 2017, among Avaya Holdings, the Borrower, the Joint Lead Arrangers (and their Affiliates) and the Co-Managers.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.1.

“First Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form attached hereto as Exhibit G or such as form as reasonably agreed between the Borrower and the Administrative Agent.

“Fiscal Year” shall have the meaning provided in Section 9.10.

“Fixed Charges” shall mean, the sum of, without duplication:

(1)	Consolidated Interest Expense; plus

(2)	all cash dividends or cash distributions (other than return of capital) paid (excluding items eliminated in consolidation) on any series of preferred stock during such period; plus

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(3)	all cash dividends or cash distributions (other than return of capital) paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Asset Sale” shall have the meaning provided in Section 5.2(g).

“Foreign Excess Cash Flow” shall have the meaning provided in Section 5.2(g).

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any of its Subsidiaries with respect to employees employed outside the United States.

“Foreign Recovery Event” shall have the meaning provided in Section 5.2(g).

“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Granting Lender” shall have the meaning provided in Section 13.6(f).

“Guarantee” shall mean the Guarantee made by each Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit C.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the

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purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantors” shall mean (a) Holdings, (b) each Domestic Subsidiary (other than an Excluded Subsidiary) that provides the Guarantee on the Closing Date or becomes a party to the Guarantee after the Closing Date pursuant to Section 9.11 or otherwise and (c) the Borrower (other than with respect to its own Obligations).

“Hazardous Materials” shall mean (a) any petroleum or petroleum products spilled or released into the environment, radioactive materials, friable asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, for which a release into the environment is prohibited, limited or regulated by any Environmental Law.

“Hedge Bank” shall mean any Person (other than Holdings, the Borrower or any other Subsidiary of the Borrower) that is (a) a party to any Hedging Agreement and, in each case, at the time it enters into such Hedging Agreement or on the Closing Date, is a Joint Lead Arranger, a Lender, an Affiliate of a Lender or a Joint Lead Arranger or (b) any other Person party to a Hedging Agreement that delivers an accession agreement to the Security Agreement and that is specifically designated by the Borrower as a “Hedge Bank”.

“Hedging Agreements” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms

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and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under Hedging Agreements.

“Holdings” shall mean, (a) Avaya Holdings or (b) any other partnership, limited partnership, corporation, limited liability company, or business trust or any successor thereto organized under the laws of the United States or any state thereof or the District of Columbia (the “New Holdings”) that is a direct or indirect Wholly Owned Subsidiary of Avaya Holdings or that has merged, amalgamated or consolidated with Avaya Holdings (or, in either case, the previous New Holdings, as the case may be) (the “Previous Holdings”); provided that (i) such New Holdings owns directly or indirectly 100% of the Stock and Stock Equivalents of the Borrower, (ii) the New Holdings shall expressly assume all the obligations of the Previous Holdings under this Agreement and the other Credit Documents to which it is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (iii) such substitution and any supplements to the Credit Documents shall preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents, and New Holdings shall have delivered to the Administrative Agent an officer’s certificate to that effect and (iv) all assets of the Previous Holdings are contributed or otherwise transferred to such New Holdings; provided, further, that if the foregoing are satisfied, the Previous Holdings shall be automatically released of all its obligations under the Credit Documents and any reference to “Holdings” in the Credit Documents shall be meant to refer to the “New Holdings”. Notwithstanding anything to the contrary contained in this Agreement, Holdings or any New Holdings may change its jurisdiction of organization or location for purposes of the UCC or its identity or type of organization or corporate structure, subject to compliance with the terms and provisions of the Security Agreement.

“Increased Amount Date” shall have the meaning provided in Section 2.14(a).

“Incremental Amendment” shall have the meaning provided in Section 2.14(a).

“Incremental Commitments” shall have the meaning provided in Section 2.14(a).

“Incremental Equivalent Debt” shall have the meaning provided in Section 10.1(v)(ii).

“Incremental Facilities” shall mean the facilities represented by the Incremental Commitments and the Incremental Loans thereunder.

“Incremental Loans” shall have the meaning provided in Section 2.14(a).

“Incremental Revolving Commitments” shall have the meaning provided in Section 2.14(a).

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“Incremental Term Commitments” shall have the meaning provided in Section 2.14(a).

“Incremental Term Loan Maturity Date” shall mean, with respect to any tranche of Incremental Term Loans made pursuant to Section 2.14, the final maturity date thereof.

“Incremental Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).

“Incremental Term Loan” shall have the meaning provided in Section 2.14(c).

“Indebtedness” of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) the deferred purchase price of assets or services that in accordance with GAAP would be included as a liability on the balance sheet of such Person, (d) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (e) all Indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (f) the principal component of all Capitalized Lease Obligations of such Person, (g) the Swap Termination Value of Hedging Obligations of such Person, (h) without duplication, all Guarantee Obligations of such Person, (i) Disqualified Stock of such Person and (j) Receivables Indebtedness of such Person; provided that Indebtedness shall not include (i) trade and other ordinary course payables and accrued expenses arising in the ordinary course of business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iv) any Indebtedness defeased by such Person or by any Subsidiary of such Person, (v) contingent obligations incurred in the ordinary course of business and (vi) earnouts or similar obligation until earned, due and payable and not paid for a period of thirty (30) days.

For all purposes hereof, (a) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venture, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness constitutes Indebtedness for borrowed money, obligations in respect of Capitalized Lease Obligations and obligations evidenced by bonds, debentures, notes, loan agreement or other similar instruments, (b) the Indebtedness of the Borrower and the Restricted Subsidiaries shall exclude all intercompany Indebtedness among the Borrower and its Subsidiaries having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (c) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid principal amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“indemnified liabilities” shall have the meaning provided in Section 13.5.

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“Indemnified Taxes” shall mean (a) all Taxes imposed on or with respect to any payment made on account of any obligation of any Credit Party under any Credit Document other than Excluded Taxes and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Financial Advisor” shall mean an accounting firm, appraisal firm, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is disinterested with respect to the applicable transaction.

“Initial ABL Facility” shall have the meaning provided in the ABL Credit Agreement”.

“Initial Term Commitment” shall mean the commitment of any Lender to make Initial Term Loans pursuant to Section 2.1, as set forth opposite such Lender’s name on Schedule 1.1(a).

“Initial Term Loan Maturity Date” shall mean December 15, 2024.

“Initial Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b).

“Initial Term Loans” shall mean have the meaning provided in Section 2.1.

“Insolvent” shall mean, with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

“Intercompany Subordinated Note” shall mean the Intercompany Note, dated as of the Closing Date, executed by Holdings, the Borrower and each Restricted Subsidiary, as supplemented from time to time.

“Interest Period” shall mean, with respect to any Term Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.

“Investment” shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Stock, Stock Equivalents, bonds, notes, debentures, partnership, limited liability company membership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) (including any partnership or joint venture); (c) the entering into of any Guarantee Obligation with respect to Indebtedness; or (d) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person; provided that, in the event that any Investment is made by the Borrower or any Restricted Subsidiary in any Person through substantially concurrent interim transfers of any amount through one or more other Restricted Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for

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purposes of Section 10.5 (excluding, in the case of the Borrower and the Restricted Subsidiaries, intercompany loans, advances and Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business). The amount of any Investment outstanding at any time shall be the original cost of such Investment reduced (except in the case of (x) Investments made using the Available Amount pursuant to Section 10.5(v)(y) and (y) Returns which increase the Available Amount pursuant to clauses (a)(iii), (iv), (v) and (vii) of the definition thereof) by any Returns of the Borrower or a Restricted Subsidiary in respect of such Investment (provided that, with respect to amounts received other than in the form of cash or Cash Equivalents, such amount shall be equal to the fair market value of such consideration).

“Joint Lead Arrangers” shall mean each of Goldman Sachs Bank USA, Citigroup Global Markets Inc., Barclays Bank PLC, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as joint lead arrangers and joint bookrunners for the Lenders under this Agreement and the other Credit Documents.

“Judgment Currency” shall have the meaning provided in Section 13.20.

“Junior Indebtedness” shall have the meaning provided in Section 10.7(a).

“Junior Lien Intercreditor Agreement” shall mean the Junior Lien Intercreditor Agreement substantially in the form of Exhibit H or such other form as reasonably agreed between the Borrower and the Administrative Agent.

“Latest Maturity Date” shall mean, at any date of determination, the latest Maturity Date applicable to any Class of Term Loans or Commitments hereunder as of such date of determination.

“LCT Election” shall have the meaning provided in Section 1.11.

“LCT Test Date” shall have the meaning provided in Section 1.11.

“Lender” shall have the meaning provided in the preamble to this Agreement.

“Lender Default” shall mean (a) the refusal or failure (which has not been cured) of a Lender to make available its portion of any Borrowing that it is required to make hereunder, (b) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with its funding obligations under this Agreement or has made a public statement to that effect with respect to its funding obligations under this Agreement, (c) a Lender has failed to confirm in a manner reasonably satisfactory to the Administrative Agent, the Borrower that it will comply with its funding obligations under this Agreement, (d) a Lender being deemed insolvent or becoming the subject of a bankruptcy or insolvency proceeding or has admitted in writing that it is insolvent, provided that a Lender Default shall not be in effect with respect to a Lender solely by virtue of the ownership or acquisition of any Stock or Stock Equivalents in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender or (e) a Lender that has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action.

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“LIBOR Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate” shall mean, for any Interest Period with respect to a LIBOR Loan the rate per annum equal to the ICE Benchmark Administration (or any successor organization) LIBOR Rate (“ICE LIBOR”), as published by Reuters (or other commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “LIBOR Rate” for such Interest Period, as applicable, shall be the rate per annum as may be agreed upon by the Borrower and the Administrative Agent to be a rate at which the Administrative Agent could borrow funds in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, were it to do so by asking for and then accepting offers in Dollars of amounts in same day funds comparable to the principal amount of the applicable Term Loans for which the LIBOR Rate is then being determined and with maturities comparable to such Interest Period. Notwithstanding anything to the contrary contained herein, with respect to the Initial Term Loans, in no event shall the LIBOR Rate be less than 1.00% per annum.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, collateral assignment, lien (statutory or other) or similar encumbrance (including any conditional sale or other title retention agreement or any Capital Lease).

“Limited Condition Transaction” shall mean (i) any Permitted Acquisition or other similar Investment whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Master Agreement” shall have the meaning provided in the definition of the term “Hedging Agreement”.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations, properties or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Credit Parties, taken as a whole, to perform their payment obligations under the Credit Facilities, taken as a whole or (c) material rights or remedies (taken as a whole) of the Administrative Agent and the Lenders under the Credit Documents, excluding any matters (i) publicly disclosed prior to October 23, 2017, including in any first day pleadings or declarations, in each case in connection with the Case and the events and conditions related and/or leading up to the Case and the effects thereof and (ii) publicly disclosed prior to October 23, 2017 in the Annual Report on Form 10-K of the Borrower and/or any subsequently filed quarterly or periodic report of the Borrower.

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“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary (a) whose total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of the most recent Test Period for which Section 9.1 Financials have been delivered were equal to or greater than 5.0% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (b) whose total revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during such Test Period were equal to or greater than 5.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that at any date of determination, Restricted Subsidiaries that are not Material Subsidiaries shall not, in the aggregate, have (x) total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of such Test Period equal to or greater than 10.0% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (y) total revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during the most recent Test Period equal to or greater than 10.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP, then (i) for purposes of Sections 8.1, 9.3, 9.5, 11.5 and 11.7, any Restricted Subsidiaries not satisfying the threshold in clause (a) or (b) above shall constitute Material Subsidiaries so that such condition no longer exists and (ii) for other purposes the Borrower shall, on the date on which the officer’s certificate delivered pursuant to Section 9.1(c) of this Agreement, designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries as “Material Subsidiaries” so that such condition no longer exists. It is agreed and understood that neither Receivables Entity nor Securitization Subsidiary shall be a Material Subsidiary and they shall be excluded from the Consolidated Total Assets and total revenue of the Borrower and its Restricted Subsidiaries.

“Maturity Date” shall mean the Initial Term Loan Maturity Date, any Incremental Term Loan Maturity Date, any maturity date related to any Extension Series of Extended Term Loans or any maturity date related to any Refinancing Term Loan, as applicable.

“Maximum Incremental Facilities Amount” shall mean the sum of (1) the greater of (x) $800,000,000 and (y) an amount equal to 100.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) minus all Incremental Facilities and Incremental Equivalent Debt incurred in reliance of this clause (1), plus (2) all voluntary prepayments or repurchases of the Term Loans, Incremental Equivalent Debt and any Refinancing Indebtedness in respect of any Incremental Equivalent Debt on or prior to such date (in each case except to the extent (i) funded with proceeds of long term Indebtedness or (ii) the prepaid Indebtedness was originally incurred under clause (3) below (or any Refinancing Indebtedness thereof), and in the case of buybacks at discount to par, in the amount of the actual purchase price paid in cash) minus all Incremental Facilities and Incremental Equivalent Debt incurred in reliance of this clause (2) plus (3) an unlimited amount so long as, in the case of this clause (3) only, such amount at such time could be incurred without causing (x) in the case of Indebtedness secured by Liens on the Collateral that rank pari passu with the Liens on the Collateral securing the Initial Term Loans, the Consolidated First Lien Net Leverage Ratio (calculated on a Pro Forma Basis) to exceed (A) 3.30:1.00 or (B) if the proceeds are used to finance any Permitted Acquisition or similar Investments, the higher of (I) 3.30:1.00 and (II) the

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Consolidated First Lien Net Leverage Ratio immediately prior to the incurrence of such Indebtedness, (y) in the case of Indebtedness secured by Liens on the Collateral that rank junior to the Liens on the Collateral securing the Initial Term Loans, the Consolidated Secured Net Leverage Ratio (calculated on a Pro Forma Basis) to exceed (A) 3.30:1.00 or (B) if the proceeds are used to finance any Permitted Acquisition or similar Investments, the higher of (I) 3.30:1.00 and (II) the Consolidated Secured Net Leverage Ratio immediately prior to the incurrence of such Indebtedness, and (z) in the case of unsecured Indebtedness or Indebtedness secured only by Liens on assets that do not constitute Collateral, the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis) to exceed (A) 3.30:1.00 or (B) if the proceeds are used to finance any Permitted Acquisition or similar Investments, the higher of (I) 3.30:1.00 and (II) the Consolidated Total Net Leverage Ratio immediately prior to the incurrence of such Indebtedness, in each case or clauses 3(x), 3(y) and 3(z) above, after giving effect to any acquisition consummated in connection therewith and all other appropriate Pro Forma Adjustments (including giving effect to the prepayment of Indebtedness in connection therewith), and assuming for purposes of this calculation that cash proceeds of any such Incremental Facility or Incremental Equivalent Debt then being incurred shall not be netted from Consolidated Total Debt Indebtedness for purposes of calculating such Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio or Consolidated Total Net Leverage Ratio, as applicable; provided, however, that if amounts incurred under this clause (3) are incurred concurrently with the incurrence of Incremental Facilities in reliance on clause (1) and/or clause (2) above or any other Indebtedness incurred hereunder in reliance of a “dollar” basket, the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio shall be permitted to exceed the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or Consolidated Total Net Leverage Ratio, as applicable, set forth in clause (3) above to the extent of such amounts incurred in reliance on clause (1) and/or clause (2) or utilizing such other “dollar” basket solely for the purpose of determining whether such concurrently incurred amounts incurred under this clause (3) are permissible (it being understood that (A) if the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio, as applicable, incurrence test is met, then, at the election of the Borrower, any Incremental Facility or Incremental Equivalent Debt may be incurred under clause (3) above regardless of whether there is capacity under clause (1) and/or clause (2) above or utilizing such other “dollar” basket and (B) any portion of any Incremental Facility or Incremental Equivalent Debt incurred in reliance on clause (1) and/or clause (2) may be reclassified, as the Borrower may elect from time to time, as incurred under clause (3) if the Borrower meets the applicable leverage ratio under clause (3) at such time on a Pro Forma Basis).

“Maximum Tender Condition” shall have the meaning provided in Section 2.17(b).

“Minimum Borrowing Amount” shall mean (a) with respect to a Borrowing of LIBOR Loans, $5,000,000 (or, if less, the entire remaining Commitments of any applicable Credit Facility at the time of such Borrowing), and (b) with respect to a Borrowing of ABR Loans, $1,000,000 (or, if less, the entire remaining Commitments of any applicable Credit Facility at the time of such Borrowing).

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“Minimum Tender Condition” shall have the meaning provided in Section 2.17(b).

“Minority Investment” shall mean any Person (other than a Subsidiary) in which the Borrower or any Restricted Subsidiary owns Stock or Stock Equivalents, including any joint venture (regardless of form of legal entity).

“MNPI” shall mean, with respect to Avaya Holdings and its Subsidiaries, any information other than information that is publically available or not material with respect to them or their respective securities for purposes of United States federal and state securities laws.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean a mortgage or a deed of trust, deed to secure debt, trust deed or other security document entered into by the owner of a Mortgaged Property and the Collateral Agent for the benefit of the Secured Parties in respect of that Mortgaged Property, in a form to be mutually agreed with the Administrative Agent.

“Mortgaged Property” shall mean all Real Estate (i) set forth on Schedule 1.1(b) and (ii) with respect to which a Mortgage is required to be granted pursuant to Section 9.12.

“Multiemployer Plan” shall mean a plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA (i) to which any of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is then making or has an obligation to make contributions or (ii) with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate could incur liability pursuant to Title IV of ERISA.

“Narrative Report” shall mean, with respect to the financial statements for which such narrative report is required, a management’s discussion and analysis of the financial condition and results of operations of the Borrower and its consolidated Subsidiaries for the applicable period to which such financial statements relate.

“Net Cash Proceeds” shall mean,

(1) with respect to any Asset Sale Prepayment Event or any Recovery Prepayment Event, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable, but only as and when received) received by or on behalf of the Borrower or any Restricted Subsidiary in connection therewith, as the case may be, less (b) the sum of:

(i) the amount, if any, of all taxes (including in connection with any repatriation of funds) paid or estimated by the Borrower in good faith to be payable by the Borrower or any Restricted Subsidiary in connection with such Prepayment Event,

(ii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) associated with the assets that are the subject of such Prepayment Event and (y)

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retained by the Borrower or any Restricted Subsidiary (including any pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction); provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such Prepayment Event occurring on the date of such reduction,

(iii) the amount of (x) any Indebtedness (other than Indebtedness hereunder, the ABL Obligations and any other Indebtedness secured by a Lien that ranks pari passu with or is subordinated to the Liens securing the Obligations or the ABL Obligations) secured by a Lien on the assets that are the subject of such Prepayment Event, to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Prepayment Event and (y) any Excess Contribution to be extent required to be made upon the occurrence of such Prepayment Event,

(iv) the amount of any proceeds of such Prepayment Event that the Borrower or any Restricted Subsidiary has reinvested (or intends to reinvest within the Reinvestment Period, has entered into an Acceptable Reinvestment Commitment prior to the last day of the Reinvestment Period to reinvest or, with respect to any Recovery Prepayment Event, provided an Acceptable Reinvestment Commitment or a Restoration Certification prior to the last day of the Reinvestment Period) in the business of the Borrower or any Restricted Subsidiary (subject to Section 9.15), including for the repair, restoration or replacement of an asset or assets subject to such Prepayment Event; provided that any portion of such proceeds that has not been so reinvested within such Reinvestment Period (with respect to such Prepayment Event, the “Deferred Net Cash Proceeds”) shall, unless the Borrower or any Restricted Subsidiary has entered into an Acceptable Reinvestment Commitment or provided a Restoration Certification prior to the last day of such Reinvestment Period to reinvest such proceeds, (x) be deemed to be Net Cash Proceeds of such Prepayment Event occurring on the last day of such Reinvestment Period or, if later, 180 days after the date the Borrower or such Restricted Subsidiary has entered into such Acceptable Reinvestment Commitment or provided such Restoration Certification, as applicable (such last day or 180th day, as applicable, the “Deferred Net Cash Proceeds Payment Date”), and (y) be applied to the repayment of Term Loans in accordance with Section 5.2(a)(i),

(v) in the case of any Asset Sale Prepayment Event, any funded escrow established pursuant to the documents evidencing any such sale or Disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or Disposition; provided that the amount of any subsequent reduction of such escrow (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction solely to the extent that the Borrower and/or any Restricted Subsidiaries receives cash in an amount equal to the amount of such reduction,

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(vi) in the case of any Asset Sale Prepayment Event or Recovery Prepayment Event by a non-Wholly Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (vi)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a Wholly Owned Restricted Subsidiary as a result thereof, and

(vii) reasonable and customary fees, commissions, expenses (including attorney’s fees, investment banking fees, survey costs, title insurance premiums and recording charges, transfer taxes, deed or mortgage recording taxes and other customary expenses and brokerage, consultant and other customary fees), issuance costs, premiums, discounts and other costs paid by the Borrower or any Restricted Subsidiary, as applicable, in connection with such Prepayment Event, in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above; and

(2) with respect to the incurrence or issuance of any Indebtedness or the issuance of any Stock or Stock Equivalent or capital contribution, the excess, if any, of (a) the sum of cash and Cash Equivalents received in connection with such incurrence or issuance over (b) reasonable and customary fees, commissions, expenses (including attorney’s fees, investment banking fees, survey costs, title insurance premiums and recording charges, transfer taxes, deed or mortgage recording taxes and other customary expenses and brokerage, consultant and other customary fees), issuance costs, premiums, discounts and other costs paid by the Borrower or any Restricted Subsidiary in connection with such incurrence or issuance.

“New Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any Restricted Subsidiary of any Indebtedness permitted to be issued or incurred under Section 10.1(v)(i) and any Refinancing Term Loans.

“New Holdings” shall have the meaning provided in the definition of “Holdings”.

“New Refinancing Commitments” shall have the meaning provided in Section 2.15(b).

“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b).

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-U.S. Lender” shall mean any Agent or Lender that is not, for U.S. federal income tax purposes, (a) an individual who is a citizen or resident of the U.S., (b) a corporation, partnership or entity treated as a corporation or partnership created or organized in or under the laws of the U.S., or any political subdivision thereof, (c) an estate whose income is subject to U.S. federal income taxation regardless of its source or (d) a trust if a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or a trust that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

“Notice of Borrowing” shall mean a request of the Borrower in accordance with the terms of Section 2.3 and substantially in the form of Exhibit A or such other form as shall be approved by the Administrative Agent (acting reasonably).

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“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6(a).

“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Term Loan or under any Secured Cash Management Agreement or Secured Hedging Agreement, in each case, entered into with Holdings, the Borrower or any Restricted Subsidiary, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, in each case, other than Excluded Swap Obligations. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the Credit Documents) (i) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Credit Party under any Credit Document and (ii) exclude, notwithstanding any term or condition in this Agreement or any other Credit Documents, any Excluded Swap Obligations.

“Organizational Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” shall mean any and all present or future stamp, registration, documentary or other similar Taxes arising from any payment made or required to be made under this Agreement or any other Credit Document or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Credit Document except any such Taxes that are any Taxes imposed on any Agent or any Lender as a result of any current or former connection between such Agent or Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or Lender having executed, delivered or performed its obligations or received a payment under, or having been a party to or having enforced, this Agreement or any other Credit Document) imposed with respect to an assignment (other than an assignment made pursuant to Section 13.7 or Section 2.12).

“Overnight Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

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“Participant” shall have the meaning provided in Section 13.6(c)(i).

“Participant Register” shall have the meaning provided in Section 13.6(c)(iii).

“Participating Receivables Grantor” shall mean the Borrower or any Restricted Subsidiary that is or that becomes a participant or originator in a Permitted Receivables Financing.

“Patriot Act” shall have the meaning provided in Section 13.18.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“PBGC Stipulation of Settlement” shall have the meaning assigned to such term in the Plan.

“Pension Plan” shall mean any employee pension benefit plan (as defined in Section 3(2) of ERISA, but excluding any Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to by the Borrower, any Subsidiary or ERISA Affiliate or with respect to which the Borrower, any Subsidiary or any ERISA Affiliate could incur liability pursuant to Title IV of ERISA.

“Perfection Certificate” shall mean a certificate of the Borrower substantially in the form of Exhibit E or any other form approved by the Administrative Agent (acting reasonably).

“Permitted Acquisition” shall mean the acquisition, by merger or otherwise, by the Borrower or any Restricted Subsidiary of assets (including assets constituting a business unit, line of business or division) or Stock or Stock Equivalents, so long as (a) if such acquisition involves any Stock or Stock Equivalents, such acquisition shall result in the issuer of such Stock or Stock Equivalents and its Subsidiaries becoming a Restricted Subsidiary and a Subsidiary Guarantor, to the extent required by Section 9.11 or designated as an Unrestricted Subsidiary pursuant to the terms hereof, (b) such acquisition shall result in the Collateral Agent, for the benefit of the applicable Secured Parties, being granted a security interest in any Stock, Stock Equivalent or any assets so acquired, to the extent required by Section 9.11, Section 9.12 and/or the Security Agreement, (c) after giving effect to such acquisition, the Borrower and the Restricted Subsidiaries shall be in compliance with Section 9.15 and (d) no Specified Default shall have occurred and be continuing.

“Permitted Debt Exchange” shall have the meaning provided in Section 2.17(a).

“Permitted Debt Exchange Instruments” shall have the meaning provided in Section 2.17(a).

“Permitted Debt Exchange Offer” shall have the meaning provided in Section 2.17(a).

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“Permitted Encumbrances” shall mean:

(a)	Liens for taxes, assessments or governmental charges or claims (including Liens imposed by the PBGC or similar Liens) not yet delinquent or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP or that are not required to be paid pursuant to Section 9.4;

(b)	Liens in respect of property or assets of the Borrower or any Restricted Subsidiary imposed by Applicable Law, such as carriers’, landlords’, construction contractors’, warehousemen’s and mechanics’ Liens and other similar Liens, arising in the ordinary course of business, in respect of amounts not more than 60 days overdue and not being contested so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect;

(c)	Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.9;

(d)	Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance, employee benefit and pension liability and other types of social security or similar legislation, or to secure the performance of tenders, statutory obligations, trade contracts (other than for payment of Indebtedness), leases, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, surety, performance and return-of-money bonds and other similar obligations, in each case incurred in the ordinary course of business or otherwise constituting Investments permitted by Section 10.5;

(e)	ground leases or subleases, licenses or sublicenses in respect of Real Estate on which facilities owned or leased by the Borrower or any of the Restricted Subsidiaries are located;

(f)	easements, rights-of-way, licenses, reservations, servitudes, permits, conditions, covenants, rights of others, restrictions (including zoning restrictions), royalty interests and leases, minor defects, exceptions or irregularities in title or survey, encroachments, protrusions and other similar charges or encumbrances (including those to secure health, safety and environmental obligations), which do not interfere in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(g)	with respect to any Mortgaged Property, any exception on the title policy issued and matters shown on the Survey delivered which do not in the aggregate materially adversely affect the value of said property or materially impair its use in the operation of the business of the Borrower or any of the Restricted Subsidiaries;

(h)	any interest or title of a lessor, sublessor, licensor, sublicensor or grantor of an easement or secured by a lessor’s, sublessor’s, licensor’s, sublicensor’s interest or

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grantor of an easement under any lease, sublease, license, sublicense or easement to be entered into by the Borrower or any Restricted Subsidiary as lessee, sublessee, licensee, grantee or sublicensee to the extent permitted or not prohibited by this Agreement;

(i)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)	leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole or constituting Disposition permitted under Section 10.4;

(k)	Liens arising from precautionary Uniform Commercial Code financing statement or similar filings made in respect of operating leases entered into by the Borrower or any Restricted Subsidiary;

(l)	any zoning, land use, environmental or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any Real Estate that does not materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(m)	any Lien arising by reason of deposits with or giving of any form of security to any Governmental Authority for any purpose at any time as required by Applicable Law as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Borrower or any Restricted Subsidiary to maintain self-insurance or to participate in any fund for liability on any insurance risks;

(n)	rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of Applicable Law, to terminate or modify such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of such person;

(o)	Liens arising under any obligations or duties affecting any of the property, the Borrower or any Restricted Subsidiary to any Governmental Authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

(p)	rights reserved to or vested in any Governmental Authority to use, control or regulate any property of such Person, which do not materially impair the use of such property for the purposes for which it is held;

(q)	any obligations or duties, affecting the property of the Borrower or any Restricted Subsidiary, to any Governmental Authority with respect to any franchise, grant, license or permit;

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(r)	a set-off or netting rights granted by the Borrower or any Restricted Subsidiary pursuant to any Hedging Agreements solely in respect of amounts owing under such agreements;

(s)	Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.5; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(t)	Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(u)	Liens on cash and Cash Equivalents that are earmarked to be used to satisfy or discharge Indebtedness; provided that (i) such cash and/or Cash Equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be satisfied or discharged, (ii) such Liens extend solely to the account in which such cash and/or Cash Equivalents are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be satisfied or discharged, and (iii) the satisfaction or discharge of such Indebtedness is expressly permitted hereunder;

(v)	with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by Applicable Laws;

(w)	Liens on Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(x)	Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) or attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking or other financial institutions or other electronic payment service providers arising as a matter of law or customary contract encumbering deposits, including deposits in “pooled deposit” or “sweep” accounts (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(y)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business permitted or not prohibited by this Agreement;

(z)	Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.5;

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(aa)	any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Borrower or any Restricted Subsidiary;

(bb)	Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(cc)	Liens (i) on any cash earnest money deposits or cash advances made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement, (ii) on other cash advances in favor of the seller of any property to be acquired in an Investment or other acquisition permitted hereunder to be applied against the purchase price for such Investment or other acquisition, (iii) consisting of an agreement to Dispose of any property pursuant to a Disposition permitted hereunder (or reasonably expected to be so permitted by the Borrower at the time such Lien was granted) and (iv) on cash advances in favor of the purchaser of any property to be Disposed of in a Disposition permitted hereunder to secure indemnity, fees and other seller obligations;

(dd)	Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(ee)	Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods in the ordinary course of business or consistent with past practice;

(ff)	any restrictions on any Stock or Stock Equivalents or other joint venture interests of the Borrower or any Restricted Subsidiary providing for a breach, termination or default under any owners, participation, shared facility, joint venture, stockholder, membership, limited liability company or partnership agreement between such Person and one or more other holders of such Stock or Stock Equivalents or interest of such Person, if a security interest or other Lien is created on such Stock or Stock Equivalents or interest as a result thereof and other similar Liens; and

(gg)	Liens securing Indebtedness or other obligations (i) of the Borrower or any Restricted Subsidiary in favor of a Credit Party and (ii) of any other Restricted Subsidiary that is not a Credit Party in favor of any other Restricted Subsidiary that is not a Credit Party.

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“Permitted Other Debt” shall mean, collectively, Permitted Other Loans and Permitted Other Notes.

“Permitted Other Loans” shall mean senior secured or unsecured loans (which loans, if secured, may either be secured pari passu with the Obligations (without regard to control of remedies) or may be secured by a Lien ranking junior to the Lien securing the Obligations), “mezzanine” loans or subordinated loans, in either case issued by the Borrower or a Guarantor (unless permitted to be incurred by a non-Credit Party under Section 10.1(k)), (a) if such Permitted Other Loans are incurred (and for the avoidance of doubt, not “assumed”), the scheduled final maturity and Weighted Average Life to Maturity of which are no earlier than the scheduled final maturity and Weighted Average Life to Maturity, respectively, of the Initial Term Loans or, in the case of any Permitted Other Loans that are issued or incurred in exchange for, or which modify, replace, refinance, refund, renew, restructure or extend any other Indebtedness permitted by Section 10.1, no earlier than the scheduled final maturity and Weighted Average Life to Maturity of such exchanged, modified, replaced, refinanced, refunded, renewed, restructured or extended Indebtedness; provided that the requirements of the foregoing clause (a) shall not apply to any customary bridge facility so long as the Indebtedness into which such customary bridge facility is to be converted complies with such requirements, (b) the covenants (excluding, for the avoidance of doubt, any pricing, fee, prepayment premiums, optional prepayment or redemption terms) and events of default of which, taken as a whole, are not materially more restrictive to the Borrower and the Restricted Subsidiaries than the terms of the Initial Term Loans unless (1) Lenders under the Initial Term Loans also receive the benefit of such more restrictive terms, (2) such terms reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined in good faith by the Borrower) (it being understood that to the extent that any financial maintenance covenant is included for the benefit of any Permitted Other Loans, such financial maintenance covenant shall be added for the benefit of any Term Loans outstanding hereunder at the time of incurrence of such Permitted Other Loans (except for any financial maintenance covenants applicable only to periods after the Latest Maturity Date, as determined at the time of issuance or incurrence of such Permitted Other Loans)) or (3) any such provisions apply after the Latest Maturity Date as determined at the time of issuance or incurrence of such Permitted Other Loans, (c) unless permitted to be incurred by a non-Credit Party under Section 10.1(k), of which no Subsidiary of the Borrower (other than a Guarantor) is an obligor and (d) if secured, unless permitted to be incurred by a non-Credit Party under Section 10.1(k), are not secured by any assets other than all or any portion of the Collateral.

“Permitted Other Notes” shall mean senior secured or unsecured notes (which notes, if secured, may either be secured pari passu with the Obligations (without regard to control of remedies) or may be secured by a Lien ranking junior to the Lien securing the Obligations), mezzanine notes or subordinated notes, in either case issued by the Borrower or a Guarantor (unless permitted to be incurred by a non-Credit Party under Section 10.1(k)), (a) if such Permitted Other Notes are incurred (and for the avoidance of doubt, not “assumed”), the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations (other than customary scheduled principal amortization payments, customary offers to repurchase upon a change of control, asset sale or casualty or condemnation event, customary acceleration rights after an event of default, and AHYDO Catch-Up Payments) prior to, at the time of incurrence, the scheduled final maturity date of the Initial Term Loans or, in the

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case of any Permitted Other Notes that are issued or incurred in exchange for, or which modify, replace, refinance, refund, renew or extend any other Indebtedness permitted by Section 10.1, prior to the scheduled final maturity date of such exchanged, modified, replaced, refinanced, refunded, renewed or extended Indebtedness (other than customary scheduled principal amortization payments, customary offers to repurchase upon a change of control, asset sale or casualty or condemnation event, customary acceleration rights after an event of default, and AHYDO Catch-Up Payments); provided that the requirements of the foregoing clause (a) shall not apply to any customary bridge facility so long as the Indebtedness into which such customary bridge facility is to be converted complies with such requirements, (b) the covenants (excluding, for the avoidance of doubt, any pricing, fee, prepayment premiums, optional prepayment or redemption terms) and events of default of which, taken as a whole, are not materially more restrictive to the Borrower and the Restricted Subsidiaries than the terms of the Initial Term Loans unless (1) Lenders under the Initial Term Loans also receive the benefit of such more restrictive terms, (2) such terms reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined in good faith by the Borrower) (it being understood that to the extent that any financial maintenance covenant is included for the benefit of any Permitted Other Notes, such financial maintenance covenant shall be added for the benefit of any Term Loans outstanding hereunder at the time of incurrence of such Permitted Other Notes (except for any financial maintenance covenants applicable only to periods after the Latest Maturity Date, as determined at the time of issuance or incurrence of such Permitted Other Notes)) or (3) any such provisions apply after the Latest Maturity Date at the time of issuance or incurrence of such Permitted Other Notes, (c) unless permitted to be incurred by a non-Credit Party under Section 10.1(k), of which no Subsidiary of the Borrower (other than a Guarantor) is an obligor and (d) if secured, unless permitted to be incurred by a non-Credit Party under Section 10.1(k), are not secured by any assets other than all or any portion of the Collateral.

“Permitted Receivables Financing” shall mean any of one or more receivables financing programs as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities and other customary forms of support, in each case made in connection with such facilities) to the Borrower and the Restricted Subsidiaries (other than a Receivables Entity) providing for the sale, conveyance, or contribution to capital of Receivables Facility Assets by Participating Receivables Grantors in transactions purporting to be sales of Receivables Facility Assets to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Entity that in turn funds such purchase by the direct or indirect sale, transfer, conveyance, pledge, or grant of participation or other interest in such Receivables Facility Assets to a Person that is not a Restricted Subsidiary.

“Permitted Reorganization” shall mean re-organizations and other activities related to tax planning and re-organization, excluding transactions described in Section 10.4(g), so long as, after giving effect thereto, the security interest of the Lenders in the Collateral or the value of the Guarantees, taken as a whole, is not materially impaired (as determined by the Borrower in good faith).

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

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“Plan” shall have the meaning provided in the Recitals to this Agreement.

“Platform” shall have the meaning provided in Section 13.17(c).

“Post-Transaction Period” shall mean, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the eighth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated.

“Prepayment Event” shall mean any Asset Sale Prepayment Event, Recovery Prepayment Event, Debt Incurrence Prepayment Event or New Debt Incurrence Prepayment Event.

“Previous Holdings” shall have the definition provided in the definition of “Holdings”.

“Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Transaction Period, with respect to the Acquired EBITDA of the applicable Pro Forma Entity or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA (including as the result of any “run-rate” synergies, operating expense reductions and improvements and cost savings), as the case may be, projected by the Borrower in good faith as a result of (a) actions taken or with respect to which substantial steps have been taken or are expected to be taken, prior to or during such Post-Transaction Period for the purposes of realizing cost savings or (b) any additional costs incurred prior to or during such Post-Transaction Period, in each case in connection with the combination of the operations of such Pro Forma Entity with the operations of the Borrower and the Restricted Subsidiaries; provided that (A) at the election of the Borrower, such Pro Forma Adjustment shall not be required to be determined for any Pro Forma Entity to the extent the aggregate consideration paid in connection with such acquisition was less than $50,000,000 or the aggregate Pro Forma Adjustment would be less than $50,000,000 and (B) so long as such actions are taken, or to be taken, prior to or during such Post-Transaction Period or such costs are incurred prior to or during such Post-Transaction Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that the applicable amount of such “run rate” synergies, operating expense reductions and improvements and cost savings and other adjustments will be realizable during the entirety of such Test Period, or the applicable amount of such additional “run rate” synergies, operating expense reductions and improvements and cost savings and other adjustments, as applicable, will be incurred during the entirety of such Test Period; provided, further, that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for “run rate” synergies, operating expense reductions and improvements and cost savings and other adjustments or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

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“Pro Forma Basis” and “Pro Forma Effect” shall mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Stock in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any Subsidiary of the Borrower, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement or repayment of Indebtedness, and (c) any incurrence or assumption of Indebtedness by the Borrower or any Restricted Subsidiary in connection therewith (it being agreed that (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination, (y) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by an Authorized Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (z) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate as the Borrower or any applicable Restricted Subsidiary may designate); provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above (but without duplication thereof), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction and (y) reasonably identifiable and factually supportable in the good faith judgment of the Borrower or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Forma Entity” shall have the meaning provided in the definition of the term “Acquired EBITDA”.

“Prohibited Transaction” shall have the meaning assigned to such term in Section 406 of ERISA or Section 4975(c) of the Code.

“Projections” shall have the meaning provided in Section 9.1(g).

“Public Reporting Entity” shall mean an entity that (i) complies with the reporting obligations under U.S. securities laws, (ii) is designated by the Borrower as a “Public Reporting Entity” and (iii) whose consolidated financial results include the financial results of the Borrower and its consolidated subsidiaries and customary reconciliations to eliminate the financial results of entities other than the Borrower and its consolidated subsidiaries.

“Qualified Securitization Financing” shall mean any Securitization Facility (and any guarantee of such Securitization Facility), that meets the following conditions: (i) the Borrower shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Restricted Subsidiaries; (ii) all sales or

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contribution of Securitization Assets and related assets by the Borrower or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made at fair market value (as determined in good faith by the Borrower); (iii) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings; and (iv) the obligations under such Securitization Facility are nonrecourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower or any Restricted Subsidiary (other than a Securitization Subsidiary).

“Real Estate” shall mean any interest in land, buildings and improvements owned, leased or otherwise held by any Credit Party, but excluding all operating fixtures and equipment.

“Receivables Entity” shall mean any Person formed solely for the purpose of (i) facilitating or entering into one or more Permitted Receivables Financings, and (ii) in each case, engaging in activities reasonably related or incidental thereto.

“Receivables Facility Assets” shall mean currently existing and hereafter arising or originated Accounts, Payment Intangibles and Chattel Paper (as each such term is defined in the UCC) owed or payable to any Participating Receivables Grantor, and to the extent related to or supporting any Accounts, Chattel Paper or Payment Intangibles, or constituting a receivable, all General Intangibles (as each such term is defined in the UCC) and other forms of obligations and receivables owed or payable to any Participating Receivables Grantor, including the right to payment of any interest, finance charges, late payment fees or other charges with respect thereto (the foregoing, collectively, being “receivables”), all of such Participating Receivables Grantor’s rights as an unpaid vendor (including rights in any goods the sale of which gave rise to any receivables), all security interests or liens and property subject to such security interests or liens from time to time purporting to secure payment of any receivables or other items described in this definition, all guarantees, letters of credit, security agreements, insurance and other agreements or arrangements from time to time supporting or securing payment of any receivables or other items described in this definition, all customer deposits with respect thereto, all rights under any contracts giving rise to or evidencing any receivables or other items described in this definition, and all documents, books, records and information (including computer programs, tapes, disks, data processing software and related property and rights) relating to any receivables or other items described in this definition or to any obligor with respect thereto and any other assets customarily transferred together with receivables in connection with a non-recourse accounts receivable factoring arrangement and which are sold, conveyed assigned or otherwise transferred or pledge in connection with a Permitted Receivables Financing, and all proceeds of the foregoing.

“Receivables Indebtedness” shall mean, at any time, with respect to any receivables, securitization or similar facility (including any Permitted Receivables Financing or any Qualified Securitization Financing but excluding any account receivable factoring facility entered into incurred in the ordinary course of business), the aggregate principal, or stated amount, of the “indebtedness”, fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such receivables, securitization or similar facility, at such time, in each case outstanding at such time.

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“Recovery Event” shall mean (a) any damage to, destruction of or other casualty or loss involving any property or asset or (b) any seizure, condemnation, confiscation or taking (or transfer under threat of condemnation) under the power of eminent domain of, or any requisition of title or use of or relating to, or any similar event in respect of, any property or asset.

“Recovery Prepayment Event” shall mean the receipt of Net Cash Proceeds with respect to any settlement or payment in connection with any Recovery Event in respect of any property or asset of the Borrower or any Restricted Subsidiary; provided that the term “Recovery Prepayment Event” shall not include any Asset Sale Prepayment Event.

“Redemption Notice” shall have the meaning provided in Section 10.7(a).

“Refinanced Debt” shall have the meaning provided in Section 2.15(b).

“Refinancing Amendment” shall have the meaning provided in Section 2.15(b)(vii).

“Refinancing Commitments” shall have the meaning provided in Section 2.15(b).

“Refinancing Facility” shall mean any new Class of Term Loans or Commitments or increases to existing Classes of Term Loans or Commitments established pursuant to Section 2.15(b).

“Refinancing Facility Closing Date” shall have the meaning provided in Section 2.15(b)(iv).

“Refinancing Increased Amount” shall have the meaning provided in the definition of Refinancing Indebtedness.

“Refinancing Indebtedness” shall mean, with respect to any Person, any modification, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness of such Person (including in respect of any previously incurred Refinancing Indebtedness); provided that (a) unless incurred by utilizing another basket under Section 10.1, the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced, exchanged or extended except by an amount (the “Refinancing Increased Amount”) equal to unpaid accrued interest and premium thereon (including tender premiums) plus other reasonable amounts paid, and fees and expenses (including upfront fees and original issue discount) reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement, exchange or extension plus an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Refinancing Indebtedness in respect of Indebtedness permitted pursuant to Section 10.1(h) or (i) or with respect to any customary bridge facility so long as the Indebtedness into which such customary bridge facility

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is to be converted complies with the requirements in this clause (b), such modification, refinancing, refunding, renewal, replacement, exchange or extension has a scheduled final maturity date equal to or later than the scheduled final maturity date of, and, with respect to term loans or notes, has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended (except by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Refinancing Indebtedness), (c) with respect to a Refinancing Indebtedness in respect of Junior Indebtedness, (i) at the time thereof, no Event of Default shall have occurred and be continuing, (ii) if such Junior Indebtedness is subordinated to the Obligations in right of payment, the Refinancing Indebtedness is subordinated to the Obligations and the applicable Guarantee at least to the same extent as (and on terms that are at least as favorable to the Secured Parties as those contained in) such Junior Indebtedness so refinanced, (iii) if such Junior Indebtedness is unsecured, the Refinancing Indebtedness is unsecured, (iv) if such Indebtedness is subordinated to the Obligations with respect to lien priority, the Refinancing Indebtedness is subordinated to the Obligations with respect to lien priority and (v) unless incurred by utilizing another basket under Section 10.1, such modification, refinancing, refunding, renewal, replacement, exchange or extension is incurred by the Persons who are the obligors of the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended, (d) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended was subject to any intercreditor agreement (including any Applicable Intercreditor Agreement), to the extent the Refinancing Indebtedness is secured by any Collateral, the holders thereof (or their representative on their behalf) shall become party to each Applicable Intercreditor Agreement, (e) in the case of any Refinancing Indebtedness in respect of the ABL Credit Agreement, Liens on any Collateral securing such Refinancing Indebtedness (i) that are Term Priority Collateral shall rank junior in priority to the Liens on the Term Priority Collateral securing the Obligations and (ii) are subject to the ABL Intercreditor Agreement (or another intercreditor agreement containing terms that are at least as favorable to the Secured Parties as those contained in the ABL Intercreditor Agreement) and (f) in the case of a Refinancing Indebtedness of any Indebtedness permitted pursuant to Section 10.1(c), (k), (v) or (w), such Indebtedness meets the requirements of the definition of Permitted Other Loans or Permitted Other Notes, as applicable.

“Refinancing Term Lender” shall have the meaning provided in Section 2.15(b)(iii).

“Refinancing Term Loan” shall have the meaning provided in Section 2.15(b)(ii).

“Refinancing Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b).

“Refinancing Term Loan Request” shall have the meaning provided in Section 2.15(b)(i).

“Register” shall have the meaning provided in Section 13.6(b)(iii).

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“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Reinvestment Period” shall mean 15 months following the date of receipt of Net Cash Proceeds of an Asset Sale Prepayment Event or Recovery Prepayment Event.

“Rejection Notice” shall have the meaning provided in Section 5.2(f).

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates (or, for purposes of clauses (A) and (B) of the last proviso of Section 13.5 and the penultimate paragraph of Section 13.5, such Person’s controlled Affiliates) and the directors, officers, employees, agents, trustees and advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Relevant LIBOR Rate” shall have the meaning provided in the definition of “ABR”.

“Repayment Amount” shall mean an Initial Term Loan Repayment Amount, an Extended Term Loan Repayment Amount with respect to any Extension Series, an Incremental Term Loan Repayment Amount and a Refinancing Term Loan Repayment Amount scheduled to be repaid on any date.

“Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder, other than any event as to which the thirty day notice period has been waived.

“Repricing Transaction” shall mean (i) any prepayment or repayment of Initial Term Loans with the proceeds of, or any conversion of Initial Term Loans into, any substantially concurrent issuance of new or replacement tranche of syndicated senior secured first lien term loans under credit facilities the primary purpose of which is to reduce the Yield applicable to the Initial Term Loans and (ii) any amendment to the Initial Term Loans (or any exercise of any “yank-a-bank” rights in connection therewith) the primary purpose of which is to reduce the Yield applicable to the Initial Term Loans; provided that a Repricing Transaction shall not include any such prepayment, repayment or amendment in connection with (x) a Change of Control or (y) a Permitted Acquisition or other Investment by the Borrower or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such Permitted Acquisition or other Investment or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such Permitted Acquisition or other Investment, would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

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“Required Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (a) the outstanding amount of the Term Loans in the aggregate at such date, (b) the outstanding amount of the unfunded Commitments in the aggregate at such date.

“Restoration Certification” shall mean, with respect to any Recovery Prepayment Event, a certification made by an Authorized Officer of the Borrower or any Restricted Subsidiary, as applicable, to the Administrative Agent prior to the end of the Reinvestment Period certifying that (a) the Borrower or such Restricted Subsidiary intends to use the proceeds received in connection with such Recovery Prepayment Event (x) to repair, restore, refurbish or replace the property or assets in respect of which such Recovery Prepayment Event occurred or (y) or to invest in assets used or useful in a Similar Business, (b) the approximate costs of completion of such repair, restoration, refurbishment or replacement and (c) that such repair, restoration or replacement will be completed within the later of (x) fifteen months after the date on which cash proceeds with respect to such Recovery Prepayment Event were received and (y) 180 days after delivery of such Restoration Certification.

“Restricted Foreign Subsidiary” shall mean a Foreign Subsidiary that is a Restricted Subsidiary.

“Restricted Payment” shall mean, with respect to the Borrower or any Restricted Subsidiary, any dividend or return any capital to its stockholders or any other distribution, payment or delivery of property or cash to its stockholders on account of such Stock and Stock Equivalents, or redemption, retirement, purchase or other acquisition, directly or indirectly, for consideration, any shares of any class of its Stock or Stock Equivalents or set aside any funds for any of the foregoing purposes, other than dividends payable solely in its Stock or Stock Equivalents (other than Disqualified Stock). For the avoidance of doubt, any Excess Contribution shall not constitute a Restricted Payment hereunder on account of any equity interests in Avaya Holdings by the PBGC.

“Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Retained Declined Proceeds” shall have the meaning provided in Section 5.2(f).

“Returns” shall mean, with respect to any Investment, any dividend, distribution, interest, fees, premium, return of capital, repayment of principal, income, profits (from a Disposition or otherwise) and other amounts received or realized in respect of such Investment.

“S&P” shall mean Standard & Poor’s Financial Services LLC or any successor by merger or consolidation to its business.

“Sanctions” shall have the meaning provided in Section 8.19.

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“Sanctions Laws” shall have the meaning provided in Section 8.19.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b), together with the accompanying officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(c).

“Section 2.15(a) Additional Amendment” shall have the meaning provided in Section 2.15(a)(iii).

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Cash Management Bank.

“Secured Hedging Agreement” shall mean any Hedging Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Hedge Bank.

“Secured Parties” shall mean the Administrative Agent, the Collateral Agent, each Lender, each Hedge Bank, each Cash Management Bank and each sub-agent pursuant to Section 12 appointed by the Administrative Agent with respect to matters relating to the Credit Facilities or appointed by the Collateral Agent with respect to matters relating to any Security Document.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securitization Asset” shall mean (a) any accounts receivable, royalty or other revenue streams and other rights to payment or related assets and the proceeds thereof, in each case, subject to a Securitization Facility and (b) all collateral securing such receivable or asset, all contracts and contract rights, guaranties or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with accounts or assets in a securitization financing and which in the case of clause (a) and (b) above are sold, conveyed, assigned or otherwise transferred or pledged in connection with a Qualified Securitization Financing.

“Securitization Facility” shall mean any transaction or series of securitization financings that may be entered into by the Borrower or any Restricted Subsidiary pursuant to which the Borrower or any such Restricted Subsidiary may sell, convey or otherwise transfer, or may grant a security interest in, Securitization Assets to either (a) a Person that is not the Borrower or a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells such Securitization Assets to a Person that is not the Borrower or a Restricted Subsidiary, or may grant a security interest in, any Securitization Assets of the Borrower or any of its Subsidiaries.

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“Securitization Repurchase Obligation” shall mean any obligation of a seller (or any guaranty of such obligation) of (i) Receivables Facility Assets under a Permitted Receivables Financing to repurchase Receivables Facility Assets or (ii) Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets, in either case, arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” shall mean any Subsidiary of the Borrower in each case formed for the purpose of, and that solely engages in, one or more Qualified Securitization Financings and other activities reasonably related thereto or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Borrower or any Restricted Subsidiary makes an Investment and to which the Borrower or such Restricted Subsidiary transfers Securitization Assets and related assets.

“Security Agreement” shall mean the Security Agreement, dated as of the Closing Date, in substantially the form attached hereto as Exhibit D (as the same may be amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time), entered into by the Borrower, the other grantors party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Security Documents” shall mean, collectively, (a) the Security Agreement, (b) the Mortgages, (c) all Applicable Intercreditor Agreements and (d) each intellectual property security agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 9.11 or 9.12 or pursuant to any other such Security Documents.

“Series” shall have the meaning provided in Section 2.14(a).

“Similar Business” shall mean any business conducted or proposed to be conducted by the Borrower and the Restricted Subsidiaries, taken as a whole, on the Closing Date or any other business activities which are reasonable extensions thereof or otherwise similar, incidental, corollary, complementary, synergistic, reasonably related, or ancillary to any of the foregoing (including non-core incidental businesses acquired in connection with any Permitted Acquisition or permitted Investment), in each case as determined by the Borrower in good faith.

“Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Solvent” shall mean, with respect to any Person, that as of the Closing Date, (i) the present fair saleable value of the property (on a going concern basis) of such Person is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business, (ii) such Person is not engaged in, and are not about to engage in, business contemplated as of the date hereof for which they have unreasonably small capital and (iii) such Person is able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the ordinary course of business, and (iv) the fair value of the assets (on a going concern basis)

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of such Person exceeds, their debts and liabilities, subordinated, contingent or otherwise. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Default” shall mean any Event of Default under Sections 11.1 or 11.5; provided that for purposes of the definition of Permitted Acquisitions, Section 2.14(a), Section 12.9, Section 13.6(b)(i) and Section 13.6(b)(ii), any such Event of Default under Section 11.5 shall be limited to an Event of Default solely with respect to the Borrower.

“Specified Representations” shall mean the representations and warranties made by the Borrower and the Guarantors, set forth in (i) Section 8.1(a) (solely with respect to valid existence), (ii) Section 8.2, (iii) Section 8.3(c) (solely with respect to the Organizational Documents of any Credit Party), (iv) Section 8.5, (v) Section 8.7, (vi) Section 8.16 (which shall be satisfied by the delivery of a solvency certificate substantially in the form of the solvency certificate attached as Annex III to Exhibit C of the Commitment Letter), (vii) Section 8.17, and (viii) the last sentence of Section 8.19.

“Specified Transaction” shall mean, with respect to any period, any Investment, any Disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, the incurrence of any Incremental Facilities or other event that by the terms of this Agreement requires any test or covenant to be calculated on a “Pro Forma Basis”.

“SPV” shall have the meaning provided in Section 13.6(f).

“Standard Securitization Undertakings” shall mean representations, warranties, covenants and indemnities entered into by the Borrower or any Restricted Subsidiary which the Borrower has determined in good faith to be customary in a Securitization Facility, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” shall mean, with respect to any installment of principal on any series of Indebtedness, the date on which such payment of principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for payment thereof.

“Stock” shall mean shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting, provided that any instrument evidencing Indebtedness convertible or exchangeable for Stock shall not be deemed to be Stock unless and until such instrument is so converted or exchanged; provided, further that, solely with respect to any CFC or CFC Holding Company, Stock shall also include any instrument or security treated as stock for U.S. federal income tax purposes.

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“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable, provided that any instrument evidencing Indebtedness convertible or exchangeable for Stock Equivalents shall not be deemed to be Stock Equivalents unless and until such instrument is so converted or exchanged; provided, further that, solely with respect to any CFC or CFC Holding Company, Stock Equivalent shall also include any instrument or security treated as stock equivalent for U.S. federal income tax purposes.

“Subsequent Transaction” shall have the meaning provided in Section 1.11.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any limited liability company, unlimited company, partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% voting equity interest at the time or is a controlling general partner. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Subsidiary Guarantor” shall mean each Guarantor that is a Subsidiary of the Borrower.

“Successor Borrower” shall have the meaning provided in Section 10.3(a).

“Survey” shall mean a survey of any Mortgaged Property (and all improvements thereon), including a survey based on aerial photography that is (a) (i) prepared by a licensed surveyor or engineer, (ii) certified by the surveyor (in a manner reasonable in light of the size, type and location of the Real Estate covered thereby) to the Administrative Agent and the Collateral Agent and (iii) sufficient, either alone or in connection with a survey (or “no change”) affidavit in form and substance customary in the applicable jurisdiction, for the applicable title company to remove (to the extent permitted by Applicable Law) or amend all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue such endorsements or other survey coverage, to the extent available in the applicable jurisdiction, as the Collateral Agent may reasonably request or (b) otherwise reasonably acceptable to the Collateral Agent, taking into account the size, type and location of the Real Estate covered thereby.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

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“Swap Termination Value” shall mean, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Tax Distribution” shall have the meaning provided in Section 10.6(d)(i)

“Term Loan Increase” shall have the meaning provided in Section 2.14(a).

“Term Loan Extension Request” shall have the meaning provided in Section 2.15(a)(i).

“Term Loans” shall mean the Initial Term Loans, any Incremental Term Loan, any Refinancing Term Loans or any Extended Term Loans, as applicable.

“Term Priority Collateral” shall have the meaning under and as defined in the ABL Intercreditor Agreement.

“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended and for which Section 9.1 Financials have been or were required to have been delivered (or, for purposes of any calculation of a financial ratio under this Agreement, for which the financial statements described in Section 9.1(a) or (b) are otherwise available).

“Transaction Expenses” shall mean any fees, costs, liabilities or expenses incurred or paid by Avaya Holdings, the Borrower or any of its respective Subsidiaries in connection with the Transactions, this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby including in respect of the commitments, negotiation, syndication, documentation and closing (and post-closing actions in connection with the Collateral) of the Credit Facilities.

“Transactions” shall mean, collectively, the (i) consummation of the Closing Refinancing, (ii) the consummation of the Plan, (iii) the execution of and funding under the Credit Documents and the ABL Credit Documents, (iv) the other transactions contemplated by the Plan, and (v) the payment of fees, costs, liabilities and expenses in connection with each of the foregoing and the consummation of any other transaction connected with the foregoing.

“Transferee” shall have the meaning provided in Section 13.6(e).

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“Type” shall mean, as to any Term Loan, its nature as an ABR Loan or a LIBOR Loan.

“UCC” shall mean the Uniform Commercial Code of the State of New York, or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

“Unfunded Current Liability” of any Pension Plan shall mean the amount, if any, by which the Accumulated Benefit Obligation (as defined under Statement of Financial Accounting Standards No. 87 (“SFAS 87”)) under the Pension Plan as of the close of its most recent plan year, determined in accordance with SFAS 87 as in effect on the Closing Date, exceeds the fair market value of the assets allocable thereto.

“Unrestricted Cash” shall mean, without duplication, all cash and Cash Equivalents included in the cash and Cash Equivalents accounts listed on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at such date, excluding any cash and Cash Equivalents with respect to which a Lien (other than any Lien permitted under clause (x) or (bb) of the definition of Permitted Encumbrance) senior to the Lien securing the Obligations is granted for the benefit of other Indebtedness or obligations (but may include cash and Cash Equivalents securing the ABL Obligations along with the Obligations pursuant to the Applicable Intercreditor Agreements).

“Unrestricted Escrow Subsidiary” shall have the meaning provided in Section 1.10.

“Unrestricted Subsidiary” shall mean (a) any Subsidiary of the Borrower that is formed or acquired after the Closing Date; provided that at such time (or promptly thereafter) the Borrower designates such Subsidiary an Unrestricted Subsidiary in a written notice to the Administrative Agent, (b) any Restricted Subsidiary designated as an Unrestricted Subsidiary by the Borrower after the Closing Date in a written notice to the Administrative Agent; provided that in each case of clauses (a) and (b), (x) such designation shall be deemed to be an Investment (or reduction in an outstanding Investment, in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary) on the date of such designation in an amount equal to the net book value of the investment therein and such designation shall be permitted only to the extent permitted under Section 10.5 on the date of such designation and (y) subject to Section 1.10, no Event of Default exists or would result from such designation after giving Pro Forma Effect thereto and (c) each Subsidiary of an Unrestricted Subsidiary. No Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would constitute a “Restricted Subsidiary” under the definitive documentation in respect of any Indebtedness in a principal amount of not less than $100,000,000 (to the extent such concept exists under the definitive documentation in respect of such Indebtedness). The Borrower may, by written notice to the Administrative Agent, re-designate any Unrestricted Subsidiary as a Restricted Subsidiary, and thereafter, such Subsidiary shall no longer constitute an Unrestricted Subsidiary, but only if, subject to Section 1.10, no Event of Default exists or would result from such re-designation.

“U.S. Lender” shall have the meaning provided in Section 5.4(h).

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“Voting Stock” shall mean, with respect to any Person, such Person’s Stock or Stock Equivalents having the right to vote for the election of directors or other governing body of such Person under ordinary circumstances; provided that for the purpose of the definition of “Excluded Stock and Stock Equivalents” and in each reference to the Voting Stock of any CFC or CFC Holding Company, Voting Stock shall also include any instrument treated as voting stock or stock equivalent for U.S. federal income tax purposes.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then-outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness (the “Applicable Indebtedness”), the effects of any prepayments or amortization made on such Applicable Indebtedness prior to the date of the applicable determination date shall be disregarded.

“Wholly Owned” shall mean, with respect to the ownership by a Person of a Subsidiary, that all of the Stock of such Subsidiary (other than directors’ qualifying shares or nominee or other similar shares required pursuant to Applicable Law) are owned by such Person or another Wholly Owned Subsidiary of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yield” shall mean, with respect to any Initial Term Commitments, Initial Term Loans or any other commitments or loans, on any date of determination, the yield to maturity, in each case, based on the interest rate and any original issue discount or upfront fees (amortized over four years), but excluding any amendment, structuring, underwriting, ticking, arrangement, commitment and other similar fees not payable to all Lenders generally providing such Commitments and/or Term Loans; provided that if such other commitment and loans (including Incremental Term Commitments and Incremental Term Loans) include an interest rate floor greater than the applicable interest rate floor under the Initial Term Loans, such differential between interest rate floors shall be equated to the applicable interest rate margin, but only to the extent an increase in the interest rate floor in the Initial Term Loans would cause an increase in the interest rate then in effect thereunder.

1.2 Other Interpretive Provisions

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With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) The words “asset” and “property” shall be construed to have the same meaning and effect and refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(g) All references to “knowledge” or “awareness” of any Credit Party or a Restricted Subsidiary thereof means the actual knowledge of an Authorized Officer of a Credit Party or such Restricted Subsidiary.

(h) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(i) Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

(j) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(k) For purposes of determining compliance with any one of Sections 9.9, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 1.1, (i) in the event that any Lien, Investment, Indebtedness, merger, consolidation, amalgamation or similar fundamental change, Disposition, Restricted Payment, Affiliate transaction, contractual obligation or prepayment of Junior Indebtedness meets the criteria of more than one of the categories of transactions permitted pursuant to any clause of such Section, such transaction (or portion thereof) at any time and from time to time shall be permitted under one or more of such clauses as determined by the Borrower (and the Borrower shall be entitled to redesignate use of any such clauses from time to time) in its sole discretion at such time; provided that (x) all Indebtedness outstanding under the Credit

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Documents will be deemed at all times to have been incurred in reliance only on the exception in clause (a) of Section 10.1 and (y) all Indebtedness outstanding under the ABL Credit Documents (and any Refinancing Indebtedness thereof) will be deemed at all times to have been incurred in reliance only on the exception in clause (b) of Section 10.1 and (ii) with respect to any Lien, Investment, Indebtedness, merger, consolidation, amalgamation or similar fundamental change, Disposition, Restricted Payment, Affiliate transaction, contractual obligation or prepayment of Junior Indebtedness or other applicable transaction in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Lien, Investment, Indebtedness, merger, consolidation, amalgamation or similar fundamental change, Disposition, Restricted Payment, Affiliate transaction, contractual obligation or prepayment of Junior Indebtedness or other applicable transaction is made (so long as such Lien, Investment, Indebtedness, merger, consolidation, amalgamation or similar fundamental change, Disposition, Restricted Payment, Affiliate transaction, contractual obligation or prepayment of Junior Indebtedness or other applicable transaction at the time incurred or made was permitted hereunder).

(l) All references to “in the ordinary course of business” of the Borrower or any Subsidiary thereof means (i) in the ordinary course of business of, or in furtherance of an objective that is in the ordinary course of business of the Borrower or such Subsidiary, as applicable, (ii) customary and usual in the industry or industries of the Borrower and its Subsidiaries in the United States or any other jurisdiction in which the Borrower or any Subsidiary does business, as applicable, or (iii) generally consistent with the past or current practice of the Borrower or such Subsidiary, as applicable, or any similarly situated businesses in the United States or any other jurisdiction in which the Borrower or any Subsidiary does business, as applicable.

1.3 Accounting Terms

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP.

(b) Notwithstanding anything to the contrary herein, (i) for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs (or, for purposes of determining compliance with any test or covenant governing the permissibility of any transaction hereunder, during such period and thereafter and on or prior to such date of determination), the Consolidated Total Net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio, and the Consolidated Secured Net Leverage Ratio shall each be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis and (ii) for purposes of determining compliance with any ratio governing the permissibility of any transaction to be consummated on a Pro Forma Basis hereunder, (A) the cash proceeds of any incurrence of debt then being incurred in connection with such transaction shall not be netted from Consolidated Total Debt and (B) Consolidated Total Debt shall be calculated after giving effect to any prepayment of Indebtedness, in each case for purposes of calculating the Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio or Consolidated Total Net Leverage Ratio, as

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applicable. If since the beginning of any applicable Test Period, any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of the Restricted Subsidiaries, in each case, since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this definition, then such financial ratio or test (or Consolidated EBITDA or Consolidated Total Assets) shall be calculated to give pro forma effect thereto in accordance with this definition.

1.4 Rounding

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5 References to Agreements, Laws, Etc

Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents) and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted or not prohibited by any Credit Document and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

1.6 Times of Day

Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

1.7 Timing of Payment or Performance

When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

1.8 Currency Equivalents Generally

In determining whether any Indebtedness, Investment, Lien, Disposition, Restricted Payment or any other amount under a “fixed amount” basket denominated in Dollars may be incurred in a currency other than Dollars, such amount shall be determined based on the currency exchange rate determined at the time of such incurrence (or, in the case of any revolving Indebtedness or any amount committed to be made, at the time it is first committed); provided that no Default or Event of Default shall be deemed to have occurred solely as a result

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of changes in rates of exchange occurring after the time such Indebtedness, Investment, Lien, Disposition, Restricted Payment or such other amount is incurred or made; provided, further that for purpose of determining Consolidated Net Income, Consolidated EBITDA, Consolidated Total Debt or any other amount or ratio determined based on Consolidated Net Income, Consolidated EBITDA or Consolidated Total Debt, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the most recently delivered Section 9.1 Financials.

1.9 Classification of Loans and Borrowings

For purposes of this Agreement, Term Loans may be classified and referred to by Class (e.g., an “Initial Term Loan”) or by Type (e.g., a “LIBOR Loan”) or by Class and Type (e.g., a “LIBOR Initial Term Loan”). Borrowings also may be classified and referred to by Class (e.g., an “Initial Term Loan Borrowing”) or by Type (e.g., a “LIBOR Borrowing”) or by Class and Type (e.g., a “LIBOR Initial Term Loan Borrowing”).

1.10 Unrestricted Escrow Subsidiary

Any Indebtedness permitted to be incurred hereunder (including any Incremental Facilities and Refinancing Facilities) may be incurred, at the option of the Borrower, by a newly created and newly designated Unrestricted Subsidiary (an “Unrestricted Escrow Subsidiary”) with no assets other than the cash proceeds of such incurred Indebtedness plus, subject to compliance with Section 10.5, any cash and Cash Equivalents contributed to such Unrestricted Escrow Subsidiary as deposit of interest expenses and fees, additional cash collateral or for other purposes, which Unrestricted Escrow Subsidiary will then merge with and into the Borrower or any of the Restricted Subsidiaries with the Borrower or such Restricted Subsidiary surviving the merger and assuming all obligations of the Unrestricted Escrow Subsidiary. So long as such Indebtedness would have been permitted to be incurred directly by the Borrower or any Restricted Subsidiary upon the incurrence of such Indebtedness by the Unrestricted Escrow Subsidiary, or, with respect to any Indebtedness incurred in connection with a Limited Condition Transaction, at the option of the Borrower, at the time the LCT Election is made, the creation, designation and re-designation of the Unrestricted Escrow Subsidiary and the merger of the Unrestricted Escrow Subsidiary into the Borrower or any Restricted Subsidiary shall not be subject to any additional condition, including any condition that no Default or Event of Default shall have occurred and be continuing at such time.

1.11 Limited Condition Transactions

In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of (i) determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test or (ii) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets), in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”; provided that such election may be revoked by the Borrower at any time prior to the consummation or abandonment of the Limited Condition Transaction in question), the date of determination of whether any such action is permitted hereunder shall be

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deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction, the Borrower or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and, following the LCT Test Date, any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been satisfied as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA, Consolidated Interest Expense or Consolidated Total Assets following the LCT Test Date but at or prior to the consummation of the relevant Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have failed to have been satisfied as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any event or transaction occurring after the relevant LCT Test Date and prior to the earliest of the date on which (i) such Limited Condition Transaction is consummated, (ii) the LCT Election is revoked by the Borrower and (iii) the date that the definitive agreement or date for redemption, repurchase, defeasance, satisfaction and discharge or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction (a “Subsequent Transaction”) in connection with which a ratio, test or basket availability calculation must be made on a Pro Forma Basis or giving Pro Forma Effect to such Subsequent Transaction, for purposes of determining whether such ratio, test or basket availability has been complied with under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated.

SECTION 2 Amount and Terms of Credit

2.1 Initial Term Loan Borrowing

Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make term loans (each an “Initial Term Loan”) in Dollars to the Borrower on the Closing Date, in an aggregate principal amount up to its Initial Term Commitment. The Initial Term Loan prepaid or repaid may not be re-borrowed.

2.2 Minimum Amount of Each Borrowing; Maximum Number of Borrowings

The aggregate principal amount of each Borrowing of Term Loans shall be in a minimum amount of at least the Minimum Borrowing Amount for such Type of Term Loans and in a multiple of $1,000,000 in excess thereof. After giving effect to all Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect unless otherwise agreed between the Borrower and the Administrative Agent.

2.3 Notice of Borrowing; Determination of Class of Term Loans

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(a) Each Borrowing, each conversion of Term Loans from one Type to the other, and each continuation of LIBOR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent (i) not later than 2:00 p.m. one Business Day (or with respect to the second Borrowing, three Business Days) prior to the requested date of any Borrowing or continuation of LIBOR Loans or any conversion of ABR Loans to LIBOR Loans and (ii) not later than 1:00 p.m. on the requested date of any Borrowing of ABR Loans; provided that the Borrower may deliver new notices if such condition fails to be satisfied on the proposed Borrowing date. Each telephonic notice by the Borrower pursuant to this Section 2.3(a) must be confirmed promptly by delivery to the Administrative Agent of a written Notice of Borrowing, appropriately completed and signed by an Authorized Officer of the Borrower. Each Borrowing of, conversion to or continuation of LIBOR Loans shall be in a principal amount of $1,000,000 or a whole multiple of the amount of $500,000 in excess thereof. Except as otherwise provided hereunder, each Borrowing of or conversion to ABR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Notice of Borrowing (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Term Loans from one Type to the other, or a continuation of LIBOR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Term Loans to be borrowed, converted or continued, (iv) the Type of Term Loans to be borrowed or which existing Term Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Term Loan in a Notice of Borrowing, then the applicable Term Loans shall be made as ABR Loans. If the Borrower fails to deliver a Notice of Borrowing to continue any LIBOR Loans, then the LIBOR Loans shall be deemed to have chosen to convert such Term Loan to an ABR Loan. If the Borrower requests a Borrowing of, conversion to, or continuation of LIBOR Loans in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b) Following receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the amount of its pro rata share of the Term Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to ABR Loans. In the case of each Borrowing, each Lender shall make the amount of its Term Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office in Dollars not later than 1:00 p.m. on the Business Day specified in the applicable Notice of Borrowing. Upon satisfaction of the applicable conditions set forth in Section 6, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBOR Loans upon determination of such interest rate. The determination of the LIBOR Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that ABR Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the ABR promptly following the public announcement of such change.

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(d) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower.

2.4 Disbursement of Funds

(a) No later than 2:00 p.m. on the date specified in each Notice of Borrowing, each Lender will make available its pro rata portion, if any, of each Borrowing requested to be made on such date in the manner provided below; provided that on the Closing Date, such funds may be made available at such earlier time as may be agreed among the Borrower, the Administrative Agent and the Lenders for the purpose of consummating the Transactions.

(b) Each Lender shall make available all amounts required under any Borrowing for its applicable Commitments in immediately available funds to the Administrative Agent at the Administrative Agent’s Office in Dollars, and the Administrative Agent will make available to the Borrower, by depositing to an account designated by the Borrower to the Administrative Agent the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower in writing and the Borrower shall immediately pay such corresponding amount to the Administrative Agent in Dollars. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the Term Loans of the applicable Class.

(c) Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

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2.5 Repayment of Term Loans; Evidence of Debt

(a) The Borrower shall repay to the Administrative Agent, for the benefit of the Lenders holding Initial Term Loans, on the Initial Term Loan Maturity Date, the then outstanding Initial Term Loans. The Borrower shall repay to the Administrative Agent, for the benefit of the applicable Lenders, on the other applicable Maturity Dates, the then outstanding other Term Loans.

(b) The Borrower shall repay to the Administrative Agent, in Dollars, for the benefit of the Lenders of the Initial Term Loans, on the last Business Day of each March, June, September and December commencing on March 30, 2018, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Initial Term Loans outstanding on the Closing Date (each such repayment amount, an “Initial Term Loan Repayment Amount”), which payments shall be reduced as a result of voluntary prepayments or repurchase of the Initial Term Loans in accordance with this Agreement, including Sections 5.1 and 13.6(g) and further reduced by any prepayments pursuant to Section 5.2 and any other reductions in principal of the Initial Term Loans, including pursuant to Section 2.15, 2.16 or 13.7(a).

(c) In the event any Incremental Term Loans are made, such Incremental Term Loans shall be repaid in amounts (each, an “Incremental Term Loan Repayment Amount”) and on dates as agreed between the Borrower and the relevant Lenders of such Incremental Term Loans, subject to the requirements set forth in Section 2.14. In the event that any Extended Term Loans, such Extended Term Loans, subject to Section 2.15(a), be repaid by the Borrower in the amounts (each, an “Extended Term Loan Repayment Amount”) and on the dates set forth in the applicable Extension Amendment. In the event that any Refinancing Term Loans are established, such Refinancing Term Loans shall, subject to Section 2.15(b), be repaid by the Borrower in the amounts (each, a “Refinancing Term Loan Repayment Amount”) and on the dates set forth in the applicable Refinancing Amendment.

(d) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Term Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(e) The Administrative Agent shall maintain the Register pursuant to Section 13.6(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Term Loan made hereunder and, if applicable, the relevant tranche thereof and the Type of each Term Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof, and (iv) any cancellation or retirement of Term Loans as contemplated by Section 13.6(g).

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(f) The entries made in the Register and accounts and subaccounts maintained pursuant to clauses (d) and (e) of this Section 2.5 shall, to the extent permitted by Applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Term Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(g) The Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made an initial Borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s expense a promissory note substantially in the form of Exhibit B, evidencing the Term Loans owing to such Lender.

2.6 Conversions and Continuations

(a) Subject to the penultimate sentence of this clause (a), (x) the Borrower shall have the option on any Business Day to convert all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of any Term Loans of one Type into a Borrowing or Borrowings of another Type and (y) the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Loans as LIBOR Loans for an additional Interest Period; provided that (i) no partial conversion of LIBOR Loans shall reduce the outstanding principal amount of LIBOR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into LIBOR Loans if an Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion, (iii) LIBOR Loans may not be continued as LIBOR Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Required Lenders have determined in their sole discretion not to permit such continuation, and (iv) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent’s Office prior to 1:00 p.m. at least (i) three Business Days’, in the case of a continuation of, or conversion to, LIBOR Loans or (ii) one Business Day’s in the case of a conversion into ABR Loans, prior written notice (or telephonic notice promptly confirmed in writing), in each case substantially in the form of Exhibit A (each, a “Notice of Conversion or Continuation”) specifying the Term Loans to be so converted or continued, the Type of Term Loans to be converted into or continued and, if such Term Loans are to be converted into, or continued as, LIBOR Loans, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration). The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Term Loans.

(b) If any Event of Default is in existence at the time of any proposed continuation of any LIBOR Loans and the Required Lenders have determined in their sole discretion not to permit such continuation, such LIBOR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of LIBOR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a) above, the Borrower shall be deemed to have elected to convert such Borrowing of LIBOR Loans into a Borrowing of ABR Loans, effective as of the expiration date of such current Interest Period.

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(c) Notwithstanding anything to the contrary herein, the Borrower may deliver a Notice of Conversion or Continuation pursuant to which the Borrower elects to irrevocably continue the outstanding principal amount of any Term Loans subject to an interest rate Hedging Agreement as LIBOR Loans for each Interest Period until the expiration of the term of such applicable Hedging Agreement.

2.7 [Reserved]

2.8 Interest

(a) The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable ABR Margin plus the ABR, in each case, in effect from time to time.

(b) The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable LIBOR Margin plus the relevant LIBOR Rate, in each case in effect from time to time.

(c) [Reserved]

(d) If all or a portion of (i) the principal amount of any Term Loan or (ii) any interest payable thereon or any other amount hereunder shall not be paid when due (whether at the Stated Maturity, by acceleration or otherwise), and a Specified Default shall have occurred and be continuing, then, upon the giving of written notice by the Administrative Agent to the Borrower (except in the case of an Event of Default under Section 11.5, for which no notice is required), such overdue amount (other than any such amount owed to a Defaulting Lender) shall bear interest at a rate per annum (the “Default Rate”) that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (y) in the case of any overdue interest or other amounts due hereunder, to the extent permitted by Applicable Law, the rate described in Section 2.8(a) plus 2% from the date of written notice to the date on which such amount is paid in full (after as well as before judgment) (or if an Event of Default under Section 11.5 shall have occurred and be continuing, the date of the occurrence of such Event of Default).

(e) Interest on each Term Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in Dollars; provided that any Term Loan that is repaid on the same date on which it is made shall bear interest for one day. Except as provided below, interest shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, and (iii) in respect of each Term Loan, (A) on any prepayment; provided that interest on ABR Loans shall only become due pursuant to this clause (A) if the aggregate principal amount of the ABR Loans then-outstanding is repaid in full, (B) at maturity (whether by acceleration or otherwise) and (C) after such maturity, on demand.

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(f) All computations of interest hereunder shall be made in accordance with Section 5.5.

2.9 Interest Periods

At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Loans in accordance with Section 2.6(a), the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six or (if available to all relevant Lenders participating in the relevant Credit Facility) a twelve month period or a period of less than one month.

Notwithstanding anything to the contrary contained above:

(a) the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b) if any Interest Period relating to a Borrowing of LIBOR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period in respect of a LIBOR Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

(d) the Borrower shall not be entitled to elect any Interest Period in respect of any LIBOR Loan if such Interest Period would extend beyond the applicable Maturity Date of such Term Loan.

2.10 Increased Costs, Illegality, LIBOR Discontinuation, Etc.

(a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, the Required Lenders shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

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(i) on any date for determining the LIBOR Rate for any Interest Period that (x) deposits in the principal amounts and currencies of the Term Loans comprising such LIBOR Borrowing are not generally available in the relevant market or (y) by reason of any changes arising on or after the Closing Date affecting the interbank LIBOR market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate; or

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loans (other than any increase or reduction attributable to (i) Indemnified Taxes and Taxes indemnifiable under Section 5.4, (ii) net income Taxes and franchise and excise Taxes (imposed in lieu of net income Taxes) imposed on any Agent or Lender or (iii) Taxes included under clauses (c) through (e) of the definition of “Excluded Taxes”) because of (x) any change since the Closing Date in any Applicable Law (or in the interpretation or administration thereof and including the introduction of any new Applicable Law), such as, for example, without limitation, a change in official reserve requirements, and/or (y) other circumstances affecting the interbank LIBOR market or the position of such Lender in such market; or

(iii) at any time, that the making or continuance of any LIBOR Loan has become unlawful as a result of compliance by such Lender in good faith with any Applicable Law (or would conflict with any such Applicable Law not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Closing Date that materially and adversely affects the interbank LIBOR market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to LIBOR Loans that have not yet been incurred shall be deemed rescinded by the Borrower, as applicable, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, promptly after receipt of written demand therefor such additional amounts (in the form of an increased rate of or a different method of calculating, interest or otherwise, as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by Applicable Law.

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(b) At any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a LIBOR Loan, affected pursuant to Section 2.10(a)(iii) shall) either (x) if the affected LIBOR Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected LIBOR Loan is then-outstanding, upon at least three Business Days’ notice to the Administrative Agent require the affected Lender to convert each such LIBOR Loan into an ABR Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).

(c) If, after the Closing Date, any Change in Law relating to capital adequacy or liquidity of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy or liquidity occurring after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s or its Affiliates’ capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent or any Affiliate thereof could have achieved but for such Change in Law (taking into consideration such Lender’s or parent’s policies with respect to capital adequacy or liquidity), then from time to time, promptly after written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any Applicable Law as in effect on the Closing Date. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.

(d) Notwithstanding the foregoing, no Lender shall demand compensation pursuant to this Section 2.10 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities.

(e) Notwithstanding anything contained herein to the contrary, and without limiting the provisions of Section 2.6, in the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto absent manifest error) that there exists, at such time, a broadly accepted market convention for determining a rate of interest for syndicated loans in the United States in lieu of the LIBOR Rate, and the Administrative Agent shall have given written notice of such determination to the Borrower and each Lender (it being understood that the Administrative Agent shall have no obligation to make such determination and/or to give such notice), then the Administrative Agent and the Borrower may enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement, in each case, as may be agreed by the Administrative Agent and the Borrower (including clause (c) of the definition of ABR). Notwithstanding anything to the contrary in Section 13.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the distribution of such amendment to the Lenders, a written notice from the Required

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Lenders stating that the Required Lenders object to such amendment. In addition, the Borrower and the Required Lenders may at any time upon not less than 15 Business Days’ prior written notice to the Administrative Agent select a different broadly accepted market convention for determining a rate of interest for syndicated loans in the United States in lieu of the LIBOR Rate as long as it is reasonably practicable for the Administrative Agent to administer such different rate (such practicability being determined by the Administrative Agent in its sole discretion).

2.11 Compensation

If (i) any payment of principal of any LIBOR Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such LIBOR Loan as a result of a payment or conversion pursuant to Section 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Term Loans pursuant to Section 11 or for any other reason, (ii) any Borrowing of LIBOR Loans is not made as a result of a withdrawn Notice of Borrowing, (iii) any ABR Loan is not converted into a LIBOR Loan as a result of a withdrawn Notice of Conversion or Continuation, (iv) any LIBOR Loan is not continued as a LIBOR Loan, as the case may be, as a result of a withdrawn Notice of Conversion or Continuation or (v) any prepayment of principal of any LIBOR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such LIBOR Loan. Notwithstanding the foregoing, no Lender shall demand compensation pursuant to this Section 2.11 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities.

2.12 Change of Lending Office

Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(b) or 5.4 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Term Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10 or 5.4. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with such designation.

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2.13 Notice of Certain Costs

Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11 or 5.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Borrower.

2.14 Incremental Facilities

(a) The Borrower may, at any time and from time to time, elect to request the establishment of (x) one or more additional tranches of term loans, which may be of the same Class as any then-existing Term Loans (a “Term Loan Increase”) or a separate Class of Term Loans (the commitments for additional term loans of the same Class or a separate Class, collectively, the “Incremental Term Commitments”) or (y) one or more tranches of revolving credit facilities (the “Incremental Revolving Commitments”, together with the Incremental Term Commitments, the “Incremental Commitments”; and the loans thereunder, “Incremental Loans”), in an aggregate principal amount not in excess of the then-available Maximum Incremental Facilities Amount at the time of incurrence thereof and not less than $10,000,000 individually (or such lesser amount as (x) may be approved by the Administrative Agent in its reasonable discretion or (y) shall constitute the then-available Maximum Incremental Facilities Amount at such time). The Borrower may approach any existing Lender or any Additional Lender to provide all or a portion of the Incremental Commitments; provided that any Lender offered or approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide an Incremental Commitment, and the Borrower shall have no obligation to approach any existing Lender to provide any Incremental Commitment; provided, further, that the Administrative Agent shall have consented to such Additional Lender’s providing of the Incremental Commitments to the extent such consent, if any, would be required under Section 13.6(b) in connection with an assignment of Term Loans or Commitments to such Additional Lender. In each case, such Incremental Commitments shall become effective as of the date determined by the Borrower (the “Increased Amount Date”); provided that, (i) (x) other than as described in the immediately succeeding clause (y), no Event of Default shall exist on such Increased Amount Date immediately before or immediately after giving effect to such Incremental Commitments and the borrowing of any Incremental Loans thereunder or (y) if such Incremental Commitment is being provided in connection with a Permitted Acquisition or similar Investment, or in connection with refinancing of any Indebtedness that requires an irrevocable prepayment or redemption notice, then no Specified Default shall exist on such Increased Amount Date, (ii) in connection with any incurrence of Incremental Loans or establishment of Incremental Commitments, there shall be no requirement for the Borrower to bring down the representations and warranties under the Credit Documents unless requested by the lenders providing such Incremental Loans or Incremental Commitments (subject to waiver by such lenders of any such requirement) and (iii) the establishment of Incremental Commitments or the incurrence of Incremental Loans shall be effected pursuant to one or more amendments (each, an “Incremental Amendment”) to this Agreement executed and delivered by the Borrower and the Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 5.4(e). For all purposes of this Agreement, any Incremental Term Loans made on an Increased Amount Date shall be designated (x) a separate series of Term Loans or (y) in the case of a Term Loan Increase, a part of the series of existing Term Loans subject to such increase (such new or existing series of Term Loans, each, a “Series”).

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(b) The terms and conditions of the Incremental Revolving Commitments shall be reasonably satisfactory to the Administrative Agent; provided that (i) such Incremental Revolving Commitments may have a maturity that is shorter than the Maturity Dates of the Term Loans but such maturity shall be longer than the maturity date of the Initial ABL Facility, (ii) the pricing, interest rate margins, discounts, premiums, interest rate floors and fees of such Incremental Revolving Commitments shall be determined by the Borrower and the lender(s) thereunder and shall not be subject to any “most-favored nation” provisions (including under Section 2.14(d)(iv) below), (iii) such Incremental Revolving Commitments may have sub-facilities for letters of credit and swingline loans, (iv) lenders providing such Incremental Revolving Commitments shall be included in the definition of “Required Lenders”, (v) if such Incremental Revolving Commitments benefit from a financial covenant, the Term Loans shall not be required to enjoy the same benefit of such financial covenant and they shall cross accelerate (instead of cross default) to a breach of such financial covenant, (vi) customary amendments to the definition of “Maximum Incremental Facilities Amount” may be made to permit any repayment of loans under Incremental Revolving Commitments accompanied with permanent terminations of such Incremental Revolving Commitments to be added to clause (2) of such definition, (vii) no Subsidiary (other than a Guarantor) is an obligor of such Incremental Revolving Commitments and (viii) if secured, such Incremental Revolving Commitments are not secured by any assets other than all or any portion of the Collateral or any Liens other than Liens that are pari passu with or junior to the Liens securing the Obligations.

(c) On any Increased Amount Date on which any Incremental Term Commitments of any Series are effective, subject to the satisfaction (or waiver) of the foregoing applicable terms and conditions, (i) each Lender with an Incremental Term Commitment of any Series shall make a term loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Series, and (ii) each Lender of any Series shall become a Lender hereunder with respect to the Incremental Term Commitment of such Series and the Incremental Term Loans of such Series made pursuant thereto. The Borrower shall use the proceeds, if any, of the Incremental Term Loans for any purpose not prohibited by this Agreement and as agreed by the Borrower and the lender(s) providing such Incremental Term Loans.

(d) The terms and provisions of any Incremental Term Commitments and the respective related Incremental Term Loans, in each case effected pursuant to a Term Loan Increase shall be substantially identical to the terms and provisions applicable to the Class of Term Loans subject to such increase; provided that underwriting, arrangement, structuring, ticking, commitment, original issue discount, upfront or similar fees, and other fees payable in connection therewith that are not generally shared with all relevant lenders providing such Incremental Term Commitments and the respective related Incremental Term Loans, that may be agreed to among the Borrower and the lender(s) providing and/or arranging such Incremental Term Commitments may be paid in connection with such Incremental Term Commitments. The terms and provisions of any Incremental Term Commitments and the respective related Incremental Term Loans of any Series not effected pursuant to a Term Loan Increase shall be on terms and documentation set forth in the applicable Incremental Amendment as determined by the Borrower; provided that:

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(i) the applicable Incremental Term Loan Maturity Date of each Series shall be no earlier than the Initial Term Loan Maturity Date, provided that the requirements of the foregoing clause (i) shall not apply to any customary bridge facility so long as the Indebtedness into which such customary bridge facility is to be converted complies with such requirements;

(ii) the Weighted Average Life to Maturity of the applicable Incremental Term Loans of each Series shall be no shorter than the Weighted Average Life to Maturity of the Initial Term Loans;

(iii) the Incremental Term Loans (x) may participate on a pro rata basis, greater than pro rata basis or less than pro rata basis in any voluntary prepayment of any Class of Term Loans hereunder and may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments of any Class of Term Loans hereunder; provided that if such Incremental Term Loans are unsecured or rank junior in right of payment or as to security with the Obligations, such Incremental Term Loans shall participate on a junior basis with respect to mandatory repayments of Term Loans hereunder (except in connection with any refinancing, extension, renewal, replacement, repurchase or retirement thereof permitted by this Agreement), (y) shall not be guaranteed by any Subsidiary other than a Guarantor hereunder and (z) shall be unsecured or rank pari passu or junior in right of security with any Obligations outstanding under this Agreement and, if secured, shall not be secured by assets of the Credit Parties other than Collateral (and, unless secured on a pari passu basis with the Obligations, shall be subject to a subordination agreement (if payment subordinated) and/or the Applicable Intercreditor Agreement);

(iv) the pricing, interest rate margins, discounts, premiums, interest rate floors, fees, and amortization schedule (subject to clauses (i) and (ii) above) applicable to any Incremental Term Loans shall be determined by the Borrower and the lender(s) thereunder; provided, however, that, if the Yield, in respect of any Incremental Term Loans that (w) rank pari passu in right of payment and security with the Initial Term Loans, (x) are incurred on or prior to the date that is 12 months after the Closing Date and (y) have a maturity date that is less than two years after the Initial Term Loan Maturity Date as of the date of funding thereof, exceeds the Yield in respect of any Initial Term Loans by more than 0.50%, then the Applicable ABR Margin or the Applicable LIBOR Margin, as applicable, in respect of such Initial Term Loans shall be adjusted so that the Yield in respect of such Initial Term Loans is equal to the Yield in respect of such Incremental Term Loans minus 0.50%; provided, further, to the extent any change in the Yield of the Initial Term Loans is necessitated by this clause (iv) on the basis of an effective interest rate floor in respect of the Incremental Term Loans, the increased Yield in the Initial Term Loans shall (unless otherwise agreed in writing by the Borrower) have such increase in the Yield effected solely by increases in the interest rate floor(s) applicable to the Initial Term Loans; and

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(v) all other terms of any Incremental Term Loans (other than as described in clauses (i), (ii), (iii) and (iv) above) may differ from the terms of the Initial Term Loans if agreed by the Borrower and the lender(s) providing such Incremental Term Loans.

(e) The Administrative Agent and the Lenders hereby consent to the consummation of the transactions contemplated by this Section 2.14 and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment or amendment section) or any other Credit Document that may otherwise prohibit or restrict any such extension or any other transaction contemplated by this Section 2.14. Each Incremental Amendment may, without the consent of any other Lenders, (x) effect technical and corresponding amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14 and (y) with respect to the Incremental Revolving Commitments, add provisions solely applicable to such Incremental Revolving Commitments (including provisions relating to extensions and refinancings of Incremental Revolving Commitments).

2.15 Extensions of Term Loans; Refinancing Facilities

(a) Extensions

(i) The Borrower may at any time and from time to time request that all or a portion of the Term Loans of any Class (an “Existing Term Loan Class”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.15. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class which such request shall be offered equally to all such Lenders) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall either, at the option of the Borrower, (A) reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined in good faith by the Borrower) or (B) if not consistent with the terms of the applicable Existing Term Loan Class, shall not be materially more restrictive to the Credit Parties (as determined in good faith by the Borrower), when taken as a whole, than the terms of the Term Loans of the Existing Term Loan Class unless (x) the Lenders of the Term Loans of such applicable Existing Term Loan Class receive the benefit of such more restrictive terms or (y) any such provisions apply after the Latest Maturity Date as determined at the time of incurrence or issuance; provided, however, that (1) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 2.5 or in the Extension Amendment, as the case may be, with respect to the Existing Term Loan Class from

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which such Extended Term Loans were converted, in each case as more particularly set forth in Section 2.15(a)(iii)), (2)(A) pricing, fees, optional prepayment or redemption terms shall be determined in good faith by the Borrower and the interest rates, interest margins, upfront fees, funding discounts, original issue discounts and premiums (including through fixed rate interest) with respect to the Extended Term Loans may be higher or lower than the interest margins and floors for the Term Loans of such Existing Term Loan Class and/or (B) additional fees, premiums or AHYDO Catch-Up Payments may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (3) the Extended Term Loans may participate on a pro rata basis, greater than pro rata basis or less than pro rata basis in any voluntary prepayment of any Class of Term Loans hereunder and may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments of any Class of Term Loans hereunder; provided that if such Extended Term Loans are unsecured or rank junior in right of payment or as to security with the Obligations, such Extended Term Loans shall participate on a junior basis with respect to mandatory repayments of Term Loans hereunder (except in connection with any refinancing, extension, renewal, replacement, repurchase or retirement thereof permitted by this Agreement) and (4) Extended Term Loans may have call protection and prepayment premiums and, subject to clause (3) above, other redemption terms as may be agreed by the Borrower and the Lenders thereof, provided that the principal amount of the Extended Term Loans shall not exceed the principal amount of the Term Loans being extended except as otherwise permitted herein. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Term Loan Extension Request.

(ii) Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans of the Existing Term Loan Class or Existing Term Loan Classes subject to such Term Loan Extension Request converted into Extended Term Loans shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Term Loan Extension Request of the amount of its Term Loans of the Existing Term Loan Class or Existing Term Loan Classes subject to such Term Loan Extension Request that it has elected to convert into Extended Term Loans. In the event that the aggregate principal amount of Term Loans of the Existing Term Loan Class or Existing Term Loan Classes subject to Extension Elections exceeds the amount of Extended Term Loans requested pursuant to the Term Loan Extension Request, Term Loans of the Existing Term Loan Class or Existing Term Loan Classes subject to Extension Elections shall be converted to Extended Term Loans on a pro rata basis based on the amount of Term Loans included in each such Extension Election.

(iii) Extended Term Loans shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which, except to the extent expressly contemplated by the last sentence of this Section 2.15(a)(iii) and notwithstanding anything to the contrary set forth in Section 13.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Loans established thereby) executed by the Credit Parties, the Administrative Agent and the Extending Lenders. No Extension Amendment shall provide for any Class

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of Extended Term Loans in an aggregate principal amount that is less than $10,000,000 and the Borrower may condition the effectiveness of any Extension Amendment on an Extension Minimum Condition, which may be waived by the Borrower in its sole discretion. In addition to any terms and changes required or permitted by Section 2.15(a), each Extension Amendment shall amend the scheduled amortization payments pursuant to Section 2.5 or the applicable Extension Amendment with respect to the Existing Term Loan Class from which the Extended Term Loans were converted to reduce each scheduled Repayment Amount for the Existing Term Loan Class in the same proportion as the amount of Term Loans of the Existing Term Loan Class is to be converted pursuant to such Extension Amendment (it being understood that the amount of any Repayment Amount payable with respect to any individual Term Loan of such Existing Term Loan Class that is not an Extended Term Loan shall not be reduced as a result thereof). Notwithstanding anything to the contrary in this Section 2.15, and without limiting the generality or applicability of Section 13.1 to any Section 2.15(a) Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.15(a) Additional Amendment”) to this Agreement and the other Credit Documents; provided that such Section 2.15(a) Additional Amendments comply with the requirements of Section 2.15(a) and do not become effective prior to the time that such Section 2.15(a) Additional Amendments have been consented to (including, without limitation, pursuant to (1) consents applicable to holders of Incremental Term Loans provided for in any Incremental Amendment and (2) consents applicable to holders of any Extended Term Loans provided for in any Extension Amendment) by such of the Lenders, Credit Parties and other parties (if any) as may be required in order for such Section 2.15(a) Additional Amendments to become effective in accordance with Section 13.1.

(iv) Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Term Loan Class is converted to extend the related scheduled maturity date(s) in accordance with paragraph (a) above, in the case of the existing Term Loans of each Extending Lender, the aggregate principal amount of such existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted by such Lender on such date. Any Extended Term Loans shall constitute a separate Class of Term Loans from the Existing Term Loan Class from which they were converted; provided that any Extended Term Loans converted from an Existing Term Loan Class may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any then outstanding Class of Term Loans other than the Existing Term Loan Class from which such Extended Term Loans were converted (in which case scheduled amortization with respect thereto shall be proportionally increased).

(v) The Administrative Agent and the Lenders hereby consent to the consummation of the transactions contemplated by this Section 2.15(a) (including, for the avoidance of doubt, payment of any interest, fees, or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Amendment) and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment or amendment section) or any other Credit Document that may otherwise prohibit or restrict any such extension or any other transaction contemplated by this Section 2.15(a).

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(vi) In the event that the Administrative Agent determines, and the Borrower agrees (acting reasonably), that the allocation of Extended Term Loans of a given Extension Series to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Amendment, then the Administrative Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Credit Documents (each, a “Corrective Extension Amendment”) within 15 days following the effective date of such Extension Amendment, as the case may be, which Corrective Extension Amendment shall (A) provide for the conversion and extension of the applicable Term Loans in such amount as is required to cause such Lender to hold Extended Term Loans of the applicable Extension Series into which such other Term Loans were initially converted, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Term Loans or Commitments to which it was entitled under the terms of such Extension Amendment, in the absence of such error, (B) be subject to the satisfaction of such conditions as the Administrative Agent, the Borrower and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Amendment described in Section 2.15(a)), and (C) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in Section 2.15(a) to the extent reasonably necessary to effectuate the purposes of this Section 2.15(a)(vi).

(vii) No conversion of Term Loans or Commitments pursuant to any Extension Amendment in accordance with this Section 2.15(a) shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(b) Refinancing Facilities.

(i) The Borrower may, at any time or from time to time after the Closing Date, by notice to the Administrative Agent (a “Refinancing Term Loan Request”), request the establishment of (x) one or more new Classes of term loans under this Agreement (any such new Class, “New Refinancing Commitments”) or (y) increases to one or more existing Classes of Term Loans under this Agreement (any such increase to an existing Class, collectively with New Refinancing Commitments, “Refinancing Commitments”), in each case, established in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, as selected by the Borrower, any one or more then existing Class or Classes of Term Loans or Commitments (with respect to a particular Refinancing Commitment or Refinancing Term Loan, such existing Term Loans or Commitments, “Refinanced Debt”), whereupon the Administrative Agent shall promptly deliver a copy of each such notice to each of the Lenders.

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(ii) Any Refinancing Term Loans made pursuant to New Refinancing Commitments shall be designated a separate Class of Term Loans, for all purposes of this Agreement unless designated as a part of an existing Class of Term Loans in accordance with this Section 2.15(b). On any Refinancing Facility Closing Date on which any Refinancing Commitments of any Class are effected, subject to the satisfaction or waiver of the terms and conditions in this Section 2.15(b), (x) each Refinancing Term Lender of such Class shall make a term loan to the Borrower (each, a “Refinancing Term Loan”) in an amount equal to its Refinancing Commitment of such Class and (y) each Refinancing Term Lender of such Class shall become a Lender hereunder with respect to the Refinancing Commitment of such Class and the Refinancing Term Loans of such Class made pursuant thereto.

(iii) Each Refinancing Term Loan Request from the Borrower pursuant to this Section 2.15(b) shall set forth the requested amount and proposed terms of the relevant Refinancing Term Loans and identify the Refinanced Debt with respect thereto. Refinancing Term Loans may be made by any existing Lender (but no existing Lender will have an obligation to make any Refinancing Commitment, nor will the Borrower have any obligation to approach any existing Lender to provide any Refinancing Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Commitment or Term Loan, a “Refinancing Term Lender”); provided that the Administrative Agent shall have consented to such Additional Lender’s providing of the Refinancing Commitments to the extent such consent, if any, would be required under Section 13.6(b) in connection with an assignment of Term Loans or Commitments to such Additional Lender.

(iv) The effectiveness of any Refinancing Amendment, and the Refinancing Commitments thereunder, shall be subject to the satisfaction (or waiver) on the date thereof (each, a “Refinancing Facility Closing Date”) of each of the following conditions, together with any other conditions set forth in the Refinancing Amendment:

(A) each Refinancing Commitment shall be in an aggregate principal amount that is not less than $10,000,000 (provided that such amount may be less than $10,000,000 if such amount is equal to the entire outstanding principal amount of Refinanced Debt), and,

(B) the Refinancing Term Loans made pursuant to any increase in any existing Class of Term Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans under the respective Class so incurred on a pro rata basis (based on the principal amount of each Borrowing) so that each Lender under such Class will participate proportionately in each then outstanding Borrowing of Term Loans under such Class.

(v) [Reserved].

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(vi) The terms, provisions and documentation of the Refinancing Term Loans and Refinancing Commitments of any Class shall be as agreed between the Borrower and the applicable Refinancing Term Lenders providing such Refinancing Commitments, and except as otherwise set forth herein, to the extent not identical to (or constituting a part of) any Class of Term Loans existing on the Refinancing Facility Closing Date, shall be consistent with the provisions below, and the other terms and conditions shall either, at the option of the Borrower, (x) reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined by the Borrower) or (y), not be materially more restrictive to the Borrower (as determined by the Borrower), when taken as a whole, than the terms of the Initial Term Loans (except (1) covenants or other provisions applicable only to periods after the Latest Maturity Date (as of the applicable Refinancing Facility Closing Date) and (2) pricing, fees, rate floors, premiums, optional prepayment or redemption terms (which shall be determined by the Borrower) and it being understood there shall be no “MFN” protection unless the Lenders under the Term Loans existing on the Refinancing Facility Closing Date, receive the benefit of such more restrictive terms). In any event, the Refinancing Term Loans:

(1) (I) shall rank pari passu or junior in right of payment with any Obligations outstanding under this Agreement and (II) shall be unsecured or rank pari passu or junior in right of security with any Obligations outstanding under this Agreement and, if secured, shall not be secured by assets of the Credit Parties other than the Collateral (and, unless secured on a pari passu basis with the Obligations, shall be subject to a subordination agreement (if payment subordinated) and the Applicable Intercreditor Agreements);

(2) as of the Refinancing Facility Closing Date, shall not have a Maturity Date earlier than the Maturity Date of the Refinanced Debt;

(3) as of the Refinancing Facility Closing Date, such Refinancing Term Loans shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Refinanced Debt on the date of incurrence of such Refinancing Term Loans;

(4) may provide for the ability to participate on a pro rata basis or less than or greater than a pro rata basis in any voluntary repayments or prepayments of principal of Term Loans hereunder and on a pro rata basis or less than a pro rata basis (but not on a greater than pro rata basis) in any mandatory repayments or prepayments of principal of Term Loans hereunder; provided that if such Refinancing Term Loans are unsecured or rank junior in right of payment or as to security with the Obligations, such Refinancing Term Loans shall participate on a junior basis with respect to mandatory repayments of Term Loans hereunder (except in connection with any refinancing, extension, renewal, replacement, repurchase or retirement thereof permitted by this Agreement);

(5) unless otherwise permitted hereby, shall not have a greater principal amount than the principal amount of the Refinanced Debt (plus the amount of any unused commitments thereunder), plus accrued interest, fees, defeasance costs and premium (including call and tender premiums), if any, under the Refinanced Debt, plus underwriting discounts, fees, commissions and expenses (including original issue discount, upfront fees and similar items) in connection with the refinancing of such Refinanced Debt and the incurrence or issuance of such Refinancing Term Loans; and

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(6) shall not be guaranteed by any Subsidiary other than a Guarantor hereunder;

(vii) Commitments in respect of Refinancing Term Loans shall become additional Commitments under this Agreement pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Credit Documents, executed by the Borrower, each Refinancing Term Lender providing such Commitments and the Administrative Agent. The Refinancing Amendment may, without the consent of any other Credit Party, Agent or Lender, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15(b). The Borrower will use the proceeds, if any, of the Refinancing Term Loans in exchange for, or to extend, renew, replace, repurchase, retire or refinance, and shall permanently terminate applicable commitments under, substantially concurrently, the applicable Refinanced Debt.

(viii) The Administrative Agent and the Lenders hereby consent to the consummation of the transactions contemplated by this Section 2.15(b) (including, for the avoidance of doubt, payment of any interest, fees, or premium in respect of any Refinanced Debt on such terms as may be set forth in the relevant Refinancing Amendment) and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment or amendment section) or any other Credit Document that may otherwise prohibit or restrict any such refinancing or any other transaction contemplated by this Section 2.15.

2.16 Defaulting Lenders

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then no Defaulting Lender shall be entitled to receive any fee payable under Section 4 or any interest at the Default Rate payable under Section 2.8(d) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee or interest that otherwise would have been required to have been paid to that Defaulting Lender).

2.17 Permitted Debt Exchanges

(a) Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower to all Lenders (other than any Lender that, in connection with an issuance of Permitted Debt Exchange Instrument that constitutes Permitted Other Note, if requested by the Borrower, is unable to certify that it is either a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as defined in Rule 501 under the Securities Act)) with outstanding Term Loans under one or more Classes of Term

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Loans (as determined by the Borrower in its sole discretion) on the same terms, the Borrower may from time to time consummate one or more exchanges of Term Loans for Permitted Other Debt (such notes or loans, “Permitted Debt Exchange Instruments” and each such exchange, a “Permitted Debt Exchange”), so long as the following conditions are satisfied or waived: (i) no Event of Default shall have occurred and be continuing at the time the offering document in respect of a Permitted Debt Exchange Offer is delivered to the relevant Lenders, (ii) the aggregate principal amount (calculated on the face amount thereof) of Permitted Debt Exchange Instruments issued in exchange for Term Loans shall not exceed the principal amount (calculated on the face amount thereof) of the Term Loans being exchanged plus any accrued interest, fees and premium (if any) under the Term Loans exchanged and underwriting discounts, fees, commissions and expenses (including original issue discount, upfront fees and similar items) in connection with the exchange of such Term Loans and the issuance of such Permitted Debt Exchange Instruments, (iii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans exchanged under each applicable Class by the Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrower on the date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), (iv) if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of a given Class tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans under the relevant Class tendered by such Lenders ratably up to such maximum based on the respective principal amounts so tendered, or if such Permitted Debt Exchange Offer shall have been made with respect to multiple Classes without specifying a maximum aggregate principal amount offered to be exchanged for each Class, and the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of all Classes tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of all relevant Classes offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans across all Classes subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered, (v) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Borrower and the Auction Agent, and (vi) any applicable Minimum Tender Condition or Maximum Tender Condition, as the case may be, shall be satisfied or waived by the Borrower.

(b) With respect to all Permitted Debt Exchanges effected by the Borrower pursuant to this Section 2.17, (i) such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 5.1 or 5.2, and (ii) such Permitted Debt

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Exchange Offer shall be made for not less than $10,000,000 in aggregate principal amount of Term Loans, provided that subject to the foregoing clause (ii) the Borrower may at its election specify (A) as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s sole discretion) of Term Loans of any or all applicable Classes be tendered and/or (B) as a condition (a “Maximum Tender Condition”) to consummating any such Permitted Debt Exchange that no more than a maximum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s sole discretion) of Term Loans of any or all applicable Classes will be accepted for exchange.

(c) In connection with each Permitted Debt Exchange, the Borrower and the Auction Agent shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.17 and without conflict with Section 2.17(c); provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than a reasonable period (in the discretion of the Borrower and the Auction Agent) of time following the date on which the Permitted Debt Exchange Offer is made.

(d) The Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (x) none of the Auction Agent, the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrower’s compliance with such laws in connection with any Permitted Debt Exchange and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Securities Exchange Act of 1934, as amended.

SECTION 3 [Reserved]

SECTION 4 Fees; Commitments

4.1 Fees

(a) In the event that, prior to the six month anniversary of the Closing Date, the Borrower (x) makes any prepayment or repayment of Initial Term Loans in connection with any Repricing Transaction or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders holding Initial Term Loans, (I) a prepayment premium of 1.00% of the principal amount of the Initial Term Loans being prepaid in connection with such Repricing Transaction and (II) in the case of clause (y), an amount equal to 1.00% of the aggregate principal amount of the applicable Initial Term Loans of non-consenting Lenders outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such amendment.

(b) The Borrower agrees to pay directly to the Administrative Agent for its own account the administrative agent fees as set forth in the Fee Letter.

(c) Notwithstanding the foregoing, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 4.1 (subject to Section 2.16).

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4.2 Mandatory Termination or Reduction of Commitments

The Commitments in respect of the Initial Term Loans shall be automatically and permanently reduced to $0 upon the funding of the Initial Term Loans on the Closing Date.

SECTION 5 Payments

5.1 Voluntary Prepayments

The Borrower shall have the right to prepay Term Loans, without premium or penalty (other than as provided in Section 4.1(a) with respect to the Initial Term Loans or as otherwise provided with respect to Term Loans incurred after the Closing Date and amounts, if any, required to be paid pursuant to Section 2.11 with respect to prepayments of LIBOR Loans made on any date other than the last day of the applicable Interest Period), in whole or in part, from time to time on the following terms and conditions: (a) the Borrower shall give the Administrative Agent at the Administrative Agent’s Office revocable written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and, in the case of LIBOR Loans, the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than 1:00 p.m. (x) one Business Day prior to (in the case of ABR Loans) or (y) three Business Days prior to (in the case of LIBOR Loans) such prepayment and shall be promptly transmitted by the Administrative Agent to each Lender, (b) each partial prepayment of (i) any LIBOR Loans shall be in a minimum amount of $5,000,000 and in multiples of $1,000,000 in excess thereof and (ii) any ABR Loans shall be in a minimum amount of $1,000,000 and in multiples of $100,000 in excess thereof; provided that no partial prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for LIBOR Loans and (c) any prepayment of LIBOR Loans pursuant to this Section 5.1 on any day prior to the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11. Each prepayment in respect of any Term Loans pursuant to this Section 5.1 shall be (a) applied to the Class or Classes of Term Loans in such manner as the Borrower may determine, (b) applied to reduce Repayment Amounts in such order as the Borrower may determine and (c) applied to reduce the Type of Term Loans in the applicable Class as the Borrower may determine. In the event that the Borrower does not specify the order in which to apply prepayments of Term Loans to reduce Repayment Amounts or prepayments of Term Loans as between Classes of Term Loans, the Borrower shall be deemed to have elected that such prepayment be applied to reduce the Repayment Amounts in direct order of maturity on a pro rata basis with the applicable Class or Classes, if a Class or Classes were specified, or among all Classes of Term Loans then outstanding, if no Class was specified. If the Borrower does not specify the Type of Term Loans in the applicable Class, the Administrative Agent may make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11. At the Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Term Loan of a Defaulting Lender.

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5.2 Mandatory Prepayments

(a) Prepayment Events. (i) On each occasion that an Asset Sale Prepayment Event or a Recovery Prepayment Event occurs, the Borrower shall, within ten Business Days after the receipt of Net Cash Proceeds of such Prepayment Event (or, in the case of Deferred Net Cash Proceeds, within three Business Days after the Deferred Net Cash Proceeds Payment Date), prepay (or cause to be prepaid) (subject to Section 11.11 when applicable), in accordance with clauses (c) and (d) below, Term Loans with a principal amount equal to 100% of the Net Cash Proceeds from such Prepayment Event; provided that the percentage in this Section 5.2(a)(i) shall be reduced to (A) 50% if the Consolidated First Lien Net Leverage Ratio on the date of such prepayment is less than or equal to 2.80 to 1.00 but greater than 2.30 to 1.00 and (B) 0% if the Consolidated First Lien Net Leverage Ratio on the date of such prepayment is less than or equal to 2.30 to 1.00; provided, further, that the Borrower may use a portion of such Net Cash Proceeds to prepay or repurchase any Indebtedness (and with such prepaid or repurchased Indebtedness permanently extinguished) to the extent such Indebtedness is secured with a Lien on the Collateral ranking pari passu with the Lien securing the Initial Term Loans to the extent such Indebtedness requires the issuer to prepay or make an offer to purchase or prepay such Indebtedness with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of such Indebtedness and with respect to which such a requirement to prepay or make an offer to purchase or prepay exists and the denominator of which is the sum of the outstanding principal amount of such Indebtedness and the outstanding principal amount of the Term Loans (it being understood that to the extent the holders of such Indebtedness decline to have such Indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof); provided, further, that (i) no prepayment shall be required pursuant to this Section 5.2(a)(i) in the case of any Asset Sale Prepayment Event or Recovery Prepayment Event yielding Net Cash Proceeds of less than $5,000,000 in the aggregate and (ii) unless and until the amount at any time of Net Cash Proceeds from such Prepayment Events required to be applied at or prior to such time pursuant to this Section 5.2(a)(i) and not yet applied at or prior to such time to prepay Term Loans pursuant to this Section exceeds (x) $25,000,000 for a single Prepayment Event or (y) $100,000,000 in the aggregate for all Prepayment Events (other than those that are either under the threshold specified in clause (i) or over the threshold specified in clause (ii)(x)) in any one Fiscal Year, at which time all such Net Cash Proceeds referred to in this clause (ii) with respect to such Fiscal Year shall be applied as a prepayment in accordance with this Section 5.2(a)(i) (and only amounts in excess of the threshold amount in clause (x) or (y) above shall be applied as a prepayment in accordance with this Section 5.2(a)(i)).

(ii) On each occasion that a Debt Incurrence Prepayment Event occurs, the Borrower shall, within ten Business Days after the receipt of the Net Cash Proceeds from the occurrence of such Debt Incurrence Prepayment Event, prepay Term Loans in accordance with clauses (c) and (d) below.

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(iii) On each occasion that a New Debt Incurrence Prepayment Event occurs, the Borrower shall, within five Business Days after the receipt of the Net Cash Proceeds from the occurrence of such New Debt Incurrence Prepayment Event, (A) with respect to a New Debt Incurrence Prepayment Event resulting from the incurrence of Indebtedness pursuant to Section 10.1(v)(i), at the Borrower’s election as to the allocation of such Net Cash Proceeds as among any and all of the Classes of Term Loans as selected by Borrower and (B) with respect to each other New Debt Incurrence Prepayment Event, prepay the applicable Class or Classes of Term Loans that are the subject of the Refinanced Debt, in each case in a principal amount equal to 100% of the Net Cash Proceeds from such New Debt Incurrence Prepayment Event.

(b) Excess Cash Flow. Not later than ten Business Days after the date on which financial statements are delivered pursuant to Section 9.1(a) (in any case no later than the end of any cure period under Section 11.3(b) applicable to the delivery of such financial statements) for any Fiscal Year (commencing with the first full Fiscal Year completed after the Closing Date), prepay Term Loans in accordance with clauses (c) and (d) below in a principal amount equal to, as applicable, (i) (A) if the Consolidated First Lien Net Leverage Ratio as of the end of such Fiscal Year is greater than 2.80:1.00, 50% of the Excess Cash Flow for such Fiscal Year, (B) if the Consolidated First Lien Net Leverage Ratio as of the end of such Fiscal Year is equal to or less than 2.80:1.00 and greater than 2.30:1.00, 25% of the Excess Cash Flow for such Fiscal Year or (C) otherwise, 0% of the Excess Cash Flow for such Fiscal Year; minus (ii) to the extent any Indebtedness secured with a Lien on the Collateral ranking pari passu with the Lien securing the Initial Term Loans also requires the issuer of such Indebtedness to prepay or make an offer to purchase or prepay such Indebtedness with the amount of Excess Cash Flow, the Borrower may reduce the amount calculated pursuant to the provisions above by an amount not to exceed the product of (x) such amount multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of such Indebtedness and with respect to which such a requirement to prepay or make an offer to purchase or prepay exists and the denominator of which is the sum of the outstanding principal amount of such Indebtedness and the outstanding principal amount of the Term Loans (it being understood that to the extent the holders of such Indebtedness decline to have such Indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof); minus (iii) any voluntary prepayments or repurchases of Term Loans or any other Indebtedness secured on a pari passu basis with the Initial Term Loans (unless such prepayment or repurchase is funded with other long-term Indebtedness) made during such Fiscal Year or, at the Borrower’s option and without duplication, after the end of such Fiscal Year and prior to the time such Excess Cash Flow payment is due on a dollar-for-dollar basis (with the Consolidated First Lien Net Leverage Ratio to be recalculated to give effect to any such after-Fiscal Year end payments); provided that (I) if for any Fiscal Year, the amounts calculated pursuant to the provisions above is a negative amount, any such negative amount shall, at the option of the Borrower, be carried forward in future Fiscal Years to reduce the required payments pursuant to this Section 5.2(b) and (II) notwithstanding anything set forth above, any prepayment under this Section 5.2(b) shall be required only if the required prepayment amount calculated pursuant to the provisions above (including giving effect to any credit applied pursuant to clause (I) of this proviso) exceeds $20,000,000, and only the amount in excess thereof shall be applied to make prepayments of the Term Loans.

(c) Application to Repayment Amounts. Each prepayment of Term Loans required by Section 5.2(a) (except as provided in Section 5.2(a)(iii)) or Section 5.2(b) shall be allocated to the Term Loans then outstanding (ratably to each Class of Term Loans (or on a less than ratable basis, if agreed to by the Lenders providing such Class of Term Loans) based on

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then remaining principal amounts of the respective Classes of Term Loans then outstanding) until paid in full. In addition, each such prepayment shall be applied within each Class of Term Loans (i) ratably among the Lenders holding the Term Loans of such Class (unless otherwise agreed by an applicable affected Lender) and (ii) to scheduled amortization payments in respect of such Term Loans in direct forward order of scheduled maturity thereof or as otherwise directed by the Borrower.

(d) Application to Term Loans. With respect to each prepayment of Term Loans required pursuant to Section 5.2(a) (other than Section 5.2(a)(iii)) or Section 5.2(b), subject to Section 11.11 in the case of Section 5.2(a)(ii) (when applicable), the Borrower may designate the Types of Term Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made; provided that the Borrower pays any amounts, if any, required to be paid pursuant to Section 2.11 with respect to prepayments of LIBOR Loans made on any date other than the last day of the applicable Interest Period. In the absence of a Rejection Notice or a designation by the Borrower as described in the preceding sentence, the Administrative Agent may, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(e) [Reserved]

(f) Rejection Right. The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 5.2(a)(i) or Section 5.2(b), in each case at least three Business Days prior to the date such prepayment is required to be made (or such shorter period of time as agreed to by the Administrative Agent in its reasonable discretion). Each such notice shall be revocable and specify the anticipated date of such prepayment and provide a reasonably detailed estimated calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender holding Term Loans to be prepaid in accordance with such prepayment notice of the contents of the Borrower’s prepayment notice and of such Lender’s pro rata share of the prepayment. Each Lender may reject all or a portion of its pro rata share of any such prepayment of Term Loans required to be made pursuant to Section 5.2(a)(i) or Section 5.2(b) (such declined amounts, the “Declined Proceeds”) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice shall specify the principal amount of the mandatory prepayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such prepayment of Term Loans. Any Declined Proceeds remaining thereafter shall be retained by the Borrower (“Retained Declined Proceeds”).

(g) Foreign Net Cash Proceeds or Excess Cash Flow. Notwithstanding any other provisions of this Section 5.2, (i) to the extent that the repatriation of any or all of the Net Cash Proceeds from a Recovery Prepayment Event (a “Foreign Recovery Event”) of, or any Disposition by, a Restricted Foreign Subsidiary giving rise to an Asset Sale Prepayment Event (a “Foreign Asset Sale”) or (ii) the repatriation of any Excess Cash Flow attributable to a

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Restricted Foreign Subsidiary (“Foreign Excess Cash Flow”), are prohibited or delayed by applicable local law (including financial assistance, corporate benefit, restrictions on upstreaming of cash intra-group and fiduciary and statutory duties of the directors of the relevant subsidiaries) or material agreement (so long as not created in contemplation of such prepayment) or organizational document from being repatriated to the United States or, if the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Recovery Event or any Foreign Asset Sale or any Foreign Excess Cash Flow would have an material adverse tax consequence to the Borrower and its Restricted Subsidiaries (or any direct or indirect parent company of the Borrower), such portion of the Net Cash Proceeds or the Foreign Excess Cash Flow so affected will not be required to be applied to repay Term Loans, at the times provided in this Section 5.2 but may be retained by the applicable Restricted Foreign Subsidiary for working capital purposes so long, but only so long, (i) as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to promptly take commercially reasonable actions reasonably required by the applicable local law or material agreement to permit such repatriation) or (ii) as the Borrower determines in good faith such material adverse tax consequence to the Borrower and its Restricted Subsidiaries (or any direct or indirect parent company of the Borrower) would be incurred, and once such repatriation is permitted under the applicable local law or such material adverse tax consequence would no longer be incurred as determined by the Borrower in good faith (and in any event not later than ten (10) Business Days after such repatriation is permitted to occur or the Borrower determines in good faith that such material adverse tax consequence would no longer be incurred) applied (net of additional taxes payable or reserved against as a result thereof) apply an amount equal thereto to the repayment of the Term Loans as required pursuant to this Section 5.2.

5.3 Method and Place of Payment

(a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto, as the case may be, not later than 2:00 p.m., in each case, on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by written notice to the Borrower, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of any Term Loans (whether of principal, interest or otherwise) hereunder and all other payments under each Credit Document shall be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. or, otherwise, on the next Business Day) like funds relating to the payment of principal or interest or fees ratably to the Lenders entitled thereto.

(b) Any payments under this Agreement that are made later than 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

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5.4 Net Payments

(a) Any and all payments made by or on behalf of the Borrower or any Guarantor under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided that if the Borrower or any Guarantor or the Administrative Agent shall be required by Applicable Law (as determined in the good faith discretion of an applicable withholding agent) to deduct or withhold any Taxes from such payments, then (i) the Borrower or such Guarantor or the Administrative Agent shall make such deductions or withholdings and (ii) the Borrower or such Guarantor or the Administrative Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with Applicable Law. If such a Tax is an Indemnified Tax, the sum payable by the Borrower or any Guarantor shall be increased as necessary so that after making all such required deductions and withholdings (including such deductions or withholdings applicable to additional sums payable under this Section 5.4), the Administrative Agent, the Collateral Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. Whenever any Indemnified Taxes are payable by the Borrower or such Guarantor, as promptly as practicable thereafter, the Borrower or Guarantor shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt (or other evidence acceptable to such Lender, acting reasonably) received by the Borrower or such Guarantor showing payment thereof..

(b) The Borrower shall timely pay to the relevant Governmental Authority Other Taxes in accordance with Applicable Law, or at the option of the Administrative Agent, timely reimburse it for the payment of any Other Taxes that are paid by the Administrative Agent to the relevant Governmental Authority in accordance with Applicable Law.

(c) The Borrower shall indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Lender within fifteen Business Days after written demand therefor, for the full amount of any Indemnified Taxes imposed on the Administrative Agent, the Collateral Agent or such Lender as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Credit Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4) payable or paid by such Agent or Lender or required to be withheld or deducted from a payment to such Agent or Lender and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth reasonable detail as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), the Administrative Agent or the Collateral Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

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(d) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.6 relating to the maintenance of a Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with this Agreement or any Credit Document, and any reasonable expenses arising therefrom or with respect thereof, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Any Non-U.S. Lender claiming a basis for an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Credit Document shall, to the extent it is legally able to do so, deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding or as will permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in this Section 5.4(d), the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.4(f), 5.4(i) and 5.4(j) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(f) Without limiting the generality of Section 5.4(e), each Non-U.S. Lender with respect to any amounts payable hereunder or under any other Credit Document shall, to the extent it is legally entitled to do so:

(i) deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of (x) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding Tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service Form W-8BEN or W-8BEN-E (together with a certificate substantially in the form of Exhibit J-1 representing that such Non-U.S. Lender is not a bank within the meaning of Section 881(c)(3)(A) of the Code, is not a 10-percent shareholder (within the

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meaning of Section 871(h)(3)(B) of the Code) of the Borrower, any interest payment received by such Non-U.S. Lender under this Agreement or any other Credit Document is not effectively connected with the conduct of a trade or business in the United States and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), (y) Internal Revenue Service Form W-8BEN, Form W-8-BEN-E or Form W-8ECI, in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding Tax on payments under any Credit Document or (z) to the extent a Non-U.S. Lender is not the beneficial owner with respect to any portion of any sums paid or payable to such Lender under any of the Credit Documents (for example, in the case of a typical participation or where Non-U.S. Lender is a pass through entity) Internal Revenue Service Form W-8IMY and all necessary attachments (including the forms described in clauses (x) and (y) above and in Section 5.4(i), Exhibit J-2, Exhibit J-3 and or other certification documents from each beneficial owner, as applicable); provided that if the Non-U.S. Lender is a partnership it may provide Exhibit J-4 on behalf of one or more of its direct or indirect partners that are claiming the portfolio interest exemption; and

(ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or inaccurate in any respect and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower or the Administrative Agent.

If in any such case any Change in Law has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Non-U.S. Lender from duly completing and delivering any such form with respect to it, such Non-U.S. Lender shall promptly so advise the Borrower and the Administrative Agent.

(g) If any Lender, the Administrative Agent or the Collateral Agent, as applicable, determines, in its sole discretion exercised in good faith, that it had received and retained a refund of an Indemnified Tax or additional sums payable under this Section 5.4 (including an Other Tax) for which a payment has been made by the Borrower pursuant to this Agreement, which refund in the good faith judgment of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, is attributable to such payment made by the Borrower, then the Lender, the Administrative Agent or the Collateral Agent, as the case may be, shall reimburse the Borrower for such amount (net of all out-of-pocket expenses of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender, the Administrative Agent or the Collateral Agent, as the case may be, determines in its sole discretion exercised in good faith to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any Taxes imposed on the refund) than it would have been in if the payment had not been required; provided that the Borrower, upon the request of the Lender, the Administrative Agent or the Collateral Agent, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender, the Administrative Agent or the Collateral Agent in the event the Lender, the Administrative Agent or the Collateral Agent is required to repay such refund to such

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Governmental Authority. A Lender, the Administrative Agent or the Collateral Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. None of any Lender, the Administrative Agent or the Collateral Agent shall be obliged to disclose any information regarding its tax affairs that it deems confidential to any Credit Party in connection with this clause (g).

(h) If the Borrower determines that a reasonable basis exists for contesting a Tax, each Lender or Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request in challenging such Tax. Subject to the provisions of Section 2.12, each Lender and Agent agrees to use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request to minimize any amount payable by the Borrower or any Guarantor pursuant to this Section 5.4. The Borrower shall indemnify and hold each Lender and Agent harmless against any out-of-pocket expenses incurred by such Person in connection with any request made by the Borrower pursuant to this Section 5.4(h). Nothing in this Section 5.4(h) shall obligate any Lender or Agent to take any action that such Person, in its sole judgment, determines may result in a material detriment to such Person.

(i) Without limiting the generality of Section 5.4(d), with respect to any amounts payable hereunder or under any other Credit Document, each Lender or Agent that is a United States person under Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall deliver to the Borrower and the Administrative Agent two United States Internal Revenue Service Forms W-9 (or substitute or successor form), properly completed and duly executed, certifying that such Lender or Agent is exempt from United States backup withholding (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or inaccurate in any respect, (iii) after the occurrence of a change in such Agent’s or Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

(j) If a payment made to any Agent or Lender would be subject to U.S. federal withholding Tax imposed under FATCA if such Agent or Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Agent or Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent, such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such other documentation reasonably requested by the Administrative Agent and the Borrower as may be necessary for the Administrative Agent and the Borrower to comply with their obligations under FATCA, to determine whether such Agent or Lender has or has not complied with such Agent’s or Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment and deliver to the Borrower and the Administrative Agent two further copies of any such documentation on or before the date that any such documentation expires or becomes obsolete or inaccurate in any respect and after the occurrence of any event requiring a change in the documentation previously delivered by it to the Borrower or the Administrative Agent. Solely for purposes of this subsection (j), “FATCA” shall include any amendments made to FATCA after the date of this Agreement and any current or future intergovernmental agreements and any Applicable Law implementing such agreement entered into in connection therewith.

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(k) The agreements in this Section 5.4 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder and under any other Credit Document.

5.5 Computations of Interest and Fees

Except as provided in the next succeeding sentence, interest on LIBOR Loans and ABR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans in respect of which the rate of interest is calculated on the basis of the rate of interest in effect for such day as publicly announced from time to time by the Wall Street Journal as the “U.S. prime rate” and interest on overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

5.6 Limit on Rate of Interest

(a) No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obligated to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect of the Obligations in excess of the amount or rate permitted under or consistent with any Applicable Law.

(b) Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with Applicable Laws.

(c) Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any Applicable Law, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8.

(d) Spreading. In determining whether the interest hereunder is in excess of the amount or rate permitted under or consistent with any Applicable Law, the total amount of interest shall be spread throughout the entire term of this Agreement until its payment in full.

(e) Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any Applicable Law, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

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SECTION 6 Conditions Precedent to the Closing Date

The initial Borrowing under this Agreement is subject to the satisfaction in all material respects of the conditions set forth below, except as otherwise agreed between the Borrower and the Commitment Parties (as defined in the Commitment Letter).

6.1 Credit Documents

The Administrative Agent shall have received (a) this Agreement, executed and delivered by an Authorized Officer of Holdings and the Borrower, (b) the Guarantee, executed and delivered by an Authorized Officer of each Guarantor as of the Closing Date, (c) the Security Agreement, executed and delivered by an Authorized Officer of each grantor party thereto as of the Closing Date and (d) a duly executed Notice of Borrowing delivered pursuant to Section 2.3(a).

6.2 Collateral

(a) All outstanding Stock of the Borrower and all Stock of each Subsidiary of the Borrower directly owned by the Borrower or any Subsidiary Guarantor, in each case, as of the Closing Date, shall have been pledged pursuant to the Security Agreement (except that such Credit Parties shall not be required to pledge any Excluded Stock and Stock Equivalents) and the Collateral Agent shall have received all certificates, if any, representing such securities pledged under the Security Agreement, accompanied by instruments of transfer and undated stock powers endorsed in blank.

(b) All Indebtedness of the Borrower and each Subsidiary of the Borrower that is owing to the Borrower or a Subsidiary Guarantor shall, to the extent exceeding $10,000,000 in aggregate principal amount, be evidenced by one or more global promissory notes and shall have been pledged pursuant to the Security Agreement, and the Collateral Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank.

(c) All documents and instruments, including Uniform Commercial Code or other applicable personal property financing statements, reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by any Security Document to be executed on the Closing Date and to perfect such Liens to the extent required by, and with the priority required by, such Security Document shall have been delivered to the Collateral Agent in proper form for filing, registration or recording and none of the Collateral shall be subject to any other pledges, security interests or mortgages, except for Liens permitted hereunder.

(d) The Borrower shall deliver to the Collateral Agent a completed Perfection Certificate, executed and delivered by an Authorized Officer of the Borrower, together with all attachments contemplated thereby.

Notwithstanding anything set forth above, to the extent any security interest (other than to the extent that a lien on the Collateral may be perfected by the filing of a financing statement under the Uniform Commercial Code or by the delivery of stock or other equity

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certificates of the Borrower or a Material Subsidiary of the Borrower constituting a Wholly Owned Domestic Subsidiary that is part of the Collateral and such stock or other equity certificates have been received from the Borrower) is not or cannot be provided or perfected on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so, or without undue burden or expense, the creation or perfection of such security interest shall not constitute a condition precedent to the availability of the Initial Term Loans on the Closing Date but shall instead be required to be delivered or provided within 90 days after the Closing Date (or such later date as may be reasonably agreed by the Borrower and the Administrative Agent (with respect to Term Priority Collateral) or the ABL Administrative Agent (with respect to ABL Priority Collateral)) pursuant to arrangements to be mutually agreed by the Borrower and the Administrative Agent or the ABL Administrative Agent.

6.3 Legal Opinions

The Administrative Agent shall have received the executed customary legal opinions of Kirkland & Ellis LLP, special New York counsel to the Credit Parties. Holdings, the Borrower, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinions.

6.4 Closing Certificates

The Administrative Agent shall have received a certificate of the Credit Parties, dated the Closing Date, in respect of the conditions set forth in Sections 6.7, 6.8, 6.11, 6.12 and 6.13.

6.5 Authorization of Proceedings of Each Credit Party

The Administrative Agent shall have received (a) a copy of the resolutions of the board of directors, other managers or general partner of each Credit Party (or a duly authorized committee thereof) authorizing (i) the execution, delivery and performance of the Credit Documents referred to in Section 6.1 (and any agreements relating thereto) to which it is a party and (ii) in the case of the Borrower, the extensions of credit contemplated hereunder, (b) true and complete copies of the Organizational Documents of each Credit Party as of the Closing Date, and (c) good standing certificates (to the extent such concept exists in the relevant jurisdiction of organization) of the Borrower and the Guarantors.

6.6 Fees

All fees required to be paid on the Closing Date pursuant to the Fee Letter and reasonable and documented out-of-pocket expenses required to be paid on the Closing Date pursuant to the Commitment Letter, in the case of expenses, to the extent invoiced at least three (3) Business Days prior to the Closing Date, shall have been paid, or shall be paid substantially concurrently with, the initial Borrowings hereunder.

6.7 Representations and Warranties

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All Specified Representations shall be true and correct in all material respects on the Closing Date (except to the extent any such representation or warranty is stated to relate solely to an earlier date, it shall be true and correct in all material respects as of such earlier date).

6.8 Company Material Adverse Change

No Company Material Adverse Change shall have occurred since October 23, 2017.

6.9 Solvency Certificate

On the Closing Date, the Administrative Agent shall have received a certificate from the chief financial officer of Holdings substantially in the form of Annex I to Exhibit D of the Commitment Letter.

6.10 Financial Statements

(a) The Joint Lead Arrangers shall have received copies of (i) the audited consolidated balance sheet and the related audited consolidated statements of income, cash flows and shareholders’ equity of the Borrower and its Subsidiaries as of and for the fiscal years ended September 30, 2015 and September 30, 2016 and (ii) the unaudited consolidated balance sheet and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries as of and for each subsequent fiscal quarter (other than the fourth fiscal quarter of the Borrower’s Fiscal Year) ended at least 45 days before the Closing Date.

(b) The Joint Lead Arrangers shall have received an unaudited pro forma consolidated balance sheet and related unaudited pro forma consolidated statement of income of the Borrower and its Subsidiaries as of and for the twelve-month period ending on June 30, 2017, prepared after giving effect to the Transactions as if the Transactions had occurred on such date (in the case of such pro forma balance sheet) or on the first day of such period (in the case of such pro forma statement of income), as applicable (which need not be prepared in compliance with Regulations S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

6.11 Plan Consummation

The Plan shall not have been amended, modified or supplemented after October 23, 2017 in any manner or any condition to the effectiveness thereof shall not have been waived that, individually or in the aggregate, would reasonably be expected to adversely affect the interests of the Joint Lead Arrangers and the Lenders (taken as a whole and in their capacities as such) in any material respect. The Confirmation Order shall be in form and substance materially consistent with the Plan and the Commitment Letter and otherwise reasonably satisfactory to the Joint Lead Arrangers and shall have been entered confirming the Plan. Each of the Approval Order and the Confirmation Order shall be in full force and effect and not have been stayed, reversed, or vacated, amended, supplemented, or modified except that such applicable order may be further amended, supplemented or otherwise modified in any manner that would not reasonably be expected to adversely affect the interests of the Joint Lead Arrangers and the

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Lenders (taken as a whole and in their capacities as such) in any material respect and shall not be subject to any pending appeals, except for any of the following, which shall be permissible appeals the pendency of which shall not prevent the occurrence of the Closing Date: (i) any appeal brought (A) by or on behalf of any member of the Ad Hoc Crossover Group (as defined in the Disclosure Statement (as defined the Plan)), whether individually or as a group, asserting objections described in [Docket No. 955] in the Case, (B) by or on behalf of the Second Lien Notes Trustee (as defined in the Plan) asserting objections described in [Docket No. 957] or [Docket No. 954] in the Case, (C) by or on behalf of Ms. Marlene Clark asserting objections with respect to the subject matter addressed by the Bankruptcy Court’s opinion at [Docket No. 1182] in the Case, (D) by or on behalf of SAE Power Inc. and/or SAE Power Co. asserting the claims described in [Docket No. 925] in the Case, or (E) asserting objections of the type described in [Docket No. 1195] and similar objections, (ii) any appeal with respect to or relating to the distributions (or the allocation of such distributions) between and among creditors under the Plan, or (iii) any other appeal, the result of which would not have a materially adverse effect on the rights and interests of the Joint Lead Arrangers and the Lenders (taken as a whole and in their capacities as such). The Confirmation Order shall authorize the Avaya Debtors and the Credit Parties to execute, deliver and perform all of their obligations under all Credit Documents and shall contain no term or provision that contradicts such authorization. The Avaya Debtors shall be and shall have been in compliance with the Confirmation Order in all material respects. The Plan shall have become effective in accordance with its terms and all conditions to the effectiveness of the Plan shall have been satisfied or waived without giving effect to any waiver that would reasonably be expected to adversely affect the interests of the Joint Lead Arrangers and the Lenders in any material respect unless consented to by the Joint Lead Arrangers (such consent not to be unreasonably withheld, conditioned or delayed), and all transactions contemplated therein or in the Confirmation Order to occur on the effective date of the Plan shall have been (or concurrently with the Closing Date, shall be) substantially consummated in accordance with the terms thereof and in compliance with Applicable Laws.

6.12 Refinancing

The Closing Refinancing shall have been made or consummated prior to, or shall be made or consummated substantially concurrently with, the initial borrowing of the Initial Term Loans. The principal amount of all third party indebtedness for borrowed money (which, for the avoidance of doubt, does not include intercompany loans or comfort letters reinstated pursuant through the Plan) of the Avaya Debtors on the Closing Date that is incurred, issued, or reinstated or otherwise not discharged in connection with consummation of the Plan (giving effect to any amendments thereto), excluding all such amounts that are (i) not impaired under the Plan (without giving effect to any amendments thereto) and (ii) not required to be paid in full upon the consummation of the Plan (without giving effect to any amendments thereto) (such exclusion to include, without limitation, all Capital Leases in existence on the Closing Date), shall not exceed in the aggregate (x) $2,925 million plus all additional amounts incurred to fund OID and/or upfront fees as contemplated hereunder and (y) the Initial ABL Facility.

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6.13 PBGC Settlement

The PBGC Settlement Order (as defined in the Plan) shall have been entered and be in effect and the PBGC Settlement (as defined in the Plan) shall have been entered into and consummated, in each case, without giving effect to any amendment, modification or supplement that would, individually or in the aggregate, reasonably be expected to adversely affect the interests of the Joint Lead Arrangers or the Lenders in any material respect.

6.14 Patriot Act

The Administrative Agent shall have received (at least 3 Business Days prior to the Closing Date) all documentation and other information about the Borrower and each Guarantor as has been reasonably requested in writing at least 10 Business Days prior to the Closing Date by the Administrative Agent or the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

For purposes of determining compliance with the conditions specified in Section 6 on the Closing Date, each Lender that has signed or authorized the signing of this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 6 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 7 [Reserved]

SECTION 8 Representations and Warranties.

In order to induce the Lenders to enter into this Agreement and to make the Term Loans, each of Holdings and the Borrower makes the following representations and warranties to the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Term Loans:

8.1 Corporate Status; Compliance with Laws

Each of Holdings, the Borrower and each Material Subsidiary of the Borrower that is a Restricted Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing (as applicable) under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged, except as would not reasonably be expected to result in a Material Adverse Effect, (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect and (c) is in compliance with all Applicable Laws, except to the extent that the failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect.

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8.2 Corporate Power and Authority

Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law) (provided that, with respect to the creation and perfection of security interests with respect to Indebtedness, Stock and Stock Equivalents of Foreign Subsidiaries, only to the extent the creation and perfection of such obligation is governed by the UCC).

8.3 No Violation

Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor the compliance with the terms and provisions thereof nor the consummation of the financing transactions contemplated hereby and thereby will (a) contravene any applicable provision of any material Applicable Law (including material Environmental Laws) other than any contravention which would not reasonably be expected to result in a Material Adverse Effect, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the property or assets of Holdings, the Borrower or any Restricted Subsidiary (other than Liens permitted hereunder) pursuant to the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust or other material debt agreement or instrument to which Holdings, the Borrower or any Restricted Subsidiary is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) other than any such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect, or (c) violate any provision of the Organizational Documents of any Credit Party.

8.4 Litigation

Except as set forth on Schedule 8.4, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened in writing with respect to Holdings, the Borrower or any of the Restricted Subsidiaries that have a reasonable likelihood of adverse determination and such determination would reasonably be expected to result in a Material Adverse Effect.

8.5 Margin Regulations

Neither the making of any Term Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board.

8.6 Governmental Approvals

The execution, delivery and performance of the Credit Documents does not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents and (iii) such licenses, authorizations, consents, approvals, registrations, filings or other actions the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

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8.7 Investment Company Act

None of the Credit Parties is an “investment company” within the meaning of, and subject to registration under, the Investment Company Act of 1940, as amended.

8.8 True and Complete Disclosure

(a) None of the written factual information and written data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Holdings, the Borrower, any of the Subsidiaries of the Borrower or any of their respective authorized representatives to the Administrative Agent, any Joint Lead Arranger and/or any Lender on or before the Closing Date (including all such information and data contained in the Credit Documents) regarding Holdings, the Borrower and its Restricted Subsidiaries in connection with the Transactions for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of any material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time in light of the circumstances under which such information or data was furnished, it being understood and agreed that for purposes of this Section 8.8(a), such factual information and data shall not include projections or estimates (including financial estimates, forecasts and other forward-looking information) and information of a general economic or general industry nature.

(b) The projections posted to the Lenders on November 2, 2017 are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Agents, Joint Lead Arrangers and the Lenders that such projections, forward-looking statements, estimates and pro forma financial information are not to be viewed as facts or a guarantee of performance, and are subject to material contingencies and assumptions, many of which are beyond the control of the Credit Parties, and that actual results during the period or periods covered by any such projections, forward-looking statements, estimates and pro forma financial information may differ materially from the projected results.

8.9 Financial Condition; Financial Statements

The financial statements described in Section 6.10 present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries, in each case, as of the dates thereof and for such period covered thereby in accordance with GAAP, consistently applied throughout the periods covered thereby, except as otherwise noted therein, and subject, in the case of any unaudited financial statements, to changes resulting from normal year-end adjustments and the absence of footnotes. There has been no Material Adverse Effect since the Closing Date.

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8.10 Tax Matters

Except where the failure of which would not be reasonably expected to have a Material Adverse Effect, (a) each of Holdings, the Borrower and each of the Restricted Subsidiaries has filed all federal income Tax returns and all other Tax returns, domestic and foreign, required to be filed by it (after giving effect to all applicable extensions) and has paid all material Taxes payable by it that have become due (whether or not shown on such Tax return), other than those (i) not yet delinquent or (ii) contested in good faith as to which adequate reserves have been provided to the extent required by law and in accordance with GAAP, (b) each of Holdings, the Borrower and each of the Restricted Subsidiaries has provided adequate reserves in accordance with GAAP for the payment of, all federal, state, provincial and foreign Taxes not yet due and payable, and (c) each of Holdings, the Borrower and each of the Restricted Subsidiaries has satisfied all of its Tax withholding obligations.

8.11 Compliance with ERISA

(a) No ERISA Event has occurred or is reasonably expected to occur; and no Lien imposed under the Code or ERISA on the assets of the Borrower or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Borrower or any ERISA Affiliate been notified in writing that such a Lien will be imposed on the assets of Holdings, the Borrower or any ERISA Affiliate on account of any Pension Plan, except to the extent that a breach of any of the representations, warranties or agreements in this Section 8.11(a) would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect. No Pension Plan has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11(a), be reasonably likely to have a Material Adverse Effect.

(b) All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and Applicable Law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect. All contributions or other payments which are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.12 Subsidiaries

Schedule 8.12 lists each Subsidiary of Holdings (and the direct and indirect ownership interest of Holdings therein), in each case existing on the Closing Date (after giving effect to the Transactions).

8.13 Intellectual Property

Each of Holdings, the Borrower and the Restricted Subsidiaries has good and marketable title to, or a valid license or right to use, all patents, trademarks, servicemarks, trade names, copyrights and all applications therefor and licenses thereof, and all other intellectual property rights, free and clear of all Liens (other than Liens permitted hereunder), that are necessary for the operation of their respective businesses as currently conducted, except where the failure to have any such title, license or rights would not reasonably be expected to have a Material Adverse Effect.

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8.14 Environmental Laws

Except as would not reasonably be expected to have a Material Adverse Effect: (a) Holdings, the Borrower and the Restricted Subsidiaries and all Real Estate are in compliance with all Environmental Laws; (b) Holdings, the Borrower and the Restricted Subsidiaries have, and have timely applied for renewal of, all permits under Environmental Law to construct and operate their facilities as currently constructed; (c) except as set forth on Schedule 8.14, neither Holdings, the Borrower nor any Restricted Subsidiary is subject to any pending or, to the knowledge of the Borrower, threatened Environmental Claim or any other liability under any Environmental Law, including any such Environmental Claim, or, to the knowledge of the Borrower, any other liability under Environmental Law related to, or resulting from the business or operations of any predecessor in interest of any of them; (d) none of Holdings, the Borrower or any Restricted Subsidiary is conducting or financing or, to the knowledge of the Borrower, is required to conduct or finance, any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; (e) to the knowledge of the Borrower, no Hazardous Materials have been released into the environment at, on or under any Real Estate currently owned or leased by Holdings, the Borrower or any Restricted Subsidiary, and (f) neither Holdings, the Borrower nor any Restricted Subsidiary has treated, stored, transported, released, disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or, to the knowledge of the Borrower, formerly owned or leased Real Estate or facility. Except as provided in this Section 8.14, Holdings, the Borrower and the Restricted Subsidiaries make no other representations or warranties regarding Environmental Laws.

8.15 Properties

Except as set forth on Schedule 8.15, Holdings, the Borrower and the Restricted Subsidiaries have good title to or valid leasehold or easement interests or other license or use rights in all properties that are necessary for the operation of their respective businesses as currently conducted, free and clear of all Liens (other than any Liens permitted under this Agreement) and except where the failure to have such good title, leasehold or easement interests or other license or use rights would not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the Borrowers and the Restricted Subsidiaries do not own in fee any Real Estate with a fair market value of $10,000,000 or more.

8.16 Solvency

On the Closing Date, after giving effect to the Transactions, immediately following the making of the Term Loans on such date and after giving effect to the application of the proceeds of such Term Loans, Holdings on a consolidated basis with its Subsidiaries will be Solvent.

8.17 Security Interests

Subject to the qualifications set forth in Section 6.2 and the terms and conditions of any Applicable Intercreditor Agreement then in effect, with respect to each Credit Party, the Security Documents, taken as a whole, are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority security interest (subject to Liens permitted hereunder) in the Collateral described therein, in each case, to the

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extent required under the Security Documents, the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. In the case of (i) the Stock described in the Security Agreement that is in the form of securities represented by stock certificates or otherwise constituting certificated securities within the meaning of Section 8-102(a)(15) of the New York UCC (“Certificated Securities”), when certificates representing such Stock are delivered to the Collateral Agent along with instruments of transfer in blank or endorsed to the Collateral Agent, and (ii) all other Collateral constituting personal property described in the Security Agreement, when financing statements, intellectual property security agreements and other required filings, recordings, agreements and actions in appropriate form are executed and delivered, performed, recorded or filed in the appropriate offices, as the case may be, the Collateral Agent, for the benefit of the applicable Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in all Collateral that may be perfected by filing, recording or registering a financing statement, an intellectual property security agreement or analogous document (to the extent such Liens may be perfected by possession of the Certificated Securities by the Collateral Agent or such filings, agreements or other actions or perfection is otherwise required by the terms of any Credit Document), in each case, to the extent required under the Security Documents, as security for the Obligations, in each case prior and superior in right to any other Lien (except, in the case of Liens permitted hereunder).

8.18 Labor Matters

Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against Holdings, the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened in writing; and (b) hours worked by and payment made for such work to employees of Holdings, the Borrower and each Restricted Subsidiary have not been in violation of the Fair Labor Standards Act or any other Applicable Law dealing with such matters.

8.19 Sanctioned Persons; Anti-Corruption Laws; Patriot Act

None of Holdings, the Borrower or any of its Subsidiaries or any of their respective directors or officers is subject to any economic embargoes or similar sanctions administered or enforced by the U.S. Department of State or the U.S. Department of the Treasury (including the Office of Foreign Assets Control) or any other applicable sanctions authority (collectively, “Sanctions”, and the associated laws, rules, regulations and orders, collectively, “Sanctions Laws”). Each of Holdings, the Borrower and its Subsidiaries and their respective officers and directors is in compliance, in all material respects, with (i) all Sanctions Laws, (ii) the United States Foreign Corrupt Practices Act of 1977, as amended, and any other applicable anti-bribery or anti-corruption laws, rules, regulations and orders (collectively, “Anti-Corruption Laws”) and (iii) the Patriot Act and any other applicable anti-terrorism and anti-money laundering laws, rules, regulations and orders. No part of the proceeds of the Term Loans will be used, directly or indirectly, in violation of the Patriot Act, the Anti-Corruption Laws, Sanctions Laws and/or any other anti-terrorism or anti-money laundering laws in any material respect.

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8.20 Use of Proceeds

The Borrower will use the proceeds of the Term Loans in accordance with Section 9.13 of this Agreement.

SECTION 9 Affirmative Covenants

The Borrower hereby covenants and agrees that on the Closing Date (immediately after giving effect to the Transactions) and thereafter, until all Commitments have terminated and the Term Loans, together with interest, fees and all other Obligations (other than Hedging Obligations under Secured Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements or Contingent Obligations), are paid in full:

9.1 Information Covenants

The Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) Annual Financial Statements. As soon as available and in any event on or before the date that is 90 days after the end of each Fiscal Year (or, in the case of the Fiscal Years ended September 30, 2017 and September 30, 2018, the date that is 120 days after the end of such Fiscal Year), the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of operations and cash flows for such Fiscal Year, setting forth comparative consolidated figures for the preceding Fiscal Year (commencing with the Fiscal Year ended September 30, 2019), all in reasonable detail and prepared in accordance with GAAP in all material respects and, in each case, except with respect to any such reconciliation, certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower and its consolidated Subsidiaries as a going concern (other than any exception or qualification that is a result of (x) a current maturity date of any Indebtedness or (y) any actual or prospective default of a financial maintenance covenant (including the ABL Financial Covenant)), all of which shall be (i) certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its consolidated Subsidiaries(or Holdings or an indirect parent of the Borrower and its consolidated Subsidiaries, as the case may be) in accordance with GAAP in all material respects and (ii) accompanied by a Narrative Report with respect thereto.

(b) Quarterly Financial Statements. As soon as available and in any event on or before the date that is 45 days after the end of each of the first three fiscal quarters of any Fiscal Year (or, in the case of financial statements for the fiscal quarters ending December 31, 2017, March 31, 2018 and June 30, 2018, on or before the date that is 60 days after the end of such fiscal quarter), the consolidated balance sheets of the Borrower and its consolidated Subsidiaries, in each case, as at the end of such quarterly period and the related consolidated statements of operations for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for such quarterly accounting period and for the elapsed portion of the

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Fiscal Year ended with the last day of such quarterly period, and, commencing with the fiscal quarter ended on March 31, 2019, setting forth comparative consolidated figures for the related periods in the prior Fiscal Year or, in the case of such consolidated balance sheet, for the last day of the prior Fiscal Year, all of which shall be (i) certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its consolidated Subsidiaries (or Holdings or an indirect parent of the Borrower and its consolidated Subsidiaries, as the case may be) in accordance with GAAP in all material respects, subject to changes resulting from audit, normal year-end audit adjustments and absence of footnotes and (ii) accompanied by a Narrative Report with respect thereto.

(c) Officer’s Certificates. Within five Business Days of the delivery of the financial statements provided for in Sections 9.1(a) and (b), a certificate of an Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (x) with specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such Fiscal Year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent Fiscal Year or period, as the case may be and (y) commencing with the Fiscal Year ended on September 30, 2019, in the case of the financial statements provided for in Section 9.1(a), with customary details, the calculation of the Excess Cash Flow for the most recent Fiscal Year. Within five Business Days of the delivery of the financial statements provided for in Section 9.1(a), a certificate of an Authorized Officer of the Borrower setting forth (A) in reasonable detail the Available Amount and the Available Equity Amount as at the end of the Fiscal Year to which such financial statements relate and (B) the information required pursuant to Sections I and II of the Perfection Certificate or confirming that there has been no change in such information since the Closing Date or the date of the most recent certificate delivered pursuant to this clause (c)(B), as the case may be.

(d) Notice of Default; Litigation; ERISA Event. Promptly after an Authorized Officer of the Borrower or any Restricted Subsidiary obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, (ii) any litigation, regulatory or governmental proceeding pending against the Borrower or any Restricted Subsidiary that has a reasonable likelihood of adverse determination and such determination would reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect and (iii) the occurrence of any ERISA Event or any ERISA Event that is reasonably expected to occur, that would reasonably be expected to result in a Material Adverse Effect.

(e) Other Information. Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements (other than drafts of pre-effective versions of registration statements) with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by Holdings, the Borrower or any Restricted Subsidiary (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies

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of all financial statements, proxy statements, notices and reports that Holdings, the Borrower or any Restricted Subsidiary shall send to the ABL Administrative Agent or lenders under the ABL Credit Agreement or the holders of any publicly issued debt with a principal amount in excess of $300,000,000 of Holdings, the Borrower and/or any Restricted Subsidiary in their capacity as such holders (in each case to the extent not theretofore delivered to the Administrative Agent pursuant to this Agreement).

(f) Requested Information. With reasonable promptness, following the reasonable request of the Administrative Agent, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time; provided that, notwithstanding anything to the contrary in this Section 9.1(f), none of Holdings, the Borrower or any of its Restricted Subsidiaries will be required to provide any such other information pursuant to this Section 9.1(f) to the extent that (i) the provision thereof would violate any attorney client privilege (as reasonably determined by counsel (internal or external) to the Credit Parties), law, rule or regulation, or any contractual obligation of confidentiality binding on the Credit Parties or their respective Affiliates (so long as not entered into in contemplation hereof) or (ii) such information constitutes attorney work product (as reasonably determined by counsel (internal or external) to the Credit Parties).

(g) Projections. Within 90 days (or 120 days for the Fiscal Year ended on September 30, 2018) after the end of each Fiscal Year of the Borrower ended after the Closing Date, a reasonably detailed consolidated budget for the following Fiscal Year as customarily prepared by management of the Borrower for its internal use (including a projected consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of the end of such Fiscal Year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of an Authorized Officer of the Borrower stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were based on good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time of preparation of such Projections, it being understood that such Projections and assumptions as to future events are not to be viewed as facts or a guarantee of performance, are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and its Subsidiaries, and that actual results may vary from such Projections and such differences may be material.

(h) Reconciliations. Simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 9.1(a) and (b) above, reconciliations for such consolidated financial statements or other consolidating information reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements; provided that the Borrower shall be under no obligation to deliver the reconciliations or other information described in this clause (h) if the Consolidated Total Assets and the Consolidated EBITDA of the Borrower and its consolidated Subsidiaries (which Consolidated Total Assets and Consolidated EBITDA shall be calculated in accordance with the definitions of such terms, but determined based on the financial information of the Borrower and its consolidated Subsidiaries, and not the financial information of the Borrower and its Restricted Subsidiaries) do not differ from the Consolidated Total Assets and the Consolidated EBITDA, respectively, of the Borrower and its Restricted Subsidiaries by more than 2.5%.

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Notwithstanding the foregoing, the obligations in clauses (a), (b), (e) and (g) of this Section 9.1 may be satisfied with respect to financial information of the Borrower and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of Holdings or any direct or indirect parent of Holdings or (B) the Borrower’s (or Holdings’ or any direct or indirect parent thereof), as applicable, Form 8-K, 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B) of this paragraph, to the extent such information relates to Holdings or a direct or indirect parent of Holdings, such information is accompanied by consolidating or other information that explains in reasonable detail the differences between the information relating to Holdings or such parent, on the one hand, and the information relating to the Borrower and its consolidated Restricted Subsidiaries on a standalone basis, on the other hand (provided, however, that the Borrower shall be under no obligation to deliver such consolidating or other explanatory information if the Consolidated Total Assets and the Consolidated EBITDA of the Borrower and its consolidated Restricted Subsidiaries do not differ from the Consolidated Total Assets and the Consolidated EBITDA, respectively, of Holdings or any direct or indirect parent of Borrower and its consolidated Subsidiaries by more than 2.5%). Documents required to be delivered pursuant to clauses (a), (b) and (e) of this Section 9.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website as notified to the Administrative Agent; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, or filed with the SEC, and available in EDGAR (or any successor) to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

9.2 Books, Records and Inspections

(a) The Borrower will, and will cause each Restricted Subsidiary to, permit officers and designated representatives of the Administrative Agent or the Required Lenders (as accompanied by the Administrative Agent) to visit and inspect any of the properties or assets of the Borrower or such Restricted Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s control to permit such inspection), and to examine the books and records of the Borrower and any such Restricted Subsidiary and discuss the affairs, finances and accounts of the Borrower and of any such Restricted Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or Required Lenders may desire (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default (i) only the Administrative Agent, whether on its own or in conjunction with the Required Lenders, may exercise rights of the Administrative Agent and the Lenders under this Section 9.2, (ii) the Administrative Agent shall not exercise

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such rights more than one time in any calendar year and (iii) only one such visit shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Required Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 9.2, neither the Borrower nor any Restricted Subsidiary will be required under this Section 9.2 to disclose or permit the inspection or discussion of any document, information or other matter to the extent that such action would violate any attorney-client privilege (as reasonably determined by counsel (internal or external) to the Credit Parties), law, rule or regulation, or any contractual obligation of confidentiality (not created in contemplation thereof) binding on the Credit Parties or their respective Affiliates or constituting attorney work product (as reasonably determined by counsel (internal or external) to the Credit Parties).

(b) The Borrower will, and will cause each Restricted Subsidiary to, maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity, in all material respects, with GAAP shall be made of all material financial transactions and matters involving the assets of the business of the Borrower or such Restricted Subsidiary, as the case may be (it being understood and agreed that any Restricted Subsidiary may maintain its individual books and records in conformity with local standards or customs and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

9.3 Maintenance of Insurance

The Borrower will, and will cause each Material Subsidiary that is a Restricted Subsidiary to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower, as applicable) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower, as applicable) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower, as applicable) is reasonable and prudent in light of the size and nature of its business and the availability of insurance on a cost-effective basis; and will furnish to the Administrative Agent, upon written reasonable request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried, provided, however, that for so long as no Event of Default has occurred and is continuing, the Administrative Agent shall be entitled to make such request only once in any calendar year. With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent may from time to time require, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

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9.4 Payment of Taxes

The Borrower will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims in respect of any Taxes imposed, assessed or levied that, if unpaid, could reasonably be expected to become a material Lien upon any properties of the Borrower or any Restricted Subsidiary; provided that neither the Borrower nor any such Restricted Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim (i) that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of the Borrower) with respect thereto in accordance with GAAP or (ii) with respect to which the failure to pay would not reasonably be expected to result in a Material Adverse Effect.

9.5 Consolidated Corporate Franchises

The Borrower will do, and will cause each Material Subsidiary that is a Restricted Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and the Restricted Subsidiaries may consummate any transaction otherwise permitted hereby, including under Section 10.2, 10.3, 10.4 or 10.5.

9.6 Compliance with Statutes, Regulations, Etc

The Borrower will, and will cause each Restricted Subsidiary to, comply with all Applicable Laws applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

9.7 Lender Calls

At the reasonable request of the Administrative Agent, the Borrower shall conduct a conference call that Lenders may attend to discuss the financial condition and results of operations of the Borrower and its Restricted Subsidiaries for the most recently ended measurement period for which financial statements have been delivered pursuant to Section 9.1(a) or (b) (beginning with the fiscal period of the Borrower ended March 31, 2018), at a date and time to be determined by the Borrower with reasonable advance notice to the Administrative Agent, limited to one conference call per fiscal quarter.

9.8 Maintenance of Properties

The Borrower will, and will cause the Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition (ordinary wear and tear, casualty and condemnation excepted), except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

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9.9 Transactions with Affiliates

The Borrower will conduct, and will cause the Restricted Subsidiaries to conduct, all transactions with any of its or their respective Affiliates (other than (x) any transaction or series of related transactions with an aggregate value that is equal to or less than $25,000,000 or (y) transactions between or among (i) the Borrower and the Restricted Subsidiaries or any Person that becomes a Restricted Subsidiary as a result of such transactions and (ii) the Borrower, the Restricted Subsidiaries and to the extent in the ordinary course or consistent with past practice, Holdings) on terms that are, taken as a whole, not materially less favorable to the Borrower or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate (as determined in good faith by the Borrower); provided that the foregoing restrictions shall not apply to:

(a) transactions permitted by Section 10 (other than Section 10.6(m) and any provision of Section 10 permitting transactions by reference to Section 9.9),

(b) the Transactions and the payment of the Transaction Expenses,

(c) the issuance of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) to the management of the Borrower (or any direct or indirect parent thereof) or any Subsidiary of the Borrower in connection with the Transactions or pursuant to arrangements described in clause (e) of this Section 9.9,

(d) loans, advances and other transactions between or among the Borrower, any Subsidiary of the Borrower or any joint venture (regardless of the form of legal entity) in which the Borrower or any Subsidiary of the Borrower has invested (and which Subsidiary or joint venture would not be an Affiliate of the Borrower but for the Borrower’s or such Subsidiary’s Subsidiary ownership of Stock or Stock Equivalents in such joint venture or Subsidiary) to the extent permitted under Section 10,

(e) (i) employment, consulting and severance arrangements between the Borrower and the Restricted Subsidiaries (or any direct or indirect parent of the Borrower) and their respective officers, employees, directors or consultants in the ordinary course of business (including payments, loans and advances in connection therewith) and (ii) issuances of securities, or other payments, awards or grants in cash, securities or otherwise and other transactions pursuant to any equityholder, employee or director equity plan or stock or other equity option plan or any other management or employee benefit plan or agreement, other compensatory arrangement or any stock or other equity subscription, co-invest or equityholder agreement,

(f) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the Borrower (or, to the extent attributable to the ownership of the Borrower and its Restricted Subsidiaries, any direct or indirect parent thereof) and the Subsidiaries of the Borrower,

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(g) the issuance of Stock or Stock Equivalents (other than Disqualified Stock) of the Borrower (or any direct or indirect parent thereof) to Holdings or to any director, officer, employee or consultant,

(h) any customary transactions with a Receivables Entity effected as part of a Permitted Receivables Financing and any customary transactions with a Securitization Subsidiary effected as part of a Qualified Securitization Financing,

(i) transactions pursuant to permitted agreements in existence on the Closing Date and, to the extent each such transaction is valued in excess of $25,000,000, set forth on Schedule 9.9 or any amendment, modification, supplement, replacement, extension, renewal or restructuring thereto to the extent such an amendment, modification, supplement, replacement, extension renewal or restructuring (together with any other amendment or supplemental agreements) is not materially adverse, taken as a whole, to the Lenders (in the good faith determination of the Borrower),

(j) transactions in which Holdings (or any indirect parent of the Borrower), the Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 9.9,

(k) the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary; provided that such transaction was not entered into in contemplation of such designation or redesignation, as applicable,

(l) Affiliate repurchases of the Term Loans or Commitments to the extent permitted hereunder and the payments and other transactions reasonably related thereto, and

(m) transactions constituting any part of a Permitted Reorganization.

9.10 End of Fiscal Years

The Borrower will, for financial reporting purposes, cause its Fiscal Year to end on September 30 of each year (each a “Fiscal Year”) and cause its Restricted Subsidiaries to maintain their fiscal years as in effect on the Closing Date; provided, however, that the Borrower may, upon written notice to the Administrative Agent change the Fiscal Year or the fiscal years of its Restricted Subsidiaries with the prior written consent of the Administrative Agent (not to be unreasonably withheld, conditioned, delayed or denied), in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

9.11 Additional Guarantors and Grantors

Subject to any applicable limitations set forth in the Guarantee, the Security Documents, or any Applicable Intercreditor Agreement and this Agreement (including Section 9.12), the Borrower will cause each direct or indirect Wholly Owned Domestic Subsidiary of the Borrower (excluding any Excluded Subsidiary) formed or otherwise purchased or acquired after

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the Closing Date and each other Domestic Subsidiary of the Borrower that ceases to constitute an Excluded Subsidiary to, within 60 days from the date of such formation, acquisition or cessation (which in the case of any Subsidiary ceasing to constitute an Excluded Subsidiary pursuant to clause (a) thereof, commencing on the date of delivery of the applicable compliance certificate pursuant to Section 9.1(c)), as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion), execute (A) a supplement to each of the Guarantee and the Security Agreement in order to become a Guarantor under such Guarantee and a grantor/pledgor under the Security Agreement and (B) a joinder to the Intercompany Subordinated Note.

9.12 Further Assurances

(a) Subject to the applicable limitations set forth in this Agreement (including Section 9.11) and the Security Documents and any Applicable Intercreditor Agreement, the Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents) that may be required under any Applicable Law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of the Borrower and the Restricted Subsidiaries.

(b) Subject to any applicable limitations set forth in the Security Documents (including in any Mortgage), if any assets that are of the nature secured by any Security Documents (including any owned Real Estate or improvements thereto constituting Collateral with a fair market value in excess of $10,000,000) are acquired by the Borrower or any Subsidiary Guarantor after the Closing Date or are held by any Subsidiary on or after the time it becomes a Guarantor pursuant to Section 9.11 (other than assets constituting Collateral under the Security Documents that become subject to the Lien of any Security Document upon acquisition thereof or assets subject to a Lien granted pursuant to Section 10.2(d) or 10.2(g)), the Borrower will promptly notify the Collateral Agent thereof and, if requested by the Collateral Agent, will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the other Credit Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent, as soon as commercially reasonable but in no event later than 120 days, unless extended by the Collateral Agent in its reasonable discretion, to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in paragraph (a) of this Section, all at the expense of the Credit Parties.

(c) Any Mortgage delivered to the Collateral Agent in accordance with the preceding clause (b) shall be accompanied by those items set forth in clause (d) that are customary for the type of assets covered by such Mortgage. Any items that are customary for the type of assets covered by such Mortgage may be delivered within a commercially reasonable period of time after the delivery of a Mortgage if they are not reasonably available at the time the Mortgage is delivered.

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(d) With respect to any Mortgaged Property, within 120 days, unless extended by the Collateral Agent in its reasonable discretion, the Borrower will deliver, or cause to be delivered, to the Collateral Agent (i) a Mortgage with respect to each Mortgaged Property, executed by an Authorized Officer of each obligor party thereto, (ii) a policy or policies of title insurance insuring the Lien of each such Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Encumbrances or consented to in writing (including via email) by the Collateral Agent, together with such endorsements and reinsurance as the Collateral Agent may reasonably request, together with evidence reasonably acceptable to the Collateral Agent of payment of all title insurance premiums, search and examination charges, escrow charges and related charges, fees, costs and expenses required for the issuance of the title insurance policies referred to above, (iii) a Survey, to the extent reasonably necessary to satisfy the requirements of clause (ii) above, (iv) all other documents and instruments, including Uniform Commercial Code or other applicable fixture security financing statements, reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by any such Mortgage and perfect such Liens to the extent required by, and with the priority required by, such Mortgage shall have been delivered to the Collateral Agent in proper form for filing, registration or recording and (v) written opinions of legal counsel in the states in which each such Mortgaged Property is located in customary form and substance. If any building or other improvement included in any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or as hereafter in effect or successor act thereto), then the Borrower shall, prior to delivery of the Mortgages, deliver or cause to be delivered, (i) a completed Federal Emergency Management Agency Standard Flood Determination with respect to each Mortgaged Property, in each case in form and substance reasonably satisfactory to the Collateral Agent and (ii) evidence of flood insurance with respect to each Mortgaged Property, to the extent and in amounts required by Applicable Laws, in each case in form and substance reasonably satisfactory to the Collateral Agent.

(e) Notwithstanding anything herein to the contrary, if the Borrower and the Collateral Agent mutually agree in their reasonable judgment (confirmed in writing to the Borrower and the Administrative Agent) that the cost or other consequences (including adverse tax and accounting consequences) of creating or perfecting any Lien on any property is excessive in relation to the benefits afforded to the Secured Parties thereby, then such property may be excluded from the Collateral for all purposes of the Credit Documents.

(f) Notwithstanding anything herein or in any other Credit Document to the contrary, the Borrower and the Guarantors shall not be required, nor shall the Collateral Agent be authorized, (i) to perfect the above-described pledges, security interests and mortgages by any means other than by (A) filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or similar central filing office) of the relevant State(s), (B) filings in United States government offices with respect to intellectual property as expressly required herein and under the other Credit Documents, (C) delivery to the Collateral Agent, for its possession, of all Collateral consisting of material intercompany notes, stock certificates of the Borrower and its Restricted Subsidiaries or (D) Mortgages required to be delivered pursuant to this Section 9.12, (ii) to enter into any control agreement with respect to any deposit account, securities account or commodities account or contract (other than for which control agreements are required to be obtained or for which the ABL Collateral Agent has obtained control, in each case, to the extent required by the ABL Credit Documents; provided that in such case, the ABL Collateral Agent

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will act as the agent for perfection on behalf of the Secured Parties without causing the Collateral Agent or the Administrative Agent to become a party to such control agreements), (iii) to take any action in any non-U.S. jurisdiction or pursuant to the requirements of the laws of any non-U.S. jurisdiction in order to create any security interests or to perfect any security interests, including with respect to any intellectual property registered outside of the United States (it being understood that there shall be no security agreements or pledge agreements governed by the laws of any non-U.S. jurisdiction), (iv) except as expressly set forth above, to take any other action with respect to any Collateral to perfect through control agreements or to otherwise perfect by “control” or (v) to provide any notice to obtain the consent of governmental authorities under the Federal Assignment of Claims Act (or any state equivalent thereof).

9.13 Use of Proceeds

The Borrower will use the proceeds of the Initial Term Loans to fund, together with cash on hand at the Borrower and its Subsidiaries (a) to pay the Transaction Expenses, (b) to fund the Closing Refinancing, (c) to fund distributions in connection with the consummation of, or as required by, the Plan, (d) for working capital and general corporate purposes, (e) to pay fees, expenses and costs relating to the consummation of the Plan and funding the transactions contemplated by the Plan and (f) to cash collateralize any letters of credit and/or cash management obligations existing on the Closing Date. The Borrower will use the proceeds of other Term Loans or Commitments for purposes as agreed with the Lenders thereof.

9.14 Maintenance of Ratings

The Borrower will use commercially reasonable efforts to obtain and maintain (but not maintain any specific rating) a public corporate family and/or corporate credit rating, as applicable, and public ratings in respect of the Initial Term Loans provided pursuant to this Agreement, in each case, from each of S&P and Moody’s.

9.15 Changes in Business

The Borrower and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrower and the Restricted Subsidiaries, taken as a whole, on the Closing Date and other business activities which are extensions thereof or otherwise similar, incidental, complementary, synergistic, reasonably related or ancillary to any of the foregoing (and non-core incidental businesses acquired in connection with any Permitted Acquisition or permitted Investment), in each case as determined by the Borrower in good faith.

SECTION 10 Negative Covenants

The Borrower hereby covenants and agrees that on the Closing Date (immediately after giving effect to the Transactions) and thereafter, until all Commitments and all Term Loans, together with interest, fees and all other Obligations (other than Hedging Obligations under Secured Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreement or Contingent Obligations), are paid in full:

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10.1 Limitation on Indebtedness

The Borrower will not, and will not permit the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness. Notwithstanding the foregoing, the limitations set forth in the immediately preceding sentence shall not apply to any of the following:

(a) Indebtedness arising under the Credit Documents (including any Indebtedness incurred as permitted by Sections 2.14, 2.15 and 13.1);

(b) Indebtedness under the ABL Credit Documents and any Refinancing Indebtedness thereof, in an aggregate principal amount not to exceed the sum of (i) $300,000,000 plus (ii) the principal amount of “Incremental Facilities” (as defined in the ABL Credit Agreement) measured at the time of incurrence pursuant to the ABL Credit Agreement as in effect on the Closing Date plus (iii) solely in the case of any such Refinancing Indebtedness, the Refinancing Increased Amount with respect thereto;

(c) [reserved];

(d) subject to compliance with Section 10.5, Indebtedness of the Borrower or any Restricted Subsidiary owed to the Borrower or any Restricted Subsidiary; provided that all such Indebtedness of any Credit Party owed to any Person that is not a Credit Party shall be (x) evidenced by the Intercompany Subordinated Note (provided that any Person becoming a Restricted Subsidiary after the Closing Date may enter into the Intercompany Subordinated Note within the time period set forth in Section 9.11) or (y) otherwise be subject to subordination terms substantially identical to the subordination terms set forth in the Intercompany Subordinated Note or otherwise reasonably acceptable to the Administrative Agent;

(e) subject to compliance with Section 10.5, Guarantee Obligations incurred by (i) Restricted Subsidiaries in respect of Indebtedness of the Borrower or any other Restricted Subsidiary that is permitted to be incurred under this Agreement and (ii) the Borrower in respect of Indebtedness of Restricted Subsidiaries that is permitted to be incurred under this Agreement; provided that (x) if the Indebtedness being guaranteed under this Section 10.1(e) is subordinated to the Obligations, such Guarantee Obligations shall be subordinated to the Guarantee of the Obligations on terms (taken as a whole) at least as favorable to the Lenders as those contained in the subordination of such Indebtedness and (y) a Restricted Subsidiary that is not a Credit Party may not, by virtue of this Section 10.1(e), guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 10.1;

(f) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims and similar obligations);

(g) Guarantee Obligations (i) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees, (ii) otherwise constituting Investments permitted by Section 10.5 (other than Investments permitted by Section 10.5(l) by reference to Section 10.1 and Section 10.5(q)); provided that this clause (ii) shall not be construed to limit the requirements of Section 10.1(d) and (e), or (iii) contemplated by the Plan;

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(h) Indebtedness (including Indebtedness arising under Capital Leases) incurred to finance the purchase price, cost of design, acquisition, construction, repair, restoration, replacement, expansion, installation or improvement of fixed or capital assets or otherwise in respect of Capital Expenditures, so long as such Indebtedness is incurred concurrently with or within 270 days of the acquisition, construction, repair, restoration, replacement, expansion, installation or improvement of such fixed or capital assets or incurrence of such Capital Expenditure, and any Refinancing Indebtedness thereof, in an aggregate principal amount not to exceed (i) the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance plus the principal amount of Capital Leases outstanding on the Closing Date, in each case at any time outstanding plus (ii) solely in the case of any such Refinancing Indebtedness, the Refinancing Increased Amount with respect thereto;

(i) Indebtedness permitted to remain outstanding under the Plan, and to the extent such Indebtedness exceeds $5,000,000, set forth on Schedule 10.1 and any Refinancing Indebtedness thereof; provided that in the case of any Refinancing Indebtedness of any such Indebtedness, each obligor of such Refinancing Indebtedness is an obligor of such Indebtedness;

(j) Indebtedness in respect of Hedging Agreements; provided that such Hedging Agreements are not entered into for speculative purposes (as determined by the Borrower in good faith);

(k) (i) Permitted Other Debt assumed or incurred for any purpose, including to finance a Permitted Acquisition, other permitted Investments or Capital Expenditures; provided that (A) if such Indebtedness is incurred or assumed by a Restricted Subsidiary that is not a Credit Party, such Indebtedness is not guaranteed in any respect by the Borrower or any other Guarantor except as permitted under Section 10.5, (B) the aggregate principal amount of Indebtedness incurred or assumed under this Section 10.1(k)(i) shall not exceed (1) the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance plus (2) additional amounts if, on a Pro Forma Basis after giving effect to the incurrence or assumption of such Indebtedness and the application of proceeds thereof and, if applicable, the Permitted Acquisition, permitted Investment or Capital Expenditure, the Consolidated Total Net Leverage Ratio is not greater than 3.30 to 1.00 or, to the extent incurred or assumed in connection with a Permitted Acquisition or similar Investment, the Consolidated Total Net Leverage Ratio (on a Pro Forma Basis for such transaction and the incurrence or assumption of such Indebtedness) is not greater than (I) 3.30 to 1.00 or (II) the Consolidated Total Net Leverage Ratio immediately prior to such Permitted Acquisition or similar Investment and (C) if such Permitted Other Debt incurred (and for the avoidance of doubt, not “assumed”) pursuant to this clause (k)(i) constitutes a Permitted Other Loan that ranks pari passu with the Initial Term Loans as to right of payment and security with respect to the Collateral, the Initial Term Loans shall be subject to the adjustment (if applicable) set forth in the proviso to Section 2.14(d)(iv) as if such Permitted Other Loan were an Incremental Term Loan incurred hereunder and (ii) any Refinancing Indebtedness in respect of the Indebtedness under clause (i) above; provided that Indebtedness

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incurred or assumed by Restricted Subsidiaries that are not Subsidiary Guarantors under this Section 10.1(k), when combined with the total amount of Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors pursuant to Section 10.1(ee), shall not exceed the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance, in each case at any time outstanding;

(l) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business or consistent with past practice, including those incurred to secure health, safety and environmental obligations in the ordinary course of business (including in respect of construction or restoration activities) or consistent with past practice;

(m) additional Indebtedness; provided that the aggregate amount of Indebtedness incurred or issued pursuant to this Section 10.1(m) shall not exceed the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance, in each case at any time outstanding;

(n) Cash Management Obligations and other Indebtedness in respect of overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business;

(o) (i) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (ii) Indebtedness in respect of intercompany obligations of the Borrower or any Restricted Subsidiary with the Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(p) Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations (including earn-outs), in each case entered into in connection with Permitted Acquisitions, other Investments and the Disposition of any business, assets or Stock or Stock Equivalents permitted hereunder;

(q) Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) financing of insurance premiums or (ii) take or pay obligations contained in supply agreements, in each case arising in the ordinary course of business;

(r) Indebtedness representing deferred compensation, or similar arrangement, to employees, consultants or independent contractors of the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business;

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(s) Indebtedness consisting of promissory notes issued by the Borrower or any Restricted Subsidiary to present or former officer, manager, consultant, director or employee (or their respective wealth management vehicles, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) to finance the purchase or redemption of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) permitted by Section 10.6(b);

(t) Indebtedness consisting of obligations of the Borrower and the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions and Permitted Acquisitions or any other Investment permitted hereunder;

(u) Indebtedness in respect of (i) Permitted Receivables Financings owed by a Receivables Entity or Qualified Securitization Financings owed by a Securitization Subsidiary and (ii) accounts receivable factoring facilities in the ordinary course of business; provided that the aggregate amount of Receivables Indebtedness pursuant to this clause (u) shall not exceed $160,000,000 at any time outstanding;

(v) Indebtedness in respect of (i) Permitted Other Debt issued or incurred to the extent that the Net Cash Proceeds therefrom are applied to the prepayment of the Term Loans in the manner set forth in Section 5.2(a)(iii)(A); (ii) other Permitted Other Debt (such Indebtedness incurred pursuant to this clause (ii), “Incremental Equivalent Debt”) in an aggregate principal amount not to exceed the then-available Maximum Incremental Facilities Amount; provided that (x) if such Permitted Other Debt incurred pursuant to this clause (ii) is a Permitted Other Loan that ranks pari passu with the Initial Term Loans as to right of payment and security, the Initial Term Loans shall be subject to the adjustment (if applicable) set forth in the proviso to Section 2.14(d)(iv) as if such Permitted Other Loan were an Incremental Term Loan incurred hereunder and (y) if such Permitted Other Debt incurred pursuant to this clause (ii) is unsecured or secured on a junior basis to the Obligations, such Permitted Other Debt shall not have a maturity date earlier than 91 days after the Initial Term Loan Maturity Date; and (iii) any Refinancing Indebtedness in respect of Indebtedness incurred pursuant to clauses (i) and (ii) above;

(w) (i) Indebtedness in respect of Permitted Debt Exchange Instruments incurred pursuant to a Permitted Debt Exchange in accordance with Section 2.17 and (ii) any Refinancing Indebtedness thereof;

(x) Indebtedness in an amount not to exceed the Available Equity Amount;

(y) Indebtedness of any Minority Investments or Indebtedness incurred on behalf thereof or representing guarantees of such Indebtedness of any Minority Investment, in an amount not to exceed the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance, in each case at any time outstanding;

(z) intercompany Indebtedness among the Borrower and its Subsidiaries constituting any part of any Permitted Reorganization;

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(aa) to the extent constituting Indebtedness, customer deposits and advance payments (including progress payments) received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(bb) (i) Indebtedness of the Borrower or any Restricted Subsidiary supported by a letter of credit, in a principal amount not in excess of the stated amount of such letter of credit so long as such letter of credit is otherwise permitted to be incurred pursuant to this Section 10.1 or (ii) obligations in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of the Borrower or any Subsidiary of the Borrower in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than the United States;

(cc) Indebtedness owing to the seller of any business or assets permitted to be acquired by the Borrower or any Restricted Subsidiary under this Agreement; provided that the aggregate amount of Indebtedness permitted under this clause (cc) shall not exceed the greater of $160,000,000 and 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) outstanding at any time;

(dd) obligations in respect of Disqualified Stock in an amount not to exceed the greater of $25,000,000 and 3% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) outstanding at any time;

(ee) Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors under this clause (ee), when combined with the total amount of Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors pursuant to Section 10.1(k), shall not exceed the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance, in each case at any time outstanding; and

(ff) all premiums (if any), interest (including post-petition interest), fees, expenses, charges, and additional or contingent interest on obligations described in clauses (a) through (ee) above.

For the avoidance of doubt, any Indebtedness permitted to be incurred under any clause of this Section 10.1 may be used to modify, refinance, refund, renew, replace, exchange or extend any outstanding Indebtedness, including any such Indebtedness incurred under any other clause of this Section 10.1 and any such Indebtedness with respect to which the incurrence of Refinancing Indebtedness is expressly permitted under this Section 10.1, in each case, subject to the restrictions set forth in Section 10.7.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Stock will not be deemed to be an incurrence or issuance of Indebtedness or Disqualified Stock for purposes of this covenant.

This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior lien priority with respect to the same collateral.

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10.2 Limitation on Liens

The Borrower will not, and will not permit the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or such Restricted Subsidiary, whether now owned or hereafter acquired, except:

(a) Liens arising under the Security Documents;

(b) Liens securing Indebtedness permitted to be incurred pursuant to Section 10.1(b), and Hedging Obligations and Cash Management Obligations permitted to be secured on a pari passu basis with the ABL Loans under the ABL Credit Documents; provided that such Lien over the Collateral shall be subject to the Applicable Intercreditor Agreements reflecting its pari passu status as compared with the Liens securing the ABL Loans;

(c) [reserved];

(d) Liens securing Indebtedness permitted pursuant to Section 10.1(h); provided that except as otherwise permitted hereby, such Liens attach at all times only to the assets so financed except (1) for accessions to the property financed with the proceeds of such Indebtedness and the proceeds and the products thereof and (2) that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(e) Liens permitted to remain outstanding under the Plan; provided that any Lien securing Indebtedness or other obligations in excess of $5,000,000 shall only be permitted to the extent such Lien is listed on Schedule 10.2;

(f) (i) Liens securing Indebtedness permitted to be incurred under clause (B)(2) of the proviso to Section 10.1(k)(i), Section 10.1(v)(i), Section 10.1(v)(ii) or Section 10.1(w)(i); provided that (A) the representative of such Indebtedness shall have entered into the Applicable Intercreditor Agreements to the extent secured by the Collateral reflecting its pari passu or junior (but not senior) priority status as compared with the Liens securing the Obligations and (B) (I) with respect to Indebtedness incurred in reliance on clause (B)(2) of the proviso to Section 10.1(k)(i) that is secured by Liens on a pari passu basis with any Liens securing the Initial Term Loans (without regard to control of remedies), immediately after the incurrence thereof, on a Pro Forma Basis, the Consolidated First Lien Net Leverage Ratio is no greater than 3.30 to 1.00 and (II) with respect to Indebtedness incurred in reliance on clause (B)(2) of the proviso to Section 10.1(k)(i) that is secured by Liens that are junior in right of security to the Liens securing the Initial Term Loans, immediately after the incurrence thereof, on a Pro Forma Basis, the Consolidated Secured Net Leverage Ratio is no greater than 3.30 to 1.00 and (ii) Liens securing Refinancing Indebtedness permitted to be incurred under Section 10.1(k)(ii), Section 10.1(v)(iii) and Section 10.1(w)(ii);

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(g) Liens existing on the assets of any Person that becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person or any of its Subsidiaries) pursuant to a Permitted Acquisition or other permitted Investment or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary or existing on assets acquired after the Closing Date, to the extent the Liens on such assets secure Indebtedness permitted by Section 10.1; provided that such Liens (i) are not created or incurred in connection with, or in contemplation of, such Person becoming such a Restricted Subsidiary or such assets being acquired and (ii) attach at all times only to the same assets to which such Liens attached and after-acquired property, property that is affixed or incorporated into the property covered by such Lien and accessions thereto and products and proceeds thereof, after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment (or assets affixed or appurtenant thereto and additions and accessions) provided by any lender, other equipment financed by such lender, it being understood that such requirement to pledge such after-acquired property shall not be permitted to apply to any such after-acquired property to which such requirement would not have applied but for such acquisition except as otherwise permitted hereunder, and any Refinancing Indebtedness thereof permitted by Section 10.1;

(h) additional Liens on assets of any Restricted Subsidiary that is not a Credit Party securing Indebtedness of such Restricted Subsidiary permitted pursuant to Section 10.1 (or other obligations of such Restricted Subsidiary not constituting Indebtedness);

(i) additional Liens on assets that do not constitute Collateral prior to the creation of such Liens, so long as the Credit Facilities hereunder are equally and ratably secured thereby and the aggregate amount of Indebtedness secured thereby at any time outstanding does not exceed $160,000,000; provided that such Liens are subject to intercreditor arrangements reasonably satisfactory to the Borrower and the Collateral Agent, it being understood and agreed that intercreditor arrangements in substantially the form of the Applicable Intercreditor Agreements are satisfactory;

(j) additional pari passu or junior Liens securing Indebtedness, so long as (i)(x) with respect to Indebtedness that is secured by Liens on a pari passu basis with any Liens securing the Initial Term Loans (without regard to control of remedies), immediately after the incurrence thereof, on a Pro Forma Basis, the Consolidated First Lien Net Leverage Ratio is no greater than 3.30 to 1.00 and (y) with respect to Indebtedness that is secured by Liens that are junior in right of security to the Liens securing any Initial Term Loans, immediately after the incurrence thereof, on a Pro Forma Basis, the Consolidated Secured Net Leverage Ratio is no greater than 3.30 to 1.00 and (ii) the holder(s) of such Liens (or a representative thereof) shall have entered into the Applicable Intercreditor Agreements;

(k) additional Liens, so long as the aggregate amount of obligations secured thereby at any time outstanding does not exceed the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance;

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(l) (i) Liens on accounts receivable, other Receivables Facility Assets, or accounts into which collections or proceeds of Receivables Facility Assets are deposited, in each case arising in connection with a Permitted Receivables Financing permitted under Section 10.1(u) and (ii) Liens on Securitization Assets and related assets arising in connection with a Qualified Securitization Financing permitted under Section 10.1(u);

(m) Permitted Encumbrances; and

(n) the supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, extension or renewal of any Lien permitted by clause (e), clause (g) and clause (i) of this Section 10.2 upon or in the same assets theretofore subject to such Lien (or upon or in after-acquired property that is affixed or incorporated into the property covered by such Lien and accessions thereto or any proceeds or products thereof) or the Refinancing Indebtedness (without a change in any obligor, except to the extent otherwise permitted hereunder) of the Indebtedness or other obligations secured thereby (including any unused commitments), to the extent such Refinancing Indebtedness is permitted by Section 10.1; provided that in the case of any such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, extension or renewal of any Lien permitted by clause (g) and clause (i) of this Section 10.2, the requirements set forth in the proviso to clause (g) or clause (i), as applicable, shall have been satisfied.

10.3 Limitation on Fundamental Changes

The Borrower will not, and will not permit the Restricted Subsidiaries to, consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise consummate the Disposition of, all or substantially all its business units, assets or other properties, except that:

(a) so long as both before and after giving effect to such transaction, no Event of Default has occurred and is continuing or would result therefrom, any Subsidiary of the Borrower or any other Person may be merged, amalgamated or consolidated with or into the Borrower; provided that (A) the Borrower shall be the continuing or surviving company or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not the Borrower (such other Person, the “Successor Borrower”), (1) the Successor Borrower (if other than the Borrower) shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (2) the Successor Borrower (if other than the Borrower) shall expressly assume all the obligations of the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (3) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guarantee confirmed that its guarantee thereunder shall apply to any Successor Borrower’s obligations under this Agreement, (4) each grantor and each pledgor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement, affirmed that its obligations thereunder shall apply to its Guarantee as reaffirmed pursuant to clause (3), (5) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have affirmed that its obligations under the applicable Mortgage shall apply to its

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Guarantee as reaffirmed pursuant to clause (3) and (6) the Successor Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that such merger or consolidation and such supplements preserve the enforceability of this Agreement and the Guarantee and the perfection and priority of the Liens under the applicable Security Documents;

(b) so long as no Event of Default has occurred and is continuing, or would result therefrom, any Subsidiary of the Borrower or any other Person (in each case, other than the Borrower) may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of the Borrower; provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving Person or (B) the Borrower shall cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Guarantor) shall execute a supplement to the Guarantee and the relevant Security Documents each in form and substance reasonably satisfactory to the Administrative Agent in order to become a Guarantor and pledgor, mortgagor and grantor, as applicable, thereunder for the benefit of the Secured Parties and to acknowledge and agree to the terms of the Intercompany Subordinated Note, and (iii) Borrower shall have delivered to the Administrative Agent an officers’ certificate stating that such merger, amalgamation or consolidation and any such supplements to the Guarantee and any Security Document preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the applicable Security Documents to the extent otherwise required;

(c) any Permitted Reorganization may be consummated;

(d) any Restricted Subsidiary that is not a Credit Party may sell, lease, transfer or otherwise Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Restricted Subsidiary;

(e) the Borrower or any Subsidiary of the Borrower may sell, lease, transfer or otherwise Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Credit Party; provided that the consideration for any such Disposition by any Person other than a Guarantor shall not exceed the fair value of such assets;

(f) any Restricted Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted Subsidiary is a Credit Party, any assets or business of such Restricted Subsidiary not otherwise disposed of or transferred in accordance with Section 10.4 or 10.5, or in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, a Credit Party after giving effect to such liquidation or dissolution;

(g) the Borrower or any Restricted Subsidiary may change its legal form, so long as (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the Liens granted pursuant to any Security Documents to which such Person is a party remain perfected and in full force and effect, to the extent otherwise required hereby;

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(h) any merger, consolidation or amalgamation the purpose and only substantive effect of which is to reincorporate or reorganize the Borrower or any Restricted Subsidiary in a jurisdiction in the United States, any state thereof or the District of Columbia, so long as the Liens granted pursuant to the Security Documents to which the Borrower is a party remain perfected and in full force and effect, to the extent otherwise required hereby;

(i) the Transactions and any transactions as contemplated by the Plan may be consummated; and

(j) the Borrower and the Restricted Subsidiaries may consummate a merger, amalgamation dissolution, liquidation, windup, consolidation or Disposition, constituting, or otherwise resulting in, a transaction permitted by Section 10.4 (other than pursuant to (x) Section 10.4(d) and (y) the Disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, to any Person other than the Borrower or any Guarantor), an Investment permitted pursuant to Section 10.5 (other than Section 10.5(l)), and any Restricted Payments permitted pursuant to Section 10.6 (other than Section 10.6(f)).

10.4 Limitation on Disposition

The Borrower will not, and will not permit the Restricted Subsidiaries to make any Disposition, except that:

(a) the Borrower and the Restricted Subsidiaries may sell, transfer or otherwise Dispose of (i) obsolete, negligible, immaterial, worn-out, uneconomical, scrap, used, or surplus or mothballed assets (including any such equipment that has been refurbished in contemplation of such Disposition) or assets no longer used or useful in the business or no longer commercially desirable to maintain, (ii) inventory or goods (or other assets) held for sale in the ordinary course of business, (iii) cash and Cash Equivalents, (iv) immaterial assets (including allowing any registrations or any applications for registration of any intellectual property rights to lapse or go abandoned in the ordinary course of business), and (v) assets for the purposes of charitable contributions or similar gifts to the extent such assets are not material to the ability of the Borrower and the Restricted Subsidiaries, taken as a whole, to conduct its business in the ordinary course;

(b) the Borrower and the Restricted Subsidiaries may make Dispositions of assets; provided that (i) to the extent required, the Net Cash Proceeds thereof received by the Borrower and the Restricted Subsidiaries are promptly applied to the prepayment of Term Loans as provided for in Section 5.2(a)(i), (ii) as of the date of signing of the definitive agreement for such Disposition, no Event of Default shall have occurred and be continuing, (iii) with respect to any Disposition pursuant to this clause (b) for a purchase price in excess of $50,000,000, the Person making such Disposition shall receive fair market value and not less than 75% of such consideration in the form of cash or Cash Equivalents; provided that for the purposes of this clause (iii) the following shall be deemed to be cash: (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in

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the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Borrower’s or such Restricted Subsidiary’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the payment in cash of the Obligations (other than intercompany liabilities owing to a Restricted Subsidiary being Disposed of) and that are (1) assumed by the transferee (or a third party in connection with such transfer) with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing or indemnified from such liabilities or (2) otherwise cancelled or terminated in connection therewith, (B) any securities, notes or other obligations received by the Person making such Disposition from the purchaser that are converted by such Person into cash or Cash Equivalents or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, (C) consideration consisting of Indebtedness of any Credit Party (other than subordinated Indebtedness) received after the Closing Date from Persons who are not Restricted Subsidiaries (so long as such Indebtedness is not cancelled or forgiven) and (D) any Designated Non-Cash Consideration received by the Person making such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 10.4(b) that is at that time outstanding, not in excess of the greater of $160,000,000 and 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value and (iv) any non-cash proceeds received in the form of Real Estate, Indebtedness or Stock and Stock Equivalents are pledged to the Collateral Agent to the extent required under Section 9.11, 9.12 or the Security Agreement;

(c) (i) the Borrower and the Restricted Subsidiaries may make Dispositions to the Borrower or any other Credit Party, (ii) any Restricted Subsidiary that is not a Credit Party may make Dispositions to the Borrower or any other Subsidiary of the Borrower; provided that with respect to any such Disposition to an Unrestricted Subsidiary, such Disposition shall be for fair value and (iii) any Credit Party may make Dispositions to a non-Credit Party to the extent constituting an Investment permitted under Section 10.5 (other than Section 10.5(l));

(d) the Borrower and any Restricted Subsidiary may effect any transaction permitted by Sections 10.2, 10.3 (other than Section 10.3(j)), 10.5 (other than Section 10.5(l)) or 10.6 (other than Section 10.6(f));

(e) the Borrower and any Restricted Subsidiary may lease, sublease, license (only on a non-exclusive basis, with respect to any intellectual property) or sublicense (only on a non-exclusive basis, with respect to any intellectual property) real, personal or intellectual property in the ordinary course of business;

(f) Dispositions of property (including like-kind exchanges) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property (excluding any boot thereon) or (ii) the proceeds of such Disposition are applied to the purchase price of such replacement property, in each case under Section 1031 of the Code or otherwise;

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(g) the Borrower and any other Credit Party may transfer or otherwise Dispose of any intellectual property for fair market value to any Restricted Subsidiary of the Borrower that is not a Credit Party; provided that (i) the transferee shall be (A) a direct or indirect Wholly Owned Restricted Subsidiary and (B) a special purpose entity that does not incur any third-party Indebtedness for borrowed money (for the avoidance of doubt, such entity may have employees managing its intellectual property assets and conducting internal research and development activities) and (ii) the consideration received by the Credit Party from such Disposition shall be in the form of (A) cash and Cash Equivalents, (B) intercompany notes owed to the Credit Party transferor/licensor by the non-Credit Party transferee/licensee, which intercompany notes are pledged to secure the Obligations and/or (C) Stock and Stock Equivalent of the transferee/licensee (or a parent entity of such transferee/licensee so long as such parent entity and any intermediate holding entity otherwise satisfies the requirements set forth in clause (i) above) and the Stock and Stock Equivalents of such transferee/licensee (or the parent entity) are pledged to secure the Obligations (subject to the limitation set forth in the Security Agreement on the pledge of Voting Stock of any CFC or CFC Holding Company); provided that in the case of this clause (ii)(C), the aggregate fair market value of any and all intellectual property so Disposed of shall not exceed $100,000,000;

(h) Dispositions of (i) Investments in joint ventures (regardless of the form of legal entity) to the extent required by, or made pursuant to, customary buy/sell arrangements or put/call arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements or (ii) to joint ventures in connection with the dissolution or termination of a joint venture to the extent required pursuant to joint venture and similar arrangements;

(i) (i) Dispositions of Receivables Facility Assets in connection with any Permitted Receivables Financing, and any Disposition of Securitization Assets in connection with any Qualified Securitization Financing and (ii) Dispositions in connection with accounts receivable factoring facilities in the ordinary course of business, provided that the Indebtedness arising in connection therewith shall not exceed the amount of Indebtedness permitted by Section 10.1(u);

(j) Dispositions listed on Schedule 10.4 or to consummate the Transactions, including transactions contemplated by the Plan;

(k) transfers of property subject to a Recovery Event or in connection with any condemnation proceeding upon receipt of the Net Cash Proceeds of such Recovery Event or condemnation proceeding;

(l) Dispositions or discounts of accounts receivable or notes receivable in connection with the collection or compromise thereof or the conversion of accounts receivable to notes receivable;

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(m) Dispositions of any assets not constituting Collateral in an aggregate amount not to exceed $160,000,000;

(n) the execution of (or amendment to), settlement of or unwinding of any Hedging Agreement;

(o) any issuance or sale of Stock or Stock Equivalent in, or Indebtedness or other securities of, any Unrestricted Subsidiary;

(p) the surrender or waiver of contractual rights and settlement or waiver of contractual or litigation claims;

(q) Dispositions of any assets (including Stock and Stock Equivalents) acquired in connection with any Permitted Acquisition or other Investment not prohibited hereunder, which assets are not used or useful to the core or principal business of the Borrower and its Restricted Subsidiaries (as determined by the Borrower in good faith); and

(r) other Dispositions (including those of the type otherwise described herein) made for fair market value in an aggregate amount not to exceed the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);

(s) the Borrower and any Restricted Subsidiary may (i) terminate or otherwise collapse its cost sharing agreements with the Borrower or any Subsidiary and settle any crossing payments in connection therewith, (ii) convert any intercompany Indebtedness to Stock or any Stock to intercompany Indebtedness, (iii) settle, discount, write off, forgive or cancel any intercompany Indebtedness or other obligation owing by the Borrower or any Restricted Subsidiary or (iv) settle, discount, write off, forgive or cancel any Indebtedness owing by any present or former consultants, managers, directors, officers or employees of Holdings, the Borrower, any direct or indirect parent thereof, or any Subsidiary thereof or any of their successors or assigns;

(t) any Disposition of property to the extent that (1) such property is exchanged for credit against the purchase price of similar replacement property that is purchased within 270 days thereof or (2) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually purchased within 270 days thereof);

(u) any Disposition in connection with a Permitted Reorganization;

(v) any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater fair market value or usefulness to the business of the Borrower and the Restricted Subsidiaries, taken as a whole, as determined in good faith by the Borrower; and

(w) Dispositions of any asset between or among the Borrower and/or any Restricted Subsidiary as a substantially concurrent interim Disposition in connection with a Disposition otherwise permitted pursuant to clauses (a) through (v) above; provided that after giving effect to any such Disposition, to the extent the assets subject to such Dispositions constituted Collateral, such assets shall remain subject to, or be rejoined to, the Lien of the Security Documents.

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Notwithstanding the foregoing, no transfer or other Disposition of any intellectual property by a Credit Party to a Subsidiary that is not a Credit Party may be made except pursuant to Section 10.4(c)(iii) (solely in respect of Investments permitted by the proviso to Section 10.5(w)), (e) or (g).

10.5 Limitation on Investments

The Borrower will not, and will not permit the Restricted Subsidiaries, to make any Investment except:

(a) extensions of trade credit, asset purchases (including purchases of inventory, supplies, materials and equipment) and the licensing or contribution of intellectual property pursuant to joint marketing arrangements, original equipment manufacturer arrangements or development agreements with other Persons, in each case in the ordinary course of business;

(b) Investments in cash or Cash Equivalents when such Investments were made;

(c) loans and advances to officers, managers, directors, employees, consultants and independent contractors of the Borrower (or any direct or indirect parent thereof) or any Subsidiary of the Borrower (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances), (ii) in connection with such Person’s purchase of Stock or Stock Equivalents of Holdings (or any direct or indirect parent thereof; provided that, to the extent such loans and advances are made in cash, the amount of such loans and advances used to acquire such Stock or Stock Equivalents shall be contributed to the Borrower in cash) and (iii) for purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding pursuant to clause (iii) shall not exceed $25,000,000 at any one time outstanding;

(d) Investments (i) contemplated by the Plan or to consummate the Transactions and (ii) existing on, or made pursuant to legally binding written commitments in existence on, the Closing Date and, to the extent such Investments exceed $5,000,000, set forth on Schedule 10.5 and any supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension thereof, only to the extent that the amount of any Investment made pursuant to this clause (d)(ii) does not at any time exceed the amount of such Investment set forth on Schedule 10.5 (except by an amount equal to the unpaid accrued interest and premium thereon plus any unused commitments plus amounts paid in respect of fees, premiums, costs and expenses incurred in connection with such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension or as otherwise permitted hereunder);

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(e) any Investment acquired by the Borrower or any Restricted Subsidiary (i) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization, or recapitalization of, or settlement of delinquent accounts or disputes with or judgments against, the issuer, obligor or borrower of such original Investment or accounts receivable, (ii) as a result of a foreclosure by the Borrower or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (iii) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates or in satisfaction or judgments against other Persons;

(f) Investments to the extent that payment for such Investments is made with (i) Stock or Stock Equivalents (other than Disqualified Stock) of the Borrower (or any direct or indirect parent thereof) or (ii) the proceeds from the issuance of Stock or Stock Equivalents (other than Disqualified Stock, any sale or issuance to any Subsidiary and any issuance applied pursuant to Section 10.6(a) or Section 10.6(b)(i)) of the Borrower (or any direct or indirect parent thereof); provided that such Stock or Stock Equivalents or proceeds of such Stock or Stock Equivalents will not increase the Available Equity Amount;

(g) Investments (other than in the form of direct or indirect transfers or Dispositions of intellectual property from a Credit Party to a non-Credit Party) by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary or any Person that will, upon such Investment become a Restricted Subsidiary;

(h) Investments constituting Permitted Acquisitions;

(i) Investments constituting (i) Minority Investments and Investments in Unrestricted Subsidiaries and (ii) Investments in joint ventures (regardless of the form of legal entity) or similar Persons that do not constitute Restricted Subsidiaries, in each case valued at the fair market value (determined by the Borrower acting in good faith) of such Investment at the time each such Investment is made, in an aggregate amount at any one time outstanding pursuant to this clause (i) that, at the time each such Investment is made, would not exceed an amount equal to the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);

(j) Investments constituting non-cash proceeds received from Dispositions of assets pursuant to Section 10.4;

(k) Investments made to repurchase or retire Stock or Stock Equivalents of the Borrower or any direct or indirect parent thereof owned by any employee or any stock ownership plan or key employee stock ownership plan of the Borrower (or any direct or indirect parent thereof) in an aggregate amount, when combined with distributions made pursuant to Section 10.6(b), not to exceed the limitations set forth in such Section;

(l) Investments consisting of or resulting from Indebtedness, Liens, Restricted Payments, fundamental changes and Dispositions permitted by Section 10.1 (other than Sections 10.1(d), 10.1(e) and 10.1(g)(ii)), 10.2, 10.3 (other than Section 10.3(j)), 10.4 (other than Section 10.4(d)), 10.6 (other than Section 10.6(f)), 10.7 or 10.8, as applicable;

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(m) loans and advances to any direct or indirect parent of the Borrower in lieu of, and not in excess of the amount of, Restricted Payments to the extent permitted to be made to such parent in accordance with Section 10.6; provided that the aggregate amount of such loans and advances shall reduce the ability of the Borrower and the Restricted Subsidiaries to make Restricted Payments under the applicable clauses of Section 10.6 by such amount;

(n) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(o) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(p) advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case in the ordinary course of business;

(q) Guarantee Obligations of the Borrower or any Restricted Subsidiary of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(r) Investments held by a Person acquired (including by way of merger, amalgamation or consolidation) after the Closing Date otherwise in accordance with this Section 10.5 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(s) Investments in Hedging Agreements permitted by Section 10.1;

(t) Investments in or by a Receivables Entity or a Securitization Subsidiary arising out of, or in connection with, any Permitted Receivables Financing or Qualified Securitization Financing, as applicable; provided that any such Investment in a Receivables Entity or a Securitization Subsidiary is in the form of a contribution of additional Receivables Facility Assets or Securitization Assets, as applicable, or as equity;

(u) Investments consisting of deposits of cash and Cash Equivalents as collateral support permitted under Section 10.2;

(v) other Investments not to exceed an amount equal to (x) the Available Equity Amount at the time such Investments are made plus (y) the Available Amount at the time such Investments are made, provided that in respect of any Investments made in reliance of clause (ii) of the definition of “Available Amount”, no Event of Default shall have occurred and be continuing or would result therefrom;

(w) other Investments in an amount at any one time outstanding not to exceed an amount equal to the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis); provided that up to an amount equal to the greater of (i) $80,000,000 and (ii) 10% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) may be made in the form of Disposition of intellectual property by a Credit Party to a Restricted Subsidiary that is not a Credit Party;

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(x) Investments consisting of purchases and acquisitions of assets and services in the ordinary course of business;

(y) Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practice;

(z) Investments made as a part of, or in connection with or to otherwise fund the Transactions;

(aa) contributions in connection with compensation arrangements to a “rabbi” trust for the benefit of employees, directors, partners, members, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower or any of its Restricted Subsidiaries;

(bb) Investments relating to pension trusts;

(cc) Investments in Similar Business in an amount at any one time outstanding not to exceed an amount equal to the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);

(dd) Investments in connection with Permitted Reorganizations;

(ee) Investments in deposit accounts, commodities and securities accounts opened in the ordinary course of business;

(ff) Investments solely to the extent such Investments reflect an increase in the value of Investments otherwise permitted under this Agreement;

(gg) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(hh) Term Loans repurchased by the Borrower or a Restricted Subsidiary pursuant to and in accordance with Section 13.6(g); and

(ii) other Investments in an unlimited amount, provided that the Borrower shall be in compliance on a Pro Forma Basis with a Consolidated Total Net Leverage Ratio not greater than 2.8 to 1.0.

Notwithstanding the foregoing, no Investment consisting of or resulting from any transfer or other Disposition of any intellectual property by a Credit Party to a Subsidiary that is not a Credit Party may be made except pursuant to (i) Section 10.5(l) (solely in respect of Dispositions permitted by Section 10.4(e) or (g)) or (ii) the proviso to Section 10.5(w).

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10.6 Limitation on Restricted Payments

The Borrower will not, and will not permit the Restricted Subsidiaries to, declare or pay any Restricted Payments except that:

(a) the Borrower may (or may make Restricted Payments to permit any direct or indirect parent thereof to) redeem in whole or in part any of its Stock or Stock Equivalents for another class of its (or such parent’s) Stock or Stock Equivalents or with proceeds from substantially concurrent equity contributions or issuances of new Stock or Stock Equivalents (other than any Disqualified Stock, any sale or issuance to any Subsidiary and any contribution or issuance applied pursuant to Section 10.5(f)(ii) or Section 10.6(b)(i)); provided that (i) such new Stock or Stock Equivalents contain terms and provisions (taken as a whole) at least as advantageous to the Lenders, taken as a whole, in all respects material to their interests as those contained in the Stock or Stock Equivalents redeemed thereby and (ii) the cash proceeds from any such contribution or issuance shall not increase the Available Equity Amount;

(b) the Borrower may (or may make Restricted Payments to permit any direct or indirect parent thereof to) redeem, acquire, retire or repurchase shares of its (or such parent’s) Stock or Stock Equivalents held by any present or former officer, manager, consultant, director or employee (or their respective wealth management vehicles, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) of the Borrower (or any direct or indirect parent thereof) and any Subsidiaries, so long as such repurchase is pursuant to, and in accordance with the terms of, any stock option or stock appreciation rights plan, any management, director and/or employee benefit, stock ownership or option plan, stock subscription plan or agreement, employment termination agreement or any employment agreements or stockholders’ or shareholders’ agreement; provided, however, that the aggregate amount of payments made under this Section 10.6(b), when combined with Investments made pursuant to Section 10.5(k), do not exceed in any Fiscal Year $20,000,000 (with unused amounts in any Fiscal Year being carried over to succeeding Fiscal Years subject to a maximum (without giving effect to the following proviso) of $30,000,000 in any Fiscal Year); provided, further, that such amount in any Fiscal Year may be increased by an amount not to exceed:

(i) the cash proceeds from the sale of Stock (other than Disqualified Stock, any sale or issuance to any Subsidiary and any contribution or issuance applied pursuant to Section 10.5(f)(ii) or Section 10.6(a)) of the Borrower and, to the extent contributed to the Borrower, Stock of any of the Borrower’s direct or indirect parent companies, in each case to present or former officer, manager, consultant, director or employee (or their respective wealth management vehicles, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) of the Borrower (or any of its direct or indirect parent companies) or any Subsidiary of the Borrower that occurs after the Closing Date; provided that such Stock or proceeds of such Stock will not increase the Available Equity Amount; plus

(ii) the cash proceeds of key man life insurance policies received by the Borrower or any Restricted Subsidiary after the Closing Date; less

(iii) the amount of any Restricted Payment previously made with the cash proceeds described in clauses (i) and (ii) above;

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and provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from present or former officer, manager, consultant, director or employee (or their respective wealth management vehicles, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) of the Borrower (or any of its direct or indirect parent companies), or any Subsidiary of the Borrower in connection with a repurchase of Stock or Stock Equivalents of the Borrower or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

(c) so long as no Specified Default shall have occurred and be continuing or would result therefrom, the Borrower make Restricted Payments; provided that the amount of all such Restricted Payments paid from the Closing Date pursuant to this clause (c) shall not exceed an amount equal to (x) the Available Equity Amount at the time such Restricted Payments are paid plus (y) the Available Amount at the time such Restricted Payments are paid, provided that in respect of any Restricted Payments made in reliance of clause (ii) of the definition of Available Amount, no Event of Default shall have occurred and be continuing or would result therefrom;

(d) the Borrower may make Restricted Payments to any direct or indirect parent company of the Borrower in amount required for any such direct or indirect parent to pay, in each case without duplication:

(i) foreign, federal, state and local income Taxes for any taxable period in respect of which a consolidated, combined, unitary or affiliated return is filed by such direct or indirect parent that includes the Borrower and/or any of its Subsidiaries; provided that for purposes of this Section 10.6(d)(i), such Taxes shall be deemed to equal the amount that the Borrower and its Subsidiaries would be required to pay in respect of foreign, federal, state and local income Taxes if the Borrower were the parent of a standalone consolidated, combined, affiliated, unitary or similar tax group including its Subsidiaries (any such Restricted Payments, “Tax Distributions”);

(ii) (A) such parents’ general operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties) to the extent such costs and expenses are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries and (to the extent of cash actually paid by Unrestricted Subsidiaries to the Borrower or its Restricted Subsidiaries for such purposes) Unrestricted Subsidiaries, (B) any indemnification claims made by directors or officers of the Borrower (or any parent thereof) to the extent such claims are attributable to the ownership or operation of the Borrower or any Restricted Subsidiary and (to the extent of cash actually paid by Unrestricted Subsidiaries to the Borrower or its Restricted Subsidiaries for such purposes) Unrestricted Subsidiaries or (C) fees and expenses otherwise due and payable by the Borrower (or any parent thereof) or any Restricted Subsidiary and not prohibited to be paid by the Borrower and its Restricted Subsidiaries hereunder;

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(iii) franchise and excise Taxes and other fees, Taxes and expenses required to maintain the corporate existence of any direct or indirect parent of the Borrower;

(iv) to any direct or indirect parent of the Borrower to finance any Investment permitted to be made by the Borrower or any Restricted Subsidiary pursuant to Section 10.5; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets, Stock or Stock Equivalents) to be contributed to the Borrower or such Restricted Subsidiary or (2) the merger, amalgamation or consolidation (to the extent permitted in Section 10.5) of the Person formed or acquired into the Borrower or any Restricted Subsidiary, (C) the Borrower or such Restricted Subsidiary shall comply with Section 9.11, Section 9.12 and the Security Agreement to the extent applicable, (D) the aggregate amount of such Restricted Payments shall reduce the ability of the Borrower and the Restricted Subsidiary to make Investments under the applicable clauses of Section 10.5 by such amount and (E) any property received by the Borrower or the Restricted Subsidiaries in connection with such transaction shall only increase the Available Equity Amount to the extent the fair market value of such property as determined in good faith by the Board of Directors of the Borrower exceeds the aggregate amount of Restricted Payments made pursuant to this clause (iv);

(v) customary costs, fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering or acquisition or Disposition payable by the Borrower or the Restricted Subsidiaries;

(vi) customary salary, bonus, severance and other benefits payable to officers, employees or consultants of any direct or indirect parent company of the Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower, its Restricted Subsidiaries and (to the extent of cash actually paid by Unrestricted Subsidiaries to the Borrower or its Restricted Subsidiaries for such purposes) Unrestricted Subsidiaries;

(vii) AHYDO Catch-Up Payments with respect to Indebtedness of any direct or indirect parent of the Borrower; provided that the Net Cash Proceeds of such Indebtedness have been contributed to the Borrower as a capital contribution; and

(viii) expenses incurred by any direct or indirect parent of the Borrower in connection with any public offering or other sale of Stock or Stock Equivalents (including in respect of the listing of Avaya Holdings on the Closing Date) or Indebtedness (i) other than in connection with the listing of Avaya Holdings on the Closing Date, where the Net Cash Proceeds of such offering or sale are intended to be received by or contributed to the Borrower or a Restricted Subsidiary, (ii) in a pro-rated amount of such expenses in proportion to the amount of such Net Cash Proceeds intended to be so received or contributed or (iii) otherwise on an interim basis prior to completion of such offering so long as any direct or indirect parent of the Borrower shall cause the amount of such expenses to be repaid to the Borrower or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed;

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(e) Restricted Payments made to dissenting equityholders in connection with their exercise of appraisal rights or the settlement of any claim or actions with respect thereto in connection with any Permitted Acquisition or similar Investment permitted under Section 10.5 (other than Section 10.5(l));

(f) Restricted Payments consisting of or resulting from Liens, fundamental changes, Dispositions, Investments or other payments permitted by 10.2, 10.3 (other than Section 10.3(j)), 10.4 (other than Section 10.4(d)), 10.5 (other than Section 10.5(l)), 10.7 or 10.8, as applicable;

(g) the Borrower may repurchase Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) deemed to occur upon exercise of stock options or warrants if such Stock or Stock Equivalents represents a portion of the exercise price of such options or warrants, and the Borrower may pay Restricted Payments to any direct or indirect parent thereof as and when necessary to enable such parent to effect such repurchases;

(h) the Borrower may (i) pay cash in lieu of fractional shares in connection with any Restricted Payment, distribution, split, reverse share split, merger, consolidation, amalgamation or other combination thereof or any Permitted Acquisition, and any Restricted Payment to the Borrower’s direct or indirect parent in order to effect the same and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(i) the Borrower may make any Restricted Payment within 60 days after the date of declaration thereof or giving irrevocable notice thereof, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement;

(j) so long as no Event of Default shall have occurred and is continuing or would result therefrom, the Borrower may make Restricted Payments, so long as the aggregate amount of all such Restricted Payments in any Fiscal Year does not exceed 6% of the market capitalization of the Public Reporting Entity calculated on a trailing twelve month average basis;

(k) the Borrower may make Restricted Payments in an amount equal to withholding or similar Taxes payable or expected to be payable by present or former officer, manager, consultant, director or employee (or their respective wealth management vehicles, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) and any repurchases of Stock or Stock Equivalents in consideration of such payments including deemed repurchases in connection with the exercise of stock options;

(l) so long as no Event of Default shall have occurred and is continuing or would result therefrom, the Borrower may (or may make Restricted Payments to permit any direct or indirect parent thereof to) make Restricted Payments in an aggregate amount not to exceed $5 million per fiscal quarter;

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(m) the Borrower may make payments described in Section 9.9 (other than Section 9.9(a) and Section 9.9(d) (to the extent expressly permitted by reference to Section 10.6));

(n) the Borrower may make Restricted Payments in connection with the Transactions or contemplated by the Plan;

(o) so long as no Event of Default shall have occurred and is continuing or would result therefrom, the Borrower may make Restricted Payments in amounts up to the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);

(p) so long as no Event of Default shall have occurred and is continuing or would result therefrom, the Borrower may make Restricted Payments in an unlimited amount, provided that the Borrower shall be in compliance on a Pro Forma Basis with a Consolidated Total Net Leverage Ratio not greater than 2.3 to 1.0;

(q) Restricted Payments in respect of working capital adjustments or purchase price adjustments pursuant to any Permitted Acquisition or other Investment permitted hereunder and to satisfy indemnity and other similar obligations in connection with any Permitted Acquisition or other Investment permitted hereunder;

(r) the distribution, by dividend or otherwise, of shares of Stock or Stock Equivalents of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries or the proceeds thereof;

(s) [reserved]; and

(t) each Restricted Subsidiary may make Restricted Payments to the Borrower and other Restricted Subsidiaries of the Borrower (and, in the case of a Restricted Payment by a non-Wholly Owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary, as compared to the other owners of Stock in such Restricted Subsidiary, on a pro rata or more than pro rata basis based on their ownership interests of the relevant class of Stock).

Notwithstanding the foregoing, no Restricted Payment consisting of or resulting from any transfer or other Disposition of any intellectual property by a Credit Party to a Subsidiary that is not a Credit Party may be made except pursuant to Section 10.6(f) solely in respect of Dispositions permitted by Section 10.4(c)(iii) (solely in respect of Investments permitted by the proviso to Section 10.5(w)), (e) or (g).

10.7 Limitations on Debt Prepayments and Amendments

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(a) The Borrower will not, and will not permit the Restricted Subsidiaries to, voluntarily prepay, repurchase or redeem or otherwise defease prior to the schedule maturity thereof any Indebtedness (other than the ABL Obligations) that is subordinated in right of payment or lien to the Obligations with a principal amount in excess of $50,000,000 (the “Junior Indebtedness”), except that the Borrower and its Restricted Subsidiaries may (i) make payments of regularly scheduled principal and interest, (ii) make AHYDO Catch-Up Payments; (iii) prepay, repurchase or redeem or otherwise defease Junior Indebtedness in an aggregate principal amount from the Closing Date not in excess of the sum of (1) so long as no Event of Default shall have occurred and be continuing or would result therefrom, (I) the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) and (II) additional unlimited amounts so long as the Borrower shall be in compliance on a Pro Forma Basis with a Consolidated Total Net Leverage Ratio not greater than 2.3 to 1.0 plus (2) the Available Equity Amount at the time of such prepayment, repurchase, redemption or other defeasance plus (3) the Available Amount at the time of such prepayment, repurchase, redemption or other defeasance; provided that in respect of any prepayments, repurchases or redemptions or defeasances made in reliance of clause (ii) of the definition of Available Amount, no Event of Default shall have occurred and be continuing or would result therefrom; (iv) refinance Junior Indebtedness with any Refinancing Indebtedness, to the extent not required to prepay any Term Loans pursuant to Section 5.2(a); (v) convert, exchange, redeem, repay or prepay such Junior Indebtedness into, for or with, as applicable, Stock or Stock Equivalents of any direct or indirect parent of the Borrower (other than Disqualified Stock except as permitted hereunder); (vi) prepay, repurchase, redeem or otherwise defease Junior Indebtedness within 60 days of the applicable Redemption Notice if, at the date of any payment, redemption, repurchase, retirement, termination or cancellation notice in respect thereof (each, a “Redemption Notice”), such payment, redemption, repurchase, retirement, termination or cancellation would have complied with another provision of this Section 10.7(a); provided that such payment, redemption, repurchase, retirement, termination or cancellation shall reduce capacity under such other provision; (vii) repay or prepay intercompany subordinated Indebtedness (including under the Intercompany Subordinated Note) owed among the Borrower and/or the Restricted Subsidiaries, in either case unless a Specified Default has occurred and is continuing and the Borrower has received a written notice from the Collateral Agent instructing it not to make or permit any such repayment or prepayment; and (viii) transfer credit positions in connection with intercompany debt restructurings so long as such Indebtedness is permitted by Section 10.1 after giving effect to such transfer.

(b) The Borrower will not, and will not permit the Restricted Subsidiaries to waive, amend, or modify the definitive documentation in respect of any Junior Indebtedness with a principal amount in excess of $50,000,000, to the extent that any such waiver, amendment or modification, taken as a whole, would be adverse to the Lenders in any material respect; provided that this Section 10.7(b) would not prohibit a refinancing or replacement of such Indebtedness with Refinancing Indebtedness so long as (1) such Refinancing Indebtedness is permitted to be incurred under Section 10.1 and (2) the prepayment of such Junior Indebtedness is permitted under Section 10.7(a) above.

10.8 Limitation on Subsidiary Distributions

The Borrower will not, and will not permit any Restricted Subsidiary that is not a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such

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Restricted Subsidiary to (x) (i) pay dividends or make any other distributions to the Borrower or any Restricted Subsidiary that is a Guarantor on its Stock or Stock Equivalents or with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Borrower or any Restricted Subsidiary that is a Guarantor, (y) make loans or advances to the Borrower or any Restricted Subsidiary that is Guarantor or (z) sell, lease or transfer any of its properties or assets to the Borrower or any Restricted Subsidiary that is a Guarantor, except (in each case) for such encumbrances or restrictions (A) which the Borrower has reasonably determined in good faith will not materially impair the Borrower’s ability to make payments under this Agreement when due or (B) existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to this Agreement, the ABL Credit Documents and the related documentation and related Hedging Obligations and Cash Management Obligations;

(b) purchase money obligations and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (x), (y) or (z) above on the property so acquired, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to such arrangement, the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment (or assets affixed or appurtenant thereto and additions and accessions) provided by any lender, other equipment (or assets affixed or appurtenant thereto and additions and accessions) financed by such lender (it being understood that such restriction shall not be permitted to apply to any property to which such restriction would not have applied but for such acquisition);

(c) Applicable Laws or any applicable rule, regulation or order, or any request of any Governmental Authority having regulatory authority over the Borrower or any of its Subsidiaries;

(d) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to such agreement or instrument, the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment (or assets affixed or appurtenant thereto and additions and accessions) provided by any lender, other equipment (or assets affixed or appurtenant thereto and additions and accessions) financed by such lender (it being understood that such encumbrance or restriction shall not be permitted to apply to any property to which such encumbrance or restriction would not have applied but for such acquisition);

(e) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or Disposition of all or substantially all of the Stock or Stock Equivalents or assets of such Subsidiary and restrictions on transfer of assets subject to Liens permitted hereunder;

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(f) (x) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 10.1 and 10.2 that limit the right of the debtor to Dispose of the assets securing such Indebtedness and (y) restrictions or encumbrances on transfers of assets subject to Liens permitted hereunder (but, with respect to any such Lien, only to the extent that such transfer restrictions apply solely to the assets that are the subject of such Lien);

(g) restrictions or encumbrances on cash or other deposits or net worth imposed by customers under, or made necessary or advisable by, contracts entered into in the ordinary course of business;

(h) restrictions or encumbrances imposed by other Indebtedness or Disqualified Stock of Restricted Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to the provisions of Section 10.1;

(i) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture (including its assets and Subsidiaries) and the Stock or Stock Equivalents issued thereby;

(j) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business;

(k) restrictions created in connection with any Permitted Receivables Financing or any Qualified Securitization Financing that, in the good faith determination of the Borrower, are necessary or advisable to effect such Permitted Receivables Financing or Qualified Securitization Financing, as the case may be;

(l) customary restrictions on leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to property interest, rights or the assets subject thereto;

(m) customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business;

(n) restrictions contemplated by the Plan or created in connection with the consummation of the Transaction, including restrictions imposed by the PBGC Stipulation of Settlement; or

(o) any encumbrances or restrictions of the type referred to in clauses (x), (y) and (z) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, extensions, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n) above; provided that such amendments, modifications, restatements, renewals, increases, extensions, supplements, refundings, extensions, replacements, restructurings or refinancings (x) are, in the good faith judgment of the Borrower, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, extension, restructuring, supplement, refunding, replacement or refinancing or (y) do not materially impair the Borrower’s ability to pay its obligations under the Credit Documents as and when due (as determined in good faith by the Borrower);

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provided that (x) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Borrower or any Restricted Subsidiary that is a Guarantor to other Indebtedness incurred by the Borrower or any Restricted Subsidiary that is a Guarantor shall not be deemed to constitute such an encumbrance or restriction.

10.9 Amendment of Organizational Documents

The Borrower will not, nor will the Borrower permit any Credit Party to, amend or otherwise modify any of its Organizational Documents in a manner that is materially adverse to the Lenders, except as required by Applicable Laws.

10.10 Permitted Activities

Holdings will not engage in any material operating or business activities; provided that the following and any activities incidental thereto shall be permitted in any event: (i) its ownership of the Stock of the Borrower, including receipt and payment of dividends and payments in respect of Indebtedness and other amounts in respect of Stock, (ii) the maintenance of its legal existence (including the ability to incur and pay, as applicable, fees, costs and expenses and taxes relating to such maintenance), (iii) the performance of its obligations with respect to the Transactions, the Credit Documents and any other documents governing Indebtedness permitted hereby, (iv) any public offering of its or its direct or indirect parent entity’s common equity or any other issuance or sale of its or its direct or indirect parent entity’s Stock, (v) financing activities, including the issuance of securities, incurrence of debt, receipt and payment of dividends and distributions, making contributions to the capital of the Borrower and guaranteeing the obligations of the Borrower and the Subsidiaries, (vi) if applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group and the provision of administrative and advisory services (including treasury and insurance services) to its Subsidiaries of a type customarily provided by a holding company to its Subsidiaries, (vii) holding any cash or other property (but not operate any property), (viii) making and receiving of any dividends, payments in respect of Indebtedness or Investments permitted hereunder, (ix) providing indemnification to officers and directors, (x) activities relating to any Permitted Reorganization, (xi) activities related to the Plan and the consummation of the Transactions and activities contemplated thereby, (xii) merging, amalgamating or consolidating with or into any direct or indirect parent of Holdings (in compliance with the definition of “Holdings” in this Agreement), (xiii) repurchases of Indebtedness through open market purchases and Dutch auctions, (xiv) activities incidental to Permitted Acquisitions or similar Investments consummated by the Borrower and the Restricted Subsidiaries, including the formation of acquisition vehicle entities and intercompany loans and/or Investments incidental to such Permitted Acquisitions or similar Investments, (xv) any transaction with the Borrower or any Restricted Subsidiary to the extent expressly permitted under this Section 10, (xvi) making any AHYDO Catch-Up Payments, (xvii) paying any Taxes it is obligated to pay and (xviii) any activities incidental or reasonably related to the foregoing.

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SECTION 11 Events of Default

Upon the occurrence of any of the following specified events (each an “Event of Default”):

11.1 Payments

The Borrower shall (a) default in the payment when due of any principal of the Term Loans, (b) default, and such default shall continue for more than five Business Days, in the payment when due of any interest on the Term Loans or (c) default, and such default shall continue for more than ten Business Days, in the payment when due of any Fees or any other amounts owing hereunder or under any other Credit Document; or

11.2 Representations, Etc.

Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be materially untrue on the date as of which made or deemed made, and, to the extent capable of being cured, such incorrect representation and warranty shall remain incorrect in any material respect for a period of thirty days after written notice thereof from the Administrative Agent to the Borrower; or

11.3 Covenants

Any Credit Party shall:

(a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(d)(i) (provided that notice of such default at any time shall timely cure the failure to provide such notice), Section 9.5 (solely with respect to the Borrower) or Section 10; or

(b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or clause (a) of this Section 11.3) contained in this Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 calendar days after receipt of written notice by the Borrower from the Administrative Agent; or

11.4 Default Under Other Agreements

(a) The Borrower or any Restricted Subsidiary shall (i) default in any payment with respect to any Indebtedness (other than any Indebtedness described in Section 11.1, Hedging Obligations or Indebtedness under any Permitted Receivables Financing) in excess of $100,000,000 in the aggregate for the Borrower and such Restricted Subsidiaries beyond the period of grace or cure and following all required notices, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the

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observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than any agreement or condition relating to, or provided in any instrument or agreement, under which such Hedging Obligations or such Permitted Receivables Financing was created) beyond the period of grace or cure and following all required notices, if any, provided in the instrument or agreement under which such Indebtedness was created, if the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its Stated Maturity; or (b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment (other than any Hedging Obligations or Indebtedness under any Permitted Receivables Financing) or as a mandatory prepayment, prior to the Stated Maturity thereof; provided that clauses (a) and (b) above shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided, further, that this Section 11.4 shall not apply to (i) any Indebtedness if the sole remedy of the holder thereof following such event or condition is to elect to convert such Indebtedness into Stock or Stock Equivalents (other than Disqualified Stock) and cash in lieu of fractional shares, (ii) any such default that is remedied by or waived (including in the form of amendment) by the requisite holders of the applicable item of Indebtedness or contested in good faith by the Borrower or the applicable Restricted Subsidiary in either case, prior to acceleration of all the Term Loans pursuant to this Section 11 or (ii) any failure to perform or observe the ABL Financial Covenant unless and until the lenders under the ABL Credit Agreement have affirmatively declared all obligations thereunder to be immediately due and payable and terminated the ABL Obligations and such declaration has not been rescinded; or

11.5 Bankruptcy

Except as otherwise permitted under Section 10.3, (i) the Borrower or any Material Subsidiary shall commence a voluntary case, proceeding or action concerning itself under (a) Title 11 of the United States Code entitled “Bankruptcy,” or (b) in the case of any Foreign Subsidiary that is a Material Subsidiary, any domestic or foreign law relating to bankruptcy, judicial management, insolvency, reorganization, administration or relief of debtors in effect in its jurisdiction of incorporation, in each case as now or hereafter in effect, or any successor thereto (collectively, the “Bankruptcy Code”); (ii) an involuntary case, proceeding or action is commenced against the Borrower or any Material Subsidiary and the petition is not controverted within 60 days after commencement of the case, proceeding or action; (iii) an involuntary case, proceeding or action is commenced against the Borrower or any Material Subsidiary and the petition is not dismissed or stayed within 60 consecutive days after commencement of the case, proceeding or action; (iv) a custodian (as defined in the Bankruptcy Code), judicial manager, receiver, receiver manager, trustee, administrator or similar person is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any Material Subsidiary; (v) the Borrower or any Material Subsidiary commences any other voluntary proceeding or action under any reorganization, arrangement, adjustment of debt, relief

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of debtors, dissolution, insolvency, administration or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Material Subsidiary; (vi) there is commenced against the Borrower or any Material Subsidiary any such proceeding or action that remains undismissed or unstayed for a period of 60 consecutive days; (vii) the Borrower or any Material Subsidiary is adjudicated insolvent or bankrupt; (viii) any order of relief or other order approving any such case or proceeding or action is entered; (ix) the Borrower or any Material Subsidiary suffers any appointment of any custodian, receiver, receiver manager, trustee, administrator or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 consecutive days; (x) the Borrower or any Material Subsidiary makes a general assignment for the benefit of creditors; or (xi) any corporate action is taken by the Borrower or any Material Subsidiary for the purpose of authorizing any of the foregoing; or

11.6 ERISA

(a) The occurrence of any ERISA Event; (b) there could result from any event or events set forth in clause (a) of this Section 11.6 the imposition of a Lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a Lien, security interest or liability; and (c) such ERISA Event, Lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect; or

11.7 Guarantee

Any Guarantee provided by Holdings, the Borrower or any Material Subsidiary or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof) or any such Guarantor thereunder or any other Credit Party shall deny or disaffirm in writing any such Guarantor’s obligations under the Guarantee; or

11.8 Security Agreement

The Security Agreement or any other material Security Document pursuant to which the assets of any Credit Party are pledged as Collateral or any material provision thereof shall cease to be in full force or effect in respect of a material portion of the Collateral (other than pursuant to the terms hereof or thereof or any defect arising as a result of acts or omissions of the Collateral Agent or any Lender which do not result from a material breach by a Credit Party of its obligations under the Credit Documents) or any grantor thereunder or any other Credit Party shall deny or disaffirm in writing such grantor’s obligations under the Security Agreement or any other such Security Document; or

11.9 Judgments

One or more final judgments or decrees shall be entered against the Borrower or any Restricted Subsidiary involving a liability requiring the payment of $100,000,000 or more in the aggregate for all such final judgments and decrees for the Borrower and the Restricted Subsidiaries (to the extent not paid or covered by indemnity or insurance provided by a carrier that has not denied coverage) and any such final judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 consecutive days after the entry thereof; or

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11.10 Change of Control

A Change of Control shall occur:

(a) then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, at the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower, the result that would occur upon the giving of written notice by the Administrative Agent as specified below shall occur automatically without the giving of any such notice): (i) declare the principal of and any accrued interest and Fees in respect of any or all Term Loans and any or all Obligations owing hereunder and under any other Credit Document to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (ii) direct the Collateral Agent to enforce any and all Liens and security interests created pursuant to the Security Documents and (iii) enforce any and all of the Administrative Agent’s rights under the Guarantee.

(b) Notwithstanding anything to the contrary contained herein, any Event of Default under this Agreement or similarly defined term under any other Credit Document, other than any Event of Default which cannot be waived without the written consent of each Lender directly and adversely affected thereby, shall be deemed not to be “continuing” if the events, act or condition that gave rise to such Event of Default have been remedied or cured (including by payment, notice, taking of any action or omitting to take any action) or have ceased to exist and the Borrower is in compliance with this Agreement and/or such other Credit Document.

11.11 Application of Proceeds

Any amount received by the Administrative Agent or the Collateral Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default under Section 11.5 shall be applied in accordance with any Applicable Intercreditor Agreement. In the event that either (x) any Applicable Intercreditor Agreement directs the application with respect to such amount be made with reference to this Agreement or the other Credit Documents or (y) no Applicable Intercreditor Agreement is then in effect that is applicable to such amount, any amount received by the Administrative Agent or the Collateral Agent from any Credit Party (or from proceeds of any Collateral), in each case, following any acceleration of the Obligations under this Agreement or any Event of Default under Section 11.5 shall be applied:

(i) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization, including compensation to the Administrative Agent, Collateral Agent and their agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent and Collateral Agent in connection therewith and all amounts for which the Administrative Agent and Collateral Agent is entitled to indemnification pursuant to the provisions of any Credit Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

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(ii) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(iii) Third, without duplication of amounts applied pursuant to clauses (i) and (ii) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations hereunder (other than principal or premium) and any fees, premiums and scheduled periodic payments due under Secured Hedging Agreement and Secured Cash Management Agreements to the extent constituting Obligations and any interest accrued thereon (excluding any breakage, termination or other payments thereunder), in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

(iv) Fourth, to the payment in full in cash, pro rata, of principal amount of the Obligations hereunder and any premium thereon and any breakage, termination or other payments under Secured Hedging Agreement or Secured Cash Management Agreements to the extent constituting Obligations; and

(v) Fifth, the balance, if any, to the person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns) or as a court of competent jurisdiction may direct.

SECTION 12 The Agents

12.1 Appointment

(a) Each Secured Party (other than the Administrative Agent) hereby irrevocably designates and appoints the Administrative Agent as the agent of such Secured Party under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Section 12 (other than this Section 12.1 and Sections 12.2, 12.9, 12.12 and 12.13, in each case, with respect to the Borrower) are solely for the benefit of the Agents and the other Secured Parties, and the Borrower shall not have any rights as a third party beneficiary of such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein or in any other Credit Document, any fiduciary relationship with any other Secured Party or any agency or trust obligations with respect to any Credit Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against such Agent.

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(b) The Secured Parties hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Secured Parties hereby irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall have no duties or responsibilities except those expressly set forth herein or in any other Credit Document, any fiduciary relationship with any of the other Secured Parties or any agency or trust obligations with respect to any Credit Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent.

(c) Each of the Joint Lead Arrangers and Co-Managers, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12.

12.2 Delegation of Duties

The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Credit Documents by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents, sub-agents or attorneys-in-fact selected by it in the absence of gross negligence or willful misconduct by such agents, sub-agents or attorneys-in-fact (as determined in the final judgment of a court of competent jurisdiction).

12.3 Exculpatory Provisions

(a) No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by any of Holdings, the Borrower, any other Guarantor, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of Holdings, the Borrower, any other Guarantor or any other Credit Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any other Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

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(b) Each Lender confirms to the Administrative Agent, the Collateral Agent, each other Lender and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Administrative Agent, the Collateral Agent, any other Lender or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making Term Loans and other extensions of credit hereunder and under the other Credit Documents and (z) in taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making Term Loans and other extensions of credit hereunder and under the other Credit Documents is suitable and appropriate for it.

(c) Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Credit Documents, (ii) that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other Lender or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Credit Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(i) the financial condition, status and capitalization of the Borrower and each other Credit Party;

(ii) the legality, validity, effectiveness, adequacy or enforceability of this Agreement and each other Credit Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Credit Document;

(iii) determining compliance or non-compliance with any condition hereunder to the making of a Term Loan and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition; and

(iv) the adequacy, accuracy and/or completeness of any information delivered by the Administrative Agent, the Collateral Agent, any other Lender or by any of their respective Related Parties under or in connection with this Agreement or any other Credit Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Credit Document.

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12.4 Reliance by Agents

The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex, electronic mail, or teletype message, statement, order or other document or instruction believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings and/or the Borrower), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Term Loans; provided that none of the Administrative Agent or the Collateral Agent shall be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Credit Document or Applicable Law.

12.5 Notice of Default

Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or the Collateral Agent, as applicable, has received written notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent or the Collateral Agent receives such a notice, it shall give notice thereof to the Lenders, the Administrative Agent or the Collateral Agent, as applicable. The Administrative Agent and the Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent or the Collateral Agent, as applicable, shall have received such directions, the Administrative Agent or the Collateral Agent, as applicable, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as is within its authority to take under this Agreement and otherwise as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable.

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12.6 Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders

Each Lender expressly acknowledges that none of the Administrative Agent, the Collateral Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Collateral Agent hereinafter taken, including any review of the affairs of Holdings, the Borrower, any other Guarantor or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to any Lender. Each Lender represents to Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Holdings, the Borrower, each other Guarantor and each other Credit Party and made its own decision to make its Term Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Holdings, the Borrower, each other Guarantor and each other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, none of the Administrative Agent or the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of Holdings, the Borrower, any other Guarantor or any other Credit Party that may come into the possession of the Administrative Agent, the Collateral Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

12.7 Indemnification

The Lenders agree to indemnify each Agent, each in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the Term Loans in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Term Loans shall have been paid in full, ratably in accordance with their respective portions of the Term Loans in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Term Loans) be imposed on, incurred by or asserted against such Agent, including all fees, disbursements and other charges of counsel to the extent required to be reimbursed by the Credit Parties pursuant to Section 13.5, in any way relating to or arising out of the making of the Term Loans, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing (SUBJECT TO THE PROVISOS BELOW, WHETHER OR NOT CAUSED BY OR ARISING IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE ORDINARY NEGLIGENCE OF THE INDEMNIFIED PERSON); provided that no Lender shall be liable to any Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as

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determined by a final judgment of a court of competent jurisdiction; provided, further, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.7. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur, be imposed upon, incurred by or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of the making of the Term Loans, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing (including at any time following the payment of the Term Loans), this Section 12.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse such Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence or willful misconduct (as determined by a final judgment of court of competent jurisdiction). The agreements in this Section 12.7 shall survive the payment of the Term Loans and all other amounts payable hereunder.

12.8 Agents in their Individual Capacities

Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Holdings, the Borrower, any other Guarantor, and any other Credit Party as though such Agent were not an Agent hereunder and under the other Credit Documents. With respect to the Term Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

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12.9 Successor Agents

Each of the Administrative Agent and Collateral Agent may resign at any time by notifying the other Agent, the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Specified Default has occurred and is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above (including receipt of the Borrower’s consent); provided that if such Agent shall notify the Borrower and the Lenders that no qualifying Person (including as a result of the absence of consent of the Borrower) has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (x) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Credit Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (y) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders with (except after the occurrence and during the continuation of a Specified Default) the consent of the Borrower (not to be unreasonably withheld) appoint successor Agents as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as the Administrative Agent or Collateral Agent, as the case may be, hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower (following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 12 (including Section 12.7) and Section 13.5 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent.

12.10 Withholding Tax

To the extent required by any Applicable Law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative

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Agent or of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower (solely to the extent required by this Agreement) and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

12.11 Administrative Agent May File Proofs of Claim

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent hereunder) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 4.1 and 13.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Secured Party or to authorize the Administrative Agent to vote in respect of the claim of any Secured Party in any such proceeding.

12.12 Intercreditor Agreements

Each of the Collateral Agent and the Administrative Agent is hereby authorized to enter into any Applicable Intercreditor Agreement contemplated hereby, and the parties hereto acknowledge that any such Applicable Intercreditor Agreement to which the Collateral Agent

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and/or the Administrative Agent is a party are each binding upon them. Each Secured Party (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any such Applicable Intercreditor Agreement and (b) hereby authorizes and instructs the Collateral Agent and the Administrative Agent to enter into any such Applicable Intercreditor Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. In addition, each Secured Party hereby authorizes the Collateral Agent and the Administrative Agent to enter into any other intercreditor arrangements to the extent required to give effect to the establishment of intercreditor rights and privileges as contemplated and required by Section 10.2 of this Agreement.

12.13 Security Documents and Guarantee; Agents under Security Documents and Guarantee

(a) Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Guarantee, the Collateral and the Security Documents, as applicable. Subject to Section 13.1, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable, may (or otherwise instruct the Collateral Representative to) execute any documents or instruments necessary to (x) subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Credit Document to the holder of any Lien permitted under clauses (d), (g) and (l) of Section 10.2 or (y) enter into subordination or intercreditor agreements with respect to Indebtedness to the extent the Administrative Agent or the Collateral Agent is otherwise contemplated herein as being a party to such intercreditor or subordination agreement (including the Applicable Intercreditor Agreements). The Secured Parties hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (i) upon the termination of this Agreement and the payment of all Obligations hereunder (except for Hedging Obligations in respect of any Secured Hedging Agreement, Cash Management Obligations in respect of Secured Cash Management Agreements and Contingent Obligations) and the termination of all Commitments, (ii) upon the sale or other Disposition of such Collateral (including as part of or in connection with any other sale or other Disposition permitted hereunder) to any Person other than another Credit Party, to the extent such sale or other Disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with this Section 13.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee, (vi) as required to effect any sale or other Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents and (vii) if such assets constitute Excluded Collateral. Any such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to

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the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Secured Parties hereby irrevocably agree that the Subsidiary Guarantors shall be automatically released from the Guarantee upon consummation of any transaction resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary or upon becoming an Excluded Subsidiary. The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, and the Administrative Agent and the Collateral Agent agree to execute and deliver any instruments, documents, and agreements necessary or desirable or reasonably requested by the Borrower to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender.

(b) Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Credit Documents to the contrary notwithstanding, Holdings, the Borrower, the Agents and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder and under the Guarantee may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent on behalf of the Secured Parties, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other Disposition, the Collateral Agent or any Secured Party may be the purchaser or licensor of any or all of such Collateral at any such sale or other Disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other Disposition. No holder of Hedging Obligations under Secured Hedging Agreements or Cash Management Obligations under Secured Cash Management Agreements shall have any rights in connection with the management or release of any Collateral or of the obligations of any Credit Party under this Agreement. No holder of Hedging Obligations under Secured Hedging Agreements or Cash Management Obligations under Secured Cash Management Agreements that obtains the benefits of any Guarantee or any Collateral by virtue of the provisions hereof or of any other Credit Document shall have any right to notice of any action or to consent to or vote on, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or Agent and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Agreement to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Hedging Agreements and Secured Cash Management Agreements, unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

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SECTION 13 Miscellaneous

13.1 Amendments, Waivers and Releases

Except as otherwise expressly set forth in the Credit Documents (including Section 2.10(e)), neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent may, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive in writing, on such terms and conditions as the Required Lenders or the Administrative Agent and/or Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; and provided, further, that no such waiver and no such amendment, supplement or modification shall:

(i) forgive or reduce any portion of any Term Loan or extend the final scheduled maturity date of any Term Loan or reduce the stated rate, or forgive any portion thereof, or extend the date for the payment of any principal, any interest or Fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or extend the final expiration date of any Lender’s Commitment, or increase the aggregate amount of the Commitments of any Lender, in each case without the written consent of each Lender directly and adversely affected thereby; provided that, in each case for purposes of this clause (i), a waiver of any condition precedent in Section 6 of this Agreement, the waiver of any Default, Event of Default, default interest, mandatory prepayment or reductions, any modification, waiver or amendment to the financial definitions or financial ratios or any component thereof or the waiver of any other covenant shall not constitute an increase of any Commitment of a Lender, a reduction or forgiveness of any portion of any Term Loan or in the interest rates or the fees or premiums or a postponement of any date scheduled for the payment of principal or interest or an extension of the final maturity of any Term Loan, or the scheduled termination date of any Commitment; or

(ii) (x) reduce the percentages specified in the definition of the term “Required Lenders” without the consent of each Lender, or (y) consent to the assignment or transfer by Holdings or the Borrower of their respective rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3 or as contemplated by the definition of “Holdings”), alter the order of application set forth in Section 5.2(c) during the continuance of an Event of Default or Section 11.11 or change Section 13.8 or any other provision requiring pro rata sharing among the Lenders, in each case of this clause (y) without the written consent of each Lender directly and adversely affected thereby, or

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(iii) amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent and Collateral Agent or any other former or current Agent to whom Section 12 then applies in a manner that directly and adversely affects such Person, or

(iv) release all or substantially all of the value of the Guarantors under the Guarantee (except as expressly permitted by the Guarantee or this Agreement) or release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents or this Agreement), in either case without the prior written consent of each Lender.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon Holdings, the Borrower, the applicable Credit Parties, such Lenders, the Administrative Agent and all future holders of the affected Term Loans. In the case of any waiver, Holdings, the Borrower, the applicable Credit Parties, the Lenders, the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, modification, supplement, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Term Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders, except as expressly provided for by this Agreement).

Notwithstanding the foregoing, in addition to any credit extensions and related Incremental Amendment(s) effectuated without the consent of Lenders in accordance with Section 2.14, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans and Commitments and the accrued interest and Fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such new Term Loans and Commitments. Notwithstanding the foregoing, except as otherwise set forth in clauses (i) through (iv) above, this Agreement may be amended, modified or supplemented with respect to any matter that only affects the Lenders under a particular Class of Term Loans and/or Commitments but not any other Class of Term Loans or Commitments upon the consent of Lenders holding more than 50% of the aggregate amount of Term Loans and Commitments of Term Loans in such Class.

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Notwithstanding anything herein to the contrary, the Credit Documents may be amended to (i) add syndication or documentation agents and make customary changes and references related thereto and (ii) if applicable, add or modify “parallel debt” language in any jurisdiction in favor of the Collateral Agent or add sub-agents, in each case under clauses (i) and (ii), with the consent of only the Borrower and the Administrative Agent, and in the case of clause (ii), the Collateral Agent.

Notwithstanding anything in this Agreement (including, without limitation, this Section 13.1) or any other Credit Document to the contrary, (i) this Agreement and the other Credit Documents may be amended to effect an Incremental Facility, Refinancing Facility or establish any Extension Series pursuant to Section 2.14 or Section 2.15 (and the Administrative Agent and the Borrower may effect such amendments to this Agreement and the other Credit Documents without the consent of any other party as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the terms of any such incremental facility, refinancing facility or extension facility); (ii) no Lender’s consent is required to effect any amendment or supplement to any Applicable Intercreditor Agreement permitted under this Agreement that is for the purpose of adding the holders of any Indebtedness as expressly contemplated by the terms of such Applicable Intercreditor Agreement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to such Applicable Intercreditor Agreement as, in the good faith determination of the Administrative Agent and the Borrower, are required to effectuate the foregoing; provided that no such agreement shall amend, modify or otherwise directly and adversely affect the rights or duties of the Administrative Agent hereunder or under any other Credit Document without the prior written consent of the Administrative Agent; (iii) any provision of this Agreement or any other Credit Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Credit Document) may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent (A) to cure any ambiguity, omission, mistake, defect or inconsistency (as reasonably determined by the Administrative Agent and the Borrower), (B) to effect administrative changes of a technical or immaterial nature (as reasonably determined by the Administrative Agent and the Borrower), (C) to correct incorrect cross-references or similar inaccuracies, (D) to add benefit to all or any Class of Term Loans if adding such benefit is a condition to the incurrence of any Indebtedness permitted to be incurred under the Credit Documents or (E) for the purpose of causing any Incremental Term Loans to be fungible with any other existing Class of Term Loans; provided that in the case of clauses (A), (B) and (E) above, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; (iv) guarantees, collateral documents and related documents executed by the Credit Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with any other Credit Document, entered into, amended, supplemented or waived, without the consent of any other Person, by the applicable Credit Party or Credit Parties and the Administrative Agent or the Collateral Agent in its or their respective sole discretion if applicable, (A) to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, (B) as required by local law or advice of counsel to give effect to, or protect any security interest for the benefit of the Secured Parties, in any

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property or so that the security interests therein comply with the Applicable Law or (C) to cure ambiguities, omissions, mistakes or defects (as reasonably determined by the Administrative Agent and the Borrower) or to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Credit Documents; and (v) the Credit Parties and the Collateral Agent, without the consent of any other Secured Party, shall be permitted to enter into amendments and/or supplements to any Security Documents in order to include customary provisions permitting the Collateral Agent to appoint sub-collateral agents or representatives to act with respect to Collateral matters thereunder in its stead.

Notwithstanding anything in this Agreement or any Security Document to the contrary, the Administrative Agent may, in its sole discretion, grant extensions of time (and direct the Collateral Agent to grant such extensions) for the satisfaction of any of the requirements under Sections 9.11, Section 9.12 or any Security Documents in respect of any particular Collateral or any particular Subsidiary if it determines that the satisfaction thereof with respect to such Collateral or such Subsidiary cannot be accomplished without undue expense or unreasonable effort or due to factors beyond the control of Holdings, the Borrower and the Restricted Subsidiaries by the time or times at which it would otherwise be required to be satisfied under this Agreement or any Security Document.

13.2 Notices

Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile or other electronic transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or e-mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a) if to Holdings, the Borrower, the Administrative Agent, the Collateral Agent, to the address, facsimile number, e-mail address or telephone number specified for such Person on Schedule 13.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(b) if to any other Lender, to the address, facsimile number, e-mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to Holdings, the Borrower, the Administrative Agent, the Collateral Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by e-mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.

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13.3 No Waiver; Cumulative Remedies

No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

13.4 Survival of Representations and Warranties

All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Term Loans hereunder.

13.5 Payment of Expenses; Indemnification

The Borrower agrees, within thirty (30) days after written demand therefor (including documentation reasonably supporting such request), or, in the case of expenses of the type described in clause (a) below incurred prior to the Closing Date, on the Closing Date, (a) if the Closing Date occurs, to pay or reimburse the Agents and the Joint Lead Arrangers for all their reasonable and documented out-of-pocket costs and expenses incurred (i) in connection with the syndication, preparation, execution, delivery, negotiation and administration of this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith (including any amendment or waiver with respect thereto), and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable and documented fees, disbursements and other charges of Davis Polk & Wardwell LLP and to the extent reasonably necessary, one local counsel in each relevant material jurisdiction, excluding in each case allocated costs of in-house counsel and fees and solely to the extent the Borrower has consented to the retention of such other Person, expenses with respect to any other advisor or consultant, and (ii) upon the occurrence and during the continuation of an Event of Default, in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable and documented out-of-pocket fees, disbursements and other charges of Advisors (limited, in the case of Advisors, as set forth in the definition thereof), (b) to pay, indemnify, and hold harmless each Lender and each Agent from, any and all recording and filing fees and (c) to pay, indemnify, and hold harmless each Lender and each Agent and their respective Affiliates, and the directors, officers, partners, employees and agents of any of the foregoing, from and against any and all other liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable and documented out-of-pocket fees, disbursements and other charges of Advisors related to the Transactions or, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law (other than by such indemnified person or any of its Related Parties (other than trustees and advisors)) or to any actual or alleged presence, release or threatened release into the environment of Hazardous Materials attributable

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to the operations of Holdings, the Borrower, any of the Borrower’s Subsidiaries or any of the Real Estate (all the foregoing in this clause (c), collectively, the “indemnified liabilities”) (SUBJECT TO THE PROVISO BELOW, WHETHER OR NOT CAUSED BY OR ARISING IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE ORDINARY NEGLIGENCE OF THE INDEMNIFIED PERSON); provided that neither the Borrower nor any other Credit Party shall have any obligation hereunder to any Agent or any Lender or any of their respective Related Parties with respect to indemnified liabilities to the extent they result from (A) the gross negligence, bad faith or willful misconduct of such indemnified Person or any of its Related Parties as determined by a final non-appealable judgment of a court of competent jurisdiction, (B) a material breach of the obligations of such indemnified Person or any of its Related Parties under the Credit Documents as determined by a final non-appealable judgment of a court of competent jurisdiction, (C) disputes not involving an act or omission of Holdings, the Borrower or any other Credit Party and that is brought by an indemnified Person against any other indemnified Person, other than any claims against any indemnified Person in its capacity or in fulfilling its role as an Agent or any similar role under the Credit Facilities or (D) any settlement effected without the Borrower’s prior written consent, but if settled with the Borrower’s prior written consent (not to be unreasonably withheld, delayed, conditioned or denied) or if there is a final non-appealable judgment in any such proceeding, the Borrower will indemnify and hold harmless such indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with this Section 13.5. All amounts payable under this Section 13.5 shall be paid within 30 days of receipt by the Borrower of an invoice relating thereto setting forth such expense in reasonable detail. The agreements in this Section 13.5 shall survive repayment of the Term Loans and all other amounts payable hereunder.

No Credit Party nor any indemnified Person shall have any liability for any special, punitive, indirect or consequential damages resulting from this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (except, in the case of the Borrower’s obligation hereunder to indemnify and hold harmless the indemnified Person, to the extent of any losses, claims, damages, liabilities and expenses incurred or paid by such indemnified Person to a third party unaffiliated with such indemnified Person). No indemnified Persons shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of any indemnified Person or any of its Related Parties (as determined by a final non-appealable judgment of a court of competent jurisdiction). This Section 13.5 shall not apply to Taxes.

Each indemnified Person, by its acceptance of the benefits of this Section 13.5, agrees to refund and return any and all amounts paid by the Borrower (or on its behalf) to it if, pursuant to limitations on indemnification set forth in this Section 13.5, such indemnified Person was not entitled to receipt of such amounts.

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13.6 Successors and Assigns; Participations and Assignments

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as expressly permitted by Section 10.3, neither Holdings nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by Holdings or the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in clause (c) of this Section 13.6), to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders and each other Person entitled to indemnification under Section 13.5) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in clause (b)(ii) and (h) below, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Term Loans at the time owing to it) with the prior written consent (in each case, such consent not to be unreasonably withheld, delayed, conditioned or denied) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for an assignment of Term Loans (1) to a Lender, an Affiliate of a Lender or an Approved Fund or (2) if a Specified Default has occurred and is continuing, to any other assignee; provided, further, that consent of the Borrower shall be deemed obtained if the Borrower has not denied its consent to the requesting party within 10 Business Days after receipt of written request thereof; and

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for any assignment of any Term Loan to (x) a Lender, an Affiliate of a Lender, an Approved Fund or (y) Holdings, the Borrower, a Restricted Subsidiary thereof or an Affiliated Parent Company otherwise in accordance with clause (g) below.

Notwithstanding the foregoing, no such assignment shall be made to (x) a natural person, (y) any investment vehicle established primarily for the benefit of a natural person or (z) a Disqualified Institution (provided that the prohibition in clause (z) shall not apply retroactively to disqualify any entity that has previously acquired an assignment or participation interest in the Term Loans to the extent such entity was not a Disqualified Institution at the time of the applicable assignment or participation, as the case may be), and any attempted assignment in violation of clauses (x)—(z) shall be null and void. For the avoidance of doubt, (i) the Administrative Agent shall have no obligation with respect to, and shall bear no responsibility or liability for, the ascertaining, monitoring, inquiring or enforcing of the list of Persons who are Disqualified Institutions (or any provisions relating thereto) at any time, and shall have, and shall have no liability with respect to or arising out of any assignment or participation of any Term Loans to any Disqualified Institution and (ii) the Administrative Agent may share a list of Persons who are Disqualified Institutions with any Lender upon request.

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(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Term Loans of any Class, the amount of the Commitment or Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent), shall not be less than $1,000,000, unless each of the Borrower and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld, delayed, conditioned or denied); provided that no such consent of the Borrower shall be required if a Specified Default has occurred and is continuing; provided, further, that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Term Loans;

(C) The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and the applicable tax forms as required under Section 5.4.

(iii) Subject to acceptance and recording thereof pursuant to clause (b)(v) of this Section 13.6, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 5.4 and 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 13.6 (other than attempted assignments or transfers in violation of the last paragraph of Section 13.6(b)(i) above, which shall be null and void as provided above).

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(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Further, each Register shall contain the name and address of the Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Holdings, the Borrower, the Collateral Agent and any Lender (solely with respect to its own outstanding Term Loans and Commitments), at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 13.6 (unless waived) and any written consent to such assignment required by clause (b) of this Section 13.6, the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register.

(c) (i) Any Lender may, without the consent of Holdings, the Borrower, the Administrative Agent, sell participations to one or more banks or other entities that are not (x) a natural person, (y) any investment vehicle established primarily for the benefit of a natural person or (z) a Disqualified Institution (provided that the prohibition in clause (z) shall not apply retroactively to disqualify any entity that has previously acquired an assignment or participation interest in the Term Loans to the extent such entity was not a Disqualified Institution at the time of the applicable assignment or participation, as the case may be) (each, a “Participant”) (and any such attempted sales to the Persons identified in clauses (x)—(z) above shall be null and void) (provided that the last sentence of Section 13.6(b)(i) shall apply) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Term Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) Holdings, the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, the Administrative Agent shall have no obligation with respect to, and shall bear no responsibility or liability for, the monitoring or enforcing of the list of Disqualified Institutions with respect to the sales of participations at any time. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment,

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modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any consent, amendment, modification, supplement or waiver described in clause (i) or (iv) of the second proviso of the first paragraph of Section 13.1 that directly and adversely affects such Participant. Subject to clause (c)(ii) of this Section 13.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 5.4 to the same extent as if it were a Lender, and provided that such Participant agrees to be subject to the requirements and limitations of those Sections and Sections 2.12 and 13.7(a) as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6. To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided that such Participant agrees to be subject to Section 13.8(a) as though it were a Lender. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 13.7 with respect to any Participant.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11 or 5.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(iii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loans (or other rights or obligations) held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(d) Any Lender may, without the consent of Holdings, the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 13.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Subject to Section 13.16, the Borrower authorizes each Lender to disclose (other than to any Disqualified Institutions) to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”), any prospective Transferee and any prospective direct or

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indirect contractual counterparties to any swap or derivative transactions to be entered into in connection with or relating to Term Loans made hereunder any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

(f) SPV Lender. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Term Loan that such Granting Lender would otherwise be obligated to make the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Term Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Term Loan, the Granting Lender shall be obligated to make such Term Loan pursuant to the terms hereof. The making of a Term Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Term Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.6, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Term Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) other than a Disqualified Institution providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Term Loans and (ii) disclose on a confidential basis any non-public information relating to its Term Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section 13.6(f) may not be amended without the written consent of the SPV. Notwithstanding anything to the contrary in this Agreement, (x) no SPV shall be entitled to any greater rights under Sections 2.10, 2.11 and 5.4 than its Granting Lender would have been entitled to absent the use of such SPV and (y) each SPV agrees to be subject to the requirements of Sections 2.10, 2.11, and 5.4 as though it were a Lender and has acquired its interest by assignment pursuant to clause (b) of this Section 13.6.

(g) Notwithstanding anything to the contrary contained herein, (x) any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to any Affiliated Parent Company, Holdings, the Borrower or any Subsidiary thereof and (y) any Affiliated Parent Company, Holdings, the Borrower and any Subsidiary may, from time to time, purchase or prepay Term Loans, in each case, on a non pro rata basis through (1) Dutch auction procedures open to all applicable Lenders on a pro rata basis in accordance with customary procedures to be mutually agreed between the Borrower and the Auction Agent and as set forth in Exhibit K or (2) open market purchases; provided that:

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(i) any Term Loans or Commitments acquired by Holdings, the Borrower or any Restricted Subsidiary shall be retired and cancelled immediately upon acquisition thereof;

(ii) no assignment of Term Loans to Holdings, the Borrower or any Restricted Subsidiary (x) may be purchased with the proceeds of any ABL Loans or (y) may occur while an Event of Default has occurred and is continuing hereunder;

(iii) in connection with each assignment pursuant to this Section 13.6(g), none of any Affiliated Parent Company, Holdings, the Borrower or any Subsidiary purchasing any Lender’s Term Loans shall be required to make a representation that it is not in possession of MNPI with respect to any Public Reporting Entity, Holdings, Borrower and its Subsidiaries or their respective securities, and all parties to such transaction may render customary “big boy” letters to each other (or to the Auction Agent, if applicable);

(iv) (A) the aggregate outstanding principal amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of such Term Loans acquired by, or contributed to, any Affiliated Parent Company, Holdings, the Borrower or such Subsidiary and (B) any scheduled principal repayment installments with respect to the Term Loans of such Class occurring pursuant to Sections 2.5(b) and (c), as applicable, prior to the final maturity date for Term Loans of such Class, shall be reduced pro rata by the par value of the aggregate principal amount of Term Loans so purchased or contributed (and subsequently cancelled and retired), with such reduction being applied solely to the remaining Term Loans of the Lenders which sold or contributed such Term Loans;

(v) no Affiliated Lender shall have any right to (x) attend or participate in (including, in each case, by telephone) any meeting (including “Lender only” meetings) or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present or invited thereto, (y) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders or any other material which is “Lender only”, except to the extent such information or materials have been made available to the Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Term Loans required to be delivered to Lenders pursuant to Section 2) or receive any advice of counsel to the Administrative Agent or (z) make any challenge to the Administrative Agent’s or any other Lender’s attorney-client privilege on the basis of its status as a Lender;

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(vi) except with respect to any amendment, modification, waiver, consent or other action (a) that pursuant to Section 13.1 requires the consent of all Lenders, all Lenders directly and adversely affected or specifically such Lender, (b) that alters the applicable Affiliated Lender’s pro rata share of any payments given to all Lenders, or (c) affects the applicable Affiliated Lender (in its capacity as a Lender) in a manner that is disproportionate to the effect on any Lender in the same Class, the Term Loans held by the applicable Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Lender vote (and, in the case of a plan of reorganization that does not affect the applicable Affiliated Lender in a manner that is adverse to such Affiliated Lender relative to other Lenders, such Affiliated Lender shall be deemed to have voted its interest in the Term Loans in the same proportion as the other Lenders in the same Class) (and shall be deemed to have been voted in the same percentage as all other applicable Lenders voted if necessary to give legal effect to this paragraph) (but, in any event, in connection with any amendment, modification, waiver, consent or other action, shall be entitled to any consent fee, calculated as if all of the applicable Affiliated Lender’s Term Loans had voted in favor of any matter for which a consent fee or similar payment is offered); and

(vii) no such acquisition by an Affiliated Lender shall be permitted if, after giving effect to such acquisition, the aggregate principal amount of Term Loans of any Class held by Affiliated Lenders would exceed 25% of the aggregate principal amount of all Term Loans, of such Class outstanding at the time of such purchase; provided that to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of the applicable Term Loans held by Affiliated Lenders exceeding such 25% threshold at the time of such purchase, the purchase of such excess amount will be void ab initio.

Each Lender that sells its Term Loans pursuant to this Section 13.6 acknowledges and agrees that (i) Holdings and its Subsidiaries may come into possession of additional information regarding the Term Loans or the Credit Parties at any time after a repurchase has been consummated pursuant to an auction or open market purchase hereunder that was not known to such Lender at the time such repurchase was consummated and may be information that would have been material to such Lender’s decision to enter into an assignment of such Term Loans hereunder (“Excluded Information”), (ii) such Lender will independently make its own analysis and determination to enter into an assignment of its Term Loans and to consummate the transactions contemplated by an auction notwithstanding such Lender’s lack of knowledge of Excluded Information and (iii) none of the direct or indirect equityholders of Holdings or any of its respective Affiliates, or any other Person, shall have any liability to such Lender with respect to the nondisclosure of the Excluded Information.

This Section 13.6 shall be construed so that all Term Loans are at all times maintained in “registered form” within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations.

13.7 Replacements of Lenders under Certain Circumstances

(a) The Borrower shall be permitted (x) to replace any Lender with a replacement bank or institution or (y) terminate the Commitment of such Lender, as the case may be, and repay all Obligations of the Borrower due and owing to such Lender relating to the Term Loans and participations held by such Lender as of such termination date that (a) requests

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reimbursement for amounts owing pursuant to Section 2.10 or Section 5.4 (or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Agent or Lender or to any Governmental Authority on account of any Agent or Lender pursuant to Section 5.4), (b) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken, (c) becomes a Defaulting Lender or (d) refuses to make an Extension Election pursuant to Section 2.15; provided that, solely in the case of the foregoing clause (x), (i) no Specified Default shall have occurred and be continuing at the time of such replacement, (ii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Term Loans and other amounts (other than any disputed amounts), pursuant to Section 2.10, 2.11 or 5.4, as the case may be, owing to such replaced Lender prior to the date of replacement, (iii) the replacement bank or institution, if not already a Lender, an Affiliate of a Lender or an Approved Fund, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent (solely to the extent such consent would be required under Section 13.6), (iv) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein unless otherwise agreed) and (v) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

(b) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, modification, supplement, waiver, discharge or termination that pursuant to the terms of Section 13.1 requires the consent of either (i) all of the Lenders of the applicable Class or Classes directly and adversely affected or (ii) all of the Lenders of the applicable Class or Classes, and, in each case, with respect to which the Required Lenders (or Lenders holding the majority of outstanding loans or commitments in respect of the applicable Class or Classes, as applicable) or a majority (in principal amount) of the directly and adversely affected Lenders shall, in each such case, have granted their consent, then so long as no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to (x) replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Term Loans and its Commitments hereunder (in respect of any applicable Class only, at the election of the Borrower) to one or more assignees reasonably acceptable to the Administrative Agent (to the extent such consent would be required under Section 13.6) or (y) terminate the Commitment of such Lender (in respect of any applicable Class only, at the election of the Borrower), and in the case of a Lender, repay all Obligations of the Borrower due and owing to such Lender relating to the Term Loans and participations held by such Lender as of such termination date; provided that: (a) all Obligations of the Borrower hereunder owing to such Non-Consenting Lender being replaced (in respect of any applicable Class only, at the election of the Borrower) shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment, the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.6.

(c) Nothing in this Section 13.7 shall be deemed to prejudice any right or remedy that Holdings or the Borrower may otherwise have at law or at equity.

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13.8 Adjustments; Set-off

(a) Except as contemplated in Section 13.6 or elsewhere herein or in any other Credit Document, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Term Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or Collateral received by any other Lender, if any, in respect of such other Lender’s Term Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Term Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by Applicable Law, each Lender shall have the right, without prior notice to Holdings, the Borrower, any such notice being expressly waived by Holdings, the Borrower to the extent permitted by Applicable Law but with the prior written consent of the Administrative Agent, upon any amount becoming due and payable by the Borrower hereunder (whether at the Stated Maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final) (other than payroll, trust, tax, fiduciary, employee health and benefits, pension, 401(k) and petty cash accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

13.9 Counterparts; Electronic Execution

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or any other Credit Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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13.10 Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.11 INTEGRATION

THIS WRITTEN AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT OF HOLDINGS, THE BORROWER, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT AND THE LENDERS WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND (1) THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY HOLDINGS, THE BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER RELATIVE TO SUBJECT MATTER HEREOF NOT EXPRESSLY SET FORTH OR REFERRED TO HEREIN OR IN THE OTHER CREDIT DOCUMENTS, (2) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES AND (3) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES; PROVIDED THAT THE SYNDICATION PROVISIONS AND THE BORROWER’S AND HOLDINGS’ CONFIDENTIALITY OBLIGATIONS IN THE COMMITMENT LETTER SHALL REMAIN IN FULL FORCE AND EFFECT PURSUANT TO THE TERMS THEREOF.

13.12 GOVERNING LAW

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

13.13 Submission to Jurisdiction; Waivers

Each party hereto irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof;

(b) consents that any such action or proceeding shall be brought in such courts and waives (to the extent permitted by Applicable Law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

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(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 or at such other address of which the Administrative Agent shall have been notified pursuant to Section 13.2;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or, in the case of the Administrative Agent, the Collateral Agent and the Lenders, shall limit the right to sue in any other jurisdiction;

(e) subject to the last paragraph of Section 13.5, waives, to the maximum extent not prohibited by Applicable Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages; and

(f) agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

13.14 Acknowledgments

Each of Holdings and the Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b) (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between Holdings and the Borrower, on the one hand, and the Administrative Agent, the Lenders and the other Agents on the other hand, and Holdings, the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent and the other Agents, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for any of Holdings, the Borrower, any other Credit Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor any other Agent has assumed or will assume an advisory, agency or fiduciary responsibility in favor of Holdings, the Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or any other Agent has advised or is currently advising Holdings, the Borrower, the other Credit Parties or their respective Affiliates on other matters) and neither the Administrative Agent or other Agent has any obligation to Holdings, the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit

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Documents; (iv) the Administrative Agent, each other Agent and each Affiliate of the foregoing may be engaged in a broad range of transactions that involve interests that differ from those of Holdings, the Borrower and their respective Affiliates, and neither the Administrative Agent nor any other Agent has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) neither the Administrative Agent nor any other Agent has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and Holdings and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Holdings and the Borrower agree not to claim that the Administrative Agent or any other Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Holdings, the Borrower or any other Affiliates, in connection with the transactions contemplated hereby or the process leading hereto.

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings and the Borrower, on the one hand, and any Lender, on the other hand.

13.15 WAIVERS OF JURY TRIAL

HOLDINGS, THE BORROWER, EACH AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

13.16 Confidentiality

The Administrative Agent, each other Agent and each Lender shall hold all non-public information furnished by or on behalf of Holdings, the Borrower or any Subsidiary of the Borrower in connection with such Person’s evaluation of whether to become an Agent or Lender hereunder or obtained by such Lender, the Administrative Agent, or such other Agent pursuant to the requirements of this Agreement or in connection with any amendment, supplement, modification or waiver or proposed amendment, supplement, modification or waiver hereto (including any Incremental Amendment, Refinancing Amendment or Extension Amendment) or the other Credit Documents (“Confidential Information”), confidential; provided that the Administrative Agent, each other Agent and each Lender may make disclosure (a) as required by the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by Applicable Law, regulation or compulsory legal process (in which case such Lender, the Administrative Agent or such other Agent shall use commercially reasonable efforts to inform the Borrower promptly thereof to the extent lawfully permitted to do so (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority)), (b) to such Lender’s or the Administrative Agent’s or such other Agent’s attorneys, professional advisors, independent auditors, trustees or Affiliates involved in the Transactions on a “need to know” basis and who are made aware of and agree to comply with the provisions of this Section 13.16, in each case on a confidential basis (with such

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Lender, the Administrative Agent or such other Agent responsible for such persons’ compliance with this Section 13.16), (c) on a confidential basis to any bona fide prospective Lender, prospective participant or swap counterparty (in each case, other than a Disqualified Institution or a Person who the Borrower has affirmatively denied assignment thereto in accordance with Section 13.6), (d) to the extent requested by any bank regulatory authority having jurisdiction over a Lender or its Affiliates (including in any audit or examination conducted by bank accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority), (e) to the extent such information: (i) becomes publicly available other than as a result of a breach of this Section 13.16 or other confidential or fiduciary obligation owed by the Administrative Agent, such other Agent or such Lender to the Borrower or its Affiliates or (ii) becomes available to the Administrative Agent, such other Agent or such Lender on a non-confidential basis from a source other than Holdings, the Borrower or any Subsidiary or on behalf of Holdings, the Borrower or any Subsidiary that, to the knowledge (after due inquiry) the Administrative Agent, such other Agent or such Lender, is not in violation of any confidentiality obligation owed to the Borrower or its Affiliates, (f) to the extent the Borrower shall have consented to such disclosure in writing (which may include through electronic means), (g) as is necessary in protecting and enforcing the rights of the Administrative Agent, such other Agent or such Lender with respect to this Agreement or any other Credit Document, (h) for purposes of establishing any defense available under Applicable Laws, including, without limitation, establishing a “due diligence” defense, (i) to the extent independently developed by the Administrative Agent, such other Agent or such Lender or any Affiliates thereof without reliance on confidential information, (j) on a confidential basis, to the rating agencies in consultation with the Borrower, (k) on a confidential basis, to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Term Loans or market data collectors, similar services providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the Credit Documents and (l) to ClearPar® or any other pricing settlement provider. Each Lender, the Administrative Agent and each other Agent agrees that it will not provide to prospective Transferees or to any pledgee referred to in Section 13.6 or to prospective direct or indirect contractual counterparties to any swap or derivative transactions to be entered into in connection with or relating to Term Loans made hereunder any of the Confidential Information unless such Person is advised of and agrees to be bound by the provisions of this Section 13.16 or confidentiality provisions at least as restrictive as those set forth in this Section 13.16.

13.17 Direct Website Communications

(a) Holdings and the Borrower may, at their option, provide to the Administrative Agent any information, documents and other materials that they are obligated to furnish to the Administrative Agent pursuant to the Credit Documents, including, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication (provided that such communications described in clauses (A)—(D) will be delivered pursuant to Section 13.2, including by e-mail) that (A) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement, or

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(D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at an email address separately identified by the Administrative Agent; provided that: (i) upon written request by the Administrative Agent, Holdings or the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) Holdings or the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. Nothing in this Section 13.17 shall prejudice the right of Holdings, the Borrower, the Administrative Agent, any other Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

(b) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

(c) Holdings and the Borrower further agree that the Agents may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”), so long as the access to such Platform is limited (i) to the Agents, the Lenders or any bona fide potential Transferee and (ii) remains subject the confidentiality requirements set forth in Section 13.16.

(d) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. In no event shall any Agent or their Related Parties (collectively, the “Agent Parties” and each an “Agent Party”) have any liability to Holdings, the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Holdings’, the Borrower’s or any Agent’s transmission of

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Communications through the internet, except to the extent the liability of any Agent Party resulted from such Agent Party’s (or any of its Related Parties’ (other than trustees or advisors)) gross negligence, bad faith or willful misconduct or material breach of the Credit Documents (as determined in a final non-appealable judgment of a court of competent jurisdiction).

(e) The Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Holdings, the Borrower, the Subsidiaries of the Borrower or their securities) and, if documents or notices required to be delivered pursuant to the Credit Documents or otherwise are being distributed through the Platform, any document or notice that Holdings or the Borrower has indicated contains only publicly available information with respect to Holdings, the Borrower and the Subsidiaries of the Borrower and their securities may be posted on that portion of the Platform designated for such public-side Lenders. If Holdings or the Borrower has not indicated whether a document or notice delivered contains only publicly available information, the Administrative Agent shall post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to Holdings, the Borrower, the Subsidiaries of the Borrower and their securities. Notwithstanding the foregoing, Holdings and the Borrower shall use commercially reasonable efforts to indicate whether any document or notice contains only publicly available information.

13.18 USA PATRIOT Act

Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act.

13.19 Payments Set Aside

To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

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13.20 Judgment Currency

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under Applicable Law).

13.21 Cashless Rollovers

Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Term Loans by way of an Incremental Amendment, an Extension Amendment, a Refinancing Amendment or any other amendment to this Agreement, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Credit Document that such payment be made “in Dollars”, “in immediately available funds”, “in cash” or any other similar requirement.

13.22 Acknowledgement and Consent to Bail-In of EEA Financial Institutions

Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

189

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature Page Follows]

190

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AVAYA HOLDINGS CORP., as Holdings

By:	/s/ John P. Sullivan
Name:	John P. Sullivan
Title:	Vice President - Finance and Corporate Treasurer

AVAYA INC., as Borrower

By:	/s/ John P. Sullivan
Name:	John P. Sullivan
Title:	Vice President - Finance and Corporate Treasurer

[Signature page to Avaya Term Loan Credit Agreement]

GOLDMAN SACHS BANK USA,
as a Lender and as Administrative Agent
and Collateral Agent

By:	/s/ Robert Ehudin
Name:	Robert Ehudin
Title:	Authorized Signatory

[Signature page to the Term Loan Credit Agreement]

EXHIBIT A

TO THE CREDIT AGREEMENT

FORM OF NOTICE OF [BORROWING][CONVERSION][CONTINUATION]

To: Goldman Sachs Bank USA, as Administrative Agent

200 West Street, 16th Floor

New York, New York 10282

Attention: SBD Operations

Fax: (212) 428-9270

Email: gs-sbdagency-borrowernotices@ny.email.gs.com

[ ], 201[    ]1

Reference is hereby made to the Term Loan Credit Agreement [to be] dated as of December [•], 2017 (as the same may be amended, restated, amended and restated, supplemented, refinanced or otherwise modified from time to time, the “Credit Agreement”), among Avaya Holdings Corp., a Delaware corporation, Avaya Inc., a Delaware corporation (the “Borrower”), the lending institutions from time to time parties thereto, and Goldman Sachs Bank USA, as Administrative Agent and as Collateral Agent. Terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

The Borrower hereby gives notice to the Administrative Agent, pursuant to Section [2.3][2.6] of the Credit Agreement, that the undersigned hereby requests a [Borrowing][conversion][continuation] under the Credit Agreement and sets forth below the information relating to such [Borrowing][conversion][continuation] (the “Proposed [Borrowing][conversion][continuation]”):

(i) The Business Day of the Proposed [Borrowing][conversion][continuation] is                      , 20    .

(ii) The Facility under which the Proposed [Borrowing][conversion][continuation] is requested is the                      Facility.2

(iii) The Type of Loans comprising the Proposed [Borrowing][conversion][continuation] is [ABR Loans][LIBOR Loans].

(iv) The aggregate amount of the Proposed [Borrowing][conversion][continuation] is [$]                    .3

[1]	Each Borrowing, each conversion of Term Loans from one Type to the other, and each continuation of LIBOR Loans must be received by the Administrative Agent (i) not later than 2:00 p.m. one Business Day (or with respect to the second Borrowing, three Business Days) prior to the requested date of any Borrowing or continuation of LIBOR Loans or any conversion of ABR Loans to LIBOR Loans and (ii) not later than 1:00 p.m. on the requested date of any Borrowing of ABR Loans.
[2]	Insert Class of proposed Borrowing, conversion or continuation (e.g., “Term Loan”, “Extended Term Loan”, “Incremental Term Loan”).
[3]	Must be a minimum of $1,000,000 or a whole multiple of $500,000 in excess thereof for LIBOR Loans or a minimum of $500,000 or a whole multiple of $100,000 in excess thereof for ABR Loans.

[(v) The location and number of the Borrower’s account to which funds are to be disbursed is:

Bank:

ABA #:

Account #:

Account Name:                                       ]4

(vi) [The initial Interest Period for each LIBOR Loan made as part of the Proposed Borrowing is                      month[s].]5

[At the time of each Borrowing and also after giving effect thereto (a) no Default or Event of Default shall have occurred and be continuing and (b) all representations and warranties made by any Credit Party contained in any Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of each such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).]6

Delivery of an executed counterpart of this Notice of [Borrowing][Conversion][Continuation] by telecopier shall be effective as delivery of an original executed counterpart of this Committed Loan Notice.

[Rest of page left intentionally blank]

[4]	To include for Borrowings after the Closing Date only.
[5]	To include for LIBOR Loans only. Interest Period shall, at the option of the Borrower, be a one, two, three or six or (if available to all relevant Lenders participating in the relevant Credit Facility) a twelve month period or a period of less than one month.
[6]	To include for Borrowings after the Closing Date only.

2

AVAYA INC.

By:
Name:
Title:

[Signature Page to Notice of [Borrowing][Conversion][Continuation]]

EXHIBIT B

TO THE CREDIT AGREEMENT

FORM OF PROMISSORY NOTE

$	New York, New York

[ , 20 ]

FOR VALUE RECEIVED, the undersigned, Avaya Inc., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to [Term Loan Lender] or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of (a) [AMOUNT] [($[ ])], or, if less, (b) the aggregate unpaid principal amount, if any, of Term Loans made by the Lender to the Borrower under that certain Term Loan Credit Agreement, dated as of December [__], 2017 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), among Avaya Holdings Corp., a Delaware corporation, the Borrower, the Lenders party thereto from time to time and Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent.

The Borrower hereby further promises to pay interest on the unpaid principal amount of the Term Loan made by the Lender from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s office or such other place as the Administrative Agent shall have specified. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) at the Default Rate. The Term Loans evidenced hereby are subject to prepayment prior to the Maturity Date, in whole or in part, as provided in the Credit Agreement.

This promissory note (this “Promissory Note”) is one of the promissory notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. The Term Loans evidenced hereby are guaranteed and secured as provided therein and in the other Credit Documents.

The Borrower, for itself, its successors and assigns, hereby waives presentment, protest, demand and notice of any kind whatsoever in connection with of this Promissory Note.

All payments in respect of the principal of and interest on this Promissory Note shall be made to the Person recorded in the Register as the holder of this Promissory Note, as described more fully in Section 2.5(e) of the Credit Agreement, and such Person shall be treated as the Term Loan Lender hereunder for all purposes of the Credit Agreement.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature page follows]

AVAYA INC.

By:
Name:
Title:

[Signature Page to Promissory Note]

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Term Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT C

TO THE CREDIT AGREEMENT

FORM OF GUARANTEE

[See attached]

Execution Version

GUARANTEE

GUARANTEE dated as of December 15, 2017 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time, this “Guarantee”), is made by each of the signatories listed on the signature pages hereto and each of the other entities that becomes a party hereto pursuant to Section 19 (the “Guarantors” and each, individually, a “Guarantor”), in favor of Goldman Sachs Bank USA, as the Administrative Agent (as defined below) for the benefit of the Secured Parties.

W I T N E S S E T H:

WHEREAS, the Company (as defined herein) is party to the Credit Agreement, dated as of December 15, 2017 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among Avaya Holdings Corp., a Delaware corporation (“Holdings”), Avaya, Inc., a Delaware corporation (the “Company”), the lending institutions from time to time parties thereto (the “Lenders”), and Goldman Sachs Bank USA, as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent (in such capacity, the “Collateral Agent”), and the other agents and entities party thereto, pursuant to which, among other things, the Lenders have severally agreed to make Term Loans to the Company (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and Cash Management Banks or Hedge Banks may from time to time enter into Secured Cash Management Agreements and Secured Hedging Agreements;

WHEREAS, the Company is a wholly-owned Subsidiary of Holdings and each Guarantor (other than Holdings or the Company) (each, a “Subsidiary Guarantor”) is a direct or indirect Wholly Owned Domestic Subsidiary of the Company;

WHEREAS, each Guarantor acknowledges that it has derived or will derive substantial direct and indirect benefit from the making of the Extensions of Credit and the provision of the Secured Cash Management Agreements and Secured Hedge Agreements; and

WHEREAS, it is a condition precedent to the Closing Date under the Credit Agreement that the Guarantors shall have executed and delivered this Guarantee to the Administrative Agent;

NOW, THEREFORE, in consideration of the premises and agreements set forth herein and to induce (i) the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the respective Lenders to make their respective Extensions of Credit to the Company under the Credit Agreement, (ii) each Cash Management Bank to enter into Secured Cash Management Agreements and (iii) each Hedge Bank to enter into Secured Hedging Agreements, the Guarantors hereby agree with the Administrative Agent, for the benefit of the Secured Parties, as follows:

1.    Defined Terms.

(a)    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)    The following terms have the following meanings:

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Termination Date” shall mean the earliest date on which all Obligations are repaid in full (except for Hedging Obligations in respect of any Secured Hedging Agreement, Cash Management Obligations in respect of Secured Cash Management Agreements and Contingent Obligations) and all Commitments are terminated.

(c)    Sections 1.2, 1.3, 1.4, 1.5, 1.6, 1.7, 1.8 and 1.11 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

2.    Guarantee.

(a)    Subject to the provisions of Section 2(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the ratable benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of anyone other than such Guarantor (including amounts that would become due but for operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)).

(b)    Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount that can be guaranteed by such Guarantor under the Bankruptcy Code or any Applicable Laws relating to fraudulent conveyances, fraudulent transfers or the insolvency of debtors.

(c)    Each Guarantor further agrees to pay any and all reasonable and documented out-of-pocket costs and expenses (including all reasonable and documented out-of-pocket fees, disbursements and other charges) of Advisors that may be paid or incurred by the Administrative Agent or the Collateral Agent or any other Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee, in each case within thirty (30) days after written demand therefor and in accordance with, and subject to the limitations on reimbursement of costs and expenses set forth in Section 13.5 of the Credit Agreement.

(d)    Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

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(e)    No payment or payments made by the Company, any of the other Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from the Company, any of the other Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, which shall, notwithstanding any such payment or payments, other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the occurrence of the Termination Date.

(f)    Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any other Secured Party on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guarantee for such purpose, but the failure to notify the Administrative Agent of any such payment will not create a breach or default hereunder or result in any liability to such Guarantor.

3.    Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder (including by way of set-off rights being exercised against it), such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 5 hereof. The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the other Secured Parties, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the other Secured Parties up to the maximum liability of such Guarantor hereunder.

4.    Right of Set-off. In addition to any rights and remedies of the Secured Parties provided by law, each Guarantor hereby irrevocably authorizes each Secured Party at any time and from time to time following the occurrence and during the continuance of an Event of Default, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to the extent permitted by Applicable Law, upon any amount becoming due and payable by such Guarantor hereunder (whether at stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Guarantor. Each Secured Party shall notify such Guarantor promptly of any such set-off and the appropriation and application made by such Secured Party, provided that the failure to give such notice shall not affect the validity of such set-off and application.

3

5.    No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or appropriation and application of funds of any of the Guarantors by the Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights (or if subrogated by operation of law, such Guarantor hereby waives such rights to the extent permitted by Applicable Law) of the Administrative Agent or any other Secured Party against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of any of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, in each case, until the Termination Date. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Termination Date, such amount shall be held by such Guarantor for the Administrative Agent and the other Secured Parties and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in accordance with Section 11.11 of the Credit Agreement.

6.    Amendments, etc. with Respect to the Obligations; Waiver of Rights. Unless and until the Termination Date has occurred or, with respect to any Guarantor, such Guarantor shall be released in accordance with Section 7(c), each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (a) any demand for payment of any of the Obligations made by the Administrative Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents and any other documents executed and delivered in connection therewith, the Secured Cash Management Agreements and Secured Hedging Agreements, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Secured Cash Management Agreement or Secured Hedging Agreement, the party thereto) may deem advisable from time to time and (d) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of any of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Company or any Guarantor or any other Person, and any failure by the Administrative Agent or any other Secured Party to make any such demand or to collect any payments from the Company or any Guarantor or any other Person or any release of the Company or any Guarantor or any other Person shall not relieve any Guarantor in respect of which a demand or collection is not made or any Guarantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

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7.    Guarantee Absolute and Unconditional.

(a)    To the fullest extent permitted by Applicable Law, each Guarantor waives any and all notice of the creation, contraction, incurrence, renewal, extension, amendment, waiver or accrual of any of the Obligations, and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon this Guarantee or acceptance of this Guarantee. All Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, waived or accrued, in reliance upon this Guarantee, and all dealings between the Company and any of the other Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. To the fullest extent permitted by Applicable Law, each Guarantor waives diligence, promptness, presentment, protest and notice of protest, demand for payment or performance, notice of default or nonpayment, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Company or any of the other Guarantors with respect to the Obligations (other than the defense that the Termination Date has occurred or release of such Guarantor in accordance with Section 12.13 of the Credit Agreement). Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any other Credit Document, any Secured Cash Management Agreement, or Secured Hedging Agreement, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than the defense that the Termination Date has occurred or release of such Guarantor in accordance with Section 12.13 of the Credit Agreement) that may at any time be available to or be asserted by the Company against the Administrative Agent or any other Secured Party or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance (in each case, other than the occurrence of the Termination Date). When pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent and any other Secured Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Company or any Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to pursue such other rights or remedies or to collect any payments from the Company or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the other Secured Parties against such Guarantor.

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(b)    This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until the Termination Date.

(c)    A Guarantor shall automatically be released from its obligations hereunder, and the Guarantee of such Guarantor shall be automatically released, under the circumstances described in Section 12.13 of the Credit Agreement.

8.    Reinstatement. Notwithstanding anything to the contrary contained herein, this Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

9.    Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim. Each Guarantor agrees that the provisions of Sections 5.4 and 13.19 of the Credit Agreement shall apply to such Guarantor’s obligations under this Guarantee.

10.    Representations and Warranties; Covenants.

(a)    Each Guarantor hereby represents and warrants that the representations and warranties set forth in Section 8 of the Credit Agreement as they relate to such Guarantor and in the other Credit Documents to which such Guarantor is a party, all of which are hereby incorporated herein by reference, are true and correct in all material respects as of the Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date), and the Administrative Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein; provided that on the Closing Date, each such Guarantor’s representations and warranties under this Section 10(a) shall be limited to the Specified Representations.

(b)    Each Guarantor hereby covenants and agrees with the Administrative Agent and each other Secured Party that, from and after the date of this Guarantee until the Termination Date, such Guarantor shall take, or shall refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 9 or Section 10 of the Credit Agreement and so that no Default or Event of Default, is caused by any act or failure to act of such Guarantor or any of its Restricted Subsidiaries.

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11.    Authority of the Administrative Agent.

(a)    The Administrative Agent enters into this Guarantee in its capacity as agent for the Secured Parties from time to time. The rights and obligations of the Administrative Agent under this Guarantee at any time are the rights and obligations of the Secured Parties at that time. Each of the Secured Parties has (subject to the terms of the Credit Documents) a several entitlement to each such right, and a several liability in respect of each such obligation, in the proportions described in the Credit Documents. The rights, remedies and discretions of the Secured Parties, or any of them, under this Guarantee may be exercised by the Administrative Agent. No party to this Guarantee is obliged to inquire whether an exercise by the Administrative Agent of any such right, remedy or discretion is within the Administrative Agent’s authority as agent for the Secured Parties.

(b)    Each party to this Guarantee acknowledges and agrees that any changes (in accordance with the provisions of the Credit Documents) in the identity of the Persons from time to time comprising the Secured Parties gives rise to an equivalent change in the Secured Parties, without any further act. Upon such an occurrence, the Persons then comprising the Secured Parties are vested with the rights, remedies and discretions and assume the obligations of the Secured Parties under this Guarantee. Each party to this Guarantee irrevocably authorizes the Administrative Agent to give effect to the change in Lenders contemplated in this Section 11(b) by countersigning an Assignment and Acceptance.

(c)    Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be liable to any party for any action taken or omitted to be taken by any of them under or in connection with this Guarantee or any other Credit Document (except for its or such other Person’s own gross negligence, willful misconduct, bad faith or material breach of any Credit Document, each as determined in the final non-appealable judgment of a court of competent jurisdiction).

12.    Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the Company at the Company’s address set forth in Section 13.2 of the Credit Agreement.

13.    Counterparts. This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts (including by facsimile or other electronic transmission (e.g. a “pdf” or “tif” file)), and all of said counterparts taken together shall be deemed to be originals and shall constitute one and the same instrument.

14.    Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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15.    Integration. This Guarantee, together with the Credit Agreement and the other Credit Documents, represents the agreement of each Guarantor, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Guarantors, the Administrative Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein, in the Credit Agreement or in the other Credit Documents.

16.    Amendments in Writing; No Waiver; Cumulative Remedies.

(a)    None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.1 of the Credit Agreement.

(b)    Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 16(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or any Secured Party would otherwise have on any future occasion.

(c)    The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

17.    Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18.    Successors and Assigns. This Guarantee shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Administrative Agent or as otherwise permitted by the Credit Agreement.

19.    Additional Guarantors. Each Subsidiary of the Company that is required to become a party to this Guarantee pursuant to Section 9.11 of the Credit Agreement shall become a Guarantor, with the same force and effect as if originally named as a Guarantor herein, for all purposes of this Guarantee upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex A hereto or in such other form reasonably satisfactory to the Administrative Agent. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guarantee shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guarantee.

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20.    WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

21.    Submission to Jurisdiction; Waivers; Service of Process. Each party hereto hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof;

(b)    consents that any such action or proceeding may be brought in such courts and waives (to the extent permitted by Applicable Law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to (i) the Administrative Agent at its address set forth in Section 13.2 of the Credit Agreement or (ii) any Guarantor in care of the Company at the Company’s address set forth in the Credit Agreement, and each Guarantor hereby irrevocably authorizes and directs the Company to accept such service on its behalf;

(d)    agrees that nothing herein shall affect the right of any party hereto or any Secured Party to effect service of process in any other manner permitted by law or shall limit the right of any party hereto or any Secured Party to sue in any other jurisdiction;

(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 21 any special, exemplary, punitive or consequential damages; and

(f)    agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

Each Guarantor hereby irrevocably and unconditionally appoints the Company as its agent for service of process in any suit, action or proceeding with respect to this Guarantee and agrees that service of process in any such suit, action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor in care of the Company at the Company’s address set forth in Section 13.2 of the Credit Agreement.

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22.    GOVERNING LAW. THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

23.    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guarantee in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable for the maximum amount of such liability that can be hereby incurred without rendering its obligations hereunder voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Each Qualified ECP Guarantor intends that this Section 23 constitute, and this Section 23 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

24.    Swap Obligations. Notwithstanding anything to the contrary contained herein or in the other Credit Documents, if a Swap Obligation arises under a Master Agreement governing more than one “swap”, the exclusion set forth in the definition of Excluded Swap Obligation in the Credit Agreement with respect to such Swap Obligation shall apply only to the portion of such Swap Obligation that is attributable to swaps for which this Guarantee or a security interest is or becomes illegal.

[Signature pages follow]

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer or other representative as of the day and year first above written.

AVAYA HOLDINGS, CORP., as a Guarantor

By:
Name:
Title:

AVAYA INC., as a Guarantor

By:
Name:
Title:

AVAYA CALA INC.

AVAYA EMEA LTD.

AVAYA FEDERAL SOLUTIONS, INC.

AVAYA HOLDINGS LLC

AVAYA HOLDINGS TWO, LLC

AVAYA INTEGRATED CABINET SOLUTIONS LLC

AVAYA MANAGEMENT SERVICES INC.

AVAYA SERVICES INC.

AVAYA WORLD SERVICES INC.

OCTEL COMMUNICATIONS LLC

SIERRA ASIA PACIFIC INC.

TECHNOLOGY CORPORATION OF AMERICA, INC.

UBIQUITY SOFTWARE CORPORATION

VPNET TECHNOLOGIES, INC.

ZANG, INC.,

By:
Name:
Title:

[Signature Page to Guarantee]

GOLDMAN SACHS BANK USA, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Guarantee]

ANNEX A TO THE GUARANTEE

SUPPLEMENT (this “Supplement”), dated as of [    ], to the GUARANTEE dated as of [            ], 2017, among each of the Persons listed on the signature pages thereto (each such Person individually, a “Guarantor” and, collectively, the “Guarantors”), and Goldman Sachs Bank USA, as Administrative Agent for the benefit of the Secured Parties.

A.    Reference is made to the Credit Agreement, dated as of October 3, 2016 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among Avaya Inc., a Delaware corporation (the “Company”), Avaya Holdings, Corp., a Delaware corporation (“Holdings”), the lending institutions from time to time parties thereto (the “Lenders”), Goldman Sachs Bank USA, as Administrative Agent and as Collateral Agent, and the other agents and entities from time to time party thereto.

B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee.

C.    The Guarantors have entered into the Guarantee in order to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Company under the Credit Agreement and to induce one or more Cash Management Banks or Hedge Banks to enter into Secured Cash Management Agreements and Secured Hedging Agreements.

D.    Section 9.11 of the Credit Agreement and Section 19 of the Guarantee provide that additional Subsidiaries may become Guarantors under the Guarantee by execution and delivery of an instrument in the form of this Supplement. Each undersigned Subsidiary (each a “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee in order to induce the Lenders to make additional Extensions of Credit, and to induce one or more Cash Management Banks or Hedge Banks to enter into Secured Cash Management Agreements and Secured Hedging Agreements, and as consideration for Extensions of Credit previously made.

Accordingly, the Administrative Agent and each New Guarantor agree as follows:

SECTION 1. In accordance with Section 19 of the Guarantee, each New Guarantor by its signature below becomes a Guarantor under the Guarantee with the same force and effect as if originally named therein as a Guarantor and each New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date). Each reference to a Guarantor in the Guarantee shall be deemed to include each New Guarantor. The Guarantee is hereby incorporated herein by reference.

A-1

SECTION 2. Each New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors’ rights generally and subject to general principles of equity and principles of good faith and fair dealing.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to be an original and shall constitute one and the same instrument.

SECTION 4. Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Guarantee, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to each New Guarantor shall be given to it in care of the Company at the Company’s address set forth in Section 13.2 of the Credit Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each New Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee as of the day and year first above written.

, as a Guarantor

By:
Name:
Title:

GOLDMAN SACHS BANK USA, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Supplement to Guarantee]

EXHIBIT D

TO THE CREDIT AGREEMENT

FORM OF SECURITY AGREEMENT

[See attached]

Execution Version

TERM LOAN SECURITY AGREEMENT

among

AVAYA HOLDINGS CORP.,

AVAYA INC.,

the other Grantors from time to time party hereto

and

GOLDMAN SACHS BANK USA,

as Collateral Agent

Dated as of December 15, 2017

1.	Defined Terms		1

2.	Pledge of Security Interest		5

3.	Grant of Security Interest		7

4.	Representations and Warranties		9

	4.1	Title; No Other Liens	9

	4.2	Perfected Liens	10

	4.3	Pledged Interests,	11

5.	Covenants		12

	5.1	Maintenance of Perfected Security Interest; Further Documentation	12

	5.2	Changes in Locations, Name, etc	13

	5.3	Notices	13

	5.4	Delivery of Instruments	13

	5.5	Additional Intellectual Property	13

	5.6	Notice of Commercial Tort Claims	14

	5.7	Article 8	14

6.	Remedial Provisions		14

	6.1	Certain Matters Relating to Accounts	14

	6.2	Voting Rights; Dividends and Distributions; Etc.	15

	6.3	Communications with Credit Parties; Grantors Remain Liable	17

	6.4	Proceeds to be Turned Over to Collateral Agent	18

	6.5	Application of Proceeds	18

	6.6	Code and Other Remedies	19

	6.7	Deficiency	20

	6.8	Amendments, etc. with Respect to the Obligations; Waiver of Rights	20

7.	The Collateral Agent		20

	7.1	Collateral Agent’s Appointment as Attorney-in-Fact, etc.	20

	7.2	Duty of Collateral Agent	23

	7.3	Authority of Collateral Agent	23

	7.4	Continuing Security Interest; Release	24

	7.5	Reinstatement	24

	7.6	Security Interest Absolute	24

	7.7	Collateral Agent as Representative	24

8.	Miscellaneous		25

	8.1	Amendments in Writing	25

8.2	Notices	25

8.3	No Waiver by Course of Conduct; Cumulative Remedies	25

8.4	Enforcement Expenses; Indemnification	25

8.5	Successors and Assigns	26

8.6	Counterparts	26

8.7	Severability	26

8.8	Section Headings	26

8.9	[Reserved]	26

8.10	GOVERNING LAW	26

8.11	Submission to Jurisdiction Waivers	26

8.12	Acknowledgments	27

8.13	Additional Grantors	27

8.14	WAIVER OF JURY TRIAL	28

8.15	Credit Agreement and Intercreditor Agreements	28

TERM LOAN SECURITY AGREEMENT

THIS TERM LOAN SECURITY AGREEMENT dated as of December 15, 2017, among Avaya, Inc., a Delaware corporation (the “Company”), Avaya Holdings Corp., a Delaware corporation (“Holdings”), each of the Subsidiaries of the Company listed on the signature pages hereto or that becomes a party hereto pursuant to Section 8.13 (each such entity being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors, the Company and Holdings are referred to collectively as the “Grantors”), and Goldman Sachs Bank USA, as Collateral Agent under the Credit Agreement (as defined below) (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties.

W I T N E S S E T H:

WHEREAS, Holdings, the Company and the other Grantors have entered into that certain Term Loan Credit Agreement, dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time, the “Credit Agreement”), among the Company, Holdings, the lending institutions from time to time party thereto and the Collateral Agent;

WHEREAS, Holdings, the Company (other than with respect to its own Obligations) and each Subsidiary Grantor is a Guarantor;

WHEREAS, each Grantor acknowledges that it has or will derive substantial direct and indirect benefit from entering into the Credit Documents to which it is a party; and

WHEREAS, it is a condition precedent to the effectiveness of the transactions contemplated by the Credit Agreement that the Grantors shall have executed and delivered this Security Agreement to the Collateral Agent;

NOW, THEREFORE, in consideration of the premises and to induce (i) the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the respective Lenders to make their respective extensions of credit to the Company under the Credit Agreement, (ii) each Cash Management Bank to enter into Secured Cash Management Agreements and (iii) each Hedge Bank to enter into Secured Hedging Agreements with the Company and/or its Subsidiaries, the Grantors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1.	Defined Terms.

(a)    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement (if in effect as of any date of determination).

(b)    Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein): Account, Certificated Securities, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Money and Supporting Obligations.

(c)    The following terms shall have the following meanings:

“Collateral” shall have the meaning provided in Section 3.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 6.1(b) or Section 6.4.

“Collateral Agent” shall have the meaning provided in the preamble to this Security Agreement.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor (including all Copyrights) or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Copyrights” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all copyrights, whether as author, assignee, transferee or otherwise, including copyrights in Software, and (ii) all registrations and applications for registration of any such copyright, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office or similar offices in any other jurisdiction, including those U.S. registered copyrights owned by any Grantor and listed on Schedule 1.

“Credit Agreement” shall have the meaning provided in the preamble to this Security Agreement.

“Excluded Accounts” shall have the meaning assigned to such term in the ABL Credit Agreement.

“Grantor” shall have the meaning assigned to such term in the recitals hereto.

“Intellectual Property” shall mean all intellectual property, including all (i) (a) Patents, inventions, processes, developments, technology and know-how; (b) Copyrights; (c) Trademarks; (d) Trade Secrets; (e) Licenses; (f) proprietary rights in Software, data, databases and proprietary rights in confidential or non-public information; and (g) all other intellectual property rights, and (ii) all rights, priorities and privileges related thereto and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all Proceeds therefrom.

“Lenders” shall mean the lending institutions from time to time parties to the Credit Agreement.

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“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor (including all Patents) or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all patents, all registrations and recordings thereof, and all applications for patents, including issuances, recordings and pending applications in the United States Patent and Trademark Office or similar offices in any other jurisdiction, and (b) all reissues, reexaminations, continuations, divisions, continuations-in-part, or extensions thereof, and the inventions, discoveries or designs disclosed or claimed therein, including, those U.S. patents and applications therefor owned by any Grantor and listed on Schedule 2.

“Pledged Debt” shall have the meaning provided in Section 2.

“Pledged Collateral” shall have the meaning provided in Section 2.

“Pledged Interest” shall have the meaning provided in Section 2.

“Pledged Shares” shall have the meaning provided in Section 2.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor included in the Collateral, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor included in the Collateral or injury to the goodwill associated with or symbolized thereby, (iii) past, present or future infringement of any Copyright included in the Collateral now or hereafter owned by any Grantor, (iv) past, present or future misappropriation or violation of any other Intellectual Property included in the Collateral now or hereafter owned by any Grantor, or (v) past, present or future breach of any License included in the Collateral now or hereafter to which any Grantor is a party, and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

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“Security Agreement” shall mean this Term Loan Security Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time.

“Security Interest” shall have the meaning provided in Section 3.

“Software” shall mean computer programs, object code, source code and supporting documentation, including, without limitation, “software” as such term is defined in UCC and computer programs that may construed as included in the definition of “goods” in the UCC, together with all media upon which it is located.

“Termination Date” shall mean the earliest date on which all Obligations are repaid in full (except for Hedging Obligations in respect of any Secured Hedging Agreement, Cash Management Obligations in respect of Secured Cash Management Agreements and Contingent Obligations) and all Commitments are terminated.

“Trade Secrets” shall mean any trade secrets or other proprietary and confidential information, including unpatented inventions, invention disclosures, engineering or other technical data, financial data, procedures, know-how, designs personal information, supplier lists, customer lists, business, production or marketing plans, formulae, methods (whether or not patentable), processes, compositions, schematics, ideas, algorithms, techniques, analyses, proposals, source code, object code and data collections.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor (including any Trademark) or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all trademarks, service marks, trade names, brand names, domain names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, logos, other source or business identifiers and designs, now existing or hereafter adopted or acquired, all registrations and recordings thereof (if any), and all registration and applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other jurisdiction, and all extensions or renewals thereof, and (ii) all goodwill associated therewith or symbolized thereby, including those U.S. registered trademarks and applications therefor owned by any Grantor and listed on Schedule 3 hereto.

“ULC” shall have the meaning provided in Section 2(c).

“ULC Interests” shall have the meaning provided in Section 2(c).

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that,

4

by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(d)    Sections 1.2, 1.3, 1.4, 1.5, 1.6, 1.7, 1.8 and 1.11 of the Credit Agreement (as in effect on the date hereof) are incorporated herein by reference, mutatis mutandis.

2.	Pledge of Debt and Equity.

(a)    Each Grantor hereby collaterally assigns and pledges to the Collateral Agent, for the benefit of the Secured Parties a lien on and security interest in (the “Pledged Interest”), all of its right, title and interest in, to and under all of the following, whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all of the Obligations:

(i) the Stock and Stock Equivalents described in Schedule 4 hereto and issued by the entities named therein (such Stock and Stock Equivalents are, together with any Stock and Stock Equivalents of the issuer thereof or any other Subsidiary directly held or acquired by any Grantor in the future, in each case subject to the terms herein, referred to collectively herein as the “Pledged Shares”) held by such Grantor and the certificates or instruments, if any, representing such Pledged Shares and any interest of such Grantor in the entries on the books of the issuer of the Pledged Shares or any financial intermediary pertaining to the Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(ii) the Indebtedness described in Schedule 5 hereto (together with any other Indebtedness owed to any Grantor in the future and required to be pledged pursuant to the applicable provisions of the Credit Agreement, the “Pledged Debt”) and the debt securities, promissory notes or any other instruments evidencing the Pledged Debt owed to such Grantor, and all principal, interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; and

(iii)    to the extent not covered by clauses (i) and (ii) above, respectively, all Proceeds of any or all of the items set forth in clauses (i) and (ii) above (collectively, the “Pledged Collateral”).

Notwithstanding the foregoing or anything else to the contrary herein, the Collateral shall not include any Excluded Stock and Stock Equivalents or any other Excluded Collateral; provided, however, that the Collateral shall include any Proceeds, substitutions or replacements of any

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Excluded Stock and Stock Equivalents or any Excluded Collateral to the extent they would otherwise constitute Collateral. The Grantors shall not be required to take any action intended to cause “Excluded Collateral” to constitute Collateral and none of the covenants or representations and warranties herein shall be deemed to apply to any property constituting Excluded Collateral.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, subject to the terms and conditions set forth herein.

(b)    Subject to any applicable limitations in the Credit Agreement, Guarantee or any Applicable Intercreditor Agreement:

(i) Each Grantor agrees promptly (but in any event with respect to Pledged Shares owned on the Closing Date, within the time period and subject to the conditions set forth in Section 6.2 of the Credit Agreement and in the case of Pledged Shares obtained after the date hereof, within 60 days after receipt by such Grantor or such longer period as the Collateral Agent may agree in its reasonable discretion) to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all (A) certificates or instruments representing the Pledged Shares and (B) to the extent required to be delivered pursuant to paragraph (ii) below, the debt securities, promissory notes or any other instruments evidencing the Pledged Debt.

(ii) Each Grantor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of (i) $10,000,000 individually or (ii) when aggregated with all other such Instruments for which this clause has not been satisfied, $50,000,000 in the aggregate owed to such Grantor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent (except to the extent already represented by any note previously delivered to the Collateral Agent), for the benefit of the Secured Parties, pursuant to the terms hereof.

All certificates, documents or other instruments, if any, representing or evidencing the Pledged Collateral shall be delivered (i) to and held by or on behalf of the Collateral Agent pursuant hereto and (ii) in suitable form for transfer or assignment by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. Upon reasonable written request by a Grantor, the Collateral Agent shall promptly return any instruments evidencing Pledged Debt to such Grantor from time to time (x) to the extent necessary for collection of the debt evidenced thereby in the ordinary course of such Grantor’s business, or (y) in connection with the cancellation or the payment in full of the amounts due or performance of the obligations evidenced by such instrument. Each delivery of Pledged Collateral shall be accompanied by a schedule describing the Pledged Collateral, which schedule shall be deemed to supplement Schedule 4 or Schedule 5, as applicable, and made a part hereof; provided that failure to supplement such Schedules shall not affect the validity of such pledge of such Pledged Collateral. Each schedule so delivered shall supplement any prior schedules so delivered.

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(c)    Notwithstanding the foregoing, any Grantor that controls any interest (for the purposes of this Section, “ULC Interests”) in any unlimited liability company (for the purposes of this Section, a “ULC”) pledged hereunder shall remain registered as the sole registered and beneficial owner of the ULC Interests and will remain as registered and beneficial owner until such time as the ULC Interests are effectively transferred into the name of the Collateral Agent or any other person on the books and records of the ULC. Nothing in this Agreement is intended to or shall constitute the Collateral Agent or any person other than the ULC a shareholder or member of such ULC until such time as notice is given to the ULC and further steps are taken thereunder so as to register the Collateral Agent or any other person as the holder of such ULC Interests. To the extent any provision hereof would have the effect of constituting the Collateral Agent or any other person as a shareholder or member of an unlimited liability company prior to such time, such provision shall be severed therefrom and ineffective with respect to the ULC Interests without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Collateral which are not ULC Interests. Except upon the exercise of rights to sell or otherwise dispose of ULC Interests following the occurrence and during the continuance of an Event of Default hereunder, each Grantor shall not cause or permit, or enable any ULC in which it holds ULC Interests to cause or permit, the Collateral Agent to: (i) be registered as shareholders or members of such ULC; (ii) have any notation entered in their favor in the share register of such ULC; (iii) be held out as shareholders or members of such ULC; (iv) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Collateral Agent holding a security interest in such ULC; or (v) to act as a shareholder or member of such ULC, or exercise any rights of a shareholder or member including the right to attend a meeting of, or to vote the shares of, such ULC.

3.	Grant of Security Interest.

(a)    Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and security interest in (together with the Pledged Interest, the “Security Interest”) in all of its right, title and interest in, to and under all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively and together with the Pledged Collateral, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all of the Obligations:

(i)    all Accounts;

(ii)    all cash and Cash Equivalents;

(iii)    all Chattel Paper;

(iv)    all Deposit Accounts;

(v)    all Documents;

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(vi)    all Equipment and Fixtures;

(vii)    all General Intangibles;

(viii)    all Instruments;

(ix)    all Intellectual Property;

(x)    all Inventory;

(xi)    all Investment Property;

(xii)    all Supporting Obligations;

(xiii)    all Collateral Accounts;

(xiv)    all Goods;

(xv)    all Money;

(xvi)    all Receivables and Receivable records;

(xvii)    all Securities Accounts;

(xviii)    all Commercial Tort Claims;

(xix)    all Letter of Credit Rights;

(xx)    all books and records pertaining to any and all of the foregoing; and

(xxi)    to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

Notwithstanding the foregoing or anything else to the contrary herein, the Collateral (and any defined term used in the definition thereof) shall not include any Excluded Accounts or any Excluded Collateral; provided, however, that the Collateral shall include any Proceeds, substitutions or replacements of Excluded Accounts or Excluded Collateral to the extent they would otherwise constitute Collateral. The Grantors shall not be required to take any action intended to cause Excluded Accounts or Excluded Collateral to constitute Collateral and none of the covenants or representations and warranties herein shall be deemed to apply to any property constituting Excluded Accounts or Excluded Collateral.

(b)    Each Grantor hereby irrevocably authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to (subject to the limitations described in

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Section 4.2(c)) perfect the Security Interests of the Collateral Agent under this Security Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets”, “all personal property” or words of similar effect. Each Grantor hereby also authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements.

Subject to the limitations contained herein and in the Credit Agreement, each Grantor hereby agrees to provide to the Collateral Agent, promptly upon request, any information reasonably necessary to effectuate the filings or recordings authorized by this Section 3(b).

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office (or any successor office) or United States Copyright Office (or any successor office), as applicable, with the signature of each applicable Grantor (not to be unreasonably withheld, conditioned or delayed), such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted hereunder by each Grantor and naming any Grantor or the Grantors as debtors and the Collateral Agent (for the benefit of the Secured Parties), as the case may be, as secured party.

The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral, unless the Collateral Agent has, in each case in writing, expressly (i) assumed such obligations or liabilities and (ii) released the Grantors from such obligations and liabilities.

4.	Representations and Warranties.

Each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party that:

4.1    Title; No Other Liens; Authority.

(a) Except for (a) the Security Interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Security Agreement and (b) the other Liens permitted under the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. To the knowledge of such Grantor, no security agreement, financing statement or other public notice with respect to all or any part of the Collateral that evidences a Lien securing any material Indebtedness is on file or of record in any public office, except such as (i) have been filed in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to this Security Agreement, or (ii) are permitted by the Credit Agreement.

(b)    Each of the Grantors has the power and authority to grant and pledge the Security Interest in the Collateral granted and pledged by it hereunder in the manner hereby done or contemplated.

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4.2    Perfected Liens.

(a)    Subject to the qualifications set forth in Section 6.2 of the Credit Agreement, with respect to each Grantor, this Security Agreement is effective to create in favor of the Collateral Agent, for its benefit and for the benefit of the Secured Parties, legal, valid and enforceable Security Interests in the Collateral, to the extent required under this Security Agreement, the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and principles of good faith and fair dealing.

(b)    Subject to the limitations set forth in clause (c) of this Section 4.2, the Security Interests granted pursuant to this Security Agreement (i) will constitute valid and perfected Security Interests in the Collateral (to the extent perfection may be obtained by the filings or other actions described in clause (A), (B), (C) or (D) of this paragraph) in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, as a result of (A) the completion of the filing in the applicable filing offices of all financing statements, in each case, naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral, (B) with respect to Instruments, Chattel Paper, Investment Property, Certificated Securities and negotiable Documents in each case that constitute Collateral, delivery to the Collateral Agent (or its bailee) of all Instruments, Chattel Paper, Investment Property, Certificated Securities and negotiable Documents in each case, properly endorsed for transfer to the Collateral Agent or in blank, (C) with respect to Deposit Accounts and Securities Accounts, execution of account control agreements in favor of the Collateral Agent (or in favor of any other Person acting as gratuitous bailee on behalf of the Secured Parties pursuant to the terms of the Applicable Intercreditor Agreements) and (D) with respect to registered Intellectual Property, completion or recordation of the filing, registration and recording of a fully executed agreement substantially in the form hereof (or a supplement hereto) and containing a description of all Collateral constituting registered Patents and Trademarks in the United States Patent and Trademark Office (or any successor office) within a three month period (commencing as of the date hereof) or, with respect to Collateral constituting United States Patents and United States registered Trademarks acquired after the date hereof, within three months thereafter, and all Collateral constituting registered Copyrights in the United States Copyright Office (or any successor office) within a one month period (commencing as of the date hereof) or, with respect to Collateral constituting registered United States Copyrights acquired after the date hereof, within one month thereafter pursuant to 35 USC § 261, 15 USC § 1060 or 17 USC § 205 and the regulations thereunder, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction to the extent that a security interest may be perfected by such filings, registrations and recordings, and (ii) are prior to all other Liens on the Collateral other than Liens permitted under Section 10.2 of the Credit Agreement.

(c)    Notwithstanding anything to the contrary herein, no Grantor shall be required to, nor shall the Collateral Agent be authorized (i) to perfect the Security Interests granted hereunder by any means other than by (A) filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or similar central filing office) of the relevant State(s) or as required pursuant to Section 3(b), (B) filings in United States government offices with respect to Intellectual Property as expressly required herein and under the Credit Agreement or (C) delivery

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to the Collateral Agent, for its possession, of all Pledged Collateral as required pursuant to Section 2, (ii) to enter into any control agreement with respect to any deposit account, securities account or commodities account or contract (other than for which control agreements are required to be obtained or for which the ABL Collateral Agent has obtained control, in each case, to the extent required by the ABL Credit Documents; provided that in such case, the ABL Collateral Agent will act as the agent for perfection on behalf of the Secured Parties without causing the Collateral Agent to become a party to such control agreements), (iii) to take any action in any non-U.S. jurisdiction or pursuant to the requirements of the laws of any non-U.S. jurisdiction in order to create any security interests or to perfect any security interests, including with respect to any Intellectual Property registered outside of the United States (it being understood that there shall be no security agreements or pledge agreements governed by the laws of any non-U.S. jurisdiction), (iv) except as expressly set forth above, to take any other action with respect to any Collateral to perfect through control agreements or to otherwise perfect by “control” or (v) to provide any notice to obtain the consent of governmental authorities under the Federal Assignment of Claims Act (or any state equivalent thereof).

(d)    It is understood and agreed that the Security Interests in cash and Investment Property created hereunder shall not prevent the Grantors from using such assets in the ordinary course of their respective businesses.

4.3    Pledged Collateral,

(a)    Schedule 4 and Schedule 5, as applicable, hereto (i) correctly represent as of the date hereof (A) the issuer, the certificate number, if applicable, the Grantor and the record and beneficial owner, the number and class and the percentage of the issued and outstanding Stock and Stock Equivalents of such class of all Pledged Shares and (B) the issuer, the initial principal amount, the Grantor and holder, date of issuance and the maturity date of all Pledged Debt and (ii) together with the comparable schedule to each supplement hereto, include all (x) Stock and Stock Equivalents and (y) debt securities, promissory notes and other debt instruments required to be pledged hereunder. Except as set forth on Schedule 4 and except for Excluded Stock and Stock Equivalents, the Pledged Shares represent all of the issued and outstanding Stock and Stock Equivalents in the issuer owned by a Grantor on the date hereof.

(b)    The Pledged Shares pledged by such Grantor hereunder have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable, in each case, to the extent such concepts are applicable in the jurisdiction of organization of the respective issuer. Each of the Grantors is, subject to any transfers made in compliance with the Credit Agreement, the direct owner, beneficially and of record, of the Pledged Shares indicated on Schedule 4 as owned by such Grantor. The Pledged Debt (solely with respect to Pledged Debt issued by a Person other than a Grantor or a Subsidiary of any Grantors, to such Grantor’s knowledge) are legal and binding obligations of the issuers thereof and, (solely with respect to Pledged Debt issued by a Person other than a Grantor or a Subsidiary of any Grantors, to such Grantor’s knowledge) are legal and binding obligations of the issuers thereof, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally.

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(c)    Except for restrictions and limitations (i) imposed or expressly permitted by the Credit Documents or Applicable Laws generally and (ii) in the case of Pledged Shares of Persons that are not Subsidiaries, transfer restrictions that exist at the time of acquisition of the Pledged Shares in such Persons, the Pledged Collateral is or will not be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect it in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder.

5.	Covenants.

Each Grantor hereby covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Security Agreement until the earlier of (i) the Termination Date and (ii) with respect to any Grantor released in accordance with Section 7.4(b), the release of such Grantor in accordance with Section 7.4(b):

5.1    Maintenance of Perfected Security Interest; Further Documentation.

(a)    Such Grantor shall maintain the Security Interest created by this Security Agreement as a perfected Security Interest having at least the priority described in the Credit Agreement (subject to each Applicable Intercreditor Agreement) and shall use commercially reasonable efforts to defend such Security Interest against the material claims and demands of all Persons (except to the extent that the Collateral Agent and the Company reasonably agree that the cost of such defense is excessive in relation to the benefit to the Secured Parties of the Security Interest and priority), in each case other than a Security Interest in assets of such Grantor subject to a Disposition permitted by the Credit Agreement to a Person that is not a Credit Party, and except for Liens permitted under Section 10.2 of the Credit Agreement, and in each case subject to Section 4.2(c).

(b)    Such Grantor will furnish to the Collateral Agent and any other Secured Party from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request.

(c)    Subject to clause (d) below and Section 4.2(c), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any Applicable Law, or which, subject to the terms of the Credit Agreement or any Applicable Intercreditor Agreement, the Collateral Agent or the Secured Parties may reasonably request, in order (i) to grant, preserve, protect and perfect (with respect to the Intellectual Property included in the Collateral, if and to the extent perfection may be achieved

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by the filings contemplated in Section 4.2), the validity and priority of the Security Interests created or intended to be created hereby or (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Security Interests created hereby and all applicable documents required under Section 4.2(b)(i)(C), all at the expense of such Grantor.

(d)    Notwithstanding anything in this Section 5.1 to the contrary, (i) with respect to any assets acquired by such Grantor after the date hereof that are required by the Credit Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Domestic Subsidiary that is required by the Credit Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by the Credit Agreement and this Section 5.1.

5.2    Changes in Locations, Name, etc. Each Grantor will furnish to the Collateral Agent promptly (and in any event within 30 days of such change (or such longer period as the Collateral Agent may agree)) a written notice of any change (i) in its legal name, (ii) in its jurisdiction of organization or, if not a registered organization, location for purposes of the UCC (iii) in its type of organization or corporate structure that would impair the perfection and priority of the Security Interest granted hereby, (iv) in the location of its chief executive office or (v) organizational identification number with respect to any Grantor formed in the State of New York. Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph.

5.3    Notices. Each Grantor will advise the Collateral Agent promptly, in reasonable detail, of any Lien of which any Authorized Officer thereof has actual knowledge (other than the Security Interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect, in any material respect, the ability of the Collateral Agent to exercise any of its remedies hereunder.

5.4    Delivery of Instruments. If any amount payable under or in connection with any of the Collateral that is in excess of (i) $10,000,000 individually or (ii) when aggregated with all other such Instruments for which this clause has not been satisfied, $50,000,000 in the aggregate shall be or become evidenced by any promissory note, other instrument or debt security, such note, instrument or debt security shall be promptly (and in any event within 60 days of its acquisition or such longer period as the Collateral Agent may agree in its reasonable discretion) pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

5.5    Additional Intellectual Property. Concurrently with the delivery of each officer’s certificate required to be delivered under Section 9.1(c) of the Credit Agreement with the financial statements delivered pursuant to Section 9.1(a) or (b) of the Credit Agreement, such Grantor shall notify the Collateral Agent of (i) any Trademarks, Patents and Copyrights that are registered, or subject to applications for issuance or registration that have been acquired, filed or registered by such Grantor and that were not included in the Intellectual Property previously set

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forth on Schedules 1-3 for such Grantor or any other previously delivered officer’s certificate, and (ii) any intent-to-use Trademark applications of such Grantor for which a statement of use or amendment to allege use has been filed, and which, as a result, is no longer Excluded Collateral, and such Grantor shall also concurrently execute and deliver to the Collateral Agent applicable short-form intellectual property security agreements in the form attached hereto as Annex A and all other documents, instruments and other items as may be reasonably necessary for the Collateral Agent to file such agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

5.6    Notice of Commercial Tort Claims. Such Grantor agrees that, (a) after the occurrence and during the continuance of an Event of Default, if it shall acquire any interest in any commercial tort claim with a value equal to or greater than $10,000,000 individually or in the aggregate (whether from another Person or because such commercial tort claim shall have come into existence), such Grantor shall, within a reasonable time following such acquisition (but in no event to exceed 30 days), notify the Collateral Agent thereof and deliver to the Collateral Agent, in each case in form and substance reasonably satisfactory to the Collateral Agent, a supplement to this Security Agreement containing a specific description of such commercial tort claim and (b) at all other times, concurrently with the delivery of each officer’s certificate required to be delivered under Section 9.1(c) of the Credit Agreement concurrent with the financial statements delivered pursuant to Section 9.1(a) or (b) of the Credit Agreement, such Grantor shall deliver a schedule setting forth any commercial tort claims acquired by such Grantor with a value equal to or greater than $10,000,000 individually or in the aggregate after the most recent schedule.

5.7    Article 8. No interest in any limited liability company or limited partnership controlled by any Grantor that constitutes Pledged Shares shall be represented by a certificate unless (i) the limited liability company agreement or partnership agreement expressly provides that such interests shall be a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction, and (ii) such certificate shall be delivered to the Collateral Agent in accordance with Section 2(b)(i). Any limited liability company and any limited partnership controlled by any Grantor shall either (a) not include in its operative documents any provision that any Stock and Stock Equivalent in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the UCC or (b) certificate any Stock and Stock Equivalents in any such limited liability company or such limited partnership. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2 is certificated or becomes certificated, (i) each such certificate shall be delivered to the Collateral Agent, pursuant to Section 2(b)(i) and (ii) such Grantor shall fulfill all other requirements under Section 2 applicable in respect thereof.

6.	Remedial Provisions.

6.1    Certain Matters Relating to Accounts.

(a)    At any time after the occurrence and during the continuance of an Event of Default and after giving three (3) Business Days’ prior written notice to the Company and any other relevant Grantor, the Collateral Agent shall have the right, but not the obligation, to make

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test verifications of the Accounts that are Collateral (the “Subject Accounts”) in any manner and through any medium that the Collateral Agent reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any other Secured Party.

(b)    If required in writing by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Subject Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.6, and (ii) until so turned over, shall be held by such Grantor for the Collateral Agent and the Secured Parties. Each such deposit of Proceeds of Subject Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)    At the Collateral Agent’s prior written request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all other documents evidencing, and relating to, the agreements and transactions that gave rise to the Accounts constituting Collateral, including all orders, invoices and shipping receipts.

(d)    Upon the occurrence and during the continuance of an Event of Default, a Grantor shall not unreasonably grant any extension of the time of payment of any of the Subject Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the Collateral Agent shall have instructed the such Grantor in writing not to grant or make any such extension, credit, discount, compromise or settlement under any circumstances during the continuance of such Event of Default.

(e)    At the direction of the Collateral Agent, solely upon the occurrence and during the continuance of an Event of Default, each Grantor shall grant to the Collateral Agent, solely to the extent such grant does not constitute or result in the abandonment, termination, acceleration, invalidation of or rendering unenforceable any right, title or interest therein or result in a breach of the terms of, or constitute a breach or default under such Intellectual Property, a non-exclusive, fully paid-up, royalty-free, worldwide license to use, license or sublicense (on a non-exclusive basis) any of the Intellectual Property now owned or hereafter acquired by such Grantor. Any license granted pursuant to this Section 6.1(e) shall be exercisable solely during the continuance of an Event of Default.

6.2    Voting Rights; Dividends and Distributions; Etc.

(a)    So long as no Event of Default shall have occurred and be continuing and the Collateral Agent has not provided the notice contemplated in Section 6.2(c) below:

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(i)    Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Security Agreement or the other Credit Documents.

(ii)    The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b)    Subject to Section 6.2(c) below, each Grantor shall be entitled to receive and retain and use any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent permitted by the Credit Documents; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Stock and Stock Equivalents of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by such Grantor, be received for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and if certificated, be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement). So long as no Event of Default has occurred and is continuing, the Collateral Agent shall, at the applicable Grantor’s sole expense, promptly (upon receipt of a written request) deliver to such Grantor any Collateral in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Collateral permitted by the Credit Documents.

(c)    Upon two (2) Business Days’ prior written notice to a Grantor by the Collateral Agent that the Collateral Agent is exercising its rights under this Section 6.2(c), following the occurrence and during the continuance of an Event of Default, subject to the terms of any Applicable Intercreditor Agreement:

(i)    all rights of such Grantor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6.2(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Event of Defaults have been cured or waived, each Grantor will have the right to exercise the voting and consensual rights that such Grantor would otherwise be entitled to exercise pursuant to the terms of Section 6.2(a)(i) (and the obligations of the Collateral Agent under Section 6.2(a)(ii) shall be reinstated);

(ii)    all rights of such Grantor to receive the dividends, distributions and principal and interest payments that such Grantor would otherwise be authorized to receive and retain pursuant

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to Section 6.2(b) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default. After all Event of Defaults have been cured or waived, the Collateral Agent shall repay to each Grantor (without interest) and each Grantor shall be entitled to receive, retain and use all dividends, distributions and principal and interest payments that such Grantor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 6.2(b);

(iii)    all dividends, distributions and principal and interest payments that are received by such Grantor contrary to the provisions of Section 6.2(b) shall be received for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall forthwith be delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsements); and

(iv)    in order to permit the Collateral Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 6.2(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 6.2(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 6.2(c)(ii) and 6.2(c)(iii) above, such Grantor shall, if necessary, upon prior written notice from the Collateral Agent, from time to time execute and deliver to the Collateral Agent, appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request.

(d)    Notwithstanding anything herein to the contrary, and subject to each Applicable Intercreditor Agreement, if any Event of Default shall occur and be continuing (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Collateral in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent, and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it within respect such Pledged Collateral registered in the name of such Grantor and (b) the Collateral Agent shall have the right to exchange the certificates, documents or other instruments representing Pledged Collateral for certificates, documents or other instruments of small or larger denominations of any purpose consistent with this Security Agreement or the Credit Agreement; provided that the Collateral Agent shall give the Grantors prior notice of intent to exercise such rights; provided further, that the Collateral Agent’s failure to provide such notice shall not in any way limit or impede the Collateral Agent’s rights hereunder.

6.3    Communications with Credit Parties; Grantors Remain Liable.

(a)    The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, subject to the terms of the Credit Agreement and any Applicable Intercreditor Agreement, after giving three (3) Business Days’ prior written notice to the relevant Grantor of its intent to do so, communicate with obligors under the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Subject Accounts. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

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(b)    Upon the written request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, subject to the terms of the Credit Agreement and any Applicable Intercreditor Agreement, each Grantor shall notify obligors on the Accounts that the Subject Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c)    Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Subject Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Subject Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Subject Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

6.4    Proceeds to be Turned Over to Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 6.1 with respect to payments of Subject Accounts, if an Event of Default shall occur and be continuing and the Collateral Agent, subject to the terms of the Credit Agreement or any Applicable Intercreditor Agreement, so requires by notice in writing to the relevant Grantor, all Proceeds received by any Grantor consisting of cash, checks and other near cash items shall be held by such Grantor for the Collateral Agent and the Secured Parties, and shall, promptly upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5    Application of Proceeds. The Collateral Agent shall apply the Proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt in and in accordance with the order set forth in Section 11.11 of the Credit Agreement.

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If, despite the provisions of this Security Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Security Agreement, such Secured Party shall hold such payment or other recover for the benefit of all Secured Parties hereunder for distribution in accordance with Section 11.11 of the Credit Agreement.

6.6    Code and Other Remedies. Subject to the terms of the Credit Agreement or any Applicable Intercreditor Agreement, if an Event of Default shall occur and be continuing, and after giving prior written notice to the Company and any applicable Grantor, the Collateral Agent may (i) exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other Applicable Law and also upon prior written notice to the relevant Grantor, sell the Collateral or any part thereof in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral, (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation and (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of such Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent and any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Agent or such Secured Party may pay the purchase price by crediting the amount thereof against the Obligations. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior written notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent, at places that the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net Proceeds of any action taken by it pursuant to this Section 6.6 in accordance with the provisions of Section 6.5.

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6.7    Deficiency. Each Grantor shall remain liable for any deficiency if the Proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable and documented out-of-pocket fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency (in each case subject to the limitations set forth in Section 13.5 of the Credit Agreement).

6.8    Amendments, etc. with Respect to the Obligations; Waiver of Rights. Unless and until the Termination Date has occurred or, with respect to any Grantor, such Grantor shall be released in accordance with Section 7.4(b), to the extent permitted by law, each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreement may, in accordance with the applicable provisions thereof, be amended, modified, supplemented or terminated, in whole or in part from time to time and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Except as provided in Section 7.2, neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Security Agreement or any property subject thereto. When making any demand hereunder against any Grantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on any Grantor or any other Person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from any Grantor or any other Person or any release of any Grantor or any other Person shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

7.	The Collateral Agent.

7.1    Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)    Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, and shall automatically terminate on the Termination Date or, if sooner, upon the termination or release of such Grantor hereunder pursuant to Section 7.4, effective upon the occurrence and during the continuance of an Event of Default, the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact

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with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or advisable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, either in the Collateral Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after the occurrence and during the continuance of an Event of Default and after prior written notice by the Collateral Agent to the Company and any applicable Grantor of its intent to do so:

(i)    take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Subject Account constituting Collateral or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Subject Account constituting Collateral or with respect to any other Collateral whenever payable;

(ii)    subject to Section 4.2(c), in the case of any Intellectual Property included in the Collateral, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the Secured Parties’ Security Interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)    upon three (3) Business Days’ prior written notice, pay or discharge taxes and Liens levied or placed on or threatened against the Collateral (other than taxes not required to be discharged under the Credit Agreement) other than Liens permitted under Section 10.2 of the Credit Agreement;

(iv)    execute, in connection with any sale provided for in Section 6.6, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v)    obtain and adjust insurance required to be maintained by such Grantor pursuant to the Credit Agreement;

(vi)    direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vii)    ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

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(viii)    sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(ix)    commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(x)    defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xi)    settle, compromise or adjust any such suit, action or proceeding with respect to the Collateral and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xii)    assign any Intellectual Property (along with the goodwill of the business to which any such Intellectual Property pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its reasonable business discretion determine; and

(xiii)    subject to Section 6.1(e) and Section 6.6, generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing and after the expiration of any notice periods otherwise required hereunder or under any other Credit Document.

(b)    Subject to any limitations of the Collateral Agent to take actions as set forth in Section 7.1(a), if any Grantor fails to perform or comply with any of its agreements contained herein within a reasonable period of time after the Collateral Agent has requested in writing for it to do so, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)    The reasonable and documented out of pocket expenses of the Collateral Agent, in each case subject to the limitations on reimbursements of costs and expenses set forth in

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Section 13.5 of the Credit Agreement, incurred in connection with actions undertook as provided in this Section 6.1 shall be payable by such Grantor to the Collateral Agent to the extent required by, and in accordance with Section 13.5 of the Credit Agreement to the extent required thereby, and in accordance therewith.

(d)    Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof and in accordance with the terms hereof. All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated (or, with respect to any Grantor, until such Grantor is released in accordance with Section 7.4(b)) and the Security Interests created hereby are released.

7.2    Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for the Collateral Agent’s or any Secured Party’s or any of their officers’, directors’, employees’ or agents’ own respective gross negligence, bad faith or willful misconduct, or material breach of this Security Agreement or any other Credit Document, in each case, as finally determined in a non-appealable decision of a court of competent jurisdiction.

7.3    Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Security Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

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7.4    Continuing Security Interest; Release.

(a)    This Security Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, endorsees, transferees and assigns permitted under the Credit Agreement until the Termination Date.

(b)    A Subsidiary Grantor shall be released from its obligations hereunder if it ceases to be a Guarantor and the Security Interest in any assets of any such Subsidiary Guarantor shall be released, in each case, pursuant to the Credit Agreement.

(c)    In connection with any termination or release pursuant to paragraph (a) or (b) or pursuant to Section 12.13 of the Credit Agreement, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request in writing to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.4 shall be without recourse to or warranty by the Collateral Agent.

7.5    Reinstatement. Notwithstanding anything to the contrary contained herein, each Grantor further agrees that, if any payment made by any Credit Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

7.6    Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional.

7.7    Collateral Agent as Representative. Each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of the applicable Secured Parties in accordance with the terms hereunder. Each Secured Party, by its acceptance of the benefits hereof, agrees that any action taken by the Collateral Agent in accordance with the provisions of the Credit Documents, and the exercise by the Collateral Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized and binding upon all Secured Parties.

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8.	Miscellaneous.

8.1    Amendments in Writing. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the Collateral Agent in accordance with Section 13.1 of the Credit Agreement.

8.2    Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Company at the Company’s address set forth in Section 13.2 of the Credit Agreement.

8.3    No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4    Enforcement Expenses; Indemnification.

(a)    Each Grantor agrees to pay any and all reasonable and documented out-of-pocket expenses (including all reasonable and documented fees and disbursements of counsel) that may be paid or incurred by the Collateral Agent, in each case in accordance with, and subject to the limitations on reimbursement of costs and expenses set forth in, Section 13.5 of the Credit Agreement.

(b)    Each Grantor agrees to pay, and to indemnify and save the Collateral Agent and the Secured Parties harmless from, all actual losses, damages, claims, expenses or liabilities of any kind or nature whatsoever related to the execution, delivery, enforcement, performance, and administration of this Security Agreement, in each case, to the extent the Grantors would be required to do so pursuant to Section 13.5 of the Credit Agreement.

(c)    Each Grantor agrees, within thirty (30) days after written demand therefor (including documentation reasonably supporting such request), to pay, and to save the Collateral Agent and the Secured Parties harmless from actual losses, damages, claims or reasonable and

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documented out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Security Agreement to the extent the Company would be required to do so pursuant to Section 13.5 of the Credit Agreement.

(d)    The agreements in this Section 8.4 shall survive repayment or other satisfaction of the Obligations and all other amounts payable under the Credit Documents.

8.5    Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Security Agreement without the prior written consent of the Collateral Agent or as otherwise permitted by the Credit Agreement.

8.6    Counterparts. This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (e.g., a “pdf” or “tif” file)), and all of said counterparts taken together shall be deemed to be originals and shall constitute one and the same instrument.

8.7    Severability. Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.8    Section Headings. The Section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9    [Reserved].

8.10    GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.11    Submission to Jurisdiction Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Security Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof;

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(b)    consents that any such action or proceeding may be brought in such courts and waives (to the extent permitted by Applicable Law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by delivering or by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)    agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction;

(e)    subject to the applicable provisions of the Credit Agreement, waives, to the maximum extent not prohibited by Applicable Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages; and

(f)    agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

8.12    Acknowledgments. Each party hereto hereby acknowledges that:

(a)    it has been advised by counsel in the negotiation, execution and delivery of this Security Agreement and the other Credit Documents to which it is a party;

(b)    neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Security Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)    no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.13    Additional Grantors. Each Subsidiary of the Company that is required to become a party to this Security Agreement pursuant to the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Security Agreement upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex B hereto or in such other form reasonably satisfactory to the

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Collateral Agent. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

8.14    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.15    Credit Agreement and Intercreditor Agreements. Notwithstanding anything herein to the contrary, this Security Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, and the rights and duties of the Collateral Agent hereunder, are subject to the provisions of the Credit Agreement and any Applicable Intercreditor Agreement, in each case, solely to the extent then in effect. In the event of any conflict between the terms of the Credit Agreement and the terms of this Security Agreement, the terms of the Credit Agreement shall govern and control. In the event of any conflict between the terms of any Applicable Intercreditor Agreement and the terms of this Security Agreement, the terms of such Applicable Intercreditor Agreement shall govern and control. No right, power or remedy granted to the Collateral Agent hereunder shall be exercised by the Collateral Agent, and no direction shall be given by the Collateral Agent, in contravention of the Credit Agreement or any such Applicable Intercreditor Agreement.

8.16    Additional Secured Parties. Each Person that may become a party to this Security Agreement and be designated a Hedge Bank or Cash Management Bank shall become a Secured Party, with the same force and effect as if originally named as a Secured Party, for all purposes of this Security Agreement upon execution and delivery by such Person of a written joinder substantially in the form of Annex C hereto or in such other form reasonably satisfactory to the Collateral Agent. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Secured Party as a party to this Security Agreement. The Grantors agree to reimburse the Collateral Agent for its respective reasonable and documented out-of-pocket costs and expenses in connection with joining an additional Secured Party, including the reasonable and documented fees, other charges and disbursements of counsel to the extent reimbursable under the Credit Agreement.

[Signature Pages Follow]

28

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

[Signature Page to Security Agreement]

AVAYA INC.

By:
Name:
Title:

AVAYA HOLDINGS CORP.

By:
Name:
Title:

SUBSIDIARY GRANTORS:

AVAYA CALA INC.
AVAYA EMEA LTD.
AVAYA FEDERAL SOLUTIONS, INC.
AVAYA HOLDINGS LLC
AVAYA HOLDINGS TWO, LLC
AVAYA INTEGRATED CABINET SOLUTIONS LLC
AVAYA MANAGEMENT SERVICES INC.
AVAYA SERVICES INC.
AVAYA WORLD SERVICES INC.
OCTEL COMMUNICATIONS LLC
SIERRA ASIA PACIFIC INC.
TECHNOLOGY CORPORATION OF AMERICA, INC.
UBIQUITY SOFTWARE CORPORATION
VPNET TECHNOLOGIES, INC.
ZANG, INC.

By:
Name:
Title:

[Signature Page to Security Agreement]

GOLDMAN SACHS BANK USA, as Collateral Agent

By:
Name:
Title:

[Signature Page to Security Agreement]

Schedule 1

Copyrights

Schedule 2

Patents

Schedule 3

Trademarks

Schedule 4

Pledged Shares

Schedule 5

Pledged Debt

ANNEX A TO

THE SECURITY AGREEMENT

SUPPLEMENT (this “Supplement”), dated as of [            ], to the TERM LOAN SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time the “Security Agreement”) dated as of December 15, 2017, among each of the Grantors listed on the signature pages thereto (each such subsidiary individually, a “Grantor” and, collectively, the “Grantors”), Goldman Sachs Bank USA, as Collateral Agent under the Credit Agreement (as defined below) (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties.

A.    Reference is made to the Term Loan Credit Agreement, dated as of December 15, 2017 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time, the “Credit Agreement”), among Avaya Inc., a Delaware corporation (the “Company”), Avaya Holdings Corp., a Delaware corporation (“Holdings”), the lending institutions from time to time parties thereto and the Collateral Agent.

B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C.    The Grantors have identified on Schedule I, II and III hereto the additional Copyrights, Patents and Trademarks registered or applied for with the United States Patent and Trademark Office or the United States Copyright Office acquired by such Grantors after the date of the Credit Agreement. The undersigned Grantors are executing this Supplement in order to facilitate supplemental filings to be made by the Collateral Agent with the United States Copyright Office and the United States Patent and Trademark Office.

Accordingly, the Collateral Agent and the Grantors agree as follows:

SECTION 1. (a) Schedule 1 of the Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule I hereto, (b) Schedule 2 of the Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule II hereto and (c) Schedule 3 of the Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule III hereto.

SECTION 2. Each Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in the Intellectual Property set forth in Schedules I, II and III hereto. Each Grantor hereby represents and warrants that the information set forth on Schedules I, II and III hereto is true and correct in all material respects as of the date hereof.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission (e.g., a “pdf” or “tif” file)), and all of said counterparts taken together shall be deemed to be originals and constitute one and the same instrument. This Supplement shall become effective as to each Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Grantor and the Collateral Agent.

A-1

SECTION 4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 8.2 of the Security Agreement.

SECTION 8. Each Grantor agrees to reimburse the Collateral Agent for its respective reasonable and documented out-of-pocket costs and expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of one firm of counsel, and, if necessary, one firm of regulatory counsel and/or one firm of local counsel in each appropriate jurisdiction, in each case to the Administrative Agent and the Collateral Agent (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Company of such conflict and thereafter, after receipt of the consent of the Company (which consent shall not be unreasonably withheld or delayed), retains its own counsel, of another firm of counsel for such affected Person).

[Signature Pages Follow]

A-2

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

, as a Grantor

By:
Name:
Title:

, as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENT NO. [    ] TO SECURITY AGREEMENT]

Schedule I

Copyrights

UNITED STATES COPYRIGHTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule II

Patents

UNITED STATES PATENTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule III

Trademarks

UNITED STATES TRADEMARKS:

Registrations:

OWNER	TRADEMARK	REGISTRATION NUMBER

Applications:

OWNER	TRADEMARK	APPLICATION NUMBER

ANNEX B TO

THE SECURITY AGREEMENT

SUPPLEMENT (this “Supplement”), dated as of [            ], to the TERM LOAN SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time the “Security Agreement”) dated as of December 15, 2017, among each of the Grantors listed on the signature pages thereto (each such subsidiary individually, a “Grantor” and, collectively, the “Grantors”), Goldman Sachs Bank USA, as Collateral Agent under the Credit Agreement (as defined below) (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties.

A.    Reference is made to the Term Loan Credit Agreement, dated as of December 15, 2017 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time, the “Credit Agreement”), among Avaya Inc., a Delaware corporation (the “Company”), Avaya Holdings Corp., a Delaware corporation (“Holdings”), the lending institutions from time to time parties thereto and the Collateral Agent

B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C.    Section 8.13 of the Security Agreement provides that additional Subsidiaries may become Grantors under the Security Agreement by execution and delivery of this Supplement. Each undersigned Domestic Subsidiary (each a “New Grantor”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Subsidiary Grantor under the Security Agreement.

Accordingly, the Collateral Agent and the New Grantors agree as follows:

SECTION 1. In accordance with subsection 8.13 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects on and as of the date hereof (except where such representations and warranties expressly related to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date). In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a Security Interest in all of the Collateral of such New Grantor, in each case whether now or hereafter existing or in which it now has or hereafter acquires an interest. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. Each New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or law).

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission (e.g. a “pdf” or “tif” file)), and all of said counterparts taken together shall be deemed to be originals and constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Company. This Supplement shall become effective as to each New Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Collateral Agent.

SECTION 4. Each New Grantor hereby represents and warrants that (a) set forth on Schedule I hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of incorporation or organization of such New Grantor, (iii) the type of organization or corporate structure of such New Grantor (iv) the Federal Taxpayer Identification Number and organizational number of such New Grantor and (v) the true and correct location of the chief executive office and principal place of business and any office in which it maintains books of records relating to Collateral owned by it and (b) as of the date hereof (i) Schedule II hereto sets forth, in proper form for filing with the United States Copyright Office, all of each New Grantor’s Copyrights registered or applied for with the United States Copyright Office, (ii) Schedule III hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Patents registered or applied for with the United States Patent and Trademark Office, (iii) Schedule IV hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Trademarks (and all applications therefor).

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All notices, requests and demands pursuant hereto shall be made in accordance with Section 8.2 of the Security Agreement. All communications and notices hereunder to each New Grantor shall be given to it in care of the Company at the Company’s address set forth in Section 13.2 of the Credit Agreement.

SECTION 9. Each New Grantor agrees to reimburse the Collateral Agent for its respective reasonable and documented out-of-pocket costs and expenses in connection with this Supplement to the extent set forth in the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

, as a Grantor

By:
Name:
Title:

, as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENT NO. [    ] TO SECURITY AGREEMENT]

Schedule I

COLLATERAL

Legal Name	Jurisdiction of Incorporation or Organization	Type of Organization of Corporate Structure	Federal Taxpayer Identification Number and Organizational Identification Number	Chief Executive Office and Principal Place of Business

Schedule II

Copyrights

UNITED STATES COPYRIGHTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule III

Patents

UNITED STATES PATENTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule IV

Trademarks

UNITED STATES TRADEMARKS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

ANNEX C TO

THE SECURITY AGREEMENT

JOINDER NO. [            ] (this “Joinder Agreement”), dated as of [            ], to the TERM LOAN SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time the “Security Agreement”) dated as of December 15, 2017, among each of the Grantors listed on the signature pages thereto (each such subsidiary individually, a “Grantor” and, collectively, the “Grantors”) and Goldman Sachs Bank USA, as Collateral Agent under the Credit Agreement (as defined below) (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties.

A.    Reference is made to the Term Loan Credit Agreement, dated as of December 15, 2017 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time, the “Credit Agreement”), among Avaya Inc., a Delaware corporation (the “Company”), Avaya Holdings Corp., a Delaware corporation (“Holdings”), the lending institutions from time to time parties thereto and the Collateral Agent.

B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

C.    In connection with one or more Grantor’s entry into [Secured Cash Management Agreements][Secured Hedging Agreements] with the undersigned (each, a “New Secured Party”), each New Secured Party is required to accede to the Security Agreement as a Secured Party and be designated as a [“Cash Management Bank”][“Hedge Bank”] for the purposes of the Credit Agreement. Section 8.16 of the Security Agreement provides that any Person that enters into a [Cash Management Agreement] with a Grantor may deliver an accession agreement to the Security Agreement and be designated by the Borrower as a [“Cash Management Bank”][“Hedge Bank”].

Accordingly, the Collateral Agent, the Borrower and the New Secured Party agree as follows:

SECTION 1. The New Secured Party by its signature below becomes a [Cash Management Bank][Hedge Bank] for the purposes of the Credit Agreement and a Secured Party for the purposes of the Security Agreement and is designated as such by the Borrower. The New Secured Party, by its signature below, becomes subject to and bound by the Security Agreement with the same force and effect as if the New Secured Party had originally been named therein as a [Cash Management Bank][Hedge Bank] and as a Secured Party, and each New Secured Party hereby agrees to all the terms and provisions of the Security Agreement applicable to it as a [Cash Management Bank][Hedge Bank] and as a Secured Party. Each reference to a [“Cash Management Bank”][“Hedge Bank”], “Secured Party” or “Secured Parties” in the Security Agreement shall be deemed to include the New Secured Party. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Secured Party represents and warrants to the Collateral Agent that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as a [Cash Management Bank][Hedge Bank] and Secured Party and (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when the Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signatures of the New Secured Party. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Joinder Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 8.2 of the Security Agreement. All communications and notices hereunder to the New Secured Party shall be given to it at its address set forth below its signature hereto.

SECTION 8. The New Secured Party agrees to be subject to and bound by Section 12 of the Credit Agreement with the same force and effect as if the New Secured Party had originally been named therein as a Secured Party for the benefit of the Collateral Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the New Secured Party has duly executed this Joinder Agreement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SECURED PARTY], as a Secured Party

By:
Name:
Title:

Address for notices

attention of:

Telecopy:

Acknowledged by:
GOLDMAN SACHS BANK USA as the Collateral Agent

By:
Name:
Title:

Acknowledged by:

AVAYA INC. as Borrower

By:
Name:
Title:

[Signature Page to Additional First Lien Party Consent]

EXHIBIT E

TO THE CREDIT AGREEMENT

FORM OF PERFECTION CERTIFICATE

[See attached]

Execution Version

PERFECTION CERTIFICATE

December 15, 2017

Reference is hereby made to (i) that certain Term Loan Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Security Agreement”) dated as of the date hereof, among Avaya Inc., a Delaware corporation (“Avaya”), Avaya Holdings Corp., a Delaware corporation (“Holdings”), the Subsidiaries of Avaya from time to time party thereto as Grantors (the “Subsidiary Grantors” and, together with Holdings, the “Grantors”) and Goldman Sachs Banks USA as collateral agent (in such capacity, the “Term Loan Collateral Agent”), (ii) that certain Term Loan Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement” and, together with the Term Loan Security Agreement, the “Term Loan Documents”) dated as of the date hereof, among Avaya, Holdings, the Term Loan Collateral Agent and each lender from time to time party thereto, (iii) that certain ABL Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Security Agreement”) dated as of the date hereof, among Avaya, the Grantors and Citibank, N.A., as collateral agent (in such capacity, the “ABL Collateral Agent”), and (ii) that certain ABL Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement” and, together with the ABL Security Agreement, the “ABL Documents”; together with the Term Loan Documents, the “Credit Documents”) dated as of the date hereof, among Avaya, Holdings, Avaya Canada Corp., an unlimited liability company organized under the laws of the province of Nova Scotia, Avaya UK, a company incorporated under the laws of England and Wales, Avaya International Sales Limited, a limited liability company incorporated under the laws of Ireland, Avaya Deutschland GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) existing under the laws of Germany, Avaya GmbH & Co. KG, a limited partnership (GmbH & Co. KG) existing under the laws of Germany, the ABL Collateral Agent, the lending institutions from time to time party thereto and the lending instructions named therein as L/C Issuers and Swing Line Lenders. Capitalized terms used but not defined herein have the meanings assigned in the Credit Documents. As used herein, the term “Company” means either Avaya or one of the Grantors under the Credit Documents, and “Companies” means Avaya and each Grantor under the Credit Documents.

I.	Names. The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1. Each Company is (i) the type of entity disclosed next to its name in Schedule 1 and (ii) a registered organization except to the extent disclosed in Schedule 1. Also set forth in Schedule 1 hereto is the jurisdiction of formation of each Company.

II.	Current Locations. The chief executive office of each Company is located at the address set forth in Schedule 2 hereto.

III.	UCC Filings. Financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, attached as Schedule 3 have been prepared for filing in the proper Uniform Commercial Code filing offices in the jurisdictions identified in Schedule 4 hereof.

IV.	Schedule of Filings. Attached hereto as Schedule 4 is a schedule of the appropriate filing offices for the financing statements attached hereto as Schedule 3.

V.	Real Property. No Company owns any parcels of Real Estate located in the United States and the improvements thereto owned in fee with a fair market value of more than $10,000,000 as of the date hereof.

VI.	Stock Ownership and Other Equity Interests. Attached hereto as Schedule 6(a) is a true and correct list of each of all of the authorized, and the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest of each Company, its U.S. Subsidiaries, and its first-tier foreign Subsidiaries, and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 6(b) is each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made.

VII.	Intellectual Property. Attached hereto as Schedule 7(a) is a schedule setting forth all of each Company’s Patents and Trademarks (each as defined in the Security Agreement) registered with the United States Patent and Trademark Office, including the name of the registered owner and the registration number of each such Patent and Trademark owned by each Company, as of the date set forth on such schedule (in all cases excluding Trademarks that constitute Excluded Assets (as defined in the Security Agreement)). Attached hereto as Schedule 7(b) is a schedule setting forth all of each Company’s United States Copyrights (each as defined in the Security Agreement) registered with the United States Copyright Office, including the name of the registered owner and the registration number of each such Copyright owned by each Company, as of the date set forth on such schedule.

VIII.	Deposit Accounts, Securities Accounts and Commodity Accounts. Attached hereto as Schedule 8 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the Security Agreement) maintained by each Company as of the date set forth on such schedule, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date first set forth above.

AVAYA INC.

By:
Name:
Title:

AVAYA HOLDINGS CORP.

By:
Name:
Title:

AVAYA CALA INC.
AVAYA EMEA LTD.
AVAYA FEDERAL SOLUTIONS, INC.
AVAYA HOLDINGS LLC
AVAYA HOLDINGS TWO, LLC
AVAYA INTEGRATED CABINET SOLUTIONS LLC
AVAYA MANAGEMENT SERVICES INC.
AVAYA SERVICES INC.
AVAYA WORLD SERVICES INC.
OCTEL COMMUNICATIONS LLC
SIERRA ASIA PACIFIC INC.
TECHNOLOGY CORPORATION OF AMERICA, INC.
UBIQUITY SOFTWARE CORPORATION
VPNET TECHNOLOGIES, INC.
ZANG, INC.

By:
Name:
Title:

[Signature Page to Perfection Certificate]

Schedule 1

Legal Names, Etc.

Schedule 2

Chief Executive Offices

Schedule 3

UCC Filings

Schedule 4

Schedule of Filings

Schedule 6

(a) Equity Interests of Companies and Subsidiaries

(b) Other Equity Interests

Schedule 7(a)

Patents and Trademarks

Schedule 7(b)

Copyrights

Schedule 8

Accounts

EXHIBIT F

TO THE CREDIT AGREEMENT

FORM OF ABL INTERCREDITOR AGREEMENT

[See attached]

ABL INTERCREDITOR AGREEMENT

dated as of December 15, 2017

among

CITIBANK, N.A.,

as ABL Representative for the

ABL Credit Agreement Secured Parties,

GOLDMAN SACHS BANK USA,

as the Term Priority Representative for the

First Lien Term Credit Agreement Secured Parties,

and

each additional Representative from time to time party hereto,

and acknowledged and agreed to by

AVAYA HOLDINGS CORP.,

as Holdings,

AVAYA INC.,

as Borrower

and

the other Grantors party hereto

F-1

F-ii

F-iii

ABL INTERCREDITOR AGREEMENT dated as of December 15, 2017 (the “Effective Date”) (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among CITIBANK, N.A., as Representative for the ABL Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “ABL Representative”), GOLDMAN SACHS BANK USA, as Representative for the First Lien Term Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “First Lien Term Collateral Representative”) and as First Lien Term Credit Agreement Administrative Agent and each additional Term Priority Representative that from time to time becomes a party hereto pursuant to Section 8.09, and acknowledged and agreed to by AVAYA INC., a Delaware corporation (the “Borrower”), AVAYA HOLDINGS CORP., a Delaware corporation, in its capacity as Holdings and the other Grantors (as defined below) from time to time party hereto.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the ABL Representative (for itself and on behalf of the ABL Credit Agreement Secured Parties), the First Lien Term Collateral Representative (for itself and on behalf of the First Lien Term Credit Agreement Secured Parties) and each additional Term Priority Representative (for itself and on behalf of the Term Priority Debt Parties under the applicable Term Priority Debt Facility) agree as follows:

ARTICLE I

Definitions

SECTION 1.01.    Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings specified in the New York UCC (including, without limitation, the following terms: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Financial Assets, Fixtures, General Intangibles, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Money, Payment Intangibles, Promissory Notes, Records, Securities Accounts, Security Entitlements, Supporting Obligations and Tangible Chattel Paper). As used in this Agreement, the following terms have the meanings specified below:

“ABL Cash Management Obligations” means obligations owed by the Borrower or any Subsidiary to any ABL Secured Party in respect of or in connection with any “Secured Cash Management Agreement” (as defined in the ABL Credit Agreement).

“ABL Collateral Documents” means the “U.S. Security Documents” as defined in the ABL Credit Agreement and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Borrower or any other Grantor for purposes of providing collateral security for any ABL Obligation, in each case, as may be amended, restated, amended and restated, modified, supplemented or replaced from time to time in accordance with the terms of this Agreement.

“ABL Credit Agreement” means that certain ABL Credit Agreement, dated as of the Effective Date, among, inter alios, the Borrower, the lenders and other financial institutions party thereto, Citibank, N.A., as collateral agent and as administrative agent, as amended, restated, amended and restated, replaced, extended, renewed, Refinanced, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“ABL Credit Agreement Administrative Agent” means Citibank, N.A., as administrative agent under the ABL Credit Agreement and any successor thereto in such capacity.

“ABL Credit Agreement Secured Parties” means the “Secured Parties” as defined in the ABL Credit Agreement.

“ABL Debt Documents” means the ABL Credit Agreement and the other “U.S. Credit Documents” as defined in the ABL Credit Agreement, in each case, as may be amended, restated, modified, supplemented, replaced, extended, renewed and/or Refinanced from time to time in accordance with the terms of this Agreement.

“ABL Facility” means the credit facilities provided under the ABL Credit Agreement.

“ABL Hedging Agreement Obligations” means obligations owed by the Borrower or any Subsidiary to any ABL Secured Party in respect of or in connection with any “Secured Hedging Agreement” (as defined in the ABL Credit Agreement).

“ABL Obligations” means the “Obligations” as defined in the ABL Credit Agreement.

“ABL Priority Collateral” means any “U.S. Collateral” (or similar term) as defined in any ABL Collateral Document or any other ABL Debt Document, in each case, owned by the Borrower or any Grantor, or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to an ABL Collateral Document as security for any ABL Obligations consisting of the following (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Bankruptcy Law), would be ABL Priority Collateral):

(1)    all Accounts, other than Accounts which constitute identifiable proceeds of Term Priority Collateral;

(2)    all Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper), other than Chattel Paper which constitutes identifiable proceeds of Term Priority Collateral;

(3)    (x) all Deposit Accounts (other than Term Priority Accounts) and money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein, and (y) all Securities Accounts (other than Term Priority Accounts), Security Entitlements and Securities credited to such Securities Accounts, and, in each case, all cash, checks and other property held therein or credited thereto; provided, however, that during the continuance of an Event of Default, to the extent that identifiable proceeds of Term Priority Collateral are deposited in any such Deposit Accounts or Securities Accounts, such identifiable proceeds shall be treated as Term Priority Collateral;

(4) all Inventory;

(5)    to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (1) through (4) constituting ABL Priority Collateral, all Documents, General Intangibles (other than any Intellectual Property), Instruments (including Promissory Notes) and Commercial Tort Claims; provided that to the extent any of the foregoing also relates to Collateral of a type not referred to in clauses (1) through (4), only that portion related to the items referred to in the preceding clauses (1) through (4) shall be included in the ABL Priority Collateral;

(6)    to the extent relating to any of the items referred to in the preceding clauses (1) through (5) constituting ABL Priority Collateral, all Supporting Obligations and Letter-of-Credit Rights; provided that to the extent any of the foregoing also relates to Term Priority Collateral only that portion related to the items referred to in the preceding clauses (1) through (5) shall be included in the ABL Priority Collateral;

(7)    all books and Records relating to the items referred to in the preceding clauses (1) through (6) constituting ABL Priority Collateral (including all books, databases, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (6)); and

(8)    all collateral security and guarantees with respect to any of the foregoing and all cash, Money, insurance proceeds, Instruments, Securities, Financial Assets and Deposit Accounts received as proceeds of any of the foregoing (such proceeds, “ABL Priority Proceeds”); provided, however, that no proceeds of ABL Priority Proceeds will constitute ABL Priority Collateral unless such proceeds of ABL Priority Proceeds would otherwise constitute ABL Priority Collateral.

“ABL Priority DIP Financing” has the meaning assigned to such term in Section 6.01(a).

“ABL Priority Proceeds” has the meaning assigned to such term in the definition of “ABL Priority Collateral”.

“ABL Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor collateral agent under the ABL Credit Agreement.

“ABL Secured Parties” means the ABL Credit Agreement Secured Parties.

“Additional First Priority Term Debt” means any Indebtedness that is issued or guaranteed by the Borrower and/or any other Grantor (other than Indebtedness constituting First Lien Term Credit Agreement Obligations), which Indebtedness and guarantees thereof are secured by the Term Priority Collateral (or any portion thereof) on a pari passu basis (but without regard to control of remedies, other than as provided by the terms of the applicable Additional Term Priority Debt Documents) or a junior priority basis with the First Lien Term Credit Agreement Obligations (but in either case on a senior priority basis to any Additional Junior Priority Term Debt) and which the applicable Additional Term Priority Debt Documents provide that such Indebtedness and guarantees are to be secured by the ABL Priority Collateral on a subordinate basis to the ABL Obligations; provided, however, that (i) such Indebtedness is expressly permitted to be incurred, secured and guaranteed on such basis by each then extant ABL Debt Document and Term Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have (A) become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) become a party to each applicable First Lien Intercreditor Agreement and each applicable Junior Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in the applicable Sections thereof providing for the joinder of additional Indebtedness thereto; provided further that, if such Indebtedness will be the initial Additional First Priority Term Debt incurred by the Borrower or any other Grantor, then the Grantors, the First Lien Term Collateral Representative and the Representative for such Indebtedness shall have executed and delivered each applicable First Lien Intercreditor Agreement and each applicable Junior Lien Intercreditor Agreement. Additional First Priority Term Debt shall include any Registered Equivalent Notes and guarantees thereof by the Guarantors issued in exchange therefor.

“Additional Junior Priority Term Debt” means any Indebtedness that is issued or guaranteed by the Borrower and/or any other Grantor, which Indebtedness and guarantees thereof are secured by the Term Priority Collateral (or any portion thereof) on a junior priority basis with the First Priority Term Debt and which the applicable Additional Term Priority Debt Documents provide that such Indebtedness and guarantees are to be secured by the ABL Priority Collateral on a subordinate basis to the ABL Obligations; provided, however, that (i) such Indebtedness is expressly permitted to be incurred, secured and guaranteed on such basis by each then extant ABL Debt Document and Term Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have (A) become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) become a party to each applicable Junior Lien Intercreditor Agreement, and by satisfying the conditions set forth in the applicable Sections thereof providing for the joinder of additional Indebtedness thereto; provided further that, if such Indebtedness will be the initial Additional Junior Priority Term Debt incurred by the Borrower or any other Grantor, then the Grantors, the then-existing Term Priority Representatives and the Representative for such Indebtedness shall have executed and delivered each applicable Junior Lien Intercreditor Agreement. Additional Junior Priority Term Debt shall include any Registered Equivalent Notes and guarantees thereof by the Guarantors issued in exchange therefor.

“Additional Term Priority Debt” means any Additional First Priority Term Debt and any Additional Junior Priority Term Debt, as applicable.

“Additional Term Priority Debt Documents” means, with respect to any series, issue or class of Additional Term Priority Debt, the promissory notes, loan agreements, indentures, the Term Collateral Documents or other operative agreements evidencing or governing such Indebtedness, in each case, as may be amended, restated, amended and restated, modified, supplemented, replaced, extended, renewed and/or Refinanced from time to time in accordance with the terms of this Agreement.

“Additional Term Priority Debt Facility” means, with respect to any series, issue or class of Additional Term Priority Debt, each indenture, loan agreement or other governing agreement with respect to such Additional Term Priority Debt.

“Additional Term Priority Debt Obligations” means, with respect to any series, issue or class of Additional Term Priority Debt, all amounts owing pursuant to the terms of such Additional Term Priority Debt, including, without limitation, the obligation (including guarantee obligations) to pay principal, interest (including interest, fees, and expenses that accrue after the commencement of an Insolvency or Liquidation Proceeding, regardless of whether such interest is an allowed or allowable claim under such Insolvency or Liquidation Proceeding), letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorneys costs, indemnities and other amounts payable by a Grantor under any Additional Term Priority Debt Document.

“Additional Term Priority Debt Parties” means, with respect to any series, issue or class of Additional Term Priority Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Term Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any other Grantor under any related Additional Term Priority Debt Documents.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Laws” shall mean, as to any Person, any law (including common law), statute, regulation, ordinance, rule, order, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Authorized Officer” means “Authorized Officer” as defined in the ABL Credit Agreement.

“Bankruptcy Code” means title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar federal, state or foreign law for the relief of debtors.

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Business Day” means any day other than a Saturday, Sunday and any other day on which banking institutions in New York City are authorized by law or other governmental actions to close.

“Capital Lease” means “Capital Lease” as defined in the ABL Credit Agreement as in effect on the date hereof.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Collateral” means all Property now owned or hereafter acquired by the Borrower or any Guarantor in or upon which a Lien is granted or purported to be granted to the ABL Representative or any Term Priority Representative under any of the ABL Collateral Documents or the Term Collateral Documents, as applicable.

“Collateral Documents” means the ABL Collateral Documents and the Term Collateral Documents.

“Debt Documents” means the ABL Debt Documents and the Term Priority Debt Documents.

“Debt Facility” means the ABL Facility and any Term Priority Debt Facility.

“Designated Junior Priority Representative” means (i) with respect to the ABL Priority Collateral, the Designated Term Priority Representative and (ii) with respect to the Term Priority Collateral, the ABL Representative.

“Designated Senior Representative” means (i) with respect to the ABL Priority Collateral, the ABL Representative and (ii) with respect to the Term Priority Collateral, the Designated Term Priority Representative.

“Designated Term Priority Representative” means (i) prior to the Discharge of First Lien Term Obligations, (x) prior to the initial incurrence of Additional First Priority Term Debt, the First Lien Term Collateral Representative and (y) thereafter, the agent designated as the controlling agent under the

First Lien Intercreditor Agreements at such time and (ii) on or after the Discharge of First Lien Term Obligations, the agent designated as the controlling agent under the applicable Junior Lien Intercreditor Agreements at such time; it being understood that as of the date of this Agreement, the Designated Term Priority Representative shall be the First Lien Term Collateral Representative. When any Designated Term Priority Representative other than the First Lien Term Collateral Representative becomes the Designated Term Priority Representative it shall send a written notice thereof to the ABL Representative and the Borrower.

“DIP Financing” means any ABL Priority DIP Financing or any Term Priority DIP Financing, as applicable.

“Discharge” means, with respect to any Shared Collateral and any Debt Facility, the date on which such Debt Facility and the ABL Obligations or Term Priority Debt Obligations thereunder, as the case may be, are no longer secured by, and are no longer required to be secured by, any such Shared Collateral pursuant to the terms of the documentation governing such Debt Facility. The term “Discharged” shall have a corresponding meaning.

“Discharge of ABL Obligations” means, with respect to any Shared Collateral, the Discharge of the ABL Obligations with respect to such Shared Collateral; provided that the Discharge of ABL Obligations shall not be deemed to have occurred in connection with a Refinancing of such ABL Obligations with any Indebtedness secured by such Shared Collateral which has been designated in writing by the ABL Representative (under the ABL Credit Agreement so Refinanced) to the Designated Term Priority Representative and each other Representative party hereto as the “ABL Credit Agreement” and constituting “ABL Obligations” for purposes of this Agreement.

“Discharge of Additional First Priority Term Debt” means, with respect to any Shared Collateral, the Discharge of all Additional First Priority Term Debt with respect to such Shared Collateral.

“Discharge of Additional Junior Priority Term Debt” means, with respect to any Shared Collateral, the Discharge of all Additional Junior Priority Term Debt with respect to such Shared Collateral.

“Discharge of First Lien Term Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the First Lien Term Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of First Lien Term Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such First Lien Term Credit Agreement Obligations with Additional First Priority Term Debt secured by such Shared Collateral under one or more Additional Term Priority Debt Documents which has been designated in writing by the Term Priority Representative (under the First Lien Term Credit Agreement so Refinanced) to the ABL Representative and each other Representative party hereto as the “First Lien Term Credit Agreement” and constituting “First Lien Term Credit Agreement Obligations” for purposes of this Agreement.

“Discharge of First Lien Term Obligations” means, with respect to any Shared Collateral, the date on which the Discharge of First Lien Term Credit Agreement Obligations and the Discharge of Additional First Priority Term Debt have occurred.

“Discharge of Senior Obligations” means, with respect to any series of Senior Obligations secured by any Senior Collateral, the date on which the Discharge of such Senior Obligations in respect of such Senior Collateral has occurred.

“Discharge of Term Priority Debt Obligations” means, with respect to any Shared Collateral, the date on which the Discharge of First Lien Term Obligations and the Discharge of Additional Junior Priority Term Debt have occurred.

“Domestic Subsidiary” means each Subsidiary of the Borrower that is organized under the laws of the United States of America, or any state thereof, or the District of Columbia.

“Effective Date” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Enforcement Notice” shall have the meaning set forth in Section 3.01(a).

“Equipment” shall mean (x) any “equipment” as such term is defined in Article 9 of the New York UCC, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, appliances, furniture, fixtures, tools, and vehicles now or hereafter owned by any Grantor in each case, regardless of whether characterized as equipment under the Uniform Commercial Code (but excluding any such items which constitute Inventory), and (y) and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefore, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” shall mean an Event of Default as defined in the ABL Credit Agreement, the First Lien Term Credit Agreement, any other ABL Debt Document relating to any ABL Obligations or any other Term Priority Debt Document relating to any Term Priority Debt Obligations, as applicable.

“First Lien Intercreditor Agreement” means one or more intercreditor agreements among, inter alios, the First Lien Term Credit Agreement Administrative Agent and/or the First Lien Term Collateral Representative, on the one hand, and one or more representatives for the holders of Additional First Priority Term Debt that are intended to be or are (i) senior to any Additional Junior Priority Term Debt with respect to the Term Priority Collateral, (ii) junior to the ABL Obligations with respect to the ABL Priority Collateral and (iii) senior to the ABL Obligations with respect to the Term Priority Collateral, in each case, as may be amended, restated, amended and restated, modified, supplemented or replaced from time to time in accordance with the terms of this Agreement.

“First Lien Term Cash Management Obligations” means obligations owed by the Borrower or any Subsidiary to any First Lien Term Credit Agreement Secured Party in respect of or in connection with any “Secured Cash Management Agreement” (as defined in the First Lien Term Credit Agreement).

“First Lien Term Collateral Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor collateral agent under the First Lien Term Credit Agreement.

“First Lien Term Credit Agreement” means that certain Term Loan Credit Agreement, dated as of the Effective Date, among, inter alios, the Borrower, the lenders and other financial institutions party thereto, Goldman Sachs Bank USA, as collateral agent and as administrative agent, as amended, restated, amended and restated, replaced, extended, renewed, Refinanced, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement; provided that to the extent any Indebtedness thereunder is expressly provided thereunder to be secured on a junior basis to the Liens securing the First Lien Term Credit Agreement Obligations in existence on the Effective Date, such Indebtedness (a) shall not constitute First Priority Term Debt and (b) subject to satisfaction of the conditions set forth in Section 8.09 hereof, shall constitute Additional First Priority Term Debt or Additional Junior Priority Term Debt, as applicable.

“First Lien Term Credit Agreement Administrative Agent” means Goldman Sachs Bank USA, as administrative agent under the First Lien Term Credit Agreement and any successor thereto in such capacity.

“First Lien Term Credit Agreement Credit Documents” means the First Lien Term Credit Agreement and the other “Credit Documents” as defined in the First Lien Term Credit Agreement, in each case, as may be amended, restated, amended and restated, modified, supplemented, replaced, extended, renewed and/or Refinanced from time to time in accordance with the terms of this Agreement.

“First Lien Term Credit Agreement Obligations” means the “Obligations” as defined in the First Lien Term Credit Agreement, unless such “Obligations” are expressly provided under the First Lien Term Credit Agreement not to be secured on a pari passu basis with the First Lien Term Credit Agreement Obligations in existence on the Effective Date or unsecured.

“First Lien Term Credit Agreement Secured Parties” means the “Secured Parties” as defined in the First Lien Term Credit Agreement, other than any Secured Parties whose obligations are not secured on a pari passu basis with the First Lien Term Credit Agreement Obligations in existence on the Effective Date or unsecured.

“First Lien Term Hedging Agreement Obligations” means obligations owed by the Borrower or any Subsidiary to any First Lien Term Credit Agreement Secured Party in respect of or in connection with any “Secured Hedging Agreement” (as defined in the First Lien Term Credit Agreement).

“First Lien Term Security Agreement” means the “Security Agreement” as defined in the First Lien Term Credit Agreement as may be amended, restated, amended and restated, modified, supplemented or replaced from time to time in accordance with the terms of this Agreement.

“First Priority Term Class Debt” has the meaning assigned to such term in Section 8.09.

“First Priority Term Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“First Priority Term Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“First Priority Term Debt” means the First Lien Term Credit Agreement Obligations and any Additional First Priority Term Debt.

“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Grantors” means the Borrower, Holdings and each of the other Guarantors which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations. The Grantors existing on the date hereof are listed on the signature pages hereto as Grantors.

“Guarantors” means, collectively (a) Holdings, (b) each Domestic Subsidiary of the Borrower that provides a guarantee of any Secured Obligations pursuant to an ABL Debt Document or a Term Priority Debt Document, as applicable and (c) the Borrower (other than with respect to its own obligations under the ABL Debt Documents and the Term Priority Debt Documents).

“Holdings” means, initially, Avaya Holdings Corp., a Delaware corporation, and thereafter, any entity designated as “Holdings” pursuant to the terms of the First Lien Term Credit Agreement and the ABL Credit Agreement.

“Indebtedness” means “Indebtedness” as defined in the ABL Credit Agreement as in effect on the date hereof.

“Insolvency or Liquidation Proceeding” means:

(1)     any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)    any liquidation, dissolution, reorganization, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)    any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means “Intellectual Property” as defined in the First Lien Term Security Agreement as in effect on the Effective Date.

“Joinder Agreement” means a supplement to this Agreement in substantially the form of Annex II or Annex III hereof.

“Junior Lien Intercreditor Agreement” means any intercreditor agreement among the First Lien Term Credit Agreement Administrative Agent and/or the First Lien Term Collateral Representative and any other Person party thereto from time to time (including, without limitation, any Grantor), that defines the relative rights and priorities of the Term Priority Debt Parties (but solely as between each other) with respect to the Shared Collateral, in each case, as the same may be amended, restated, amended and restated, modified, supplemented or replaced from time to time in accordance with the terms of this Agreement.

“Junior Priority Collateral” means (i) with respect to any ABL Obligations, the Term Priority Collateral securing such ABL Obligations and (ii) with respect to any Term Priority Debt Obligations, the ABL Priority Collateral securing such Term Priority Debt Obligations.

“Junior Priority Collateral Documents” means (i) with respect to any ABL Priority Collateral, the Term Collateral Documents and (ii) with respect to any Term Priority Collateral, the ABL Collateral Documents.

“Junior Priority Debt Documents” means (i) with respect to any ABL Priority Collateral, the Term Priority Debt Documents and (ii) with respect to any Term Priority Collateral, the ABL Debt Documents.

“Junior Priority Debt Facilities” means (i) with respect to any ABL Priority Collateral, the Term Priority Debt Facilities and (ii) with respect to any Term Priority Collateral, the ABL Facility.

“Junior Priority Debt Obligations” means (i) with respect to any ABL Priority Collateral, the Term Priority Debt Obligations secured by such ABL Priority Collateral and (ii) with respect to any Term Priority Collateral, the ABL Obligations secured by such Term Priority Collateral.

“Junior Priority Debt Parties” means (i) with respect to any ABL Priority Collateral, the Term Priority Debt Parties secured by such ABL Priority Collateral and (ii) with respect to any Term Priority Collateral, the ABL Secured Parties secured by such Term Priority Collateral.

“Junior Priority Lien” means (i) with respect to any ABL Priority Collateral, the Liens on such ABL Priority Collateral in favor of the Term Priority Debt Parties under the Term Collateral Documents and (ii) with respect to any Term Priority Collateral, the Liens on such Term Priority Collateral in favor of the ABL Secured Parties under the ABL Collateral Documents.

“Junior Priority Representative” means (i) with respect to any ABL Priority Collateral, the Designated Term Priority Representative and (ii) with respect to any Term Priority Collateral, the ABL Representative.

“Junior Priority Term Class Debt” has the meaning assigned to such term in Section 8.09.

“Junior Priority Term Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Junior Priority Term Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Lien” means any mortgage, pledge, security interest, hypothecation, collateral assignment, lien (statutory or other) or similar encumbrance (including any conditional sale or other title retention agreement or any Capital Lease).

“Letters of Credit” means “Letters of Credit” as defined in the ABL Credit Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Officer’s Certificate” has the meaning assigned to such term in Section 8.09.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“Plan of Reorganization” means plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in an Insolvency or Liquidation Proceeding and any amounts received by any Senior Representative or any Senior Secured Party from a Junior Priority Debt Party in respect of Shared Collateral pursuant to this Agreement and all other Proceeds (as defined in the New York UCC) of Shared Collateral.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Event” has the meaning assigned to such term in Section 5.07.

“Real Property” shall mean any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including, in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Replacement Senior Obligation” has the meaning assigned to such term in Section 8.10.

“Representatives” means the ABL Representative and the Term Priority Representatives.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a)    the taking by any Secured Party of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code or other Applicable Law;

(b)    the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien under any of the Collateral Documents, under Applicable Law, in an Insolvency or Liquidation Proceeding or otherwise, including the election to retain any of the Shared Collateral in satisfaction of a Lien;

(c)    the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Shared Collateral or the Proceeds thereof;

(d)    the appointment on the application of a Secured Party, of a receiver, receiver and manager or interim receiver of all or part of the Shared Collateral;

(e)    the sale, lease, license, or other disposition of all or any portion of the Shared Collateral by private or public sale conducted by a Secured Party or any other means at the direction of a Secured Party permissible under Applicable Law;

(f)    the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code or under provisions of similar effect under other Applicable Law; and

(g)    the exercise by a Secured Party of any voting rights relating to any Stock or Stock Equivalent included in the Shared Collateral.

For the avoidance of doubt, none of the following shall be deemed to constitute an exercise of Secured Creditor Remedies: (i) the filing of a proof of claim in any Insolvency or Liquidation Proceeding or seeking adequate protection by any Senior Secured Party, (ii) the exercise of rights by the ABL Representative upon the occurrence of a Cash Dominion Event (as defined in the ABL Credit Agreement) or an Event of Default, including, without limitation, the notification of account debtors, depository institutions or any other Person to deliver proceeds of Collateral to the ABL Representative, (iii) the reduction of advance rates or sub-limits pursuant to the ABL Credit Agreement, or (iv) the imposition of Reserves (as defined in the ABL Credit Agreement) by the ABL Representative.

“Secured Obligations” means the ABL Obligations and the Term Priority Debt Obligations.

“Secured Parties” means the ABL Secured Parties and the Term Priority Debt Parties.

“Senior Collateral” means (i) with respect to any ABL Obligations, the ABL Priority Collateral securing such ABL Obligations and (ii) with respect to any Term Priority Debt Obligations, the Term Priority Collateral securing such Term Priority Debt Obligations.

“Senior Collateral Documents” means (i) with respect to any ABL Priority Collateral, the ABL Collateral Documents and (ii) with respect to any Term Priority Collateral, the Term Collateral Documents.

“Senior Debt Documents” means (i) with respect to any ABL Priority Collateral, the ABL Debt Documents and (ii) with respect to any Term Priority Collateral, the Term Priority Debt Documents.

“Senior Facilities” means (i) with respect to any ABL Priority Collateral, the ABL Facility and (ii) with respect to any Term Priority Collateral, the Term Priority Debt Facilities.

“Senior Lien” means (i) with respect to any ABL Priority Collateral, the Liens on such ABL Priority Collateral in favor of the ABL Secured Parties under the ABL Collateral Documents and (ii) with respect to any Term Priority Collateral, the Liens on such Term Priority Collateral in favor of the Term Priority Debt Parties under the Term Collateral Documents.

“Senior Obligations” means (i) with respect to any ABL Priority Collateral, the ABL Obligations and (ii) with respect to any Term Priority Collateral, the Term Priority Debt Obligations.

“Senior Representative” means (i) with respect to any ABL Priority Collateral, the ABL Representative and (ii) with respect to any Term Priority Collateral, the Designated Term Priority Representative.

“Senior Secured Parties” means (i) with respect to any ABL Priority Collateral, the ABL Secured Parties secured by such ABL Priority Collateral and (ii) with respect to any Term Priority Collateral, the Term Priority Debt Parties secured by such Term Priority Collateral.

“Shared Collateral” means, at any time, Collateral in which the holders of ABL Obligations and the holders of Term Priority Debt Obligations under at least one Term Priority Debt Facility (or, in each case, their Representatives) hold a security interest at such time (or, in each case, are deemed pursuant to Article II to hold a security interest). If, at any time, any portion of the Collateral under the ABL Facility does not constitute Collateral under one or more Term Priority Debt Facilities, then such portion of such Collateral shall constitute Shared Collateral only with respect to the Term Priority Debt Facilities for which it constitutes Collateral and shall not constitute Shared Collateral for any Term Priority Debt Facility which does not have a security interest in such Collateral at such time.

“Stock” means shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalent” means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable, provided that any instrument evidencing Indebtedness convertible or exchangeable for Stock Equivalents shall not be deemed to be Stock Equivalents unless and until such instrument is so converted or exchanged.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any limited liability company, partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% voting equity interest at the time or is a controlling general partner. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Term Collateral Documents” means the First Lien Term Security Agreement, the First Lien Intercreditor Agreements (upon and after the initial execution and delivery thereof by the initial parties thereto), the Junior Lien Intercreditor Agreements (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Borrower or any other Grantor for purposes of providing collateral security for any Term Priority Debt Obligation, in each case, as may be amended, restated, amended and restated, modified, supplemented or replaced from time to time in accordance with the terms of this Agreement.

“Term Priority Accounts” means any Deposit Accounts or Securities Accounts that are intended to solely contain identifiable proceeds of the Term Priority Collateral (it being understood that any property in such Deposit Accounts or Securities Accounts which is not identifiable proceeds of Term Priority Collateral shall not be Term Priority Collateral solely by virtue of being on deposit in any such Deposit Account or Securities Account).

“Term Priority Collateral” means any “Collateral” (or similar term) as defined in any First Lien Term Credit Agreement Credit Document or any other Term Priority Debt Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Term Collateral Document as security for any Term Priority Debt Obligation, in each case other than ABL Priority Collateral, consisting of the following (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Bankruptcy Law) would be Term Priority Collateral):

(1)    all Equipment, Fixtures, Real Property, Intellectual Property and Investment Property (other than any Investment Property described in clauses 3(y) and 8 of the definition of ABL Priority Collateral),

(2)    except to the extent constituting ABL Priority Collateral, all Instruments, Commercial Tort Claims, Documents and General Intangibles,

(3)    all other Collateral, other than the ABL Priority Collateral (including ABL Priority Proceeds), and

(4)    all collateral security and guarantees with respect to the foregoing, and all cash, Money, insurance proceeds, Instruments, Securities, Financial Assets, Chattel Paper, Securities Accounts and Deposit Accounts received as proceeds of any Collateral and the ABL Priority Collateral (including ABL Priority Proceeds).

“Term Priority Debt Documents” means the First Lien Term Credit Agreement Credit Documents and any Additional Term Priority Debt Documents, in each case, as may be amended, restated, amended and restated, modified, supplemented or replaced from time to time in accordance with the terms of this Agreement.

“Term Priority Debt Facilities” means the First Lien Term Credit Agreement and any Additional Term Priority Debt Facilities.

“Term Priority Debt Obligations” means the First Lien Term Credit Agreement Obligations and any Additional Term Priority Debt Obligations.

“Term Priority Debt Parties” means the First Lien Term Credit Agreement Secured Parties and any Additional Term Priority Debt Parties.

“Term Priority DIP Financing” has the meaning assigned to such term in Section 6.01(b).

“Term Priority Representative” means (i) in the case of the First Lien Term Credit Agreement Obligations, the First Lien Term Collateral Representative and (ii) in the case of any Additional Term Priority Debt Facility, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Term Priority Debt Facility that is named as the Representative in respect of such Additional Term Priority Debt Facility in the applicable Joinder Agreement.

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

“Use Period” means the period commencing on the date that the ABL Representative (or a Grantor acting with the consent of the ABL Representative) commences the liquidation and sale of the ABL Priority Collateral in a manner as provided in Section 5.09 (having theretofore furnished the Designated Term Priority Representative with an Enforcement Notice) and ending 180 days thereafter (but in no event later than 270 days following the date the Designated Term Priority Representative provides an Enforcement Notice to the ABL Representative). If any stay or other order that prohibits any of the ABL Representative, the other ABL Secured Parties or any Grantor (with the consent of the ABL Representative) from commencing and continuing to exercise any Secured Creditor Remedies or to liquidate and sell the ABL Priority Collateral has been entered by a court of competent jurisdiction, such 180-day period and 270-day period shall be tolled during the pendency of any such stay or other order and the Use Period shall be so extended.

SECTION 1.02.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neutral forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the Subsidiaries of such Person unless express reference is made to such Subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”

SECTION 1.03. Interpretation. The rules of interpretation specified in the ABL Credit Agreement (including, without limitation, Sections 1.2 through 1.8 thereof) shall be applicable to this Agreement.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01.    Subordination. Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Junior Priority Representative or any other Junior Priority Debt Party on the Shared Collateral or of any Liens granted to any Senior Representative or any other Senior Secured Party on any Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC of any applicable jurisdiction, any Applicable Law, any Junior Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby agrees that (x) any Lien on the Shared Collateral securing any Senior Obligations now or hereafter held by or on behalf of any Senior Representative or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to all Liens on the Shared Collateral securing any Junior Priority Debt Obligations and (y) any Lien on the Shared Collateral securing any Junior Priority Debt Obligations now or hereafter held by or on behalf of any Junior Priority Representative, any other Junior Priority Debt Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Senior Obligations, and without limitation of the foregoing:

(a)    any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the Term Priority Representatives or any Term Priority Debt Party that secures all or any portion of the Term Priority Debt Obligations shall in all respects be junior and subordinate to all Liens granted to the ABL Representative and the ABL Secured Parties in the ABL Priority Collateral to secure all or any portion of the ABL Obligations;

(b)    any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the ABL Representative or any ABL Secured Party that secures all or any portion of the ABL Obligations shall in all respects be senior and prior to all Liens granted to the Term Priority Representatives or any Term Priority Debt Party in the ABL Priority Collateral to secure all or any portion of the Term Priority Debt Obligations;

(c)    any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the ABL Representative or any ABL Secured Party that secures all or any portion of the ABL Obligations shall in all respects be junior and subordinate to all Liens granted to the Term Priority Representatives and the Term Priority Debt Parties in the Term Priority Collateral to secure all or any portion of the Term Priority Debt Obligations; and

(d)    any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the Term Priority Representatives or any Term Priority Debt Party that secures all or any portion of the Term Priority Debt Obligations shall in all respects be senior and prior to all Liens granted to the ABL Representative or any ABL Secured Party in the Term Priority Collateral to secure all or any portion of the ABL Obligations.

Without limitation of the foregoing, all Liens on the Shared Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Junior Priority Debt Obligations for all purposes, it being understood that (w) all Liens on the ABL Priority Collateral securing any ABL Obligations shall be and remain senior in all respects and prior to all Liens on the ABL Priority Collateral securing any Term Priority Debt Obligations, (x) all Liens on the Term Priority Collateral securing any Term Priority Debt Obligations shall be and remain senior in all respects and prior to all Liens on the Term Priority Collateral securing any ABL Obligations, (y) all Liens on the ABL Priority Collateral securing any Term Priority Debt Obligations shall be and remain junior and subordinate in all respects to all Liens on the ABL Priority Collateral securing any ABL Obligations and (z) all Liens on the Term Priority Collateral securing any ABL Obligations shall be and remain junior and subordinate in all respects to all Liens on the Term Priority Collateral securing any Term Priority Debt Obligations, in each case of the foregoing whether or not such Liens securing any Senior Obligations are junior and/or subordinated to any Lien securing any other obligation of the Borrower, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

SECTION 2.02.    Nature of ABL Obligations. Each Term Priority Representative, on behalf of itself and each Term Priority Debt Party under its Term Priority Debt Facility, acknowledges that (a) a portion of the ABL Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the ABL Debt Documents and the ABL Obligations may be amended, restated, amended and restated, supplemented or otherwise modified, and the ABL Obligations, or a portion thereof, may be Refinanced in whole or in part from time to time and (c) the aggregate amount of the ABL Obligations may be increased, in each case, without notice to or consent by any Term Priority Representative or Term Priority Debt Party and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, restatement, amendment and restatement, supplement or other modification, or any Refinancing, of either the ABL Obligations or the Term Priority Debt Obligations, or any portion thereof. As between the Borrower and the other Grantors and the Term Priority Debt Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Borrower and the Grantors contained in any Term Priority Debt Document with respect to the incurrence of additional ABL Obligations.

SECTION 2.03.    Prohibition on Contesting Liens. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest, or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of any Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Senior Collateral. Each Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Facility, agrees that it shall not (and hereby waives any right to) contest, or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Junior Priority Debt Obligations held (or purported to be held) by or on behalf of any of any Junior Priority Representative or any of the Junior Priority Debt Parties or other agent or trustee therefor in any Junior Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

SECTION 2.04.    No Other Liens. The parties hereto (including the Borrower, on behalf of the Grantors) agree that it is their intention that the Collateral securing the ABL Obligations and the Term Priority Debt Obligations be identical, except to the extent otherwise expressly set forth herein or to the extent the applicable Debt Document and each other then extant Debt Document does not require the applicable Debt Facility thereunder to be secured by such Collateral. The parties hereto further agree that, (I) so long as the Discharge of ABL Obligations has not occurred, (a) none of the Grantors shall, or shall permit any of its Subsidiaries to, grant or permit any Lien on any asset to secure any Term Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the ABL Obligations, and (b) if any Term Priority Representative or any Term Priority Debt Party shall hold any Lien on any assets or property of any Grantor securing any Term Priority Debt Obligations that are not also subject to the Liens securing all ABL Obligations under the ABL Collateral Documents, such Term Priority Representative or Term Priority Debt Party (i) shall notify the ABL Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to the ABL Representative as security for the ABL Obligations, shall assign such Lien to the ABL Representative as security for all ABL Obligations for the benefit of the ABL Secured Parties (but may retain a Lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to the ABL Representative, shall be deemed to hold and have held such Lien for the benefit of the ABL Representative and the other ABL Secured Parties as security for the ABL Obligations; and (II) so long as the Discharge of Term Priority Debt Obligations has not occurred, (a) none of the Grantors shall, or shall permit any of its Subsidiaries to, grant or permit any Lien on any asset to secure any ABL Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the Term Priority Debt Obligations, and (b) if the ABL Representative or any ABL Secured Party shall hold any Lien on any assets or property of any Grantor securing any ABL Obligations that are not also subject to the Liens securing all Term Priority Debt Obligations under the Term Collateral Documents, the ABL Representative or any ABL Secured Party (i) shall notify the Designated Term Priority Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to the Designated Term Priority Representative as security for the Term Priority Debt Obligations, shall assign such Lien to the Designated Term Priority Representative as security for all Term Priority Debt Obligations for the benefit of the Term Priority Debt Parties (but may retain a Lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to the Designated Term Priority Representative, shall be deemed to hold and have held such Lien for the benefit of the Term Priority Representatives and the other Term Priority Debt Parties as security for the Term Priority Debt Obligations. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, (I) without limiting any other right or remedy available to the ABL Representative or any other ABL Secured Party, each Term Priority Representative agrees, for itself and on behalf of the other Term Priority Debt Parties, that any amounts received by or distributed to any Term Priority Debt Party pursuant to or as a result of any Lien granted in contravention of this Section 2.04 shall be subject to Sections 4.01 and 4.02 and (II) without limiting any other right or remedy available to any Term Priority Representative or any other Term Priority Debt Party, the ABL Representative agrees, for itself and on behalf of the other ABL Secured Parties, that any amounts received by or distributed to any ABL Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.04 shall be subject to Sections 4.01 and 4.02.

SECTION 2.05.    Perfection of Liens. Except for the limited agreements of the Senior Representatives pursuant to Section 5.05 hereof, none of the Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Junior Priority Representatives or the Junior Priority Debt Parties. The provisions of this Agreement are intended to govern the respective Lien priorities as between the ABL Secured Parties and the Term Priority Debt Parties and shall not impose on the ABL Representative, the ABL Secured Parties, the Term Priority Representatives, the Term Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any Applicable Law.

SECTION 2.06.    Certain Cash Collateral. Notwithstanding anything in this Agreement or any ABL Debt Document or Term Priority Debt Document to the contrary, (x) Collateral consisting of cash and Cash Equivalents (as defined in the ABL Credit Agreement) and the proceeds thereof (i) pledged to secure ABL Obligations consisting of reimbursement obligations in respect of Letters of Credit pursuant the ABL Credit Agreement and/or (ii) deposited in, or credited to, any account for the purpose of Cash Collateralizing (as defined in the ABL Credit Agreement) obligations in respect of Letters of Credit pursuant to the ABL Credit Agreement shall, in each case, be applied as specified in the ABL Credit Agreement and will not constitute Shared Collateral and, for the avoidance of doubt, no account containing any such cash and Cash Equivalents shall constitute Shared Collateral and (y)(i) funds deposited for the satisfaction, discharge, redemption or defeasance of any Secured Obligations in accordance with the terms of the applicable ABL Debt Documents or Term Priority Debt Document and (ii) cash collateral deposited with (or pledged to) the ABL Representative, Term Priority Representative or any other Secured Party in respect of any ABL Hedging Agreement Obligations, ABL Cash Management Obligations, First Lien Term Hedging Agreement Obligations or First Lien Term Cash Management Obligations which are secured under the applicable Collateral Documents shall, in each case, be applied as specified in the applicable ABL Debt Documents or Term Priority Debt Document, as applicable, and will not constitute Shared Collateral.

ARTICLE III

Enforcement

SECTION 3.01.    Exercise of Remedies.

(a)    With respect to any Senior Collateral, so long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, (i) neither any Junior Priority Representative nor any Junior Priority Debt Party will (x) exercise any Secured Creditor Remedies with respect to any such Senior Collateral in respect of any Junior Priority Debt Obligations secured by such Senior Collateral, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to (A) any foreclosure proceeding or action brought with respect to such Senior Collateral or any other Senior Collateral by any Senior Representative or any Senior Secured Party in respect of the Senior Obligations, (B) the exercise of any right by any Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary or (C) any other exercise by any such party of any rights and remedies relating to such Senior Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to such Senior Collateral in respect of Senior Obligations and (ii) the Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to such Senior Collateral without any consultation with or the consent of any Junior Priority Representative or any other Junior Priority Debt Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, any Junior Priority Representative may file a claim, proof of claim, or statement of interest with respect to the Junior Priority Debt Obligations under its Junior Priority Debt Facility, (B) any Junior Priority Representative may take any action (so long as such action is not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Representatives or the other Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Junior Priority Representative and the Junior Priority Debt Parties may exercise their rights and remedies as unsecured creditors, to the extent provided in Section 5.04, (D) the Junior Priority Debt Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Junior Priority Debt Parties or the avoidance of any Junior Priority Lien to the extent not inconsistent with the terms of this Agreement and (E) the Junior Priority Debt Parties may vote with respect to any Plan of Reorganization in a manner that is consistent with and otherwise in accordance with this Agreement (in each case of (A) through (E) above, solely to the extent such action is not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement and it being understood and agreed that that the temporary deposit of Proceeds of Term Priority Collateral in a Deposit Account controlled by the ABL Representative shall not constitute a breach of this Agreement so long as such Proceeds are promptly (but in no event later than five Business Days after (i) receipt and (ii) the ABL Representative having actual knowledge that such amount constitutes Proceeds of Term Priority Collateral) remitted to the Designated Term Priority Representative). In exercising rights and remedies with respect to the Senior Collateral, the Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion; provided that each of the ABL Representative and the Term Priority Representative agrees to provide to the other (x) a written notice (an “Enforcement Notice”) prior to the commencement of an exercise of any Secured Creditor Remedies and (y) copies of any notices that it is required under Applicable Law to deliver to any Grantor promptly after delivery thereof; provided, further, however, that (I) the ABL Representative’s failure to provide any such copies to the Term Priority Representatives (but not the Enforcement Notice) shall not impair any of the ABL Representative’s rights hereunder or under any of the ABL Debt Documents and (II) the Term Priority Representative’s failure to provide any such copies to the ABL Representative (but not the Enforcement Notice) shall not impair any Term Priority Representative’s rights hereunder or under any of the Term Priority Debt Documents. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Senior Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)    With respect to any Senior Collateral, so long as the Discharge of Senior Obligations has not occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a) and in Article VI, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will not, in the context of its role as a secured creditor, take or receive any Senior Collateral or any Proceeds of Senior Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Senior Collateral in respect of Junior Priority Debt Obligations. Without limiting the generality of the foregoing, with respect to any Senior Collateral, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a) and in Article VI, the sole right of the Junior Priority Representatives and the Junior Priority Debt Parties with respect to the Senior Collateral is to hold a Lien on the Senior Collateral in respect of Junior Priority Debt Obligations pursuant to the Junior Priority Debt Documents for the period set forth, and to the extent granted, therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c)    Subject to the proviso in clause (ii) of Section 3.01(a), (i) each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that neither such Junior Priority Representative nor any such Junior Priority Debt Party will take any action that would hinder any exercise of remedies undertaken by any Senior Representative or any Senior Secured Party with respect to the Senior Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Senior Collateral, whether by foreclosure or otherwise, and (ii) each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby waives any and all rights it or any such Junior Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Representative or any other Senior Secured Party is adverse to the interests of the Junior Priority Debt Parties.

(d)    Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e)    Subject to Section 3.01(a), with respect to any Senior Collateral, the Designated Senior Representative shall have the exclusive right to exercise any right or remedy with respect to such Senior Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations with respect to any Senior Collateral, the Designated Junior Priority Representative shall have the exclusive right to exercise any right or remedy with respect to such Senior Collateral, and the Designated Junior Priority Representative shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Junior Priority Debt Parties with respect to such Senior Collateral, or of exercising or directing the exercise of any trust or power conferred on the Junior Priority Representatives, or for the taking of any other action authorized by the Junior Priority Collateral Documents; provided, however, that nothing in this Section 3.01(e) shall impair the right of any Junior Priority Representative or other agent or trustee acting on behalf of the Junior Priority Debt Parties to take such actions with respect to the Senior Collateral after the Discharge of Senior Obligations in respect of such Senior Collateral as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Term Priority Debt Parties or the Term Priority Debt Obligations (including the First Lien Intercreditor Agreements and Junior Lien Intercreditor Agreements).

SECTION 3.02.    Cooperation. Subject to the proviso in clause (ii) of Section 3.01(a), each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Representatives upon the request of the Designated Senior Representative) in commencing, any enforcement, collection, execution, levy, foreclosure or other action or proceeding with respect to any Lien held by it in the Senior Collateral under any of the Junior Priority Debt Documents or otherwise in respect of the Junior Priority Debt Obligations.

SECTION 3.03.    Actions upon Breach. Should any Junior Priority Representative or any Junior Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Senior Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any Senior Representative or other Senior Secured Party or the Borrower or any other Grantor may obtain relief against such Junior Priority Representative or such Junior Priority Debt Party by injunction, specific performance or other appropriate equitable relief. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Junior Priority Representatives or any Junior Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Borrower, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Representative or any other Senior Secured Party.

ARTICLE IV

Payments

SECTION 4.01.    Application of Proceeds.

(a)    After an Event of Default under any ABL Debt Document has occurred and until such Event of Default is cured or waived, so long as the Discharge of ABL Obligations has not occurred and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, the ABL Priority Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such ABL Priority Collateral or upon the exercise of any other remedies shall be applied by the ABL Representative to the ABL Obligations in such order as specified in the relevant ABL Debt Documents until the Discharge of ABL Obligations has occurred. Following the Discharge of ABL Obligations, the ABL Representative shall deliver promptly to the Designated Term Priority Representative any ABL Priority Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Term Priority Representative to the Term Priority Debt Obligations in such order as specified in the relevant Term Priority Debt Documents (including the First Lien Intercreditor Agreements and the Junior Lien Intercreditor Agreements).

(b)    After an Event of Default under any Term Priority Debt Document has occurred and until such Event of Default is cured or waived, so long as the Discharge of Term Priority Debt Obligations has not occurred and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, the Term Priority Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Term Priority Collateral or upon the exercise of any other remedies shall be applied by the Term Priority Representatives to the Term Priority Debt Obligations in such order as specified in the relevant Term Priority Debt Documents (including the First Lien Intercreditor Agreements and the Junior Lien Intercreditor Agreements) until the Discharge of Term Priority Debt Obligations has occurred. Following the Discharge of Term Priority Debt Obligations, the Designated Term Priority Representative and each other Term Priority Representative shall deliver promptly to the ABL Representative any Term Priority Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the ABL Representative to the ABL Obligations in such order as specified in the relevant ABL Debt Documents.

(c)    In exercising remedies, whether as a secured creditor or otherwise, the ABL Representative shall have no obligation or liability to the Designated Term Priority Representative or to any other Term Priority Debt Party, and no Term Priority Representative shall have any obligation or liability to the ABL Representative or to any other ABL Secured Party, in each case regarding the adequacy of any Proceeds or for any action or omission, except solely for an action or omission that breaches the express obligations undertaken by such Person under the terms of this Agreement. Notwithstanding anything to the contrary herein contained, none of the parties hereto waives any claim that it may have against a Secured Party on the grounds that any sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the Uniform Commercial Code.

(d)    Following the Discharge of ABL Obligations, the ABL Representative shall deliver to the Designated Term Priority Representative or shall execute such documents as the Designated Term Priority Representative may reasonably request (at the expense of the Borrower) to enable the Designated Term Priority Representative to have control over any Pledged or Controlled Collateral still in the ABL Representative’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Following the Discharge of Term Priority Debt Obligations, the Designated Term Priority Representative shall deliver to the ABL Representative or shall execute such documents as the ABL Representative may reasonably request (at the expense of the Borrower) to enable the ABL Representative to have control over any Pledged or Controlled Collateral still in the Designated Term Priority Representative’s possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

SECTION 4.02.    Payments Over.

(a)    Unless and until the Discharge of ABL Obligations has occurred and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, any ABL Priority Collateral or Proceeds thereof received by any Term Priority Representative or any Term Priority Debt Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral, whether or not in contravention of this Agreement or otherwise, shall be segregated and held in trust for the benefit of, and forthwith paid over to, the ABL Representative for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The ABL Representative is hereby authorized to make any such endorsements as agent for each of the Term Priority Representatives or any such Term Priority Debt Party. This authorization is coupled with an interest and is irrevocable.

(b)    Unless and until the Discharge of Term Priority Debt Obligations has occurred and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, any Term Priority Collateral or Proceeds thereof received by the ABL Representative or any ABL Secured Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral, whether or not in contravention of this Agreement or otherwise, shall be segregated and held in trust for the benefit of, and forthwith paid over to, the Designated Term Priority Representative for the benefit of the Term Priority Debt Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Designated Term Priority Representative is hereby authorized to make any such endorsements as agent for the ABL Representative or any such ABL Secured Party. This authorization is coupled with an interest and is irrevocable.

SECTION 4.03.    Specific Performance. Each of the ABL Representative, the First Lien Term Collateral Representative and each other Representative that becomes a party to this Agreement is hereby authorized to demand specific performance of this Agreement, whether or not the Borrower or any Guarantor shall have complied with any of the provisions of any of the Debt Documents, at any time when any other party hereto shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the ABL Representative, for and on behalf of itself and the ABL Secured Parties, and each Term Priority Representative, for and on behalf of itself and the Term Priority Debt Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE V

Other Agreements

SECTION 5.01.    Releases.

(a)    Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the Stock and Stock Equivalent of any Subsidiary of the Borrower) (i) in connection with the exercise of Secured Creditor Remedies by the Designated Senior Representative in respect of such Shared Collateral following and during the continuation of an Event of Default under the Senior Debt Documents or (ii) if not in connection with the exercise of Secured Creditor Remedies by the Designated Senior Representative in respect of such Shared Collateral, so long as such sale, transfer or other disposition is

(x) permitted by the terms of the Junior Priority Debt Documents or (y) made with the consent of the Designated Senior Representative at a time when an Event of Default (as defined in the applicable Senior Debt Document) is continuing, the Liens granted to the Junior Priority Representatives and the Junior Priority Debt Parties upon such Shared Collateral to secure Junior Priority Debt Obligations shall (whether or not any Insolvency or Liquidation Proceeding is pending at such time) terminate and be released, immediately and automatically and without any further action by any Person, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Junior Priority Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Junior Priority Debt Parties and the Junior Priority Representatives) and any necessary or proper instruments of termination or release prepared by the Borrower or any other Grantor, such Junior Priority Representative will promptly execute, deliver or acknowledge, at the Borrower’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Junior Priority Representative, for itself and on behalf of the Junior Priority Debt Parties under its Junior Priority Debt Facility, to release the Liens on the Junior Priority Collateral as set forth in the relevant Junior Priority Debt Documents.

(b)    Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby irrevocably constitutes and appoints the Designated Senior Representative and any officer or agent of the Designated Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Priority Representative or such Junior Priority Debt Party or in the Designated Senior Representative’s own name, from time to time in the Designated Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute and/or authorize any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, notations of liens, endorsements or other instruments of transfer or release. The Designated Senior Representative hereby agrees to take action reasonably requested by the Grantors to carry out the terms of this Section 5.01(b) or to accomplish the purposes of Section 5.01(a).

(c)    With respect to any Senior Collateral, unless and until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby consents to the application, whether prior to or after an Event of Default under any Senior Debt Document, of proceeds of such Senior Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents, provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Junior Priority Representatives or the Junior Priority Debt Parties to receive proceeds in connection with the Junior Priority Debt Obligations not otherwise in contravention of this Agreement.

(d)    Notwithstanding anything to the contrary in any Junior Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Junior Priority Collateral Document each require any Grantor (i) to make any payments in respect of any item of Shared Collateral to, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to make notations of lien or register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under Applicable Law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both any Senior Representative and any Junior Priority Representative or Junior Priority Debt Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Junior Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative; provided that, notwithstanding anything to the contrary, any action or compliance with respect to the foregoing by any Grantor shall not cause a default or Event of Default to exist under any Senior Debt Document or any Junior Priority Debt Document.

SECTION 5.02.    Insurance and Condemnation Awards. Proceeds of Shared Collateral include insurance proceeds and, therefore, the Lien priorities set forth herein shall govern the ultimate disposition of casualty insurance proceeds. The ABL Representative and the Designated Term Priority Representative shall each be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to the Shared Collateral. Unless and until the Discharge of ABL Obligations has occurred, the ABL Representative and the ABL Secured Parties shall have the sole and exclusive right, as against the Term Priority Representatives and the Term Priority Debt Parties, subject to the terms set forth in this Section 5.02 and the rights of the Grantors under the ABL Debt Documents, (a) to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss, theft or destruction thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting the ABL Priority Collateral. Unless and until the Discharge of Term Priority Debt Obligations has occurred, the Designated Term Priority Representative and the Term Priority Debt Parties shall have the sole and exclusive right, as against the ABL Representative and the ABL Secured Parties, subject to the terms set forth in this Section 5.02 and the rights of the Grantors under the Term Priority Debt Documents, (a) to adjust settlement for any insurance policy covering the Term Priority Collateral in the event of any loss, theft or destruction thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting the Term Priority Collateral. If any insurance claim includes both ABL Priority Collateral and Term Priority Collateral, the insurer will not settle such claim separately with respect to ABL Priority Collateral and Term Priority Collateral, and if the ABL Representative and the Designated Term Priority Representative are unable after negotiating in good faith to agree on the settlement for such claim, either ABL Representative or the Designated Term Priority Representative may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the Secured Parties. All proceeds of such insurance shall be remitted to the ABL Representative or the Designated Term Priority Representative, as the case may be, and each of the Term Priority Representatives and ABL Representative shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.01 hereof. Subject to the rights of the Grantors under the applicable Senior Debt Documents, unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of any Senior Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of such Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Junior Priority Representative for the benefit of the Junior Priority Debt Parties pursuant to the terms of the applicable Junior Priority Debt Documents and (iii) third, if no Junior Priority Debt Obligations are outstanding (other than unasserted contingent indemnification obligations and expense reimbursement obligations), to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Junior Priority Representative or any Junior Priority Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award prior to the Discharge of Senior Obligations, it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02 to be applied in accordance with the immediately preceding sentence.

SECTION 5.03.    Amendments to Debt Documents.

(a)    The ABL Debt Documents may be amended, restated, amended and restated, supplemented, extended, renewed, replaced, restructured, and/or otherwise modified in accordance with their terms, and the Indebtedness under the ABL Debt Documents may be Refinanced or replaced, in whole or in part, in each case, without the consent of any Term Priority Debt Party, all without affecting the Lien priorities provided for herein and the other provisions hereof; provided, however, that, without the consent of the Designated Term Priority Representative, no such amendment, restatement, amendment and restatement, supplement, extension, renewal, replacement, restructuring or other modification (or successive amendments, restatements, amendment and restatements, supplements, extensions, renewals, replacements, restructurings or other modifications) shall contravene the provisions of this Agreement.

(b)    The Term Priority Debt Documents may be amended, restated, amended and restated, supplemented, extended, renewed, replaced, restructured, and/or otherwise modified in accordance with their terms, and the Indebtedness under the Term Priority Debt Documents may be Refinanced or replaced, in whole or in part, in each case, without the consent of any ABL Secured Party, all without affecting the Lien priorities provided for herein and the other provisions hereof; provided, however, that, without the consent of the ABL Representative, no such amendment, restatement, amendment and restatement, supplement, extension, renewal, replacement, restructuring or other modification (or successive amendments, restatements, amendment and restatements, supplements, extensions, renewals, replacements, restructurings or other modifications) shall contravene the provisions of this Agreement.

(c)    Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that each Junior Priority Collateral Document under its Junior Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [ABL Representative][Term Priority Representative] pursuant to this Agreement are expressly subject to the lien priorities set forth in that certain ABL Intercreditor Agreement dated as of December 15, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Intercreditor Agreement”), among Citibank, N.A., as ABL Representative, Goldman Sachs Bank USA, as First Lien Term Collateral Representative, Holdings, the Borrower and the Subsidiaries of Holdings from time to time party thereto and affiliated entities party thereto and (ii) the exercise of any right or remedy by the [ABL Representative][Term Priority Representative] hereunder is subject to the limitations and provisions of the ABL Intercreditor Agreement. In the event of any conflict between the terms of the ABL Intercreditor Agreement and the terms of this Agreement, the terms of the ABL Intercreditor Agreement shall govern and control.”

(d)    In the event that each applicable Senior Representative and/or the Senior Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Representatives, the Senior Secured Parties, the Borrower or any other Grantor thereunder (including the release of any Liens in Senior Collateral) in a manner that is applicable to all Senior Facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Junior Priority Collateral Document without the consent of any Junior Priority Representative or any Junior Priority Debt Party and without any action by any Junior Priority Representative, the Borrower or any other Grantor; provided, however, that (i) no such amendment, waiver or consent shall (A) remove assets subject to the Junior Priority Liens or release any such Liens, except to the extent that such release is permitted or required by Section 5.01(a) and provided that there is a concurrent release of the corresponding Senior Liens or (B) amend, modify or otherwise affect the rights or duties of any Junior Priority Representative in its role as Junior Priority Representative without its prior written consent and (ii) written notice of such amendment, waiver or consent shall have been given to each Junior Priority Representative by the Borrower within 10 Business Days after the effectiveness of such amendment, waiver or consent; provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

SECTION 5.04.    Rights as Unsecured Creditors. Except as otherwise expressly provided for herein, the Junior Priority Representatives and the Junior Priority Debt Parties may exercise rights and remedies as unsecured creditors against the Borrower and any other Grantor in accordance with the terms of the Junior Priority Debt Documents and Applicable Law so long as such rights and remedies do not violate any express provision of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Junior Priority Representative or any Junior Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Junior Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Junior Priority Representative or any Junior Priority Debt Party of rights or remedies as a secured creditor in respect of Shared Collateral in contravention of this Agreement, or of any other action in contravention of this Agreement. In the event that any Junior Priority Representative or any Junior Priority Debt Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Junior Priority Debt Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Junior Priority Debt Obligations are so subordinated and junior to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

SECTION 5.05.    Gratuitous Bailee for Perfection.

(a)    Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral or if it shall be the registered owner, assignee or lienholder (or other similar designation) on any certificate of title or other notation of liens, the applicable Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Junior Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Junior Priority Collateral Documents or granting rights or access to any Shared Collateral subject to such landlord waiver or bailee’s letter or any similar agreement or arrangement and subject to the terms and conditions of this Section 5.05.

(b)    With respect to any Pledged or Controlled Collateral constituting Senior Collateral, except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Representatives and the Senior Secured Parties shall be entitled to deal with such Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Junior Priority Collateral Documents did not exist. The rights of the Junior Priority Representatives and the Junior Priority Debt Parties with respect to such Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(c)    The Senior Representatives and the Senior Secured Parties shall have no obligation whatsoever to the Junior Priority Representatives or any Junior Priority Debt Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Representatives under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraph (a) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Junior Priority Representative for purposes of perfecting the Lien held by such Junior Priority Representative.

(d)    The Senior Representatives shall not have, by reason of the Junior Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Junior Priority Representative or any Junior Priority Debt Party, and each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby waives and releases the Senior Representatives from all claims and liabilities arising pursuant to the Senior Representatives’ roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

(e)    With respect to any Pledged or Controlled Collateral constituting Senior Collateral, upon the Discharge of Senior Obligations, each applicable Senior Representative shall, at the Grantors’ sole cost and expense and, solely with respect to the Term Priority Debt Parties to the extent not otherwise required to act differently pursuant to the terms of the First Lien Intercreditor Agreements or the Junior Lien Intercreditor Agreements (in each case if then in effect), (i) (A) deliver to the Designated Junior Priority Representative, to the extent that it is legally permitted to do so, all such Pledged or Controlled Collateral in its possession, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of such Pledged or Controlled Collateral, together with any necessary endorsements or notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral or make any necessary notations of liens to effect such transfer, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Junior Priority Representative is entitled to approve any awards granted in such proceeding. The Borrower and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct, gross negligence or bad faith, as determined by a final nonappealable judgment of a court of competent jurisdiction. The Senior Representatives have no obligations to follow instructions from any Junior Priority Representative or any other Junior Priority Debt Party in contravention of this Agreement (as determined in good faith by such Senior Representative).

(f)    None of the Senior Representatives nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Borrower or any Subsidiary to any Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof or to any Junior Priority Debt Party, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising. Until the Discharge of Senior Obligations, no Junior Priority Debt Party will assert any marshaling, appraisal, valuation or other similar right that may otherwise be available to a junior secured creditor.

SECTION 5.06.    When Discharge of Senior Obligations Deemed To Not Have Occurred. If, at any time substantially concurrently with or after the occurrence of the Discharge of Senior Obligations with respect to any Shared Collateral, the Borrower or any Subsidiary consummates any Refinancing of or incurs any Senior Obligations with respect to such Shared Collateral, then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Obligations shall be a Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Senior Representative) from the Borrower and the new Senior Representative under the agreement governing such Senior Obligations, each Junior Priority Representative (including the Designated Junior Priority Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Borrower), including amendments or supplements to this Agreement, as the Borrower or such new Senior Representative shall reasonably request in writing in order to provide such new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to such Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Junior Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer (and such new Senior Representative is) entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Representative is entitled to approve any awards granted in such proceeding.

SECTION 5.07.    Purchase Right. Without prejudice to the enforcement of the ABL Secured Parties’ remedies, the ABL Secured Parties agree that following (a) the acceleration of the ABL Obligations in accordance with the terms of the ABL Debt Documents or (b) the commencement of an Insolvency or Liquidation Proceeding (each, a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the Term Priority Debt Parties may request, and the ABL Secured Parties hereby offer the Term Priority Debt Parties the option, to purchase all, but not less than all, of the aggregate amount of outstanding ABL Obligations at the time of purchase at (a) in the case of ABL Obligations other than any ABL Cash Management Obligations or any ABL Hedging Agreement Obligations or in connection with undrawn Letters of Credit, par (plus any premium that would be applicable upon prepayment of the ABL Obligations (including as a result of the occurrence of any such Purchase Event) and accrued and unpaid interest, fees and expenses) and (b) in the case of ABL Cash Management Obligations or any ABL Hedging Agreement Obligations, an amount equal to the greater of

(i) all amounts payable by any Grantor under the terms of the applicable ABL Cash Management Obligations or ABL Hedging Agreement Obligations in the event of a termination of the applicable documentation governing such ABL Cash Management Obligations or any ABL Hedging Agreement Obligations and (ii) the mark-to-market value of such ABL Hedging Agreement Obligations, as determined by the counterparty to the Grantor thereunder with respect to such ABL Hedging Agreement Obligations, in each case, in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market amounts under similar arrangements by such counterparty, in each case, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to an Assignment and Assumption (as defined in the ABL Credit Agreement)). In the case of any ABL Obligations in respect of Letters of Credit (including reimbursement obligations in connection therewith), simultaneously with the purchase of the other ABL Obligations, the purchasing Term Priority Debt Parties shall provide the ABL Secured Parties who issued such Letters of Credit cash collateral in such amounts (not to exceed 105% thereof) as such ABL Secured Parties determine is reasonably necessary to secure such ABL Secured Parties in connection with any outstanding and undrawn Letters of Credit. If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event shall close within ten (10) Business Days of the request. If one or more of the Term Priority Debt Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the ABL Credit Agreement Administrative Agent and the applicable Term Priority Representative, in each case, at no cost or expense of the Grantors or the ABL Secured Parties. If none of the Term Priority Debt Parties exercise such right within thirty (30) days of such Purchase Event, the ABL Secured Parties shall have no further obligations pursuant to this Section 5.07 for such Purchase Event and may take any further actions in their sole discretion in accordance with the ABL Debt Documents and this Agreement. For the avoidance of doubt, such purchase shall not reduce or limit the benefits of the ABL Debt Documents in favor of any ABL Secured Party that expressly survive the assignment of all or any portion of the applicable ABL Obligations by such ABL Secured Party, including, without limitation, any indemnity obligations of the Grantors thereunder. The ABL Credit Agreement Administrative Agent hereby consents to any Assignment and Assumption effectuated to one or more purchasers pursuant to the terms of this Section 5.07 and hereby agrees that no further consent from the ABL Credit Agreement Administrative Agent shall be required.

SECTION 5.08.    Sharing of Information and Access. In the event that the ABL Representative shall, in the exercise of its rights under the ABL Collateral Documents or otherwise, receive possession or control of any books and records of any Grantor which contain information identifying or pertaining to the Term Priority Collateral, the ABL Representative shall, upon request from the Designated Term Priority Representative and as promptly as practicable thereafter, either make available to the Designated Term Priority Representative such books and records for inspection and duplication or provide to the Designated Term Priority Representative copies thereof. In the event that any Term Priority Representative shall, in the exercise of its rights under the applicable Term Collateral Documents or otherwise, receive possession or control of any books and records of any Grantor which contain information identifying or pertaining to any of the ABL Priority Collateral, such Term Priority Representative shall, upon request from the ABL Representative and as promptly as practicable thereafter, either make available to the ABL Representative such books and records for inspection and duplication or provide the ABL Representative copies thereof.

SECTION 5.09.    Inspection and Access Rights.

(a)    Without limiting any rights the ABL Representative or any other ABL Secured Party may otherwise have under Applicable Law or by agreement, in the event of any liquidation of the ABL Priority Collateral (or any other exercise of any Secured Creditor Remedies by the ABL Representative) and whether or not the Designated Term Priority Representative or any other Term Priority Debt Party has commenced and is continuing to exercise any Secured Creditor Remedies, the

ABL Representative or any other Person (including any Grantor) acting with the consent, or on behalf, of the ABL Representative, shall have the right (i) during normal business hours on any Business Day, to access ABL Priority Collateral that (A) is stored or located in or on, (B) has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code), or (C) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code), Term Priority Collateral, and (ii) during the Use Period, shall have the right to use the Term Priority Collateral (including, without limitation, Equipment, Fixtures, Intellectual Property, General Intangibles and Real Property), each of the foregoing in order to assemble, inspect, copy or download information stored on, take actions to perfect its Lien on, complete a production run of Inventory involving, take possession of, move, prepare and advertise for sale, sell (by public auction, private sale or a “store closing”, “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any Grantor’s business), store or otherwise deal with the ABL Priority Collateral, in each case without notice to, the involvement of or interference by any Term Priority Debt Party or liability to any Term Priority Debt Party. In the event that any ABL Secured Party has commenced and is continuing the exercise of any Secured Creditor Remedies with respect to any ABL Priority Collateral or any other sale or liquidation of the ABL Priority Collateral has been commenced by a Grantor (with the consent of the ABL Representative), no Term Priority Debt Party may sell, assign or otherwise transfer the related Term Priority Collateral prior to the expiration of the Use Period, unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 5.09.

(b)    During the period of actual occupation, use and/or control by the ABL Secured Parties and/or the ABL Representative (or their respective employees, agents, advisers and representatives) of any Term Priority Collateral, the ABL Secured Parties and the ABL Representative shall be obligated to repair at their expense any physical damage (but not any diminution in value) to such Term Priority Collateral resulting from such occupancy, use or control, and to leave such Term Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. Notwithstanding the foregoing, in no event shall the ABL Secured Parties or the ABL Representative have any liability to the Term Priority Debt Parties pursuant to this Section 5.09 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Priority Collateral existing prior to the date of the exercise by the ABL Secured Parties (or the ABL Representative, as the case may be) of their rights under this Section 5.09 and the ABL Secured Parties shall have no duty or liability to maintain the Term Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Secured Parties, or for any diminution in the value of the Term Priority Collateral that results from ordinary wear and tear resulting from the use of the Term Priority Collateral by the ABL Secured Parties in the manner and for the time periods specified under this Section 5.09. Without limiting the rights granted in this Section 5.09, the ABL Secured Parties and the ABL Representative shall cooperate with the Term Priority Debt Parties in connection with any efforts made by the Term Priority Debt Parties to sell the Term Priority Collateral.

(c)    The ABL Representative and the ABL Secured Parties shall not be obligated to pay any amounts to the Designated Term Priority Representative or any other Term Priority Debt Parties (or any person claiming by, through or under the Term Priority Debt Parties, including any purchaser of the Term Priority Collateral) or to the Grantors, for or in respect of the use by the ABL Representative and the ABL Secured Parties of the Term Priority Collateral.

(d)    The ABL Secured Parties shall (i) use the Term Priority Collateral in accordance with Applicable Law; (ii) insure for damage to property and liability to persons, including property and liability insurance for the benefit of the Term Priority Debt Parties; and (iii) indemnify the Term Priority Debt Parties from any claim, loss, damage, cost or liability arising from the ABL Secured Parties’ use of the Term Priority Collateral (except for those arising from the gross negligence or willful misconduct of any Term Priority Debt Party).

(e)    The Designated Term Priority Representative and the Term Priority Debt Parties shall use commercially reasonable efforts to not hinder or obstruct the ABL Representative and the other ABL Secured Parties from exercising the rights described in this Section 5.09.

(f)    Subject to the terms hereof, the Term Priority Representatives may advertise and conduct public auctions or private sales of the Term Priority Collateral without notice (except as required by Applicable Law) to any ABL Secured Party, the involvement of or interference by any ABL Secured Party or liability to any ABL Secured Party as long as, in the case of an actual sale, the respective purchaser assumes and agrees to the obligations of the Term Priority Representatives and the other Term Priority Debt Parties under this Section 5.09.

SECTION 5.10.    Tracing of and Priorities in Proceeds. The ABL Representative, for itself and on behalf of the ABL Secured Parties, and each Term Priority Representative, for itself and on behalf of the Term Priority Debt Parties represented by it, further agree that prior to an issuance of any notice of exercise of any Secured Creditor Remedies by such Secured Party (unless a bankruptcy or insolvency Event of Default then exists), any proceeds of Shared Collateral, whether or not deposited under control agreements, which are used by any Grantor to acquire other property which is Collateral shall not be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. In addition, unless and until the Discharge of ABL Obligations has occurred, the Term Priority Representatives and the Term Priority Debt Parties each hereby consents to the application, prior to the receipt by the ABL Representative of an Enforcement Notice issued by the Designated Term Priority Representative (unless any bankruptcy or insolvency Event of Default then exists), of Proceeds of Term Priority Collateral deposited in accounts subject to control agreements (other than Term Priority Accounts) to the repayment of ABL Obligations pursuant to the ABL Debt Documents, and agrees that such Proceeds of Term Priority Collateral shall constitute ABL Priority Collateral.

ARTICLE VI

Insolvency or Liquidation Proceedings.

SECTION 6.01.    Financing Issues.

(a)    Until the Discharge of ABL Obligations has occurred, if the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the ABL Representative or any ABL Secured Party shall desire to consent (or not object) to the use of ABL Priority Collateral (including, for the avoidance of doubt, cash collateral that is ABL Priority Collateral) or to consent (or not object) to the Borrower’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (including, for the avoidance of doubt, any such financing that Refinances in whole or in part the ABL Obligations pursuant to a “rollup” or “roll-over”) secured by ABL Priority Collateral (“ABL Priority DIP Financing”), then each Term Priority Representative, for itself and on behalf of each Term Priority Debt Party under its Term Priority Debt Facility, agrees that it will raise no objection to (and will not support any similar objection) and will not otherwise contest (or support any other Person contesting) (i) such use of such ABL Priority Collateral, unless the ABL Representative shall oppose or object to such use of such ABL Priority Collateral (in which case, no Term Priority Representative nor any other Term Priority Debt Party shall seek any relief in connection therewith that is inconsistent with the relief being sought by the ABL Secured Parties); (ii) such ABL Priority DIP Financing, unless the ABL Representative shall oppose or object to such ABL Priority DIP Financing; provided that the foregoing shall not prevent the Term Priority Debt Parties from proposing any other DIP Financing to any Grantors or to a court of competent jurisdiction, and, except to the extent expressly permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens on the ABL Priority Collateral securing any ABL Obligations are subordinated or pari passu with such ABL Priority DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the ABL Priority Collateral securing the Term Priority Debt Obligations to (x) the Liens securing such ABL Priority DIP Financing (and all obligations relating thereto) on the same basis as the Liens on the ABL Priority Collateral securing the Term Priority Debt Obligations are so subordinated to the Liens on the ABL Priority Collateral securing ABL Obligations under this Agreement, (y) any adequate protection Liens on ABL Priority Collateral provided to the ABL Secured Parties, and (z) any “carve-out” for court-approved professional and United States Trustee fees agreed to by the ABL Representative; (iii) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of ABL Obligations or the ABL Priority Collateral made by the ABL Representative or any other ABL Secured Party; (iv) any exercise by any ABL Secured Party of the right to credit bid ABL Obligations at any sale in foreclosure of ABL Priority Collateral under Section 363(k) of the Bankruptcy Code or other Applicable Law; (v) any other request for judicial relief made in any court by any ABL Secured Party relating to the lawful enforcement of any Lien on ABL Priority Collateral; or (vi) any order relating to a sale or other disposition of any ABL Priority Collateral of any Grantor to which the ABL Representative has consented or not objected that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the ABL Obligations and the Term Priority Debt Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the ABL Priority Collateral securing the ABL Obligations rank to the Liens on the ABL Priority Collateral securing the Term Priority Debt Obligations pursuant to this Agreement (without limiting the foregoing, each Term Priority Representative, for itself and on behalf of each Term Priority Debt Party under its Term Priority Debt Facility, agrees that it may not raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or any comparable provisions of any other Bankruptcy Law) with respect to the Liens granted to such person in respect of such assets); provided that the Term Priority Debt Parties are not deemed to have waived any rights to credit bid on the ABL Priority Collateral in any such sale or disposition in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law), so long as any such credit bid provides for the payment in full in cash of the ABL Obligations upon consummation thereof. Each Term Priority Representative, for itself and on behalf of each Term Priority Debt Party under its Term Priority Debt Facility, agrees that notice received at least two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such ABL Priority DIP Financing shall be adequate notice.

(b)    Until the Discharge of Term Priority Debt Obligations has occurred, if the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Term Priority Representative or any Term Priority Debt Party shall desire to consent (or not object) to the use of Term Priority Collateral (including, for the avoidance of doubt, cash collateral that is Term Priority Collateral) or to consent (or not object) to the Borrower’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (including, for the avoidance of doubt, any such financing that Refinances in whole or in part the Term Priority Debt Obligations pursuant to a “rollup” or “roll-over”) secured by Term Priority Collateral (“Term Priority DIP Financing”), then the ABL Representative, for itself and on behalf of the ABL Secured Parties under the ABL Facility, agrees that it will raise no objection to (and will not support any similar objection) and will not otherwise contest (or support any other Person contesting) (i) such use of such Term Priority Collateral, unless the Designated Term Priority Representative shall oppose or object to such use of such Term Priority Collateral (in which case, neither the ABL Representative or any other ABL Secured Party shall seek any relief in connection therewith that is inconsistent with the relief being sought by the Term Priority Debt Parties); (ii) such Term Priority DIP Financing, unless the Designated Term Priority Representative shall oppose or object to such Term Priority DIP Financing; provided that the foregoing shall not prevent the ABL Secured Parties from proposing any other DIP Financing to any Grantors or to a court of competent jurisdiction, and, except to the extent expressly permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens on the Term Priority Collateral securing any Term Priority Debt Obligations are subordinated or pari passu with such Term Priority DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Term Priority Collateral securing the ABL Obligations to (x) the Liens securing such Term Priority DIP Financing (and all obligations relating thereto) on the same basis as the Liens on the Term Priority Collateral securing the ABL Obligations are so subordinated to the Liens on the Term Priority Collateral securing Term Priority Debt Obligations under this Agreement, (y) any adequate protection Liens on Term Priority Collateral provided to the Term Priority Debt Parties, and (z) any “carve-out” for court-approved professional and United States Trustee fees agreed to by the Term Priority Representatives; (iii) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Term Priority Debt Obligations or the Term Priority Collateral made by any Term Priority Representative or any other Term Priority Debt Party; (iv) any exercise by any Term Priority Debt Party of the right to credit bid Term Priority Debt Obligations at any sale in foreclosure of Term Priority Collateral under Section 363(k) of the Bankruptcy Code or other Applicable Law; (v) any other request for judicial relief made in any court by any Term Priority Debt Party relating to the lawful enforcement of any Lien on Term Priority Collateral; or (vi) any order relating to a sale or other disposition of any Term Priority Collateral of any Grantor to which any Term Priority Representative has consented or not objected that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Term Priority Debt Obligations and the ABL Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Term Priority Collateral securing the Term Priority Debt Obligations rank to the Liens on the Term Priority Collateral securing the ABL Obligations pursuant to this Agreement (without limiting the foregoing, the ABL Representative, for itself and on behalf of the ABL Secured Parties under the ABL Facility, agrees that it may not raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or any comparable provisions of any other Bankruptcy Law) with respect to the Liens granted to such person in respect of such assets); provided that the ABL Secured Parties are not deemed to have waived any rights to credit bid on the Term Priority Collateral in any such sale or disposition in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law), so long as any such credit bid provides for the payment in full in cash of the Term Priority Debt Obligations upon consummation thereof. The ABL Representative, for itself and on behalf of the ABL Secured Parties under the ABL Facility, agrees that notice received at least two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such Term Priority DIP Financing shall be adequate notice.

SECTION 6.02.    Relief from the Automatic Stay. Until the Discharge of ABL Obligations has occurred, each Term Priority Representative, on behalf of itself and the Term Priority Debt Parties represented by it, agrees not to seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any portion of the ABL Priority Collateral without the ABL Representative’s express written consent. Until the Discharge of Term Priority Debt Obligations has occurred, the ABL Representative, on behalf of itself and the ABL Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any portion of the Term Priority Collateral without the Designated Term Priority Representative’s express written consent. In addition, no Term Priority Representative or the ABL Representative shall seek any relief from the automatic stay with respect to any Shared Collateral without providing three (3) days’ prior written notice to the other, unless such period is agreed by both the ABL Representative and each Term Priority Representative to be modified or unless the ABL Representative or the Designated Term Priority

Representative, as applicable, makes a good faith determination that either (A) the ABL Priority Collateral or the Term Priority Collateral, as applicable, will decline speedily in value or (B) the failure to take any action will have a reasonable likelihood of endangering the ABL Representative’s or the Designated Term Priority Representative’s ability to realize upon its Collateral.

SECTION 6.03.    Adequate Protection.

(a)    Each Term Priority Representative, for itself and on behalf of each Term Priority Debt Party under its Term Priority Debt Facility, agrees that none of them shall (i) object to, contest or support any other Person objecting to or contesting (A) any request by the ABL Representative or any ABL Secured Party for adequate protection in any form, (B) any objection by the ABL Representative or any ABL Secured Party to any motion, relief, action or proceeding based on the ABL Representative’s or ABL Secured Party’s claiming a lack of adequate protection or (C) the payment of interest, fees, expenses or other amounts of the ABL Representative or any other ABL Secured Party as adequate protection or otherwise under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or (ii) assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the ABL Secured Parties (or any subset thereof) are granted adequate protection in the form of additional or replacement collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Term Priority Representative, for itself and on behalf of each Term Priority Debt Party under its Term Priority Debt Facility, may seek or request adequate protection in the form of a Lien on such additional or replacement collateral and/or a superpriority claim (as applicable), which (A) Lien is subordinated to the Liens on the ABL Priority Collateral securing all ABL Obligations and all adequate protection Liens granted to the ABL Secured Parties, on the same basis as the other Liens on the ABL Priority Collateral securing the Term Priority Debt Obligations are so subordinated to the Liens on the ABL Priority Collateral securing ABL Obligations under this Agreement and/or (B) superpriority claim is subordinated to all superpriority claims of the ABL Secured Parties on the same basis as the other claims of the Term Priority Debt Parties are so subordinated to the claims of the ABL Secured Parties under this Agreement; provided that each Term Priority Debt Party shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims, (ii) in the event any Term Priority Representatives, for themselves and on behalf of the Term Priority Debt Parties under their Term Priority Debt Facilities, are granted adequate protection (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a Lien on additional or replacement collateral constituting ABL Priority Collateral, then such Term Priority Representatives, for themselves and on behalf of each Term Priority Debt Party under their Term Priority Debt Facilities, agree that the ABL Representative shall also be granted a senior Lien on such additional or replacement collateral as adequate protection and security for the ABL Obligations and that any Lien on such additional or replacement collateral securing and granted as adequate protection with respect to the Term Priority Debt Obligations shall be subordinated to the Liens on such collateral securing the ABL Obligations and any other Liens on ABL Priority Collateral granted to the ABL Secured Parties as adequate protection on the same basis as the other Liens on the ABL Priority Collateral securing the Term Priority Debt Obligations are so subordinated to such Liens securing ABL Obligations under this Agreement (and, to the extent the ABL Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Term Priority Debt Party pursuant to or as a result of any such Lien on such additional or replacement collateral so granted to the Term Priority Debt Parties shall be subject to Section 4.02), and/or (iii) in the event any Term Priority

Representatives, for themselves and on behalf of the Term Priority Debt Parties under their Term Priority Debt Facilities, are granted adequate protection (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a superpriority claim in respect of ABL Priority Collateral, then such Term Priority Representatives, for themselves and on behalf of each Term Priority Debt Party under their Term Priority Debt Facilities, agree that each ABL Representative shall also be granted adequate protection in the form of a superpriority claim in respect of ABL Priority Collateral, which superpriority claim shall be senior to the superpriority claim of the Term Priority Debt Parties on the same basis as the other Liens on the ABL Priority Collateral securing the ABL Obligations are so senior to such Liens securing Term Priority Debt Obligations under this Agreement (and, to the extent the ABL Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Term Priority Debt Party pursuant to or as a result of any such superpriority claim so granted to the Term Priority Debt Parties shall be subject to Section 4.02). Without limiting the generality of the foregoing, to the extent that the ABL Secured Parties are granted adequate protection in respect of ABL Priority Collateral in the form of payments in the amount of current post-petition fees and expenses (including, without limitation, professional and advisors’ fees contemplated by the ABL Debt Documents), then each Term Priority Representatives, for themselves and on behalf of each Term Priority Debt Party under their Term Priority Debt Facilities, shall not be prohibited from seeking and accepting adequate protection in the form of payments in the amount of current post-petition incurred fees and expenses (as applicable), subject to the right of the ABL Secured Parties to object to the reasonableness of the amounts of fees and expenses so sought by the Term Priority Debt Parties.

(b)    The ABL Representative, for itself and on behalf of the ABL Secured Parties under the ABL Facility, agrees that none of them shall (i) object to, contest or support any other Person objecting to or contesting (A) any request by any Term Priority Representative or any Term Priority Debt Party for adequate protection in any form, (B) any objection by any Term Priority Representative or any Term Priority Debt Party to any motion, relief, action or proceeding based on any Term Priority Representative’s or Term Priority Debt Party’s claiming a lack of adequate protection or (C) the payment of interest, fees, expenses or other amounts of any Term Priority Representative or any other Term Priority Debt Party as adequate protection or otherwise under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or (ii) assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Term Priority Debt Parties (or any subset thereof) are granted adequate protection in the form of additional or replacement collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then the ABL Representative, for itself and on behalf of the ABL Secured Parties under the ABL Facility, may seek or request adequate protection in the form of a Lien on such additional or replacement collateral and/or a superpriority claim (as applicable), which (A) Lien is subordinated to the Liens on the Term Priority Collateral securing all Term Priority Debt Obligations and all adequate protection Liens granted to the Term Priority Debt Parties, on the same basis as the other Liens on the Term Priority Collateral securing the ABL Obligations are so subordinated to the Liens on the Term Priority Collateral securing Term Priority Debt Obligations under this Agreement and/or (B) superpriority claim is subordinated to all superpriority claims of the Term Priority Debt Parties on the same basis as the other claims of the ABL Secured Parties are so subordinated to the claims of the Term Priority Debt Parties under this Agreement; provided that each ABL Secured Party shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims, (ii) in the event the ABL Representative, for itself and on behalf of the ABL

Secured Parties under the ABL Facility, is granted adequate protection (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a Lien on additional or replacement collateral constituting Term Priority Collateral, then the ABL Representative, for itself and on behalf of the ABL Secured Parties under their ABL Facility, agree that the Designated Term Priority Representative shall also be granted a senior Lien on such additional or replacement collateral as adequate protection and security for the Term Priority Debt Obligations and that any Lien on such additional or replacement collateral securing and granted as adequate protection with respect to the ABL Obligations shall be subordinated to the Liens on such collateral securing the Term Priority Debt Obligations and any other Liens on Term Priority Collateral granted to the Term Priority Debt Parties as adequate protection on the same basis as the other Liens on the Term Priority Collateral securing the ABL Obligations are so subordinated to such Liens securing Term Priority Debt Obligations under this Agreement (and, to the extent the Term Priority Debt Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any ABL Secured Party pursuant to or as a result of any such Lien on such additional or replacement collateral so granted to the ABL Secured Parties shall be subject to Section 4.02), and/or (iii) in the event the ABL Representative, for itself and on behalf of the ABL Secured Parties under the ABL Facility, is granted adequate protection (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a superpriority claim in respect of Term Priority Collateral, then the ABL Representative, for itself and on behalf of the ABL Secured Parties under ABL Facility, agree that the Designated Term Priority Representative shall also be granted adequate protection in the form of a superpriority claim in respect of Term Priority Collateral, which superpriority claim shall be senior to the superpriority claim of the ABL Secured Parties on the same basis as the other Liens on the Term Priority Collateral securing the Term Priority Debt Obligations are so senior to such Liens securing ABL Obligations under this Agreement (and, to the extent the Term Priority Debt Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any ABL Secured Party pursuant to or as a result of any such superpriority claim so granted to the ABL Secured Parties shall be subject to Section 4.02). Without limiting the generality of the foregoing, to the extent that the Term Priority Debt Parties are granted adequate protection in respect of Term Priority Collateral in the form of payments in the amount of current post-petition fees and expenses (including, without limitation, professional and advisors’ fees contemplated by the Term Priority Debt Documents), then the ABL Representative, for itself and on behalf of the ABL Secured Parties under the ABL Facility, shall not be prohibited from seeking and accepting adequate protection in the form of payments in the amount of current post-petition incurred fees and expenses (as applicable), subject to the right of the Term Priority Debt Parties to object to the reasonableness of the amounts of fees and expenses so sought by the ABL Secured Parties.

SECTION 6.04.    Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Borrower or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (any such amount, a “Recovery”), then the applicable Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

SECTION 6.05.    Separate Grants of Security and Separate Classifications. The ABL Representative, for itself and on behalf of each ABL Secured Party under the ABL Facility, and each Term Priority Representative, for itself and on behalf of each Term Priority Debt Party under its Term Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the ABL Collateral Documents and the Term Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the ABL Obligations with respect to any Shared Collateral are fundamentally different from the Term Priority Debt Obligations with respect to such Shared Collateral, and, in each case, must be separately classified in any Plan of Reorganization proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, (x) if it is held that any claims of the ABL Secured Parties and the Term Priority Debt Parties in respect of any Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Term Priority Representative, for itself and on behalf of each Term Priority Debt Party under its Term Priority Debt Facility, hereby acknowledges and agrees that all distributions from such Shared Collateral constituting ABL Priority Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of such ABL Priority Collateral, with the effect being that, to the extent that the aggregate value of such ABL Priority Collateral is sufficient (for this purpose ignoring all claims held by the Term Priority Debt Parties), the ABL Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees, and expenses, and other claims, all amounts owing in respect of post-petition interest, fees, and expenses (whether or not allowed or allowable in any such Insolvency or Liquidation Proceeding) before any distribution from such ABL Priority Collateral is made in respect of the Term Priority Debt Obligations, and each Term Priority Representative, for itself and on behalf of each Term Priority Debt Party under its Term Priority Debt Facility, hereby acknowledges and agrees to turn over to the ABL Representative amounts otherwise received or receivable by them from such ABL Priority Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Term Priority Debt Parties and (y) if it is held that any claims of the ABL Secured Parties and the Term Priority Debt Parties in respect of any Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then the ABL Representative, for itself and on behalf of each ABL Secured Party under the ABL Facility, hereby acknowledges and agrees that all distributions from such Shared Collateral constituting Term Priority Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of such Term Priority Collateral, with the effect being that, to the extent that the aggregate value of such Term Priority Collateral is sufficient (for this purpose ignoring all claims held by the ABL Secured Parties), the Term Priority Debt Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees, and expenses, and other claims, all amounts owing in respect of post-petition interest, fees, and expenses (whether or not allowed or allowable in any such Insolvency or Liquidation Proceeding) before any distribution from such Term Priority Collateral is made in respect of the ABL Obligations, and the ABL Representative, for itself and on behalf of each ABL Secured Party under the ABL Facility, hereby acknowledges and agrees to turn over to the Designated Term Priority Representative amounts otherwise received or receivable by them from such Term Priority Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the ABL Secured Parties.

SECTION 6.06.    No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Priority Debt Party with respect to any Shared

Collateral on which such Junior Priority Debt Party holds a Junior Priority Lien, including the seeking by any Junior Priority Debt Party of adequate protection or the assertion by any Junior Priority Debt Party of any of its rights and remedies under the Junior Priority Debt Documents or otherwise.

SECTION 6.07.    Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

SECTION 6.08.    Other Matters. To the extent that any Junior Priority Representative or any Junior Priority Debt Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral on which it holds a Junior Priority Lien, such Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, or such Junior Priority Debt Party agrees not to assert any such rights without the prior written consent of each Senior Representative, provided that if requested by any Senior Representative, such Junior Priority Representative shall timely exercise such rights in the manner requested by the Senior Representatives (acting unanimously), including any rights to payments in respect of such rights.

SECTION 6.09.    506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a pari passu basis with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral on which it holds a Junior Priority Lien.

SECTION 6.10.    Reorganization Securities.

(a)    If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a Plan of Reorganization, on account of both the ABL Obligations and the Term Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Term Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)    No Junior Priority Debt Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any Plan of Reorganization that is inconsistent with the priorities or other provisions of this Agreement, other than with the prior written consent of the Designated Senior Representative or to the extent any such plan (i) pays off, in cash, in full, the Senior Obligations (other than unasserted contingent indemnification obligations and expense reimbursement obligations) or (ii) is proposed or supported by the number of Senior Secured Parties required under Section 1126(c) of the Bankruptcy Code.

SECTION 6.11.    Section 1111(b) of the Bankruptcy Code. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, shall not object to, oppose, support any objection, or take any other action to impede, the right of any Senior Secured Party to make an election under Section 1111(b)(2) of the Bankruptcy Code with respect to any Shared Collateral on which such Junior Priority Representative holds a Junior Priority Lien. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, waives any claim it may hereafter have against any senior claimholder arising out of the election by any Senior Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with any such Shared Collateral in any Insolvency or Liquidation Proceeding with respect to any Grantor.

SECTION 6.12.    Post-Petition Interest.

(a)    None of the Junior Priority Representatives or any other Junior Priority Debt Party shall oppose or seek to challenge any claim by any Senior Representative or any other Senior Secured Party for allowance in any Insolvency or Liquidation Proceeding of Senior Obligations consisting of claims for post-petition interest, fees, or expenses, under Section 506(b) of the Bankruptcy Code or otherwise to the extent attributable to the Senior Collateral for such Senior Representative or Senior Secured Party (for this purpose ignoring all claims held by the Junior Priority Debt Parties).

(b)    None of the Senior Representatives or any or other Senior Secured Party shall oppose or seek to challenge any claim by the Junior Priority Representative or any other Junior Priority Debt Party for allowance in any Insolvency or Liquidation Proceeding of Junior Priority Debt Obligations consisting of claims for post-petition interest, fees, or expenses, under Section 506(b) of the Bankruptcy Code or otherwise to the extent attributable to the Junior Priority Collateral of such Junior Priority Representative, to the extent of the value of the Lien of the Junior Priority Representative on behalf of the Junior Priority Debt Parties on such Junior Priority Collateral (after taking into account value of the Senior Obligations); provided, however, to the extent that any such payments are later recharacterized as payments of principal by the applicable bankruptcy court, such payments shall, upon such recharacterization, be turned over to the Senior Secured Parties and applied to the Senior Obligations in accordance with Section 4.01.

ARTICLE VII

Reliance; Etc.

SECTION 7.01.    Reliance. All loans and other extensions of credit made or deemed made prior to, on and after the date hereof by the Senior Secured Parties to the Borrower or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges that it and such Junior Priority Debt Parties have, independently and without reliance on any Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Junior Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Junior Priority Debt Documents or this Agreement.

SECTION 7.02.    No Warranties or Liability. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges and agrees that neither any Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured

Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Junior Priority Representatives and the Junior Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any Senior Representative nor any other Senior Secured Party shall have any duty to any Junior Priority Representative or Junior Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Borrower or any Subsidiary (including the Junior Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Junior Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.03.    Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a)    any lack of validity or enforceability of any ABL Debt Document or any Term Priority Debt Document;

(b)    any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Term Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the ABL Credit Agreement or any other ABL Debt Document, or of the First Lien Term Credit Agreement or any other Term Priority Debt Document;

(c)    any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Term Priority Debt Obligations or any guarantee thereof;

(d)    the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or

(e)    any other circumstances that otherwise might constitute a defense available to (i) the Borrower or any other Grantor in respect of the Senior Obligations (other than the Discharge of Senior Obligations subject to Sections 5.06 and 6.04) or (ii) any Junior Priority Representative or Junior Priority Debt Party in respect of this Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01.    Conflicts. Subject to Section 8.22, in the event of any conflict between the provisions of this Agreement and the provisions of any ABL Debt Document or any Term Priority Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the relative rights and obligations of the First Lien Term Collateral Representative, the other Term Priority Representatives and the other Term Priority Debt Parties (as amongst themselves) with respect to any Shared Collateral shall be governed by the terms of each applicable First Lien Intercreditor Agreement and each applicable Junior Lien Intercreditor Agreement and in the event of any conflict between any such First Lien Intercreditor Agreement and/or any such Junior Lien Intercreditor Agreement, on the one hand, and this Agreement, on the other hand, as to such relative rights and obligations, the provisions of such First Lien Intercreditor Agreement or such Junior Lien Intercreditor Agreement, as applicable, shall control.

SECTION 8.02.    Continuing Nature of this Agreement; Severability. Subject to Section 6.04, this Agreement shall continue to be effective until the earlier of the Discharge of ABL Obligations and the Discharge of Term Priority Debt Obligations. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Junior Priority Representatives or any Junior Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.03.    Amendments; Waivers.

(a)    No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)    This Agreement may be amended, and may only be amended, in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility) and the Borrower. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Grantors, the ABL Secured Parties and the Term Priority Debt Parties and their respective successors and assigns.

(c)    Notwithstanding the foregoing, without the consent of any Secured Party and the Borrower, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and ABL Obligations or Term Priority Debt Obligations, as applicable, of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

SECTION 8.04.    Information Concerning Financial Condition of the Borrower and the Subsidiaries. The ABL Representative, the ABL Secured Parties, the Term Priority Representatives and the Term Priority Debt Parties shall each be responsible for keeping themselves informed of (a) the financial condition of Holdings, the Borrower and the Subsidiaries and all endorsers or guarantors of the ABL Obligations or the Term Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Priority Debt Obligations. The ABL Representative, the ABL Secured Parties, the Term Priority Representatives and the Term Priority Debt Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the ABL Representative, any ABL Secured Party, any Term Priority Representative or any Term Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the ABL Representative, the ABL Secured Parties, the Term Priority Representatives and the Term Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 8.05.    Subrogation. Each Junior Priority Representative, for and on behalf of itself and each Junior Priority Debt Party represented by it, agrees that no payment to any Senior Representative or any Senior Secured Party pursuant to the provisions of this Agreement in respect of any Shared Collateral in which such Junior Priority Representative holds a Junior Priority Lien shall entitle any Junior Priority Representative or any other Junior Priority Debt Party to exercise any rights of subrogation in respect thereof until the Discharge of Senior Obligations has occurred.

SECTION 8.06.    Application of Payments. Except as otherwise provided herein, all payments received by the ABL Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the ABL Obligations as the ABL Secured Parties, in their sole discretion, deem appropriate, consistent and in accordance with the terms of the ABL Debt Documents. Except as otherwise provided herein, all payments received by the Term Priority Debt Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Term Priority Debt Obligations as the Term Priority Debt Parties, in their sole discretion, deem appropriate, consistent and in accordance with the terms of the Term Priority Debt Documents. Except as otherwise provided herein, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor. Notwithstanding the foregoing, solely as between the Term Priority Debt Parties, but subject to the terms set forth in this Agreement, the terms of each applicable First Lien Intercreditor Agreement (if then in effect) and each applicable Junior Lien Intercreditor Agreement shall govern the application of payments as amongst the Term Priority Debt Parties.

SECTION 8.07.    Additional Grantors. The Borrower agrees that, if any Domestic Subsidiary (as defined in the Senior Debt Documents) that is not an “Excluded Subsidiary” or “U.S. Excluded Subsidiary” (in each case, as defined in the Senior Debt Documents) shall become a Guarantor in respect of any ABL Obligations or Term Priority Debt Obligations after the date hereof pursuant to the requirements set forth in the applicable Debt Documents, it will promptly cause such Domestic Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex I. Upon such execution and delivery, such Domestic Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the

ABL Representative and the Designated Term Priority Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.08.    Dealings with Grantors. Upon any application or demand by the Borrower or any Grantor to any Representative to take any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), at the reasonable written request of such Representative, the Borrower or such Grantor, as appropriate, shall furnish to such Representative a certificate of an Authorized Officer thereof (an “Officer’s Certificate”) stating that all conditions precedent, if any, expressly provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with or waived, except (a) that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished or (b) conditions that require the approval or satisfaction of any other Person or require actions not in the Borrower’s or any Grantor’s control.

SECTION 8.09.    Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the then extant ABL Debt Documents and Term Priority Debt Documents, the Borrower may incur or issue and sell one or more series or classes of Additional Junior Priority Term Debt and one or more series or classes of Additional First Priority Term Debt. Any such additional class or series of Additional Junior Priority Term Debt (the “Junior Priority Term Class Debt”) may be secured by a second priority or third priority (or lower priority), subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Term Collateral Documents for such Junior Priority Term Class Debt, if and subject to the condition that the Representative of any such Junior Priority Term Class Debt (each, a “Junior Priority Term Class Debt Representative”), acting on behalf of the holders of such Junior Priority Term Class Debt (such Representative and holders in respect of any Junior Priority Term Class Debt being referred to as the “Junior Priority Term Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable, of the immediately succeeding paragraph. Any such additional class or series of Additional First Priority Term Debt (the “First Priority Term Class Debt”; and the First Priority Term Class Debt and Junior Priority Term Class Debt, collectively, the “Class Debt”) may be secured by a Lien on Shared Collateral, in each case under and pursuant to the relevant Term Collateral Documents, if and subject to the condition that the Representative of any such First Priority Term Class Debt (each, a “First Priority Term Class Debt Representative;” and the First Priority Term Class Debt Representatives and Junior Priority Term Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such First Priority Term Class Debt (such Representative and holders in respect of any such First Priority Term Class Debt being referred to as the “First Priority Term Class Debt Parties”; and the First Priority Term Class Debt Parties and Junior Priority Term Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iii), as applicable, of the immediately succeeding paragraph. In order for a Class Debt Representative to become a party to this Agreement:

(i)    such Class Debt Representative shall have executed and delivered to the ABL Representative and the Designated Term Priority Representative a Joinder Agreement substantially in the form of Annex II (if such Class Debt Representative is a Junior Priority Term Class Debt Representative) or Annex III (if such Class Debt Representative is a First Priority Term Class Debt Representative) (with such changes as may be reasonably approved by the ABL Representative, the Designated Term Priority Representative and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative constitutes Additional First Priority Term Debt or Additional Junior Priority Term Debt, as applicable, and the related Class Debt Parties become subject hereto and bound hereby as Additional Term Priority Debt Parties;

(ii)    the Borrower (a) shall have delivered to the ABL Representative and the Designated Term Priority Representative an Officer’s Certificate identifying the obligations to be designated as Additional First Priority Term Debt or Additional Junior Priority Term Debt, as applicable, and the initial aggregate principal amount or face amount thereof and certifying that such obligations are permitted under each Debt Document then in effect to be incurred and secured (I) in the case of Additional First Priority Term Debt, on a pari passu or junior basis to the First Lien Term Credit Agreement Obligations and on a senior basis to any Additional Junior Priority Term Debt, (II) in the case of Additional Junior Priority Term Debt, on a junior basis to the First Priority Term Debt, (III) on a senior basis to the ABL Obligations with respect to the Term Priority Collateral and (IV) on a junior basis to the ABL Obligations with respect to the ABL Priority Collateral and (b) if requested, shall have delivered true and complete copies of each of the material Term Priority Debt Documents (in each case, other than any fee or side letters) relating to such Class Debt, certified as being true and correct by an Authorized Officer of the Borrower; and

(iii)    the Term Priority Debt Documents relating to such Class Debt shall provide that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

SECTION 8.10.    Refinancings. The ABL Obligations and the Term Priority Debt Obligation may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing or replacement transaction under any Senior Debt Document or any Junior Priority Debt Document) of any Representative or any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided that, if secured, any such refinancing or replacement debt shall satisfy the requirements of Section 8.09. The Designated Junior Priority Representative hereby agrees that at the request of the Borrower, in connection with refinancing or replacement of Senior Obligations in accordance with Section 5.06 (“Replacement Senior Obligations”), it will enter into a customary agreement with the agent for the Replacement Senior Obligations containing terms and conditions substantially similar to the terms and conditions of this Agreement or otherwise terms and conditions that are customary.

SECTION 8.11.    Consent to Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and any appellate court from any thereof;

(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 8.12 or at such other address of which the other parties hereto shall have been notified pursuant to Section 8.12;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)    waives, to the maximum extent not prohibited by Applicable Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages.

SECTION 8.12.    Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i)    if to the Borrower or any Grantor, to the Borrower, at its address at:

c/o Avaya Inc.

4655 Great America Parkway

Santa Clara, California 95054

Attention: John Sullivan, Vice President and Corporate Treasurer

Tel: 408-496-3211

Email: jpsullivan@avaya.com

with a copy to (which shall not constitute notice):

KIRKLAND & ELLIS LLP

601 Lexington Avenue

New York, New York 10022

Attention: Melissa Hutson

Email: melissa.hutson@kirkland.com

Fax: (212) 446-6459

(ii)    if to the ABL Representative, to it at:

CITIBANK, N.A.

388 Greenwich Street, Floor 7

New York NY 10013

Tel: 212-723-3752

Fax: 646-291-3363

Attn: Brendan Mackay

with a copy (which shall not constitute notice) to:

DAVIS POLK & WARDWELL LLP

450 Lexington Avenue

New York, New York 10017

Attention: Kenneth J. Steinberg

Email: kenneth.steinberg@davispolk.com

Fax: 212-701-5566

(iii)    if to the First Lien Term Collateral Representative to it at:

GOLDMAN SACHS BANK USA

200 West Street, 16th Floor

New York, New York 10282

Attention: SBD Operations

Fax: 212-428-9270

Email: gs-sbdagency-borrowernotices@ny.email.gs.com

with a copy (which shall not constitute notice) to:

DAVIS POLK & WARDWELL LLP

450 Lexington Avenue

New York, NY 10017

Attention: Jason Kyrwood

Email: jason.kyrwood@davispolk.com

Fax: 212-450-5425

(iv)    if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

SECTION 8.13.    Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Facility for which it is acting, each Junior Priority Representative, on behalf of itself, and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will, at the Grantors’ expense, take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.14.    GOVERNING LAW; WAIVER OF JURY TRIAL.

(A)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(B)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY SENIOR DEBT DOCUMENT OR ANY JUNIOR PRIORITY DEBT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.15.    Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives, the Junior Priority Debt Parties, the Borrower, the other Grantors party hereto and their respective successors and assigns.

SECTION 8.16.    Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 8.17.    Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8.18.    Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The ABL Representative represents and warrants that this Agreement is binding upon the ABL Credit Agreement Secured Parties. The First Lien Term Collateral Representative represents and warrants that this Agreement is binding upon the First Lien Term Credit Agreement Secured Parties.

SECTION 8.19.    No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the ABL Representative, the ABL Secured Parties, the Term Priority Representatives, the Term Priority Debt Parties, the Grantors and their respective permitted successors and assigns, and no other Person (including any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights. Nothing in this Agreement is intended to or shall impair the rights or obligations of the Borrower or any other Grantor, which obligations are absolute and unconditional, to pay the Senior Obligations and the Junior Priority Debt Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 8.20.    Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

SECTION 8.21.    Collateral Agent and Representative. It is understood and agreed that (a) the ABL Representative is entering into this Agreement in its capacity as administrative agent and collateral agent under the ABL Credit Agreement and the provisions of Section 12 of the ABL Credit Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the ABL Representative hereunder and (b) the First Lien Term Collateral Representative is entering into this Agreement in its capacity as administrative agent and collateral agent under the First Lien Term Credit Agreement and the provisions of Section 12 of the First Lien Term Credit Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the First Lien Term Collateral Representative hereunder.

SECTION 8.22.    Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.01(a), 5.01(d) or 5.03(d) with respect to Junior Priority Debt Documents), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the ABL Credit Agreement, any other ABL Debt Document, the First Lien Term Credit Agreement or any other Term Priority Debt Document, (b) change the relative priorities of the ABL Obligations or the Liens granted under the ABL Collateral Documents on the Shared Collateral (or any other assets) as among the ABL Secured Parties, (c) change the relative priorities of the Term Priority Debt Obligations or the Liens granted under the Term Collateral Documents on the Shared Collateral (or any other assets) as among the Term Priority Debt Parties, (d) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (e) obligate the Borrower or any other Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the ABL Credit Agreement, any other ABL Debt Document, the First Lien Term Credit Agreement or any other Term Priority Debt Document.

SECTION 8.23.    Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CITIBANK, N.A., as ABL Representative and ABL Credit Agreement Administrative Agent

By:
Name:
Title:

GOLDMAN SACHS BANK USA, as First Lien Term Credit Agreement Administrative Agent and First Lien Term Collateral Representative

By:
Name:
Title:

[Signature Page to ABL Intercreditor Agreement]

Acknowledged and Agreed to by:

[ ], as a Grantor

By:
Name:
Title:

[ ], as a Grantor

By:
Name:
Title:

[ ], as a Grantor

By:
Name:
Title:

[Add other Grantors], as a Grantor

By:
Name:
Title:

[Signature Page to ABL Intercreditor Agreement]

ANNEX I

SUPPLEMENT (this “Supplement”) dated as of [            ], 20[    ], to the ABL INTERCREDITOR AGREEMENT dated as of December 15, 2017 (the “ABL Intercreditor Agreement”), among CITIBANK, N.A., as ABL Representative and ABL Credit Agreement Administrative Agent under the ABL Credit Agreement, GOLDMAN SACHS BANK USA, as First Lien Term Collateral Representative and First Lien Term Credit Agreement Administrative Agent under the First Lien Term Credit Agreement and the additional Representatives from time to time party thereto, and acknowledged and agreed to by AVAYA INC., a Delaware corporation (the “Borrower”), AVAYA HOLDINGS CORP., a Delaware corporation in its capacity as Holdings and the other Grantors (as defined therein) from time to time party thereto.

A.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the ABL Intercreditor Agreement.

B.    The Grantors have entered into the ABL Intercreditor Agreement. Pursuant to the ABL Credit Agreement, the First Lien Term Credit Agreement and certain Additional Term Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Borrower are required to enter into the ABL Intercreditor Agreement. Section 8.07 of the ABL Intercreditor Agreement provides that such Subsidiaries may become party to the ABL Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the ABL Credit Agreement, the First Lien Term Credit Agreement and the Additional Term Priority Debt Documents, as applicable.

Accordingly, the ABL Representative, the Designated Term Priority Representative and the New Grantor agree as follows:

SECTION 1. In accordance with Section 8.07 of the ABL Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the ABL Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the ABL Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the ABL Intercreditor Agreement shall be deemed to include the New Grantor. The ABL Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants on the date hereof to the ABL Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the ABL Representative and the Designated Term Priority Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the ABL Intercreditor Agreement shall remain in full force and effect.

Annex I-1

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the ABL Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the ABL Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the ABL Intercreditor Agreement.

[remainder of page intentionally left blank]

Annex I-2

IN WITNESS WHEREOF, the New Grantor, the ABL Representative and the Designated Term Priority Representative have duly executed this Supplement to the ABL Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR]

By:
Name:
Title:

Acknowledged by:

[ ], as ABL Representative

By:
Name:
Title:

[ ], as Designated Term Priority Representative

By:
Name:
Title:

Annex I-3

ANNEX II

[FORM OF] JUNIOR PRIORITY TERM CLASS DEBT REPRESENTATIVE SUPPLEMENT (this “Representative Supplement”) dated as of [            ], 20[    ] to the ABL INTERCREDITOR AGREEMENT dated as of December 15, 2017 (the “ABL Intercreditor Agreement”), among CITIBANK, N.A., as ABL Representative and ABL Credit Agreement Administrative Agent under the ABL Credit Agreement, GOLDMAN SACHS BANK USA, as First Lien Term Collateral Representative and First Lien Term Credit Agreement Administrative Agent under the First Lien Term Credit Agreement and the additional Representatives from time to time party thereto, and acknowledged and agreed to by AVAYA INC., a Delaware corporation (the “Borrower”), AVAYA HOLDINGS CORP., a Delaware corporation in its capacity as Holdings and the other Grantors (as defined therein) from time to time party thereto.

A.    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the ABL Intercreditor Agreement.

B.    As a condition to the ability of the Borrower to incur Junior Priority Term Class Debt after the date of the ABL Intercreditor Agreement and to secure such Junior Priority Term Class Debt with the Junior Priority Lien and to have such Junior Priority Term Class Debt guaranteed by the Grantors, in each case under and pursuant to the Junior Priority Collateral Documents relating thereto, the Junior Priority Term Class Debt Representative in respect of such Junior Priority Term Class Debt is required to become a Representative under, and such Junior Priority Term Class Debt and the Junior Priority Term Class Debt Parties in respect thereof are required to become subject to and bound by, the ABL Intercreditor Agreement. Section 8.09 of the ABL Intercreditor Agreement provides that such Junior Priority Term Class Debt Representative may become a Representative under, and such Junior Priority Term Class Debt and such Junior Priority Term Class Debt Parties may become subject to and bound by, the ABL Intercreditor Agreement as Additional Term Priority Debt Obligations and Additional Term Priority Debt Parties, respectively, pursuant to the execution and delivery by the Junior Priority Term Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions precedent set forth in Section 8.09 of the ABL Intercreditor Agreement. The undersigned Junior Priority Term Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the ABL Debt Documents and the Term Priority Debt Documents.

Accordingly, the ABL Representative, the Designated Term Priority Representative, the Borrower and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the ABL Intercreditor Agreement, the New Representative by its signature below becomes a Representative and a Junior Priority Term Class Debt Representative, in each case, under, and the related Junior Priority Term Class Debt and Junior Priority Term Class Debt Parties become subject to and bound by, the ABL Intercreditor Agreement as Additional Term Priority Debt Obligations and Additional Term Priority Debt Parties, respectively, with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Junior Priority Term Class Debt Parties, hereby agrees to all the terms and provisions of the ABL Intercreditor Agreement applicable to it as a Term Priority Representative and to the Junior Priority Term Class Debt Parties that it represents as Term Priority Debt Parties. Each reference to a “Representative” or “Term Priority Representative” in the ABL Intercreditor Agreement shall be deemed to include the New Representative. The ABL Intercreditor Agreement is hereby incorporated herein by reference.

Annex II-1

SECTION 2. The New Representative represents and warrants on the date hereof to the ABL Representative, the Designated Term Priority Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Term Priority Debt Documents relating to such Junior Priority Term Class Debt provide that, upon the New Representative’s entry into this Agreement, the Junior Priority Term Class Debt Parties in respect of such Junior Priority Term Class Debt will be subject to and bound by the provisions of the ABL Intercreditor Agreement as Term Priority Debt Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the ABL Representative and the Designated Term Priority Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the ABL Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the ABL Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the ABL Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

[remainder of page intentionally left blank]

Annex II-2

IN WITNESS WHEREOF, the New Representative, the ABL Representative, the Designated Term Priority Representative and the Borrower have duly executed this Representative Supplement to the ABL Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

Attention of:
Telecopy:

[ ], as ABL Representative

By:
Name:
Title:

[ ], as Designated Term Priority Representative

By:
Name:
Title:

Annex II-3

[    ],

as Borrower

By:
Name:
Title:

Annex II-4

ANNEX III

[FORM OF] FIRST PRIORITY TERM CLASS DEBT REPRESENTATIVE SUPPLEMENT (this “Representative Supplement”) dated as of [            ], 20[    ] to the ABL INTERCREDITOR AGREEMENT dated as of December 15, 2017 (the “ABL Intercreditor Agreement”), among CITIBANK, N.A., as ABL Representative and ABL Credit Agreement Administrative Agent under the ABL Credit Agreement, GOLDMAN SACHS BANK USA, as First Lien Term Collateral Representative and First Lien Term Credit Agreement Administrative Agent under the First Lien Term Credit Agreement and the additional Representatives from time to time party thereto, and acknowledged and agreed to by AVAYA INC., a Delaware corporation (the “Borrower”), AVAYA HOLDINGS CORP., a Delaware corporation in its capacity as Holdings and the other Grantors (as defined therein) from time to time party thereto.

A.    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the ABL Intercreditor Agreement.

B.    As a condition to the ability of the Borrower to incur First Priority Term Class Debt after the date of the ABL Intercreditor Agreement and to secure such First Priority Term Class Debt with the Senior Lien and to have such First Priority Term Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Senior Collateral Documents relating thereto, the First Priority Term Class Debt Representative in respect of such First Priority Term Class Debt is required to become a Representative under, and such First Priority Term Class Debt and the First Priority Term Class Debt Parties in respect thereof are required to become subject to and bound by, the ABL Intercreditor Agreement. Section 8.09 of the ABL Intercreditor Agreement provides that such First Priority Term Class Debt Representative may become a Representative under, and such First Priority Term Class Debt and such First Priority Term Class Debt Parties may become subject to and bound by, the ABL Intercreditor Agreement as Additional First Priority Term Debt Obligations and Additional Term Priority Debt Parties, respectively, pursuant to the execution and delivery by the First Priority Term Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions precedent set forth in Section 8.09 of the ABL Intercreditor Agreement. The undersigned First Priority Term Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the ABL Debt Documents and the Term Priority Debt Documents.

Accordingly, the ABL Representative, the Designated Term Priority Representative, the Borrower and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the ABL Intercreditor Agreement, the New Representative by its signature below becomes a Representative and a First Priority Term Class Debt Representative under, and the related First Priority Term Class Debt and First Priority Term Class Debt Parties become subject to and bound by, the ABL Intercreditor Agreement as Additional Term Priority Debt Obligations and Additional Term Priority Debt Parties, respectively, with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such First Priority Term Class Debt Parties, hereby agrees to all the terms and provisions of the ABL Intercreditor Agreement applicable to it as a Term Priority Representative and to the First Priority Term Class Debt Parties that it represents as Additional Term Priority Debt Parties. Each reference to a “Representative” or “Term Priority Representative” in the ABL Intercreditor Agreement shall be deemed to include the New Representative. The ABL Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants as of the date hereof to the ABL Representative, the Designated Term Priority Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent]

Annex III-i

[trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Term Priority Debt Documents relating to such First Priority Term Class Debt provide that, upon the New Representative’s entry into this Agreement, the First Priority Term Class Debt Parties in respect of such First Priority Term Class Debt will be subject to and bound by the provisions of the ABL Intercreditor Agreement as Term Priority Debt Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the ABL Representative and the Designated Term Priority Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the ABL Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the ABL Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the ABL Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

[remainder of page intentionally left blank]

Annex III-ii

IN WITNESS WHEREOF, New Representative, the ABL Representative, the Designated Term Priority Representative and the Borrower have duly executed this Representative Supplement to the ABL Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

Attention of:
Telecopy:

[ ], as ABL Representative

By:
Name:
Title:

[ ], as Designated Term Priority Representative

By:
Name:
Title:

Annex III-iii

[    ],

as Borrower

By:
Name:
Title:

Annex III-iv

EXHIBIT G

TO THE CREDIT AGREEMENT

FORM OF FIRST LIEN INTERCREDITOR AGREEMENT

[See attached]

[Form of]

FIRST LIEN PARI INTERCREDITOR AGREEMENT

among

AVAYA HOLDINGS, CORP.,

AVAYA INC.

the other Grantors party hereto,

GOLDMAN SACHS BANK USA

as Collateral Agent for the Credit Agreement Secured Parties,

GOLDMAN SACHS BANK USA

as Authorized Representative for the Credit Agreement Secured Parties,

[                    ]

as the Initial Additional Authorized Representative,

and

each additional Authorized Representative from time to time party hereto

dated as of [                    ]

		PAGE
ARTICLE I
DEFINITIONS

SECTION 1.01.	Certain Defined Terms	1
SECTION 1.02.	Interpretive Provision	7
SECTION 1.03.	Impairments	7

ARTICLE II
PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

SECTION 2.01.	Priority of Claims	8
SECTION 2.02.	[Reserved]	9
SECTION 2.03.	Actions with Respect to Shared Collateral; Prohibition on Contesting Liens	9
SECTION 2.04.	No Interference; Payment Over	10
SECTION 2.05.	Automatic Release of Liens; Amendments to Pari Security Documents	11
SECTION 2.06.	Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings	11
SECTION 2.07.	Reinstatement	12
SECTION 2.08.	Insurance	12
SECTION 2.09.	Refinancings	13
SECTION 2.10.	Possessory Collateral Agent as Gratuitous Bailee for Perfection	13
SECTION 2.11.	Amendments to Security Documents	13

ARTICLE III
EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

SECTION 3.01.	Determinations with Respect to Amounts of Liens and Obligations	14

ARTICLE IV
THE CONTROLLING COLLATERAL AGENT

SECTION 4.01.	Authority	14
SECTION 4.02.	Exculpatory Provisions	15

ARTICLE V
MISCELLANEOUS

SECTION 5.01.	Notices	16
SECTION 5.02.	Waivers; Amendment; Joinder Agreements	17
SECTION 5.03.	Parties in Interest	18
SECTION 5.04.	Survival of Agreement	18
SECTION 5.05.	Counterparts	18
SECTION 5.06.	Severability	18

i

-ii-

FIRST LIEN PARI INTERCREDITOR AGREEMENT, dated as of [            ], 20[    ] (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among AVAYA HOLDINGS CORP., a Delaware corporation (“Holdings”), AVAYA INC., a Delaware corporation (the “Borrower”), the other Grantors (as defined below) party hereto, GOLDMAN SACHS BANK USA as collateral agent for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”), GOLDMAN SACHS BANK USA as Authorized Representative for the Credit Agreement Secured Parties (as each such term is defined below), [            ], as the Collateral Agent (in such capacity and together with its successors in such capacity, the “Initial Additional Pari Collateral Agent”) and Authorized Representative for the Initial Additional Pari Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”), and each additional Collateral Agent and Authorized Representative from time to time party hereto for the other Additional Pari Secured Parties of the Series (as defined below) with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Agreement Collateral Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Additional Authorized Representative (in each case, for itself and on behalf of the Initial Additional Pari Secured Parties), the Grantors, and each additional Collateral Agent and Authorized Representative (for itself and on behalf of the Additional Pari Secured Parties of the applicable Series) agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.    Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“ABL Intercreditor Agreement” shall mean that certain ABL Intercreditor Agreement dated as of December 15, 2017 among Citibank, N.A., in its capacity as ABL Representative thereunder, Goldman Sachs Bank USA, in its capacity as First Lien Term Collateral Representative thereunder, the other Representatives party thereto from time to time as representatives for holders of one or more other classes of ABL Obligations or Term Priority Debt Obligations (each as defined therein), Holdings, the Borrower and the Grantors party thereto from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof, and which shall also include any replacement intercreditor agreement entered into in accordance with the terms of the applicable Secured Credit Documents.

“Additional Pari Collateral Agent” means (x) for so long as the Initial Additional Pari Obligations are the only Series of Additional Pari Obligations, the Initial Additional Pari Collateral Agent and (y) thereafter, the Collateral Agent for the Series of Additional Pari Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Additional Pari Obligations.

“Additional Pari Documents” means, with respect to the Initial Additional Pari Obligations or any Series of Additional Senior Class Debt, the notes, indentures, credit agreements, security documents and other operative agreements evidencing or governing such Indebtedness and Liens securing such Indebtedness, including the Initial Additional Pari Documents and the Additional Pari Security Documents and each other agreement entered into for the purpose of securing the Initial Additional Pari Obligations or any Series of Additional Senior Class Debt; provided that, in each case, the Indebtedness thereunder (other than the Initial Additional Pari Obligations) has been designated as Additional Senior Class Debt pursuant to Section 5.12 hereto.

“Additional Pari Obligations” means (a) all amounts owing pursuant to the terms of any Additional Pari Document (including the Initial Additional Pari Documents), including, without limitation, all amounts in respect of any principal, premium, interest (including any interest, fees and expenses accruing subsequent to the commencement of a Bankruptcy Case at the rate provided for in the respective Additional Pari Document, whether or not such interest, fees and expenses is an allowed claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts, (b) any Secured Hedge Obligations secured under the Additional Pari Security Documents securing the related Series of Additional Pari Obligations, (c) any Secured Cash Management Obligations secured under the Additional Pari Security Documents securing the related Series of Additional Pari Obligations and (d) any renewals or extensions of the foregoing.

“Additional Pari Secured Parties” means the holders of any Additional Pari Obligations and any Authorized Representative or Collateral Agent with respect thereto, and shall include the Initial Additional Pari Secured Parties and the Additional Senior Class Debt Parties.

“Additional Pari Security Documents” means any collateral agreement, security agreement or any other document now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Additional Pari Obligations.

“Additional Senior Class Debt” has the meaning assigned to such term in Section 5.12.

“Additional Senior Class Debt Collateral Agent” has the meaning assigned to such term in Section 5.12.

“Additional Senior Class Debt Parties” has the meaning assigned to such term in Section 5.12.

“Additional Senior Class Debt Representative” has the meaning assigned to such term in Section 5.12.

“Administrative Agent” has the meaning assigned to such term in the Credit Agreement and shall include any successor administrative agent as provided in Section 12 of the Credit Agreement; provided, however, that if the Credit Agreement is Refinanced, then all references herein to the Administrative Agent shall refer to the administrative agent (or trustee) under the Refinancing.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this First Lien Pari Intercreditor Agreement.

“Applicable Authorized Representative” means with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means, (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the Initial Additional Pari Obligations or the Initial Additional Pari Secured Parties, the Initial Additional Authorized Representative, and (iii) in the case of any other Series of Additional Pari Obligations or Additional Pari Secured Parties that become subject to this Agreement after the date hereof, the Additional Senior Class Debt Representative for such Series named in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.06(b).

“Bankruptcy Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar federal, state or foreign law for the relief of debtors.

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral” means any “Collateral” (or similar term) as defined in the Credit Agreement or in any Credit Agreement Collateral Documents, or any other assets and properties subject to Liens created pursuant to any Pari Security Document to secure one or more Series of Pari Obligations.

“Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the Credit Agreement Collateral Agent, (ii) in the case of the Initial Additional Pari Obligations, the Initial Additional Pari Collateral Agent, and (iii) in the case of any other Series of Additional Pari Obligations that become subject to this Agreement after the date hereof, the Additional Senior Class Debt Collateral Agent for such Series named in the applicable Joinder Agreement.

“Controlling Collateral Agent” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date with respect to such Shared Collateral, the Credit Agreement Collateral Agent; and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date with respect to such Shared Collateral, the Collateral Agent for the Controlling Secured Parties.

“Controlling Secured Parties” means, with respect to any Shared Collateral, (i) at any time when the Credit Agreement Collateral Agent is the Controlling Collateral Agent with respect to such Shared Collateral, the Credit Agreement Secured Parties and (ii) at any other time, the Series of Pari Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Credit Agreement” means that certain Term Loan Credit Agreement, dated as of December 15, 2017, among Holdings, the Borrower, the lenders from time to time party thereto, Goldman Sachs Bank USA as administrative agent and collateral agent, and the other parties thereto, as amended, restated, amended and restated, replaced, extended, renewed, Refinanced, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement; provided that to the extent any Indebtedness thereunder is expressly provided thereunder to be secured by Liens on the Collateral on a junior basis to the Liens on the Collateral securing the Credit Agreement Obligations in existence on the date hereof, such Indebtedness shall not constitute Credit Agreement Obligations or Pari Obligations hereunder.

“Credit Agreement Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Credit Agreement Collateral Documents” means the Security Documents (as defined in the Credit Agreement) and each other agreement entered into in favor of the Credit Agreement Collateral Agent for the purpose of securing any Credit Agreement Obligations.

“Credit Agreement Obligations” means all “Obligations” as defined in the Credit Agreement (or any similar term in any Refinancing thereof); unless such “Obligations” are expressly provided under the Credit Agreement (or the Refinancing thereof) not to be secured on a pari passu basis with the Credit Agreement Obligations in existence on the date hereof.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement (or any similar term in any Refinancing thereof).

“DIP Financing” has the meaning assigned to such term in Section 2.06(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.06(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.06(b).

“Discharge” means, with respect to any Shared Collateral and any Series of Pari Obligations, the date on which (i) such Series of Pari Obligations is no longer secured by, and no longer required to be secured by, any such Shared Collateral pursuant to the terms of the documentation governing such Series of Pari Obligations. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional Pari Obligations secured by such Shared Collateral under an Additional Pari Document which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Additional Pari Collateral Agent and each other Authorized Representative as the “Credit Agreement” and constituting “Credit Agreement Obligations” for purposes of this Agreement.

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document.

“Grantors” means Holdings, the Borrower and each Subsidiary of the Borrower which has granted a security interest pursuant to any Pari Security Document to secure any Series of Pari Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Holdings” has the meaning assigned to such term in the introductory paragraph to this agreement.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Initial Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Initial Additional Pari Agreement” mean that certain [Agreement], dated as of [            ], 20[    ], among the Borrower, [the Grantors identified therein,] and [            ], as [description of capacity].

“Initial Additional Pari Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Initial Additional Pari Documents” means the Initial Additional Pari Agreement, the debt securities or promissory notes issued thereunder, the Initial Additional Pari Security Agreement and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the Liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Additional Pari Obligations.

“Initial Additional Pari Obligations” means the “[Obligations]” as such term is defined in the Initial Additional Pari Security Agreement (or similar term in any Refinancing thereof).

“Initial Additional Pari Secured Parties” means the Initial Additional Pari Collateral Agent, the Initial Additional Authorized Representative and the holders of the Initial Additional Pari Obligations issued pursuant to the Initial Additional Pari Agreement.

“Initial Additional Pari Security Agreement” means the security agreement, dated as of the date hereof, among the Borrower, the Initial Additional Pari Collateral Agent and the other parties thereto.

“Insolvency or Liquidation Proceeding” means:

(1)    any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)    any liquidation, dissolution, reorganization, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)    any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a joinder to this Agreement substantially in the form of Annex II hereto required to be delivered by an Additional Senior Class Debt Representative and the related Additional Senior Class Debt Collateral Agent pursuant to Section 5.12 hereof in order to establish an additional Series of Additional Senior Class Debt and add Additional Senior Class Debt Parties hereunder.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral the Authorized Representative of the Series of Additional Pari Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Pari Obligations (including the Credit Agreement Obligations) with respect to such Shared Collateral.

“New York UCC” means the UCC as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 180 consecutive days (throughout which consecutive 180 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional Pari Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) each Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional Pari Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Additional Pari Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional Pari Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Administrative Agent, the Applicable Authorized Representative or the Controlling Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding. If the Non-Controlling Authorized Representative or any other Non-Controlling Secured Party exercises any rights or remedies with respect to the Shared Collateral in accordance with the immediately preceding sentence of this paragraph and thereafter the Controlling Collateral Agent or any other Controlling Secured Party commences (or attempts to commence) the exercise of any of its rights or remedies with respect to the Shared Collateral (including seeking relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding), the Non-Controlling Authorized Representative Enforcement Date shall be deemed not to have occurred and the Non-Controlling Authorized Representative or any other Non-Controlling Secured Party shall stop exercising any such rights or remedies with respect to the Shared Collateral.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Pari Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Pari Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Additional Pari Obligations.

“Pari Secured Parties” means (i) the Credit Agreement Secured Parties and (ii) the Additional Pari Secured Parties with respect to each Series of Additional Pari Obligations.

“Pari Security Documents” means, collectively, (i) the Credit Agreement Collateral Documents and (ii) the Additional Pari Security Documents with respect to each Series of Additional Pari Obligations.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, unlimited liability company, association, trust, or other enterprise or any Governmental Authority.

“Possessory Collateral” means any Shared Collateral in the possession of a Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the UCC of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of a Collateral Agent under the terms of the Pari Security Documents.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable as a claim in any such bankruptcy or insolvency proceeding.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter into alternative financing arrangements, in exchange or replacement for such Indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Cash Management Obligations” shall mean [obligations under cash management agreements that are intended under the applicable Additional Pari Security Documents to be secured by Shared Collateral.]

“Secured Hedge Obligations” shall mean [obligations under hedging agreements that are intended under the applicable Additional Pari Security Document to be secured by Shared Collateral.]

“Secured Credit Document” means (i) the Credit Agreement and each Credit Document (as defined in the Credit Agreement), (ii) each Initial Additional Pari Document, and (iii) each other Additional Pari Document.

“Series” means (a) with respect to the Pari Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Additional Pari Secured Parties (in their capacities as such), and (iii) the Additional Pari Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Pari Secured Parties) and (b) with respect to any Pari Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Additional Pari Obligations, and (iii) the Additional Pari Obligations incurred after the date hereof pursuant to any Additional Pari Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Pari Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders (or their Collateral Agent) of two or more Series of Pari Obligations hold a security interest at such time. If more than two Series of Pari Obligations are outstanding at any time and the holders of less than all Series of Pari Obligations hold a security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Pari Obligations that hold a security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a security interest in such Collateral at such time.

SECTION 1.02.    Interpretive Provision. The interpretive provisions contained in Section 1 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

SECTION 1.03.    Impairments. It is the intention of the Pari Secured Parties of each Series that the holders of Pari Obligations of such Series (and not the Pari Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Pari Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Pari Obligations), (y) any of the Pari Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Pari Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Pari Obligations) on a basis ranking prior to the security interest of such Series of Pari Obligations but junior to the security interest of any other Series of Pari Obligations or (ii) the existence of any Collateral for any other Series of Pari Obligations that is not Shared Collateral for such Series (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Pari Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any Mortgaged Property (as defined in the Credit Agreement) that applies to all Pari Obligations shall not be deemed to be an Impairment of any Series of Pari Obligations. In the event of any Impairment with respect to any Series of Pari Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Pari Obligations, and the rights of the holders of such Series of Pari Obligations (including, without limitation, the right to receive distributions in respect of such Series of Pari Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Pari Obligations subject to such Impairment. Additionally, in the event the Pari Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Pari Obligations or the Pari Security Documents governing such Pari Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

SECTION 2.01.    Priority of Claims.

(a)    Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03 and the terms of the ABL Intercreditor Agreement), if an Event of Default has occurred and is continuing, and the Controlling Collateral Agent or any Pari Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of the Borrower or any other Grantor or any Pari Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Pari Secured Party or received by the Controlling Collateral Agent or any Pari Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution to which the Pari Obligations are entitled under any intercreditor agreement (other than this Agreement) (subject, in the case of any such proceeds and distribution, to the second sentence immediately following) (all proceeds of any sale, collection or other liquidation of any Shared Collateral and any payment or distribution made in respect of Shared Collateral pursuant to any intercreditor agreement or in an Insolvency or Liquidation Proceeding being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of each applicable Secured Credit Document, (ii) SECOND, to the payment in full of the Pari Obligations of each Series on a ratable basis, with such Proceeds to be applied to the Pari Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD, after payment in full of all Pari Obligations, to the Borrower and the other Grantors or their successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct; provided that following commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor, solely for purposes of this Section 2.01(a) and not any other Secured Credit Document, in the event the value of the Shared Collateral is not sufficient for the entire amount of Post-Petition Interest on the Pari Obligations to be allowed under Sections 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding, the amount of Pari Obligations of each Series of Pari Obligations shall include only the maximum amount of Post-Petition Interest allowable under Sections 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding. If, despite the provisions of this Section 2.01(a), any Pari Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Pari Obligations to which it is then entitled in accordance with this Section 2.01(a), such Pari Secured Party shall hold such payment or recovery in trust for the benefit of all Pari Secured Parties for distribution in accordance with this Section 2.01(a). Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Pari Secured Party) has a Lien or security interest that is junior in priority to the security interest of any Series of Pari Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Pari Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Pari Obligations with respect to which such Impairment exists.

(b)    It is acknowledged that the Pari Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Pari Secured Parties of any Series.

(c)    Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Pari Obligations granted on the Shared Collateral and notwithstanding any provision of the UCC of any jurisdiction, or any other Applicable Law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the Pari Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Pari Secured Party hereby agrees that the Liens securing each Series of Pari Obligations on any Shared Collateral shall be of equal priority.

SECTION 2.02.    [Reserved].

SECTION 2.03.    Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)    Only the Controlling Collateral Agent shall act or refrain from acting with respect to any Shared Collateral (including with respect to the ABL Intercreditor Agreement or any other intercreditor agreement with respect to any Shared Collateral). At any time when the Credit Agreement Collateral Agent is the Controlling Collateral Agent, no Additional Pari Secured Party shall or shall instruct any Collateral Agent to, and neither the Initial Additional Pari Collateral Agent nor any other Collateral Agent that is not the Controlling Collateral Agent shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to the ABL Intercreditor Agreement or any other intercreditor agreement with respect to any Shared Collateral), whether under any Additional Pari Security Document, Applicable Law or otherwise, it being agreed that only the Credit Agreement Collateral Agent (or a Person authorized by it), acting in accordance with the Credit Agreement Collateral Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time.

(b)    With respect to any Shared Collateral at any time when the Credit Agreement Collateral Agent is not the Controlling Collateral Agent with respect thereto, (i) the Controlling Collateral Agent shall act only on the instructions of the Applicable Authorized Representative, (ii) the Controlling Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to the ABL Intercreditor Agreement or any other intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other Pari Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other Pari Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Controlling Collateral Agent to, commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to the ABL Intercreditor Agreement or any other intercreditor agreement with respect to any Shared Collateral), whether under any Pari Security Document, Applicable Law or otherwise, it being agreed that only the Controlling Collateral Agent (or a Person authorized by it), acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable Additional Pari Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to such Shared Collateral.

(c)    Notwithstanding the equal priority of the Liens securing each Series of Pari Obligations with respect to any Shared Collateral, the Controlling Collateral Agent with respect thereto (acting on the instructions of the Applicable Authorized Representative if it is not the Credit Agreement Collateral Agent) may deal with such Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party in respect of any Shared Collateral will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent, the Applicable Authorized Representative or any Controlling Secured Party or any other exercise by the Controlling Collateral Agent, the Applicable Authorized Representative or a Controlling Secured Party of any rights and remedies relating to such Shared Collateral, or to cause the Controlling Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Pari Secured Party, Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(d)    Each of the Pari Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Pari Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Authorized Representative to enforce this Agreement.

SECTION 2.04.    No Interference; Payment Over.

(a)    Each Pari Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any Pari Obligations of any Series or any Pari Security Document or the validity, attachment, perfection or priority of any Lien under any Pari Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of any Shared Collateral by the Controlling Collateral Agent, (iii) except as provided in Section 2.03, it shall have no right to (A) direct the Controlling Collateral Agent or any other Pari Secured Party to exercise, and shall not exercise, any right, remedy or power with respect to any Shared Collateral (including pursuant to the ABL Intercreditor Agreement or any other intercreditor agreement) or (B) consent to the exercise by the Controlling Collateral Agent or any other Pari Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against the Controlling Collateral Agent or any other Pari Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent, any Applicable Authorized Representative or any other Pari Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent, such Applicable Authorized Representative or other Pari Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) if not the Controlling Collateral Agent, it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Controlling Collateral Agent or any other Pari Secured Party to enforce this Agreement.

(b)    Each Pari Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any Proceeds or payment in respect of any such Shared Collateral, pursuant to any Pari Security Document or by the exercise of any rights available to it under Applicable Law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Pari Obligations, then it shall hold such Shared Collateral, Proceeds or payment in trust for the other Pari Secured Parties and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.05.    Automatic Release of Liens; Amendments to Pari Security Documents.

(a)    If, at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each other Collateral Agent for the benefit of each Series of Pari Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Controlling Collateral Agent on such Shared Collateral are released and discharged; provided that any Proceeds of any Shared Collateral realized therefrom shall be allocated and applied pursuant to Section 2.01.

(b)    Each Collateral Agent and Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Controlling Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.

SECTION 2.06.    Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a)    This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding (including any Bankruptcy Case) by or against Holdings, the Borrower or any of their respective Subsidiaries. The parties hereto acknowledge that the provisions of this Agreement are intended to be and shall be enforceable as contemplated by Section 510(a) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law.

(b)    If the Borrower and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code or any other applicable Bankruptcy Law and shall, as debtor(s)-in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Pari Secured Party (other than any Controlling Secured Party or the Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Collateral Agent (in the case of any Collateral Agent other than the Credit Agreement Collateral Agent, acting on the instructions of the Applicable Authorized Representative) shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Pari Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Pari Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Pari Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Pari Secured Parties (other than any Liens of the Pari Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Pari Secured Parties of each Series are granted Liens on any additional collateral pledged to any Pari Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral (in each case, except to the extent a Lien on additional collateral is granted to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive a Lien on such additional collateral), with the same priority vis-à-vis the Pari Secured Parties as set forth in this Agreement (other than any Liens of the Pari Secured Parties constituting DIP Financing Liens), (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Pari Obligations, such amount is applied pursuant to Section 2.01 (in each case, except to the extent a payment is made to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive such payment), and (D) if any Pari Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 (in each case, except to the extent such adequate protection is granted to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive such adequate protection); provided that the Pari Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Pari Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the Pari Secured Parties receiving adequate protection shall not object to any other Pari Secured Party receiving adequate protection comparable to any adequate protection granted to such Pari Secured Parties (other than as a provider of DIP Financing) in connection with a DIP Financing or use of cash collateral.

SECTION 2.07.    Reinstatement. In the event that any of the Pari Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement or avoidance of a preference under the Bankruptcy Code, or any Bankruptcy Law or other similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Pari Obligations shall again have been paid in full in cash.

SECTION 2.08.    Insurance. As between the Pari Secured Parties, the Controlling Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.09.    Refinancings. The Pari Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any Pari Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative and Collateral Agent of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.10.    Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a)    Possessory Collateral shall be delivered to the Controlling Collateral Agent and the Controlling Collateral Agent agrees to hold all Possessory Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the UCC, to the extent applicable) for the benefit of each other Pari Secured Party for which such Possessory Collateral is Shared Collateral and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Pari Security Documents, in each case, subject to the terms and conditions of this Section 2.10; provided that at any time a Collateral Agent ceases to be Controlling Collateral Agent with respect to any Possessory Collateral, such former Controlling Collateral Agent shall, at the request of the new Controlling Collateral Agent, promptly deliver all such Possessory Collateral to such new Controlling Collateral Agent together with any necessary endorsements (or otherwise allow such new Controlling Collateral Agent to obtain control of such Possessory Collateral). The Borrower shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer except for loss or damage suffered by such Collateral Agent as a result of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction.

(b)    The Controlling Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the UCC, to the extent applicable) for the benefit of each other Pari Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Pari Security Documents, in each case, subject to the terms and conditions of this Section 2.10.

(c)    The duties or responsibilities of each Collateral Agent under this Section 2.10 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the UCC, to the extent applicable) for the benefit of each other Pari Secured Party for purposes of perfecting the Lien held by such Pari Secured Parties thereon.

SECTION 2.11.    Amendments to Security Documents.

(a)    Without the prior written consent of the Credit Agreement Collateral Agent, each Additional Pari Secured Party agrees that no Additional Pari Security Document may be amended, restated, amended and restated, supplemented or otherwise modified or entered into to the extent such amendment, restatement, amendment and restatement, supplement or modification, or the terms of any new Additional Pari Security Document would contravene any of the terms of this Agreement.

(b)    Without the prior written consent of the Additional Pari Collateral Agent, the Credit Agreement Collateral Agent agrees that no Credit Agreement Collateral Document may be amended, restated, amended and restated, supplemented or otherwise modified or entered into to the extent such amendment, restatement, amendment and restatement, supplement or modification, or the terms of any new Credit Agreement Collateral Document would contravene any of the terms of this Agreement.

(c)    In making determinations required by this Section 2.11, each Collateral Agent may conclusively rely on a certificate of an Authorized Officer of the Borrower.

ARTICLE III

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

SECTION 3.01.    Determinations with Respect to Amounts of Liens and Obligations. Whenever a Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Pari Obligations of any Series, or the Shared Collateral subject to any Lien securing the Pari Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative or Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative or a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. Each Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Pari Secured Party or any other Person as a result of such determination.

ARTICLE IV

THE CONTROLLING COLLATERAL AGENT

SECTION 4.01.    Authority.

(a)    Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Controlling Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Controlling Collateral Agent, except that each Controlling Collateral Agent shall be obligated to distribute Proceeds of any Shared Collateral in accordance with Section 2.01 hereof.

(b)    In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the Pari Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Pari Security Documents, as applicable, pursuant to which the Controlling Collateral Agent is the collateral agent for such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the Pari Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent, the Applicable Authorized Representative or any other Pari Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Pari Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Pari Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of

Proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Pari Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other Series of Pari Obligations or any other Pari Secured Party of any other Series arising out of (i) any actions in accordance with this Agreement which any Collateral Agent, Authorized Representative or the Pari Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Pari Obligations from any account debtor, guarantor or any other party) in accordance with the Pari Security Documents or any other agreement related thereto or to the collection of the Pari Obligations or the valuation, use, protection or release of any security for the Pari Obligations, (ii) any election in accordance with this Agreement by any Applicable Authorized Representative or any holders of Pari Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or (iii) subject to Section 2.06, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by the Borrower or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Controlling Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any Pari Obligations pursuant to Section 9-620 of the UCC of any jurisdiction, without the consent of each Authorized Representative representing holders of Pari Obligations for whom such Collateral constitutes Shared Collateral.

SECTION 4.02.    Exculpatory Provisions. The Controlling Collateral Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Controlling Collateral Agent:

(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that the Controlling Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Controlling Collateral Agent to liability or that is contrary to this Agreement or applicable law;

(iii)    shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Controlling Collateral Agent or any of its Affiliates in any capacity;

(iv)    shall not be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct or (2) in reliance on a certificate of an Authorized Officer of the Borrower stating that such action is permitted by the terms of this Agreement and each Secured Credit Document. The Controlling Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Pari Obligations unless and until notice describing such Event of Default and referencing the applicable Secured Credit Document is given to the Controlling Collateral Agent;

(v)    shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other Secured Credit Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Secured Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Pari Security Documents, (5) the value or the sufficiency of any Collateral for any Series of Pari Obligations, or (6) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Controlling Collateral Agent; and

(vi)    need not segregate money held hereunder from other funds except to the extent required by Applicable Law. The Controlling Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.

ARTICLE V

MISCELLANEOUS

SECTION 5.01.    Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(a)    if to the Borrower or any Grantor, to the Borrower, at its address at:

c/o Avaya Inc.

4655 Great America Parkway

Santa Clara, California 95054

Attention: John Sullivan, Vice President and Corporate Treasurer

Tel: 408-496-3211

Email: jpsullivan@avaya.com

with copies to (which shall not constitute notice):

KIRKLAND & ELLIS LLP

601 Lexington Avenue

New York, New York 10022

Attention: Melissa Hutson

Email: melissa.hutson@kirkland.com

Fax: (212) 446-6459

(b)    if to the Credit Agreement Collateral Agent or the Administrative Agent, to it at:

GOLDMAN SACHS BANK USA

200 West Street, 16th Floor

New York, New York 10282

Attention: SBD Operations

Fax: 212-428-9270

Email: gs-sbdagency-borrowernotices@ny.email.gs.com

with a copy (which shall not constitute notice) to:

DAVIS POLK & WARDWELL LLP

450 Lexington Avenue

New York, NY 10017

Attention: Jason Kyrwood

Email: jason.kyrwood@davispolk.com

Fax: 212-450-5425

(c)    if to the Initial Additional Authorized Representative or the Initial Additional Pari Collateral Agent, to it at:

[                ], Attention of [                ] (Email [                ]) (Fax No. [                ]); or

(d)    if to any other Authorized Representative or Collateral Agent, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among each Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

SECTION 5.02.    Waivers; Amendment; Joinder Agreements.

(a)    No failure or delay on the part of any party hereto in exercising any right, remedy, privilege or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, privilege or power, or any abandonment or discontinuance of steps to enforce such a right, remedy, privilege or power, preclude any other or further exercise thereof or the exercise of any other right, remedy, privilege or power. The rights, powers, privileges and remedies of the parties hereto are cumulative and are not exclusive of any rights, powers, privileges or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 5.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)    Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative, each Collateral Agent and the Grantors.

(c)    Notwithstanding the foregoing, without the consent of any Pari Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.12 and upon such execution and delivery, such Authorized Representative and the Additional Pari Secured Parties and Additional Pari Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof.

(d)    Notwithstanding the foregoing, in connection with any Refinancing of Pari Obligations of any Series, or the incurrence of Additional Pari Obligations of any Series, the Collateral Agents and the Authorized Representatives then party hereto shall enter (and are hereby authorized to enter without the consent of any other Pari Secured Party or any Grantor), at the request of any Collateral Agent, any Authorized Representative or the Borrower, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing or such incurrence and are reasonably satisfactory to each such Collateral Agent and each such Authorized Representative, provided that any Collateral Agent or Authorized Representative may condition its execution and delivery of any such amendment or modification on a receipt of a certificate from an Authorized Officer of the Borrower to the effect that such Refinancing or incurrence is permitted by the then existing Secured Credit Documents.

SECTION 5.03.    Parties in Interest. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of and bind each of the Pari Secured Parties. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Pari Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.04.    Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05.    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 5.06.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 5.07.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.08.    Submission to Jurisdiction Waivers; Consent to Service of Process. Each Collateral Agent and each Authorized Representative, on behalf of itself and the Pari Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement to which it is a party to the exclusive general jurisdiction of the courts of the State of New York or the courts of the United States for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof;

(b)    consents that any such action or proceeding may be brought in such courts and waives (to the extent permitted by applicable law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same or to commence or support any such action or proceeding in any other courts;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 5.01;

(d)    agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Holdings or the Borrower or any other Grantor in any other jurisdiction; and

(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09.    WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10.    Headings. Article, Section and Annex headings used herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

SECTION 5.11.    Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the Pari Security Documents or any of the other Secured Credit Documents, the provisions of this Agreement shall control. Notwithstanding the foregoing, so long as any ABL Intercreditor Agreement is outstanding, prior to the Discharge of ABL Obligations (as defined in such ABL Intercreditor Agreement), the relative rights and obligations of the Collateral Agents, the Authorized Representatives and the other Pari Secured Parties with respect to any Shared Collateral (as defined in such ABL Intercreditor Agreement) shall be governed by the terms of such ABL Intercreditor Agreement and in the event of any conflict between such ABL Intercreditor Agreement and this Agreement with respect to the relative rights and obligations of the Collateral Agents, the Authorized Representatives and the other Pari Secured Parties with respect to such Shared Collateral, the provisions of the ABL Intercreditor Agreement shall control.

SECTION 5.12.    Additional Senior Debt. To the extent, but only to the extent, permitted by the provisions of the Credit Agreement and the Additional Pari Documents, the Borrower may incur additional Indebtedness after the date hereof that is permitted by the Credit Agreement and the Additional Pari Documents to be incurred and secured on an equal and ratable basis with the Liens securing the then-extant Pari Obligations (such Indebtedness referred to as “Additional Senior Class Debt”). Any such Additional Senior Class Debt, together with obligations relating thereto, may be secured by such Liens if and subject to the condition that the trustee, administrative agent or similar representative for the holders of such Additional Senior Class Debt (each, an “Additional Senior Class Debt Representative”), and the collateral agent, collateral trustee or similar representative for the holders of such Additional Senior Class Debt (each, an “Additional Senior Class Debt Collateral Agent” and, together with the holders of such Additional Senior Class Debt and the related Additional Senior Class Debt Representative, the “Additional Senior Class Debt Parties”), in each case acting on behalf of the holders of such Additional Senior Class Debt, become a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order, with respect to any Additional Senior Class Debt, for an Additional Senior Class Debt Representative and the related Additional Senior Class Debt Collateral Agent to become a party to this Agreement,

(i)    such Additional Senior Class Debt Representative and Additional Senior Class Debt Collateral Agent, each Collateral Agent, each Authorized Representative and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by such Collateral Agents, such Authorized Representatives and such Additional Senior Class Debt Representative) pursuant to which such Additional Senior Class Debt Representative becomes an “Authorized Representative” hereunder, such Additional Senior Class Debt Collateral Agent becomes a “Collateral Agent” hereunder and such Additional Senior Class Debt and the related Additional Senior Class Debt Parties become “Pari Secured Parties” and subject hereto and bound hereby;

(ii)    the Borrower shall have (x) delivered to each Authorized Representative true and complete copies of each of the Additional Pari Documents relating to such Additional Senior Class Debt, certified as being true and correct by an Authorized Officer of the Borrower and (y) identified in a certificate of an Authorized Officer of the Borrower such Additional Senior Class Debt, stating the initial aggregate principal amount or face amount thereof, and the obligations to be designated as Additional Pari Obligations and certified that such obligations are permitted to be incurred and secured on a pari passu basis with the then-extant Pari Obligations and by the terms of the then-extant Secured Credit Documents;

(iii)    all filings, recordations and/or amendments or supplements to the Pari Security Documents necessary or desirable in the reasonable judgment of such Additional Senior Class Debt Representative to confirm and perfect the Liens securing the relevant obligations relating to such Additional Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordations shall have been taken in the reasonable judgment of such Additional Senior Class Debt Representative), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of such Additional Senior Class Debt Representative); and

(iv)    the Additional Pari Documents, as applicable, relating to such Additional Senior Class Debt shall provide, in a manner reasonably satisfactory to each Collateral Agent, that each Additional Senior Class Debt Party with respect to such Additional Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Senior Class Debt.

SECTION 5.13.    Agent Capacities. Except as expressly provided herein or in the Credit Agreement Collateral Documents, Goldman Sachs Bank USA is acting in the capacities of Administrative Agent and Credit Agreement Collateral Agent solely for the Credit Agreement Secured Parties. Except as expressly provided herein or in the Additional Pari Security Documents, [            ] is acting in the capacity of Initial Additional Pari Collateral Agent solely for the Initial Additional Pari Secured Parties. Except as expressly set forth herein, none of the Administrative Agent, the Credit Agreement Collateral Agent or any Additional Pari Collateral Agent shall have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable Secured Credit Documents. The Administrative Agent and the Credit Agreement Collateral Agent shall have no liability for any actions in any role under this Agreement to anyone other than the Credit Agreement Secured Parties and only then in accordance with the Credit Agreement Collateral Documents.

SECTION 5.14.    Additional Grantors. In the event any Subsidiary or a Grantor shall have granted a Lien on any of its assets to secure any Pari Obligations, such Grantor shall cause such Subsidiary, if not already a party hereto, to become a party hereto as a “Grantor”. Upon the execution and delivery by any Subsidiary of a Grantor of a Grantor Joinder Agreement in substantially the form of Annex III hereof, any such Subsidiary shall become a party hereto and a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other party hereto (except to the extent obtained on or prior to such date). The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GOLDMAN SACHS BANK USA, as Collateral Agent

By:
Name:
Title:

GOLDMAN SACHS BANK USA, as Authorized Representative for the Credit Agreement Secured Parties

By:
Name:
Title:

[ ], as a Collateral Agent and as Initial Additional Authorized Representative

By:
Name:
Title:

IN WITNESS WHEREOF, we have hereunto signed this Pari Intercreditor Agreement as of the date first written above.

AVAYA HOLDINGS, CORP.

By:
Name:
Title:

AVAYA INC.

By:
Name:
Title:

[GRANTORS]

By:
Name:
Title:

ANNEX I

Grantors

Schedule 1

[            ]

ANNEX I-1

ANNEX II

[FORM OF] JOINDER NO. [    ] dated as of [            ], 20[    ] (this “Joinder Agreement”) to the FIRST LIEN PARI INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (the “Pari Intercreditor Agreement”), among AVAYA HOLDINGS, CORP., a Delaware corporation (“Holdings”), AVAYA, INC., a Delaware corporation (the “Borrower”), certain subsidiaries and affiliates of the Borrower (each, a “Grantor”), GOLDMAN SACHS BANK USA, as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties under the Pari Security Documents (in such capacity, the “Credit Agreement Collateral Agent”), GOLDMAN SACHS BANK USA, as Authorized Representative for the Credit Agreement Secured Parties, [            ], as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.1

A.    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Intercreditor Agreement. Section 1.02 contained in the Pari Intercreditor Agreement is incorporated herein, mutatis mutandis, as if a part hereof.

B.    As a condition to the ability of the Borrower to incur Additional Pari Obligations and to secure such Additional Senior Class Debt with the liens and security interests created by the Additional Pari Security Documents, the Additional Senior Class Debt Representative in respect of such Additional Senior Class Debt is required to become an Authorized Representative, the Additional Senior Class Debt Collateral Agent in respect of such Additional Senior Class Debt is required to become a Collateral Agent, and such Additional Senior Class Debt and the Additional Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Pari Intercreditor Agreement. Section 5.12 of the Pari Intercreditor Agreement provides that such Additional Senior Class Debt Representative may become an Authorized Representative, such Additional Senior Class Debt Collateral Agent may become a Collateral Agent, and such Additional Senior Class Debt and such Additional Senior Class Debt Parties may become subject to and bound by the Pari Intercreditor Agreement upon the execution and delivery by the Additional Senior Class Debt Representative and the Additional Senior Class Debt Collateral Agent of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.12 of the Pari Intercreditor Agreement. The undersigned Additional Senior Class Debt Representative (the “New Representative”) and Additional Senior Class Debt Collateral Agent (the “New Collateral Agent”) are executing this Joinder Agreement in accordance with the requirements of the Pari Intercreditor Agreement and the Pari Security Documents.

Accordingly, each Collateral Agent, each Authorized Representative, the New Representative and the New Collateral Agent agree as follows:

SECTION 1.    In accordance with Section 5.12 of the Pari Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, the New Collateral Agent by its signature below becomes a Collateral Agent under, and the related Additional Senior Class Debt and Additional Senior Class Debt Parties become subject to and bound by, the Pari Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Collateral Agent had originally been named therein as a

[1]	In the event of the Refinancing of the Credit Agreement Obligations, revise to reflect joinder by a new Credit Agreement Collateral Agent

ANNEX II-1

Collateral Agent, and each of the New Representative and the new Collateral Agent, on its behalf and on behalf of such Additional Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Pari Intercreditor Agreement applicable to it as Authorized Representative or Collateral Agent, as applicable, and to the Additional Senior Class Debt Parties that it represents as Additional Pari Secured Parties. Each reference to an “Authorized Representative” in the Pari Intercreditor Agreement shall be deemed to include the New Representative. Each reference to a “Collateral Agent” in the Pari Intercreditor Agreement shall be deemed to include the New Collateral Agent. Each reference to “Pari Secured Partners” in the Pari Intercreditor Agreement shall be deemed to include the Additional Senior Class Debt Parties represented by the New Collateral Agent and the New Representative. The Pari Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.    Each of the New Representative and the New Collateral Agent represents and warrants to each Collateral Agent, each Authorized Representative and the other Pari Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [trustee/administrative agent/collateral agent] under [describe new facility], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and, (iii) the Additional Pari Documents relating to such Additional Senior Class Debt provide that, upon its entry into this Joinder Agreement, the Additional Senior Class Debt Parties in respect of such Additional Senior Class Debt will be subject to and bound by the provisions of the Pari Intercreditor Agreement as Additional Pari Secured Parties.

SECTION 3.    This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when each Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signatures of the New Representative and the New Collateral Agent. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 4.    Except as expressly supplemented hereby, the Pari Intercreditor Agreement shall remain in full force and effect.

SECTION 5.    THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.    In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.    All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Intercreditor Agreement. All communications and notices hereunder to the New Representative or the New Collateral Agent shall be given to it at its address set forth below its signature hereto.

ANNEX II-2

SECTION 8.    The Borrower agrees to reimburse each Collateral Agent and each Authorized Representative for its reasonable and documented out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable documented fees, other charges and disbursements of counsel to the extent reimbursable under the Credit Agreement and the Credit Agreement Collateral Documents.

[Remainder of this page intentionally left blank – signature pages follow]

ANNEX II-3

IN WITNESS WHEREOF, the New Representative has duly executed this Joinder Agreement to the Pari Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[ ] and as collateral agent for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

[NAME OF NEW COLLATERAL AGENT], as
[ ] and as collateral agent for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

ANNEX II-4

Acknowledged by:

GOLDMAN SACHS BANK USA as the Credit Agreement Collateral Agent and Authorized Representative

By:
Name:
Title:

[ ], as the Initial Additional Authorized Representative and the Initial Additional Pari Collateral Agent

By:
Name:
Title:

[OTHER AUTHORIZED REPRESENTATIVES] AVAYA HOLDINGS, CORP.

By:
Name:
Title:

AVAYA INC.

By:
Name:
Title:

THE OTHER GRANTORS LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

ANNEX II-5

Schedule I to the

Supplement to the

Pari Intercreditor Agreement

Grantors

[            ]

Schedule I-1

ANNEX III

[FORM OF] GRANTOR JOINDER AGREEMENT NO. [    ] dated as of [                    ] (this “Joinder Agreement”) to the PARI INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (the “Intercreditor Agreement”), among AVAYA HOLDINGS, CORP., a Delaware corporation (“Holdings”), AVAYA INC., a Delaware corporation (the “Borrower”), certain subsidiaries and affiliates of the Borrower (each, a “Grantor”), GOLDMAN SACHS BANK USA as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties under the Pari Security Documents (in such capacity, the “Credit Agreement Collateral Agent”), GOLDMAN SACHS BANK USA as Authorized Representative for the Credit Agreement Secured Parties, [            ], as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.

Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

[            ], a [            ] [corporation] [limited liability company] and a Subsidiary of the Borrower (the “Additional Grantor”), has granted a Lien on all or a portion of its assets to secure Pari Obligations and such Additional Grantor is not a party to the Intercreditor Agreement.

The Additional Grantor wishes to become a party to the Pari Intercreditor Agreement and to acquire and undertake the rights and obligations of a Grantor thereunder. The Additional Grantor is entering into this Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become a Grantor thereunder.

Accordingly, the Additional Grantor agrees as follows, for the benefit of the Collateral Agents, the Authorized Representatives and the Pari Secured Parties:

SECTION 1.01    Accession to the Intercreditor Agreement. The Additional Grantor (a) hereby accedes and becomes a party to the Intercreditor Agreement as a “Grantor”, (b) agrees to all the terms and provisions of the Intercreditor Agreement and (c) acknowledges and agrees that the Additional Grantor shall have the rights and obligations specified under the Intercreditor Agreement with respect to a “Grantor”, and shall be subject to and bound by the provisions of the Intercreditor Agreement.

SECTION 1.02    Representations and Warranties of the Additional Grantor. The Additional Grantor represents and warrants to the Collateral Agents, the Authorized Representatives and the Pari Secured Parties on the date hereof that this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 1.03    Parties in Interest. This Joinder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Pari Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 1.04    Counterparts. This Joinder Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Joinder Agreement shall become effective when the Authorized Representatives shall have received a counterpart of this Joinder Agreement that bears the signature of the Additional Grantor. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Joinder Agreement.

ANNEX III-1

SECTION 1.05    Governing Law. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 1.06    Notices. Any notice or other communications herein required or permitted shall be in writing and given as provided in Section 5.01 of the Intercreditor Agreement.

SECTION 1.07    Expenses. The Grantor agrees to pay promptly the Collateral Agents and each of the Authorized Representatives for its reasonable and documented costs and expenses incurred in connection with this Joinder Agreement, including the reasonable documented fees, expenses and disbursements of counsel for the Collateral Agents and any of the Authorized Representatives to the extent reimbursable under the Credit Agreement and/or the other Secured Credit Documents.

SECTION 1.08    Incorporation by Reference. The provisions of Sections 1.02, 5.04, 5.06, 5.08, 5.09, 5.10, 5.11 and 5.12 of the Intercreditor Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

ANNEX III-2

IN WITNESS WHEREOF, the Additional Grantor has duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

ANNEX III-3

EXHIBIT H

TO THE CREDIT AGREEMENT

FORM OF JUNIOR LIEN INTERCREDITOR AGREEMENT

[See attached]

[FORM OF]

JUNIOR LIEN INTERCREDITOR AGREEMENT

dated as of [    ]

among

[GOLDMAN SACHS BANK USA]1,

as Senior Representative for the

First Lien Credit Agreement Secured Parties,

[    ],

as the Junior Priority Representative for the

Junior Lien Credit Agreement Secured Parties

and

each additional Representative from time to time party hereto,

and acknowledged and agreed to by

AVAYA HOLDINGS CORP.,

as Holdings,

AVAYA INC.,

as Borrower

and

the other Grantors party hereto

[1]	NTD: If different, insert First Lien Collateral Representative on the date of this Agreement.

		Page
	Article I

	Definitions

Section 1.01.	Certain Defined Terms	4
Section 1.02.	Terms Generally	16
Section 1.03.	Interpretation	16

	Article II

	Priorities and Agreements with Respect to Shared Collateral
Section 2.01.	Subordination	16
Section 2.02.	Nature of Senior Lender Claims	17
Section 2.03.	Prohibition on Contesting Liens	17
Section 2.04.	No Other Liens	17
Section 2.05.	Perfection of Liens	18
Section 2.06.	Certain Cash Collateral	18

	Article III

	Enforcement
Section 3.01.	Exercise of Remedies	18
Section 3.02.	Cooperation	20
Section 3.03.	Actions upon Breach	20

	Article IV

	Payments
Section 4.01.	Application of Proceeds	21
Section 4.02.	Payments Over	22
Section 4.03.	Specific Performance	22

	Article V

	Other Agreements
Section 5.01.	Releases	22
Section 5.02.	Insurance and Condemnation Awards	24
Section 5.03.	Amendments to Debt Documents	24
Section 5.04.	Rights as Unsecured Creditors	25
Section 5.05.	Gratuitous Bailee for Perfection	26
Section 5.06.	When Discharge of Senior Obligations Deemed To Not Have Occurred	27
Section 5.07.	Purchase Right	28

	Article VI

	Insolvency or Liquidation Proceedings.
Section 6.01.	Financing Issues	29
Section 6.02.	Relief from the Automatic Stay	30

JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [    ] (the “Effective Date”) (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among GOLDMAN SACHS BANK USA, as Representative for the First Lien Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “First Lien Collateral Representative”), [    ], as Representative for the Junior Lien Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Junior Lien Collateral Representative”) and as Administrative Agent for the Junior Lien Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Junior Lien Administrative Agent”), and each additional Junior Priority Representative and Senior Representative that from time to time becomes a party hereto pursuant to Section 8.09, and acknowledged and agreed to by AVAYA INC., a Delaware corporation (the “Borrower”), AVAYA HOLDINGS CORP., a Delaware corporation, in its capacity as Holdings and the other Grantors (as defined below) from time to time party hereto.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Lien Collateral Representative (for itself and on behalf of the First Lien Credit Agreement Secured Parties), the Junior Lien Collateral Representative (for itself and on behalf of the Junior Lien Credit Agreement Secured Parties), each additional Senior Representative (for itself and on behalf of the Additional Senior Debt Parties under the applicable Additional Senior Debt Facility) and each additional Junior Priority Representative (for itself and on behalf of the Junior Priority Debt Parties under the applicable Junior Priority Debt Facility) agree as follows:

ARTICLE I

Definitions

SECTION 1.01.    Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the First Lien Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“ABL Intercreditor Agreement” shall mean that certain ABL Intercreditor Agreement dated as of December 15, 2017 among Citibank, N.A., in its capacity as ABL Representative thereunder, Goldman Sachs Bank USA, in its capacity as First Lien Term Collateral Representative thereunder, the other Representatives party thereto from time to time as representatives for holders of one or more other classes of ABL Obligations or Term Priority Debt Obligations (as defined therein), Holdings, the Borrower and the Grantors party thereto from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof, and which shall also include any replacement intercreditor agreement entered into in accordance with the terms of the applicable Debt Documents.

“ABL Priority Collateral” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Additional Junior Priority Debt” means any Indebtedness that is issued or guaranteed by the Borrower and/or any other Grantor (other than Indebtedness constituting Junior Lien Credit Agreement Obligations), which Indebtedness and guarantees thereof are secured by the Junior Priority Collateral (or any portion thereof) on a pari passu basis (but without regard to control of remedies, other than as provided by the terms of the applicable Additional Junior Priority Debt Documents) or a junior priority basis with the Junior Lien Credit Agreement Obligations and any other Junior Priority Debt Obligations and which the applicable Additional Junior Priority Debt Documents provide that such

Indebtedness and guarantees are to be secured by such Junior Priority Collateral on a subordinate basis to the Senior Obligations; provided, however, that (i) such Indebtedness is expressly permitted to be incurred, secured and guaranteed on such basis by each then extant Senior Debt Document and Junior Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have (A) become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) become a party to the ABL Intercreditor Agreement and each applicable Junior Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in the applicable Sections thereof providing for the joinder of additional Indebtedness thereto; provided further that, if such Indebtedness will be the initial Additional Junior Priority Debt incurred by the Borrower or any other Grantor, then the Grantors, the then-existing Senior Representatives, the then-existing Junior Priority Representative and the Representative for such Indebtedness shall have executed and delivered each applicable Junior Lien Intercreditor Agreement. Additional Junior Priority Debt shall include any Registered Equivalent Notes and guarantees thereof by the Guarantors issued in exchange therefor.

“Additional Junior Priority Debt Documents” means, with respect to any series, issue or class of Additional Junior Priority Debt, the promissory notes, loan agreements, indentures, the Junior Priority Collateral Documents or other operative agreements evidencing or governing such Indebtedness, in each case, as may be amended, restated, amended and restated, modified, supplemented, replaced, extended, renewed and/or Refinanced from time to time in accordance with the terms of this Agreement.

“Additional Junior Priority Debt Facility” means, with respect to any series, issue or class of Additional Junior Priority Debt, each indenture, loan agreement or other governing agreement with respect to such Additional Junior Priority Debt.

“Additional Junior Priority Debt Obligations” means, with respect to any series, issue or class of Additional Junior Priority Debt, all amounts owing pursuant to the terms of such Additional Junior Priority Debt, including, without limitation, the obligation (including guarantee obligations) to pay principal, interest (including interest, fees, and expenses that accrue after the commencement of an Insolvency or Liquidation Proceeding, regardless of whether such interest is an allowed claim under such Insolvency or Liquidation Proceeding), letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorneys costs, indemnities and other amounts payable by a Grantor under any Additional Junior Priority Debt Document.

“Additional Junior Priority Debt Parties” means, with respect to any series, issue or class of Additional Junior Priority Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Junior Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any other Grantor under any related Additional Junior Priority Debt Documents.

“Additional Senior Debt” means any Indebtedness (or other secured obligations) that is incurred, issued or guaranteed by the Borrower and/or any other Grantor, (other than Indebtedness or obligations constituting First Lien Credit Agreement Obligations) which Indebtedness and guarantees thereof are secured by the Senior Collateral (or a portion thereof) on a pari passu basis or a junior priority basis (but without regard to control of remedies) with the First Lien Credit Agreement Obligations (but in either case on a senior priority basis to the Junior Priority Debt Obligations); provided, however, that (i) such Indebtedness is expressly permitted to be incurred, secured and guaranteed on such basis by each then extant Senior Debt Document and Junior Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have (A) become a party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) become a party to (x) the ABL Intercreditor Agreement and (y) the First Lien Intercreditor Agreement and each applicable Junior Lien Intercreditor Agreement, as applicable, in each case pursuant to, and by satisfying the conditions set forth in the applicable Sections thereof providing for the joinder of additional Indebtedness thereto; provided further that, if such Indebtedness will be the initial Additional Senior Debt incurred by the Borrower, then the Grantors, the then-existing Senior Representatives and the Representative for such Indebtedness shall have executed and delivered the First Lien Intercreditor Agreement and each applicable Junior Lien Intercreditor Agreement, as applicable, in each case. Additional Senior Debt shall include any Registered Equivalent Notes and guarantees thereof by the Guarantors issued in exchange therefor.

“Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the promissory notes, loan agreements, indentures, the Senior Collateral Documents or other operative agreements evidencing or governing such Indebtedness, in each case, as may be amended, restated, amended and restated, modified, supplemented, replaced, extended, renewed and/or Refinanced from time to time in accordance with the terms of this Agreement.

“Additional Senior Debt Facility” means, with respect to any series, issue or class of Additional Senior Debt, each indenture, loan agreement or other governing agreement with respect to such Additional Senior Debt.

“Additional Senior Debt Obligations” means, with respect to any series, issue or class of Additional Senior Debt, all amounts owing pursuant to the terms of such Additional Senior Debt, including, without limitation, the obligation (including guarantee obligations) to pay principal, interest (including interest, fees, and expenses that accrue after the commencement of an Insolvency or Liquidation Proceeding, regardless of whether such interest is an allowed or allowable claim under such Insolvency or Liquidation Proceeding), letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorneys costs, indemnities and other amounts payable by a Grantor under any Additional Senior Debt Document.

“Additional Senior Debt Parties” means, with respect to any series, issue or class of Additional Senior Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any other Grantor under any related Additional Senior Debt Documents.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Laws” shall mean, as to any Person, any law (including common law), statute, regulation, ordinance, rule, order, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Authorized Officer” means “Authorized Officer” as defined in the ABL Credit Agreement.

“Bankruptcy Code” means title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar federal, state or foreign law for the relief of debtors.

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Business Day” means any day other than a Saturday, Sunday and any other day on which banking institutions in New York City are authorized by law or other governmental actions to close.

“Capital Lease” means “Capital Lease” as defined in the ABL Credit Agreement as in effect on the date hereof.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Collateral” means all Property now owned or hereafter acquired by the Borrower or any Guarantor in or upon which a Lien is granted or purported to be granted to any Senior Representative or any Junior Priority Representative under any of the Senior Collateral Documents or the Junior Priority Collateral Documents, as applicable.

“Collateral Documents” means the Senior Collateral Documents and the Junior Priority Collateral Documents.

“Debt Documents” means the Senior Debt Documents and the Junior Priority Debt Documents.

“Debt Facility” means any Senior Facility and any Junior Priority Debt Facility.

“Designated Junior Priority Representative” means (i) the Junior Lien Collateral Representative, so long as the Junior Lien Credit Agreement is the only Junior Priority Debt Facility under this Agreement and (ii) if there is more than one Junior Priority Debt Facility under this Agreement, the agent designated as the controlling agent under the applicable Junior Lien Intercreditor Agreement at such time; provided that if the Representatives for all Junior Priority Debt then outstanding are not a party to such Junior Lien Intercreditor Agreement at such time then the Junior Priority Representative designated from time to time by the Junior Priority Majority Representatives, in a notice to the Designated Senior Representative and the Borrower, as the “Designated Junior Priority Representative” for purposes hereof shall be the Designated Junior Priority Representative; it being understood that as of the date of this Agreement, the Designated Junior Priority Representative shall be the Junior Lien Collateral Representative. When any Designated Junior Priority Representative other than the Junior Lien Collateral Representative becomes the Designated Junior Priority Representative it shall send a written notice thereof to the Designated Senior Representative and the Borrower.

“Designated Senior Representative” means (i) if at any time there is only one Senior Facility with respect to which the Discharge of Senior Obligations has not occurred, the Senior Representative for such Senior Facility and (ii) at any time when clause (i) does not apply, the agent designated as the controlling agent under the First Lien Intercreditor Agreement at such time; it being understood that as of the date of this Agreement, the Designated Senior Representative shall be the First Lien Collateral Representative. When any Designated Senior Representative other than the First Lien Collateral Representative becomes the Designated Senior Representative it shall send a written notice thereof to the Designated Junior Priority Representative and the Borrower.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Shared Collateral and any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Junior Priority Debt Obligations thereunder, as the case may be, are no longer secured by, and are no longer required to be secured by, any such Shared Collateral pursuant to the terms of the documentation governing such Debt Facility. The term “Discharged” shall have a corresponding meaning.

“Discharge of First Lien Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the First Lien Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of First Lien Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such First Lien Credit Agreement Obligations with an Additional Senior Debt Facility secured by such Shared Collateral under one or more Additional Senior Debt Documents which has been designated in writing by the First Lien Collateral Representative (under the First Lien Credit Agreement so Refinanced) to the Designated Senior Representative and each other Representative party hereto as the “First Lien Credit Agreement” and constituting “First Lien Credit Agreement Obligations” for purposes of this Agreement.

“Discharge of Senior Obligations” means, with respect to any Shared Collateral, the date on which the Discharge of First Lien Credit Agreement Obligations and the Discharge of each Additional Senior Debt Facility have occurred.

“Domestic Subsidiary” means each Subsidiary of the Borrower that is organized under the laws of the United States of America, or any state thereof, or the District of Columbia.

“Effective Date” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Event of Default” shall mean an Event of Default as defined in the First Lien Credit Agreement, any other Senior Debt Document relating to any Senior Obligations or the Junior Lien Credit Agreement or any other Junior Priority Debt Document relating to any Junior Priority Debt Obligations, as applicable.

“First Lien Intercreditor Agreement” means one or more intercreditor agreements among, inter alios, the First Lien Credit Agreement Administrative Agent and/or the First Lien Collateral Representative, on the one hand, and one or more representatives for the holders of Additional Senior Debt that are intended to be or are (i) senior to any Junior Priority Debt Obligations with respect to the Junior Priority Collateral, (ii) junior to the ABL Obligations with respect to the ABL Priority Collateral and (iii) senior to the ABL Obligations with respect to the Term Priority Collateral (as defined in the ABL Intercreditor Agreement), in each case, as may be amended, restated, amended and restated, modified, supplemented or replaced from time to time in accordance with the terms of this Agreement.

“First Lien Collateral Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor collateral agent under the First Lien Credit Agreement.

“First Lien Credit Agreement” means that certain Term Loan Credit Agreement, dated as of December 15, 2017, among, inter alios, the Borrower, the lenders and other financial institutions party thereto, Goldman Sachs Bank USA, as collateral agent and as administrative agent, as amended, restated, amended and restated, replaced, extended, renewed, Refinanced, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement; provided that to the extent any

Indebtedness thereunder is expressly provided thereunder to be secured on a junior basis to the Liens securing the First Lien Credit Agreement Obligations in existence on the Effective Date, such Indebtedness (a) shall not constitute First Lien Credit Agreement Obligations and (b) subject to satisfaction of the conditions set forth in Section 8.09 hereof, shall constitute Additional Junior Priority Debt or Additional Senior Debt, as applicable.

“First Lien Credit Agreement Administrative Agent” means Goldman Sachs Bank USA, as administrative agent under the First Lien Credit Agreement and any successor thereto in such capacity.

“First Lien Credit Agreement Credit Documents” means the First Lien Credit Agreement and the other “Credit Documents” as defined in the First Lien Credit Agreement, in each case, as may be amended, restated, amended and restated, modified, supplemented, replaced, extended, renewed and/or Refinanced from time to time in accordance with the terms of this Agreement.

“First Lien Credit Agreement Obligations” means the “Obligations” as defined in the First Lien Credit Agreement, unless such “Obligations” are expressly provided under the First Lien Credit Agreement not to be secured on a pari passu basis with the First Lien Credit Agreement Obligations in existence on the Effective Date or unsecured.

“First Lien Credit Agreement Secured Parties” means the “Secured Parties” as defined in the First Lien Credit Agreement, other than any Secured Parties whose obligations are not secured on a pari passu basis with the First Lien Credit Agreement Obligations in existence on the Effective Date or unsecured.

“First Lien Security Agreement” means the “Security Agreement” as defined in the First Lien Credit Agreement, as may be amended, restated, amended and restated, modified, supplemented or replaced from time to time in accordance with the terms of this Agreement.

“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Grantors” means the Borrower, Holdings and each of the other Guarantors, which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations. The Grantors existing on the date hereof are listed on the signature pages hereto as Grantors.

“Guarantors” means, collectively (a) Holdings, (b) each Domestic Subsidiary of the Borrower that provides a guarantee of any Secured Obligations pursuant to a Senior Debt Document or a Junior Priority Debt Document, as applicable and (c) the Borrower (other than with respect to its own obligations under the Senior Debt Documents and the Junior Priority Debt Documents).

“Holdings” means, initially, Avaya Holdings Corp., a Delaware corporation, and thereafter, any entity designated as “Holdings” pursuant to the terms of the First Lien Term Credit Agreement and the ABL Credit Agreement.

“Insolvency or Liquidation Proceeding” means:

(1)     any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)    any liquidation, dissolution, reorganization, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)    any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means “Intellectual Property” as defined in the First Lien Security Agreement as in effect on the Effective Date.

“Joinder Agreement” means a supplement to this Agreement in substantially the form of Annex II or Annex III hereof.

[“Junior Lien Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor Administrative Agent under the Junior Lien Credit Agreement.] 2

[“Junior Lien Collateral Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor collateral agent under the Junior Lien Credit Agreement Credit Documents.]

[“Junior Lien Credit Agreement” means that certain [    ], as amended, restated, amended and restated, replaced, extended, renewed, Refinanced, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.]

[“Junior Lien Credit Agreement Credit Documents” means the Junior Lien Credit Agreement and the other “[Credit Documents]” as defined in the Junior Lien Credit Agreement, in each case, as may be amended, restated, amended and restated, modified, supplemented, replaced, extended, renewed and/or Refinanced from time to time in accordance with the terms of this Agreement.]

[“Junior Lien Credit Agreement Obligations” means the “[Obligations]” as defined in the Junior Lien Credit Agreement.]

[“Junior Lien Credit Agreement Secured Parties” means the “[Secured Parties]” as defined in the Junior Lien Credit Agreement.]

“Junior Lien Intercreditor Agreement” means any intercreditor agreement among the Junior Lien Administrative Agent and/or the Junior Lien Collateral Representative and any other Person party thereto from time to time (including, without limitation, any Grantor), that defines the relative rights and priorities of the Junior Priority Debt Parties with respect to the Shared Collateral, in each case, as the same may be amended, restated, amended and restated, modified, supplemented or replaced from time to time in accordance with the terms of this Agreement.

[2]	NTD: References to the Junior Lien Credit Agreement herein and related defined terms to be adjusted as necessary if the initial Junior Priority Debt is not in the form of a credit agreement.

[“Junior Lien Security Agreement” means the “[Security Agreement]” as defined in the Junior Lien Credit Agreement, as may be amended, restated, amended and restated, modified, supplemented or replaced from time to time in accordance with the terms of this Agreement.]

“Junior Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Junior Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Junior Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Junior Priority Collateral” means any “Collateral” (or similar term) as defined in any Junior Lien Credit Agreement Credit Document or any other Junior Priority Debt Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Junior Priority Collateral Document as security for any Junior Priority Debt Obligation.

“Junior Priority Collateral Documents” means the Junior Lien Security Agreement and the other “[Security Documents]” as defined in the Junior Lien Credit Agreement, each applicable Junior Lien Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Borrower or any other Grantor for purposes of providing collateral security for any Junior Priority Debt Obligation, in each case, as may be amended, restated, amended and restated, modified, supplemented or replaced from time to time in accordance with the terms of this Agreement.

“Junior Priority Debt Documents” means the Junior Lien Credit Agreement Credit Documents and any Additional Junior Priority Debt Documents, in each case, as may be amended, restated, amended and restated, modified, supplemented or replaced from time to time in accordance with the terms of this Agreement.

“Junior Priority Debt Facilities” means the Junior Lien Credit Agreement and any Additional Junior Priority Debt Facilities.

“Junior Priority Debt Obligations” means the Junior Lien Credit Agreement Obligations and any Additional Junior Priority Debt Obligations.

“Junior Priority Debt Parties” means the Junior Lien Credit Agreement Secured Parties and any Additional Junior Priority Debt Parties.

“Junior Priority Enforcement Date” means, with respect to any Junior Priority Representative, the date which is 180 days after the occurrence of the later of (i) an Event of Default (under and as defined in the Junior Priority Debt Documents for which such Junior Priority Representative has been named as Representative) and (ii) the Designated Senior Representative’s receipt of written notice from such Junior Priority Representative that (x) such Junior Priority Representative is the Designated Junior Priority Representative and that an Event of Default (under and as defined in the Junior Priority Debt Documents for which such Junior Priority Representative has been named as Representative) has occurred and is continuing and (y) the Junior Priority Debt Obligations of the series with respect to which such Junior Priority Representative is the Junior Priority Representative are currently due and payable in full (whether as a result of the acceleration thereof or otherwise) in accordance with the terms of the applicable Junior Priority Debt Documents; provided that the Junior Priority Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral if (1) at any time the Designated Senior Representative has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding; provided, further, that, if the Designated Senior Representative is stayed or otherwise precluded by law, regulation, or order from commencing or pursuing an enforcement action against such Shared Collateral, then such 180-day period shall not commence until the Designated Senior Representative is no longer stayed or otherwise precluded from commencing or pursuing an enforcement action against such Shared Collateral.

“Junior Priority Lien” means the Liens on the Junior Priority Collateral in favor of Junior Priority Debt Parties under Junior Priority Collateral Documents.

“Junior Priority Majority Representatives” means Junior Priority Representatives representing at least a majority of the then outstanding aggregate principal amount of Junior Priority Debt Obligations that agree to vote together.

“Junior Priority Representative” means (i) in the case of the Junior Lien Credit Agreement Obligations, the Junior Lien Collateral Representative and (ii) in the case of any Additional Junior Priority Debt Facility and the Additional Junior Priority Debt Parties thereunder, the Junior Priority Class Debt Representative in respect of such Additional Junior Priority Debt Facility hereunder or in the applicable Joinder Agreement.

“Lien” means any mortgage, pledge, security interest, hypothecation, collateral assignment, lien (statutory or other) or similar encumbrance (including any conditional sale or other title retention agreement or any Capital Lease).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Officer’s Certificate” has the meaning assigned to such term in Section 8.09.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“Plan of Reorganization” means plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged or Controlled Collateral” has the meaning assigned to such term inSection 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in an Insolvency or Liquidation Proceeding and any amounts received by any Senior Representative or any Senior Secured Party from a Junior Priority Debt Party in respect of Shared Collateral pursuant to this Agreement and all other Proceeds (as defined in the New York UCC) of Shared Collateral.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Event” has the meaning assigned to such term in Section 5.07.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including, in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Replacement Senior Obligation” has the meaning assigned to such term in Section 8.10.

“Representatives” means the Senior Representatives and the Junior Priority Representatives.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a)    the taking by any Secured Party of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code or other Applicable Law;

(b)    the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien under any of the Collateral Documents, under Applicable Law, in an Insolvency or Liquidation Proceeding or otherwise, including the election to retain any of the Shared Collateral in satisfaction of a Lien;

(c)    the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Shared Collateral or the Proceeds thereof;

(d)    the appointment on the application of a Secured Party, of a receiver, receiver and manager or interim receiver of all or part of the Shared Collateral;

(e)    the sale, lease, license, or other disposition of all or any portion of the Shared Collateral by private or public sale conducted by a Secured Party or any other means at the direction of a Secured Party permissible under Applicable Law;

(f)    the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code or under provisions of similar effect under other Applicable Law; and

(g)    the exercise by a Secured Party of any voting rights relating to any Stock or Stock Equivalent included in the Shared Collateral.

For the avoidance of doubt, none of the following shall be deemed to constitute an exercise of Secured Creditor Remedies: (i) the filing of a proof of claim in any Insolvency or Liquidation Proceeding or seeking adequate protection by any Secured Party or (ii) the reduction of advance rates or sub-limits pursuant to the Debt Documents.

“Secured Obligations” means the Senior Obligations and the Junior Priority Debt Obligations.

“Secured Parties” means the Senior Secured Parties and the Junior Priority Debt Parties.

“Senior Class Debt” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Senior Collateral” means any “Collateral” (or similar term) as defined in any First Lien Credit Agreement Credit Document or any other Senior Debt Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligations.

“Senior Collateral Documents” means the First Lien Security Agreement and the other “Security Documents” as defined in the First Lien Credit Agreement, the First Lien Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Borrower or any other Grantor for purposes of providing collateral security for any Senior Obligation, in each case, as may be amended, restated, amended and restated, modified, supplemented or replaced from time to time in accordance with the terms of this Agreement.

“Senior Debt Documents” means the First Lien Credit Agreement Credit Documents and any Additional Senior Debt Documents, in each case, as may be amended, restated, modified, supplemented, replaced, extended, renewed and/or Refinanced from time to time in accordance with the terms of this Agreement.

“Senior Facilities” means the First Lien Credit Agreement and any Additional Senior Debt Facilities.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the First Lien Credit Agreement Obligations and any Additional Senior Debt Obligations[; provided that the aggregate principal or face amount of debt constituting Senior Obligations (excluding any Senior Obligations under Secured Cash Management Agreements and/or Secured Hedging Agreements) shall not exceed the amount of such debt permitted to be incurred in accordance with the terms of the Junior Priority Debt Documents in effect on the date hereof or on such later date to the extent such amount has been increased]3.

[3]	NTD: In no event shall this amount be less than the maximum amount of First Lien Credit Agreement Obligations and Additional Senior Debt Obligations outstanding and permitted to be incurred as of the date of this Agreement.

“Senior Representative” means (i) in the case of any First Lien Credit Agreement Obligations and the First Lien Credit Agreement Secured Parties, the First Lien Collateral Representative and (ii) in the case of any Additional Senior Debt Facility and the Senior Debt Parties thereunder, the Additional Senior Class Debt Representative in respect of such Additional Senior Debt Facility hereunder or in the applicable Joinder Agreement.

“Senior Secured Parties” means the First Lien Credit Agreement Secured Parties and any Additional Senior Debt Parties.

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Facility and the holders of Junior Priority Debt Obligations under at least one Junior Priority Debt Facility (or, in each case, their Representatives) hold a security interest at such time (or, in the case of the Senior Facilities, are deemed pursuant to Article II to hold a security interest). If, at any time, any portion of the Senior Collateral under one or more Senior Facilities does not constitute Junior Priority Collateral under one or more Junior Priority Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Junior Priority Debt Facilities for which it constitutes Junior Priority Collateral and shall not constitute Shared Collateral for any Junior Priority Debt Facility which does not have a security interest in such Collateral at such time.

“Stock” means shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalent” means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable; provided that any instrument evidencing Indebtedness convertible or exchangeable for Stock Equivalents shall not be deemed to be Stock Equivalents unless and until such instrument is so converted or exchanged.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any limited liability company, partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% voting equity interest at the time or is a controlling general partner. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

SECTION 1.02.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neutral forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the Subsidiaries of such Person unless express reference is made to such Subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”

SECTION 1.03.    Interpretation. The rules of interpretation specified in the First Lien Credit Agreement (including, without limitation, Sections 1.2 through 1.8 thereof) shall be applicable to this Agreement.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01.    Subordination.

Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Junior Priority Representative or any other Junior Priority Debt Party on the Shared Collateral or of any Liens granted to any Senior Representative or any other Senior Secured Party on any Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC of any applicable jurisdiction, any Applicable Law, any Junior Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing any Senior Obligations now or hereafter held by or on behalf of any Senior Representative or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to all Liens on the Shared Collateral securing any Junior Priority Debt Obligations and (b) any Lien on the Shared Collateral securing any Junior Priority Debt Obligations now or hereafter held by or on behalf of any Junior Priority Representative, any other Junior Priority Debt Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Senior Obligations. All Liens on the Shared Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Junior Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Obligations are junior and/or subordinated to any Lien securing any other obligation of the Borrower, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

SECTION 2.02.    Nature of Senior Lender Claims. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations may be revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, restated, amended and restated, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced in whole or in part from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by any Junior Priority Representative or Junior Priority Debt Party and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, restatement, amendment and restatement, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Junior Priority Debt Obligations, or any portion thereof. As between the Borrower and the other Grantors and the Junior Priority Debt Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Borrower and the Grantors contained in any Junior Priority Debt Document with respect to the incurrence of additional Senior Obligations.

SECTION 2.03.    Prohibition on Contesting Liens. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest, or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of any Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Senior Collateral. Each Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Facility, agrees that it shall not (and hereby waives any right to) contest, or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Junior Priority Debt Obligations held (or purported to be held) by or on behalf of any of any Junior Priority Representative or any of the Junior Priority Debt Parties or other agent or trustee therefor in any Junior Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

SECTION 2.04.    No Other Liens. The parties hereto (including the Borrower, on behalf of the Grantors) agree that it is their intention that the Collateral securing the Senior Obligations and the Junior Priority Debt Obligations be identical, except to the extent otherwise expressly set forth herein or to the extent the applicable Debt Document and each other then extant Debt Document does not require the applicable Debt Facility thereunder to be secured by such Collateral. The parties hereto further agree that, so long as the Discharge of Senior Obligations has not occurred, (a) none of the Grantors shall, or shall permit any of its Subsidiaries to, grant or permit any Lien on any asset to secure any Junior Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the Senior Obligations, and (b) if any Junior Priority Representative or any Junior Priority Debt Party shall hold any Lien on any assets or property of any Grantor securing any Junior Priority Debt Obligations that are not also subject to the Liens securing all Senior Obligations under the Senior Collateral Documents, such Junior Priority Representative or Junior Priority Debt Party (i) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to each Senior Representative as security for the Senior Obligations, shall assign such Lien to the Designated Senior Representative as security for all Senior Obligations for the benefit of the Senior Secured Parties (but may retain a junior Lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar

Lien to each Senior Representative, shall be deemed to hold and have held such Lien for the benefit of each Senior Representative and the other Senior Secured Parties as security for the Senior Obligations. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to any Senior Representative or any other Senior Secured Party, each Junior Priority Representative agrees, for itself and on behalf of the other Junior Priority Debt Parties, that any amounts received by or distributed to any Junior Priority Debt Party pursuant to or as a result of any Lien granted in contravention of this Section 2.04 shall be subject to Sections 4.01 and 4.02.

SECTION 2.05.    Perfection of Liens. Except for the limited agreements of the Senior Representatives pursuant to Section 5.05 hereof, none of the Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Junior Priority Representatives or the Junior Priority Debt Parties. The provisions of this Agreement are intended to govern the respective Lien priorities as between the Senior Secured Parties and the Junior Priority Debt Parties and shall not impose on the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives, the Junior Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any Applicable Law.

SECTION 2.06.    Certain Cash Collateral. Notwithstanding anything in this Agreement or any Senior Debt Document or Junior Priority Debt Document to the contrary, (i) funds deposited for the satisfaction, discharge, redemption or defeasance of any Secured Obligations in accordance with the terms of the applicable Senior Debt Documents or Junior Priority Debt Document, (ii) cash collateral deposited with (or pledged to) any Senior Representative, Junior Priority Representative or Secured Party in accordance with the terms of the applicable Senior Debt Documents or Junior Priority Debt Document and (iii) cash collateral deposited with any Senior Representative, Junior Priority Representative or Secured Party in respect of any Senior Obligations arising under any Secured Hedging Agreement or any Secured Cash Management Agreement which are secured under the applicable Senior Debt Documents shall, in each case, be applied as specified in the applicable Senior Debt Documents or Junior Priority Debt Document, as applicable, and will not constitute Shared Collateral.

ARTICLE III

Enforcement

SECTION 3.01.    Exercise of Remedies.

(a)    With respect to any Senior Collateral, so long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, (i) neither any Junior Priority Representative nor any Junior Priority Debt Party will (x) exercise any Secured Creditor Remedies with respect to any such Senior Collateral in respect of any Junior Priority Debt Obligations secured by such Senior Collateral, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to (A) any foreclosure proceeding or action brought with respect to such Senior Collateral or any other Senior Collateral by any Senior Representative or any Senior Secured Party in respect of the Senior Obligations, (B) the exercise of any right by any Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Senior Representative or any Senior Secured

Party either is a party or may have rights as a third party beneficiary, or (C) any other exercise by any such party of any rights and remedies relating to such Senior Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to such Senior Collateral in respect of Senior Obligations and (ii) the Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to such Senior Collateral without any consultation with or the consent of any Junior Priority Representative or any other Junior Priority Debt Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, any Junior Priority Representative may file a claim, proof of claim, or statement of interest with respect to the Junior Priority Debt Obligations under its Junior Priority Debt Facility, (B) any Junior Priority Representative may take any action (so long as such action is not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Representatives or the other Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Junior Priority Representative and the Junior Priority Debt Parties may exercise their rights and remedies as unsecured creditors, to the extent provided in Section 5.04, (D) the Junior Priority Debt Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Junior Priority Debt Parties or the avoidance of any Junior Priority Lien to the extent not inconsistent with the terms of this Agreement, (E) the Junior Priority Debt Parties may vote with respect to any Plan of Reorganization in a manner that is consistent with and otherwise in accordance with this Agreement, and (F) from and after the Junior Priority Enforcement Date (and subject to the occurrence thereof), the Designated Junior Priority Representative may exercise Secured Creditor Remedies with respect to any Senior Collateral in respect of any Junior Priority Debt Obligations) (in each case of (A) through (F) above, solely to the extent such action is not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement). In exercising rights and remedies with respect to the Senior Collateral, the Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Senior Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)    With respect to any Senior Collateral, so long as the Discharge of Senior Obligations has not occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a) and in Article VI, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will not, in the context of its role as a secured creditor, take or receive any Senior Collateral or any Proceeds of Senior Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Senior Collateral in respect of Junior Priority Debt Obligations. Without limiting the generality of the foregoing, with respect to any Senior Collateral unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a) and in Article VI, the sole right of the Junior Priority Representatives and the Junior Priority Debt Parties with respect to the Senior Collateral is to hold a Lien on the Senior Collateral in respect of Junior Priority Debt Obligations pursuant to the Junior Priority Debt Documents for the period set forth, and to the extent granted, therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c)    Subject to the proviso in clause (ii) of Section 3.01(a), (i) each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that neither such Junior Priority Representative nor any such Junior Priority Debt Party will take any action that would hinder any exercise of remedies undertaken by any Senior Representative or any Senior Secured Party with respect to the Senior Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Senior Collateral, whether by foreclosure or otherwise, and (ii) each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby waives any and all rights it or any such Junior Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Representative or any other Senior Secured Party is adverse to the interests of the Junior Priority Debt Parties.

(d)    Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e)    Subject to Section 3.01(a), with respect to any Senior Collateral, the Designated Senior Representative shall have the exclusive right to exercise any right or remedy with respect to such Senior Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations with respect to any Senior Collateral, the Designated Junior Priority Representative shall have the exclusive right to exercise any right or remedy with respect to such Senior Collateral, and the Designated Junior Priority Representative shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Junior Priority Debt Parties with respect to such Senior Collateral, or of exercising or directing the exercise of any trust or power conferred on the Junior Priority Representatives, or for the taking of any other action authorized by the Junior Priority Collateral Documents; provided, however, that nothing in this Section 3.01(e) shall impair the right of any Junior Priority Representative or other agent or trustee acting on behalf of the Junior Priority Debt Parties to take such actions with respect to the Senior Collateral after the Discharge of Senior Obligations in respect of such Senior Collateral as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Junior Priority Debt Parties or the Junior Priority Debt Obligations (including the First Lien Intercreditor Agreement and each applicable Junior Lien Intercreditor Agreement).

SECTION 3.02.    Cooperation. Subject to the proviso in clause (ii) of Section 3.01(a), each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Representatives upon the request of the Designated Senior Representative) in commencing, any enforcement, collection, execution, levy, foreclosure or other action or proceeding with respect to any Lien held by it in the Senior Collateral under any of the Junior Priority Debt Documents or otherwise in respect of the Junior Priority Debt Obligations.

SECTION 3.03.    Actions upon Breach. Should any Junior Priority Representative or any Junior Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Senior Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any

Senior Representative or other Senior Secured Party or the Borrower or any other Grantor may obtain relief against such Junior Priority Representative or such Junior Priority Debt Party by injunction, specific performance or other appropriate equitable relief. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Junior Priority Representatives or any Junior Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Borrower, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Representative or any other Senior Secured Party.

ARTICLE IV

Payments

SECTION 4.01.    Application of Proceeds.

(a)    After an Event of Default under any Senior Debt Document has occurred and until such Event of Default is cured or waived, so long as the Discharge of Senior Obligations has not occurred and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, the Senior Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Senior Collateral or upon the exercise of any other remedies shall be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the relevant Senior Debt Documents (including the First Lien Intercreditor Agreement) until the Discharge of Senior Obligations has occurred. Following the Discharge of Senior Obligations, each applicable Senior Representative shall deliver promptly to the Designated Junior Priority Representative any Senior Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Junior Priority Representative to the Junior Priority Debt Obligations in such order as specified in the relevant Junior Priority Debt Documents (including the First Lien Intercreditor Agreement and each applicable Junior Lien Intercreditor Agreement).

(b)    In exercising remedies, whether as a secured creditor or otherwise, no Senior Representative shall have any obligation or liability to the Designated Junior Priority Representative or to any other Junior Priority Debt Party, and no Junior Priority Representative shall have any obligation or liability to any Senior Representative or to any other Senior Secured Party, in each case regarding the adequacy of any Proceeds or for any action or omission, except solely for an action or omission that breaches the express obligations undertaken by such Person under the terms of this Agreement. Notwithstanding anything to the contrary herein contained, none of the parties hereto waives any claim that it may have against a Secured Party on the grounds that any sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the Uniform Commercial Code.

(c)    Following the Discharge of Senior Obligations, the Designated Senior Representative shall deliver to the Designated Junior Priority Representative or shall execute such documents as the Designated Junior Priority Representative may reasonably request (at the expense of the Borrower) to enable the Designated Junior Priority Representative to have control over any Pledged or Controlled Collateral still in the Designated Senior Representative’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

SECTION 4.02.    Payments Over. Unless and until the Discharge of Senior Obligations has occurred and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, any Senior Collateral or Proceeds thereof received by any Junior Priority Representative or any Junior Priority Debt Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral, whether or not in contravention of this Agreement or otherwise, shall be segregated and held in trust for the benefit of, and forthwith paid over to, the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Junior Priority Representatives or any such Junior Priority Debt Party. This authorization is coupled with an interest and is irrevocable.

SECTION 4.03.    Specific Performance. Each of the First Lien Collateral Representative, the Junior Lien Collateral Representative and each other Representative that becomes a party to this Agreement is hereby authorized to demand specific performance of this Agreement, whether or not the Borrower or any Guarantor shall have complied with any of the provisions of any of the Debt Documents, at any time when any other party hereto shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the Senior Representatives, for and on behalf of itself and the applicable Senior Secured Parties, and each Junior Priority Representative, for and on behalf of itself and the applicable Junior Priority Debt Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE V

Other Agreements

SECTION 5.01.    Releases.

(a)    Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the Stock and Stock Equivalent of any Subsidiary of the Borrower) (i) in connection with the exercise of Secured Creditor Remedies by the Designated Senior Representative in respect of such Shared Collateral following and during the continuation of an Event of Default under the Senior Debt Documents or (ii) if not in connection with the exercise of Secured Creditor Remedies by the Designated Senior Representative in respect of such Shared Collateral, so long as such sale, transfer or other disposition is (x) permitted by the terms of the Junior Priority Debt Documents or (y) made with the consent of the Designated Senior Representative at a time when an Event of Default (as defined in the applicable Senior Debt Document) is continuing, the Liens granted to the Junior Priority Representatives and the Junior Priority Debt Parties upon such Shared Collateral to secure Junior Priority Debt Obligations shall (whether or not any Insolvency or Liquidation Proceeding is pending at such time) terminate and be released, immediately and automatically and without any further action by any Person, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Junior Priority Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Junior Priority Debt Parties and the Junior Priority Representatives) and any necessary or proper instruments of termination or release prepared by the Borrower or any other Grantor, such Junior Priority Representative will promptly execute, deliver or acknowledge, at the Borrower’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Junior Priority Representative, for itself and on behalf of the Junior Priority Debt Parties under its Junior Priority Debt Facility, to release the Liens on the Junior Priority Collateral as set forth in the relevant Junior Priority Debt Documents.

(b)    Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby irrevocably constitutes and appoints the Designated Senior Representative and any officer or agent of the Designated Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Priority Representative or such Junior Priority Debt Party or in the Designated Senior Representative’s own name, from time to time in the Designated Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute and/or authorize any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, notations of liens, endorsements or other instruments of transfer or release. The Designated Senior Representative hereby agrees to take action reasonably requested by the Grantors to carry out the terms of this Section 5.01(b) or to accomplish the purposes of Section 5.01(a).

(c)    With respect to any Senior Collateral, unless and until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby consents to the application, whether prior to or after an Event of Default under any Senior Debt Document, of proceeds of such Senior Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents, provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Junior Priority Representatives or the Junior Priority Debt Parties to receive proceeds in connection with the Junior Priority Debt Obligations not otherwise in contravention of this Agreement.

(d)    Notwithstanding anything to the contrary in any Junior Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Junior Priority Collateral Document each require any Grantor (i) to make any payments in respect of any item of Shared Collateral to, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to make notations of lien or register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under Applicable Law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both any Senior Representative and any Junior Priority Representative or Junior Priority Debt Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Junior Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative; provided that, notwithstanding anything to the contrary, any action or compliance with respect to the foregoing by any Grantor shall not cause a default or Event of Default to exist under any Senior Debt Document or any Junior Priority Debt Document.

SECTION 5.02.    Insurance and Condemnation Awards. Proceeds of Shared Collateral include insurance proceeds and, therefore, the Lien priorities set forth herein shall govern the ultimate disposition of casualty insurance proceeds. Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, as against the Junior Priority Representatives and the Junior Priority Debt Parties, subject to the rights of the Grantors under the Senior Debt Documents, (a) to be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to the Shared Collateral, (b) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss, theft or destruction thereunder and (c) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Subject to the rights of the Grantors under the applicable Senior Debt Documents, unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of any Senior Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of such Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Junior Priority Representative for the benefit of the Junior Priority Debt Parties pursuant to the terms of the applicable Junior Priority Debt Documents and (iii) third, if no Junior Priority Debt Obligations are outstanding (other than unasserted contingent indemnification obligations and expense reimbursement obligations), to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Junior Priority Representative or any Junior Priority Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award prior to the Discharge of Senior Obligations, it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02 to be applied in accordance with the immediately preceding sentence.

SECTION 5.03.    Amendments to Debt Documents.

(a)    The Senior Debt Documents may be amended, restated, amended and restated, supplemented, extended, renewed, replaced, restructured, and/or otherwise modified in accordance with their terms, and the Indebtedness under the Senior Debt Documents may be Refinanced or replaced, in whole or in part, in each case, without the consent of any Junior Priority Debt Party, all without affecting the Lien priorities provided for herein and the other provisions hereof; provided, however, that, without the consent of the Designated Junior Priority Representative, no such amendment, restatement, amendment and restatement, supplement, extension, renewal, replacement, restructuring or other modification or Refinancing (or successive amendments, restatements, amendment and restatements, supplements, extensions, renewals, replacements, restructurings or other modifications or Refinancings) shall contravene the provisions of this Agreement.

(b)    Without the prior written consent of the Designated Senior Representative, no Junior Priority Debt Document may be amended, restated, amended and restated, supplemented, extended, renewed, replaced, restructured, or otherwise modified, or entered into, and no Indebtedness under the Junior Priority Debt Documents may be Refinanced, to the extent such amendment, restatement, supplement or modification or Refinancing, or the terms of such new Junior Priority Debt Document, would (i) contravene the provisions of this Agreement, (ii) unless expressly permitted by the terms of each then extant Senior Debt Document, change to earlier dates any scheduled (other than mandatory prepayments) dates for payment of principal (including the final maturity date) on Indebtedness under such Junior Priority Debt Document that would cause any additional scheduled payments (other than mandatory prepayments) of principal Indebtedness to be paid, in each case, only to the extent such payment is scheduled to be paid prior to the final maturity date of any applicable Senior Obligation (except in connection with a refinancing or replacement permitted by Section 8.10 and the Senior Debt Documents), or (iii) reduce the capacity to incur Indebtedness for borrowed money constituting Senior Obligations to an amount less than the maximum aggregate principal amount of Indebtedness, in each case, permitted to be incurred pursuant to the Senior Debt Documents on the day of any such amendment, restatement, supplement, modification or Refinancing (other than reductions in connection with any costs, expenses or fees incurred in connection therewith).

(c)    Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that each Junior Priority Collateral Document under its Junior Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Junior Priority Representative] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Junior Lien Intercreditor Agreement referred to below), including liens and security interests granted to Goldman Sachs Bank USA, in connection with the First Lien Credit Agreement, dated as of December 15, 2017, among Holdings, the Borrower, the lenders from time to time party thereto, Goldman Sachs Bank USA, as administrative agent and collateral agent and the other parties thereto, as amended, restated, amended and restated, replaced, extended, renewed, refinanced, supplemented or otherwise modified from time to time and (ii) the exercise of any right or remedy by the [Junior Priority Representative] hereunder is subject to the limitations and provisions of the Junior Lien Intercreditor Agreement dated as of [    ] (as amended, restated, supplemented or otherwise modified from time to time, the “Junior Lien Intercreditor Agreement”), among Goldman Sachs Bank USA, as First Lien Collateral Representative, [    ], as Junior Lien Collateral Representative, Holdings, the Borrower and the Subsidiaries of Holdings from time to time party thereto and affiliated entities party thereto. In the event of any conflict between the terms of the Junior Lien Intercreditor Agreement and the terms of this Agreement, the terms of the Junior Lien Intercreditor Agreement shall govern and control.”

(d)    In the event that each applicable Senior Representative and/or the Senior Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Representatives, the Senior Secured Parties, the Borrower or any other Grantor thereunder (including the release of any Liens in Senior Collateral) in a manner that is applicable to all Senior Facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Junior Priority Collateral Document without the consent of any Junior Priority Representative or any Junior Priority Debt Party and without any action by any Junior Priority Representative, the Borrower or any other Grantor; provided, however, that (i) no such amendment, waiver or consent shall (A) remove assets subject to the Junior Priority Liens or release any such Liens, except to the extent that such release is permitted or required by Section 5.01(a) and provided that there is a concurrent release of the corresponding Senior Liens or (B) amend, modify or otherwise affect the rights or duties of any Junior Priority Representative in its role as Junior Priority Representative without its prior written consent and (ii) written notice of such amendment, waiver or consent shall have been given to each Junior Priority Representative by the Borrower within 10 Business Days after the effectiveness of such amendment, waiver or consent; provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

SECTION 5.04.    Rights as Unsecured Creditors. Except as otherwise expressly provided for herein, the Junior Priority Representatives and the Junior Priority Debt Parties may exercise rights and remedies as unsecured creditors against the Borrower and any other Grantor in accordance with the terms of the Junior Priority Debt Documents and Applicable Law so long as such rights and remedies do not violate any express provision of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Junior Priority Representative or any Junior Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Junior Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Junior Priority Representative or any Junior Priority Debt Party of rights or remedies as a secured creditor in respect of Shared Collateral in contravention of this Agreement, or of any other action in contravention of this Agreement. In the event that any Junior Priority Representative or any Junior Priority Debt Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Junior Priority Debt Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations and any DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Junior Priority Debt Obligations are so subordinated and junior to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

SECTION 5.05.    Gratuitous Bailee for Perfection.

(a)    Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral or if it shall be the registered owner, assignee or lienholder (or other similar designation) on any certificate of title or other notation of liens, the applicable Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Junior Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Junior Priority Collateral Documents or granting rights or access to any Shared Collateral subject to such landlord waiver or bailee’s letter or any similar agreement or arrangement and subject to the terms and conditions of this Section 5.05.

(b)    With respect to any Pledged or Controlled Collateral constituting Senior Collateral, except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Representatives and the Senior Secured Parties shall be entitled to deal with such Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Junior Priority Collateral Documents did not exist. The rights of the Junior Priority Representatives and the Junior Priority Debt Parties with respect to such Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(c)    The Senior Representatives and the Senior Secured Parties shall have no obligation whatsoever to the Junior Priority Representatives or any Junior Priority Debt Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Representatives under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraph (a) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Junior Priority Representative for purposes of perfecting the Lien held by such Junior Priority Representative.

(d)    The Senior Representatives shall not have, by reason of the Junior Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Junior Priority Representative or any Junior Priority Debt Party, and each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby waives and releases the Senior Representatives from all claims and liabilities arising pursuant to the Senior Representatives’ roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

(e)    With respect to any Pledged or Controlled Collateral constituting Senior Collateral, upon the Discharge of Senior Obligations, each applicable Senior Representative shall, at the Grantors’ sole cost and expense and to the extent not otherwise required to act differently pursuant to the terms of the First Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement (in each case if then in effect), (i) (A) deliver to the Designated Junior Priority Representative, to the extent that it is legally permitted to do so, all such Pledged or Controlled Collateral in its possession, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of such Pledged or Controlled Collateral, together with any necessary endorsements or notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral or make any necessary notations of liens to effect such transfer, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Junior Priority Representative is entitled to approve any awards granted in such proceeding. The Borrower and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct, gross negligence or bad faith, as determined by a final nonappealable judgment of a court of competent jurisdiction. The Senior Representatives have no obligations to follow instructions from any Junior Priority Representative or any other Junior Priority Debt Party in contravention of this Agreement (as determined in good faith by such Senior Representative).

(f)    None of the Senior Representatives nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Borrower or any Subsidiary to any Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof or to any Junior Priority Debt Party, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising. Until the Discharge of Senior Obligations, no Junior Priority Debt Party will assert any marshaling, appraisal, valuation or other similar right that may otherwise be available to a junior secured creditor.

SECTION 5.06.    When Discharge of Senior Obligations Deemed To Not Have Occurred. If, at any time substantially concurrently with or after the occurrence of the Discharge of Senior Obligations with respect to any Shared Collateral, the Borrower or any Subsidiary consummates any Refinancing of or incurs any Senior Obligations with respect to such Shared Collateral, then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Obligations shall be a Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Senior Representative) from the Borrower and the new Senior Representative under the agreement governing such Senior Obligations, each Junior Priority Representative (including the Designated Junior Priority Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Borrower), including amendments or supplements to this Agreement, as the Borrower or such new Senior Representative shall reasonably request in writing in order to provide such new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to such Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Junior Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer (and such new Senior Representative is) entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Representative is entitled to approve any awards granted in such proceeding.

SECTION 5.07.    Purchase Right. Without prejudice to the enforcement of the Senior Secured Parties’ remedies, the Senior Secured Parties agree that following (a) the acceleration of the Senior Obligations in accordance with the terms of Senior Debt Documents or (b) the commencement of an Insolvency or Liquidation Proceeding (each, a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the Junior Priority Debt Parties may request, and the Senior Secured Parties hereby offer the Junior Priority Debt Parties the option, to purchase all, but not less than all, of the aggregate amount of outstanding Senior Obligations at the time of purchase at (a) in the case of Senior Obligations other than Senior Obligations arising under any Secured Hedging Agreement or any Secured Cash Management Agreement, par (plus any premium that would be applicable upon prepayment of the Senior Obligations (including as a result of the occurrence of any such Purchase Event) and accrued and unpaid interest, fees and expenses) and (b) in the case of Senior Obligations arising under any Secured Hedging Agreement or any Secured Cash Management Agreement, an amount equal to the greater of (i) all amounts payable by any Grantor under the terms of such Secured Hedging Agreement or Secured Cash Management Agreement in the event of a termination of such Secured Hedging Agreement or Secured Cash Management Agreement and (ii) with respect to any Secured Hedging Agreement, the mark-to-market value of such Secured Hedging Agreement, as determined by the counterparty to the Grantor thereunder with respect to such Secured Hedging Agreement in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market amounts under similar arrangements by such counterparty, in each case, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to an Assignment and Assumption. If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event shall close within ten (10) Business Days of the request. If one or more of the Junior Priority Debt Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the applicable Senior Representatives and the applicable Junior Priority Representative, in each case, at no cost or expense of the Grantors or the Senior Secured Parties. If none of the Junior Priority Debt Parties exercise such right within thirty (30) days of such Purchase Event, the applicable Senior Secured Parties shall have no further obligations pursuant to this Section 5.07 for such Purchase Event and may take any further actions in their sole discretion in accordance with the applicable Senior Debt Documents and this Agreement. For the avoidance of doubt, such purchase shall not reduce or limit the benefits of the Senior Debt Documents in favor of any Senior Secured Party that expressly survive the assignment of all or any portion of the applicable Senior Obligations by such Senior Secured Party, including, without limitation, any indemnity obligations of the Grantors thereunder. The applicable Senior Representative hereby consents to any Assignment and Assumption effectuated to one or more purchasers pursuant to the terms of this Section 5.07 and hereby agrees that no further consent from the First Lien Credit Agreement Administrative Agent or any other Senior Represent shall be required.

ARTICLE VI

Insolvency or Liquidation Proceedings.

SECTION 6.01.    Financing Issues. Until the Discharge of Senior Obligations has occurred, if the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Senior Representative or any Senior Secured Party shall desire to consent (or not object) to the use of Shared Collateral (including, for the avoidance of doubt, cash or the sale or use of other collateral that is Shared Collateral) or to consent (or not object) to the Borrower’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (including, for the avoidance of doubt, any such financing that Refinances in whole or in part the Senior Obligations pursuant to a “rollup” or “roll-over”) secured by Shared Collateral (“DIP Financing”), then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will raise no objection to (and will not support any similar objection) and will not otherwise contest (or support any other Person contesting) (a) such use of such Shared Collateral, unless the Designated Senior Representative shall oppose or object to such use of such Shared Collateral (in which case, no Junior Priority Representative nor any other Junior Priority Debt Party shall seek any relief in connection therewith that is inconsistent with the relief being sought by the Senior Secured Parties); (b) such DIP Financing, unless the Designated Senior Representative shall oppose or object to such DIP Financing; provided that the foregoing shall not prevent the Junior Priority Debt Parties from proposing any other DIP Financing to any Grantors or to a court of competent jurisdiction, and, except to the extent expressly permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens on the Shared Collateral securing any Senior Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral securing the Junior Priority Debt Obligations to (x) the Liens securing such DIP Financing (and all obligations relating thereto) on the same basis as the Liens on the Shared Collateral securing the Junior Priority Debt Obligations are so subordinated to the Liens on the Shared Collateral securing Senior Obligations under this Agreement, (y) any adequate protection Liens on Shared Collateral provided to the Senior Secured Parties, and (z) any “carve-out” for court-approved professional and United States Trustee fees agreed to by the Senior Representatives; (c) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations or the Shared Collateral made by any Senior Representative or any other Senior Secured Party; (d) any exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral under Section 363(k) of the Bankruptcy Code or other Applicable Law; (e) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Shared Collateral; or (f) any order relating to a sale or other disposition of any Shared Collateral of any Grantor to which any Senior Representative has consented or not objected that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Junior Priority Debt Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Junior Priority Debt Obligations pursuant to this Agreement (without limiting the foregoing, each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt

Facility, agrees that it may not raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or any comparable provisions of any other Bankruptcy Law) with respect to the Liens granted to such person in respect of such assets); provided that the Junior Priority Debt Parties are not deemed to have waived any rights to credit bid on the Shared Collateral in any such sale or disposition in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law), so long as any such credit bid provides for the payment in full in cash of the Senior Obligations upon consummation thereof. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that notice received at least two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such DIP Financing shall be adequate notice.4

SECTION 6.02.    Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, on behalf of itself and the Junior Priority Debt Parties represented by it, agrees not to seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any portion of the Shared Collateral without the express written consent of the Designated Senior Representative.

SECTION 6.03.    Adequate Protection. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that none of them shall (i) object to, contest or support any other Person objecting to or contesting (a) any request by any Senior Representative or any Senior Secured Party for adequate protection in any form, (b) any objection by any Senior Representative or any Senior Secured Party to any motion, relief, action or proceeding based on any Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of any Senior Representative or any other Senior Secured Party as adequate protection or otherwise under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or (ii) assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional or replacement collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, may seek or request adequate protection in the form of a Lien on such additional or replacement collateral and/or a superpriority claim (as applicable), which (A) Lien is subordinated to the Liens on the Shared Collateral securing all Senior Obligations and all adequate protection Liens granted to the Senior Secured Parties, on the same basis as the other Liens on the Shared Collateral securing the Junior Priority Debt Obligations are so subordinated to the Liens on the Shared Collateral securing Senior Obligations under this Agreement and/or (B) superpriority claim is subordinated to all superpriority claims of the Senior Secured Parties on the same basis as the other claims of the Junior Priority Debt Parties are so subordinated to the claims of the Senior Secured Parties under this Agreement; provided that each Junior Priority Debt Party shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in

[4]

NTD: The final form of this Agreement may include a cap on DIP Financing of not less than 120% of the Senior Obligations outstanding as of the date of this agreement if reasonably required by the Junior Lien Credit Agreement Secured Parties and agreed to by the Designated Senior Representative (in its sole discretion and without the need for further consent by any other Senior Representative or any other Senior Secured Party).

any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims, (ii) in the event any Junior Priority Representatives, for themselves and on behalf of the Junior Priority Debt Parties under their Junior Priority Debt Facilities, are granted adequate protection (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a Lien on additional or replacement collateral constituting Shared Collateral, then such Junior Priority Representatives, for themselves and on behalf of each Junior Priority Debt Party under their Junior Priority Debt Facilities, agree that each Senior Representative shall also be granted a senior Lien on such additional or replacement collateral as adequate protection and security for the Senior Obligations and that any Lien on such additional or replacement collateral securing and granted as adequate protection with respect to the Junior Priority Debt Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any other Liens on Shared Collateral granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens on the Shared Collateral securing the Junior Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement (and, to the extent the Senior Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Junior Priority Debt Party pursuant to or as a result of any Lien on such additional or replacement collateral so granted to the Junior Priority Debt Parties shall be subject to Section 4.02), and/or (iii) in the event any Junior Priority Representatives, for themselves and on behalf of the Junior Priority Debt Parties under their Junior Priority Debt Facilities, are granted adequate protection (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a superpriority claim in respect of Shared Collateral, then such Junior Priority Representatives, for themselves and on behalf of each Junior Priority Debt Party under their Junior Priority Debt Facilities, agree that each Senior Representative shall also be granted adequate protection in the form of a superpriority claim in respect of Shared Collateral, which superpriority claim shall be senior to the superpriority claim of the Junior Priority Debt Parties on the same basis as the other Liens on the Shared Collateral securing the Senior Obligations are so senior to such Liens securing Junior Priority Debt Obligations under this Agreement (and, to the extent the Senior Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Junior Priority Debt Party pursuant to or as a result of any such superpriority claim so granted to the Junior Priority Debt Parties shall be subject to Section 4.02). Without limiting the generality of the foregoing, to the extent that the Senior Secured Parties are granted adequate protection in respect of Shared Collateral in the form of payments in the amount of current post-petition fees and expenses (including, without limitation, professional and advisors’ fees contemplated by the Senior Debt Documents), then each Junior Priority Representatives, for themselves and on behalf of each Junior Priority Debt Party under their Junior Priority Debt Facilities, shall not be prohibited from seeking and accepting adequate protection in the form of payments in the amount of current post-petition incurred fees and expenses, (as applicable), subject to the right of the Senior Secured Parties to object to the reasonableness of the amounts of fees and expenses so sought by the Junior Priority Debt Parties.

SECTION 6.04.    Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Borrower or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (any such amount, a “Recovery”), then the applicable Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

SECTION 6.05.    Separate Grants of Security and Separate Classifications. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Junior Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Junior Priority Debt Obligations with respect to any Shared Collateral are fundamentally different from the Senior Obligations with respect to such Shared Collateral, and, in each case, must be separately classified in any Plan of Reorganization proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Junior Priority Debt Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby acknowledges and agrees that all distributions from such Shared Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of such Shared Collateral, with the effect being that, to the extent that the aggregate value of such Shared Collateral is sufficient (for this purpose ignoring all claims held by the Junior Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees, and expenses, and other claims, all amounts owing in respect of post-petition interest, fees, and expenses (whether or not allowed or allowable in any such Insolvency or Liquidation Proceeding) before any distribution from such Shared Collateral is made in respect of the Junior Priority Debt Obligations, and each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby acknowledges and agrees to turn over to the Designated Senior Representative amounts otherwise received or receivable by them from such Shared Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Priority Debt Parties.

SECTION 6.06.    No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Priority Debt Party with respect to any Shared Collateral on which such Junior Priority Debt Party holds a Junior Priority Lien, including the seeking by any Junior Priority Debt Party of adequate protection or the assertion by any Junior Priority Debt Party of any of its rights and remedies under the Junior Priority Debt Documents or otherwise.

SECTION 6.07.    Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

SECTION 6.08.    Other Matters. To the extent that any Junior Priority Representative or any Junior Priority Debt Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral on which it holds a Junior Priority Lien, such Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, or such Junior Priority Debt Party agrees not to assert any such rights without the prior written consent of each Senior Representative, provided that if requested by any Senior Representative, such Junior Priority Representative shall timely exercise such rights in the manner requested by the Senior Representatives (acting unanimously), including any rights to payments in respect of such rights.

SECTION 6.09.    506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a pari passu basis with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral on which it holds a Junior Priority Lien.

SECTION 6.10.    Reorganization Securities.

(a)    If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a Plan of Reorganization, on account of both the Senior Obligations and the Junior Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Junior Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)    No Junior Priority Debt Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any Plan of Reorganization that is inconsistent with the priorities or other provisions of this Agreement, other than with the prior written consent of each Senior Representative or to the extent any such plan (i) pays off, in cash, in full, the Senior Obligations (other than unasserted contingent indemnification obligations and expense reimbursement obligations) or (ii) is proposed or supported by the number of Senior Secured Parties required under Section 1126(c) of the Bankruptcy Code.

SECTION 6.11.    Section 1111(b) of the Bankruptcy Code. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, shall not object to, oppose, support any objection, or take any other action to impede, the right of any Senior Secured Party to make an election under Section 1111(b)(2) of the Bankruptcy Code with respect to any Shared Collateral on which such Junior Priority Representative holds a Junior Priority Lien. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, waives any claim it may hereafter have against any senior claimholder arising out of the election by any Senior Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with any such Shared Collateral in any Insolvency or Liquidation Proceeding with respect to any Grantor.

SECTION 6.12.    Post-Petition Interest.

(a)    None of the Junior Priority Representatives or any other Junior Priority Debt Party shall oppose or seek to challenge any claim by any Senior Representative or any other Senior Secured Party for allowance in any Insolvency or Liquidation Proceeding of Senior Obligations consisting of claims for post-petition interest, fees, or expenses, under Section 506(b) of the Bankruptcy Code or otherwise to the attributable to the Senior Collateral for such Senior Representative or Senior Secured Party (for this purpose ignoring all claims held by the Junior Priority Debt Parties).

(b)    None of the Senior Representatives or any or other Senior Secured Party shall oppose or seek to challenge any claim by the Junior Priority Representative or any other Junior Priority Debt Party for allowance in any Insolvency or Liquidation Proceeding of Junior Priority Debt Obligations consisting of claims for post-petition interest, fees, or expenses, under Section 506(b) of the Bankruptcy Code or otherwise to the extent attributable to the Junior Priority Collateral for such Junior Priority Representative, to the extent of the value of the Lien of the Junior Priority Representative on behalf of the Junior Priority Debt Parties on such Junior Priority Collateral (after taking into account value of the Senior Obligations); provided, however, to the extent that any such payments are later recharacterized as payments of principal by the applicable bankruptcy court, such payments shall, upon such recharacterization, be turned over to the Senior Secured Parties and applied to the Senior Obligations in accordance with Section 4.01.

ARTICLE VII

Reliance; Etc.

SECTION 7.01.    Reliance. All loans and other extensions of credit made or deemed made prior to, on and after the date hereof by the Senior Secured Parties to the Borrower or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges that it and such Junior Priority Debt Parties have, independently and without reliance on any Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Junior Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Junior Priority Debt Documents or this Agreement.

SECTION 7.02.    No Warranties or Liability. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges and agrees that neither any Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Junior Priority Representatives and the Junior Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any Senior Representative nor any other Senior Secured Party shall have any duty to any Junior Priority Representative or Junior Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Borrower or any Subsidiary (including the Junior Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Junior Priority Debt

Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.03.    Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a)    any lack of validity or enforceability of any Senior Debt Document or any Junior Priority Debt Document;

(b)    any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the First Lien Credit Agreement or any other Senior Debt Document or of the terms of the Junior Lien Credit Agreement or any other Junior Priority Debt Document;

(c)    any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Priority Debt Obligations or any guarantee thereof;

(d)    the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or

(e)    any other circumstances that otherwise might constitute a defense available to (i) the Borrower or any other Grantor in respect of the Senior Obligations (other than the Discharge of Senior Obligations subject to Sections 5.06 and 6.04) or (ii) any Junior Priority Representative or Junior Priority Debt Party in respect of this Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01.    Conflicts. Subject to Section 8.22, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Junior Priority Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the relative rights and obligations of the First Lien Collateral Representative, the Senior Representatives and the Senior Secured Parties (as amongst themselves) with respect to any Senior Collateral shall be governed by the terms of the First Lien Intercreditor Agreement and in the event of any conflict between the First Lien Intercreditor Agreement and this Agreement as to such relative rights and obligations, the provisions of the First Lien Intercreditor Agreement shall control. Notwithstanding the foregoing, the relative rights and obligations of the Junior Lien Collateral Representative, the Junior Priority Representatives and the other Junior Priority Debt Parties (as amongst themselves) with respect to any Junior Priority Collateral shall be governed by the terms of each applicable Junior Lien Intercreditor Agreement and in the event of any conflict between any such Junior Lien Intercreditor Agreement, on the one hand, and this Agreement on the other hand, as to such relative rights and obligations, the provisions of such Junior Lien Intercreditor Agreement shall control. Notwithstanding the foregoing, so long as any ABL Intercreditor Agreement is outstanding, prior to the Discharge of ABL Obligations (as defined in such ABL Intercreditor Agreement), the relative rights and obligations of the Senior Representatives and the Junior Priority Representatives with respect to any Shared Collateral (as defined in the ABL

Intercreditor Agreement) shall be governed by the terms of such ABL Intercreditor Agreement and in the event of any conflict between such ABL Intercreditor Agreement and this Agreement with respect to the relative rights and obligations of the Secured Parties with respect to such Shared Collateral, the provisions of the ABL Intercreditor Agreement shall control.

SECTION 8.02.    Continuing Nature of this Agreement; Severability. Subject to Section 6.04, this Agreement shall continue to be effective until the earlier of the Discharge of Senior Obligations and the Discharge of Junior Priority Debt Obligations. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Junior Priority Representatives or any Junior Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.03.    Amendments; Waivers.

(a)    No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)    This Agreement may be amended, and may only be amended, in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility) and the Borrower. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Grantors, Senior Secured Parties and the Junior Priority Debt Parties and their respective successors and assigns.

(c)    Notwithstanding the foregoing, without the consent of any Secured Party and the Borrower, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Junior Priority Debt Obligations, as applicable, of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

SECTION 8.04.    Information Concerning Financial Condition of the Borrower and the Subsidiaries. The Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties shall each be responsible for keeping themselves informed of (a) the financial condition of Holdings, the Borrower and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Junior Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Junior Priority Debt

Obligations. The Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Senior Representative, any Senior Secured Party, any Junior Priority Representative or any Junior Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 8.05.    Subrogation. Each Junior Priority Representative, for and on behalf of itself and each Junior Priority Debt Party represented by it, agrees that no payment to any Senior Representative or any Senior Secured Party pursuant to the provisions of this Agreement in respect of any Shared Collateral in which such Junior Priority Representative holds a Junior Priority Lien shall entitle any Junior Priority Representative or any other Junior Priority Debt Party to exercise any rights of subrogation in respect thereof until the Discharge of Senior Obligations has occurred.

SECTION 8.06.    Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent and in accordance with the terms of the Senior Debt Documents. Except as otherwise provided herein, all payments received by the Junior Priority Debt Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Junior Priority Debt Obligations as the Junior Priority Debt Parties, in their sole discretion, deem appropriate, consistent and in accordance with the terms of the Junior Priority Debt Documents. Except as otherwise provided herein, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor. Notwithstanding the foregoing, but in each case subject to the terms of the ABL Intercreditor Agreement, (x) solely as between the Senior Secured Parties, but subject to the terms set forth in this Agreement, the terms of the First Lien Intercreditor Agreement (if then in effect) shall govern the application of payments as amongst the Senior Secured Parties and (y) solely as between the Junior Priority Debt Parties, but subject to the terms set forth in this Agreement, the terms of each applicable Junior Lien Intercreditor Agreement (if then in effect) shall govern the application of payments as amongst the Junior Priority Debt Parties.

SECTION 8.07.    Additional Grantors. The Borrower agrees that, if any Domestic Subsidiary that is not an Excluded Subsidiary (as defined in the applicable Debt Documents) shall become a Guarantor after the date hereof pursuant to the requirements set forth in the applicable Debt Documents, it will promptly cause such Domestic Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex I. Upon such execution and delivery, such Domestic Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Senior Representative and the Designated Junior Priority Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.08.    Dealings with Grantors. Upon any application or demand by the Borrower or any Grantor to any Representative to take any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), at the reasonable written request of such Representative, the Borrower or such Grantor, as appropriate, shall furnish to such Representative a certificate of an Authorized Officer thereof (an “Officer’s Certificate”) stating that all conditions precedent, if any, expressly provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with or waived, except (a) that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished or (b) conditions that require the approval or satisfaction of any other Person or require actions not in the Borrower’s or any Grantor’s control.

SECTION 8.09.    Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the then extant Senior Debt Documents and Junior Priority Debt Documents, the Borrower may incur or issue and sell one or more series or classes of Additional Junior Priority Debt and one or more series or classes of Additional Senior Debt. Any such additional class or series of Additional Junior Priority Debt (the “Junior Priority Class Debt”) may be secured by a second priority or third priority (or lower priority), subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Junior Priority Collateral Documents for such Junior Priority Class Debt, if and subject to the condition that the Representative of any such Junior Priority Class Debt (each, a “Junior Priority Class Debt Representative”), acting on behalf of the holders of such Junior Priority Class Debt (such Representative and holders in respect of any Junior Priority Class Debt being referred to as the “Junior Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable, of the immediately succeeding paragraph. Any such additional class or series of Additional Senior Debt (the “Senior Class Debt”; and the Senior Class Debt and Junior Priority Class Debt, collectively, the “Class Debt”) may be secured by a Lien on Shared Collateral, in each case under and pursuant to the relevant Senior Collateral Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative;” and the Senior Class Debt Representatives and Junior Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any such Senior Class Debt being referred to as the “Senior Class Debt Parties”; and the Senior Class Debt Parties and Junior Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iii), as applicable, of the immediately succeeding paragraph. In order for a Class Debt Representative to become a party to this Agreement:

(i)    such Class Debt Representative shall have executed and delivered to the Designated Senior Representative and the Designated Junior Priority Representative a Joinder Agreement substantially in the form of Annex II (if such Class Debt Representative is a Junior Priority Class Debt Representative) or Annex III (if such Class Debt Representative is a Senior Class Debt Representative) (with such changes as may be reasonably approved by the Designated Senior Representative, the Designated Junior Priority Representative and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative constitutes Additional Senior Debt or Additional Junior Priority Debt, as applicable, and the related Class Debt Parties become subject hereto and bound hereby as Additional Senior Debt Parties or Additional Junior Priority Debt Parties, as applicable;

(ii)    the Borrower (a) shall have delivered to the Designated Senior Representative and the Designated Junior Priority Representative an Officer’s Certificate identifying the obligations to be designated as Additional Senior Debt or Additional Junior Priority Debt, as applicable, and the initial aggregate principal amount or face amount thereof and certifying that such obligations are permitted under each Debt Document then in effect to be incurred and secured (I) in the case of Additional Senior Debt, on a pari passu or junior basis to the First Lien Credit Agreement Obligations and on a senior basis to any Junior Priority Debt and (II) in the case of Additional Junior Priority Debt, on a junior basis to the Senior Obligations and (b) if requested, shall have delivered true and complete copies of each of the material Junior Priority Debt Documents or material Senior Debt Documents (in each case, other than any fee or side letters), as applicable, relating to such Class Debt, certified as being true and correct by an Authorized Officer of the Borrower; and

(iii)    the Junior Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt shall provide that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

SECTION 8.10.    Refinancings. The Senior Obligations and the Junior Priority Debt Obligations may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing or replacement transaction under any Senior Debt Document or any Junior Priority Debt Document) of any Senior Representative or any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided that, if secured, any such refinancing or replacement debt shall satisfy the requirements of Section 8.09. The Designated Junior Priority Representative hereby agrees that at the request of the Borrower, in connection with refinancing or replacement of Senior Obligations in accordance with Section 5.06 (“Replacement Senior Obligations”), it will enter into a customary agreement with the agent for the Replacement Senior Obligations containing terms and conditions substantially similar to the terms and conditions of this Agreement or otherwise terms and conditions that are customary.

SECTION 8.11.    Consent to Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and any appellate court from any thereof;

(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 8.12 or at such other address of which the other parties hereto shall have been notified pursuant to Section 8.12;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)    waives, to the maximum extent not prohibited by Applicable Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages.

SECTION 8.12.    Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i)    if to the Borrower or any Grantor, to the Borrower, at its address at:

c/o Avaya Inc.

4655 Great America Parkway

Santa Clara, California 95054

Attention: John Sullivan, Vice President and Corporate Treasurer

Tel: 408-496-3211

Email: jpsullivan@avaya.com

with a copy to (which shall not constitute notice):

KIRKLAND & ELLIS LLP

601 Lexington Avenue

New York, New York 10022

Attention: Melissa Hutson

Email: melissa.hutson@kirkland.com

Fax: (212) 446-6459

(ii)    if to the First Lien Collateral Representative, to it at:

GOLDMAN SACHS BANK USA

200 West Street, 16th Floor

New York, New York 10282

Attention: SBD Operations

Fax: 212-428-9270

Email: gs-sbdagency-borrowernotices@ny.email.gs.com

with a copy (which shall not constitute notice) to:

DAVIS POLK & WARDWELL LLP

450 Lexington Avenue

New York, NY 10017

Attention: Jason Kyrwood

Email: jason.kyrwood@davispolk.com

Fax: 212-450-5425

(iii)    if to the Junior Lien Collateral Representative to it at:

[    ]

Fax: [    ]

Email: [    ]

Attention: [    ]

(iv)    if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

SECTION 8.13.    Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Facility for which it is acting, each Junior Priority Representative, on behalf of itself, and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will, at the Grantors’ expense, take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.14.    GOVERNING LAW; WAIVER OF JURY TRIAL.

(A)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(B)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY SENIOR DEBT DOCUMENT OR ANY JUNIOR PRIORITY DEBT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.15.    Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives, the Junior Priority Debt Parties, the Borrower, the other Grantors party hereto and their respective successors and assigns.

SECTION 8.16.    Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 8.17.    Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8.18.    Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The First Lien Collateral Representative represents and warrants that this Agreement is binding upon the First Lien Credit Agreement Secured Parties. The Junior Lien Collateral Representative represents and warrants that this Agreement is binding upon the Junior Lien Credit Agreement Secured Parties.

SECTION 8.19.    No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives, the Junior Priority Debt Parties, the Grantors and their respective permitted successors and assigns, and no other Person (including any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights. Nothing in this Agreement is intended to or shall impair the rights or obligations of the Borrower or any other Grantor, which obligations are absolute and unconditional, to pay the Senior Obligations and the Junior Priority Debt Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 8.20.    Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto on the Effective Date.

SECTION 8.21.    Collateral Agent and Representative. It is understood and agreed that (a) the First Lien Collateral Representative is entering into this Agreement in its capacity as [administrative agent and collateral agent under the First Lien Credit Agreement and the provisions of Section 12 of the First Lien Credit Agreement applicable to the Agents (as defined therein)] thereunder shall also apply to the First Lien Collateral Representative hereunder and (b) the Junior Lien Collateral Representative is entering into this Agreement in its capacity as administrative agent and collateral agent under the Junior Lien Credit Agreement and the provisions of [Section [    ]] of the Junior Lien Credit Agreement applicable to the [Agents] (as defined therein) thereunder shall also apply to the Junior Lien Collateral Representative hereunder.

SECTION 8.22.    Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.01(a), 5.01(d) or 5.03(d) with respect to Junior Priority Debt Documents), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the First Lien Credit Agreement, any other Senior Debt Document, the Junior Lien Credit Agreement or any other Junior Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) change the relative priorities of the Junior Priority Debt Obligations or the Liens granted under the Junior Priority Collateral Documents on the Shared Collateral (or any other assets) as among the Junior Priority Debt Parties, (d) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (e) obligate the Borrower or any other Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the First Lien Credit Agreement, any other Senior Debt Document, the Junior Lien Credit Agreement or any other Junior Priority Debt Document.

SECTION 8.23.    Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GOLDMAN SACHS BANK USA, as First Lien Collateral Representative

By:
Name:
Title:

[ ], as Junior Lien Administrative Agent and Junior Lien Collateral Representative

By:
Name:
Title:

[Signature Page to Junior Lien Intercreditor Agreement]

Acknowledged and Agreed to by:

[ ], as a Grantor

By:
Name:
Title:

[ ], as a Grantor

By:
Name:
Title:

[ ], as a Grantor

By:
Name:
Title:

[Add other Grantors], as a Grantor

By:
Name:
Title:

[Signature Page to Junior Lien Intercreditor Agreement]

ANNEX I

SUPPLEMENT (this “Supplement”) dated as of [            ], 20[    ], to the JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [    ] (the “Junior Lien Intercreditor Agreement”), among GOLDMAN SACHS BANK USA, as First Lien Collateral Representative under the First Lien Credit Agreement, [    ], as Junior Lien Collateral Representative under the Junior Lien Credit Agreement, and the additional Representatives from time to time party thereto, and acknowledged and agreed to by AVAYA INC., a Delaware corporation (the “Borrower”), AVAYA HOLDINGS CORP., a Delaware corporation in its capacity as Holdings and the other Grantors (as defined therein) from time to time party thereto.

A.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Junior Lien Intercreditor Agreement.

B.    The Grantors have entered into the Junior Lien Intercreditor Agreement. Pursuant to the First Lien Credit Agreement, the Junior Lien Credit Agreement, certain Additional Senior Debt Documents, and certain Additional Junior Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Borrower are required to enter into the Junior Lien Intercreditor Agreement. Section 8.07 of the Junior Lien Intercreditor Agreement provides that such Subsidiaries may become party to the Junior Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the First Lien Credit Agreement, the Junior Lien Credit Agreement, the Additional Junior Priority Debt Documents and Additional Senior Debt Documents, as applicable.

Accordingly, the Designated Senior Representative, the Designated Junior Priority Representative and the New Grantor agree as follows:

SECTION 1. In accordance with Section 8.07 of the Junior Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Junior Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Junior Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Junior Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Junior Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants on the date hereof to the Designated Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Representative and the Designated Junior Priority Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

Annex I-1

SECTION 4. Except as expressly supplemented hereby, the Junior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the Junior Lien Intercreditor Agreement.

[remainder of page intentionally left blank]

Annex I-2

IN WITNESS WHEREOF, the New Grantor, the Designated Senior Representative and the Designated Junior Priority Representative have duly executed this Supplement to the Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR]

By:
Name:
Title:

Acknowledged by:
[ ], as Designated Senior Representative

By:
Name:
Title:

[ ], as Designated Junior Priority Representative

By:
Name:
Title:

Annex I-3

ANNEX II

[FORM OF] JUNIOR PRIORITY CLASS DEBT REPRESENTATIVE SUPPLEMENT (this “Representative Supplement”) dated as of [            ], 20[    ] to the JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [    ] (the “Junior Lien Intercreditor Agreement”), among GOLDMAN SACHS BANK USA, as First Lien Collateral Representative under the First Lien Credit Agreement, [    ], as Junior Lien Collateral Representative under the Junior Lien Credit Agreement, and the additional Representatives from time to time party thereto, and acknowledged and agreed to by AVAYA INC., a Delaware corporation (the “Borrower”), AVAYA HOLDINGS CORP., a Delaware corporation in its capacity as Holdings and the other Grantors (as defined therein) from time to time party thereto.

A.    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Junior Lien Intercreditor Agreement.

B.    As a condition to the ability of the Borrower to incur Junior Priority Class Debt after the date of the Junior Lien Intercreditor Agreement and to secure such Junior Priority Class Debt with the Junior Priority Lien and to have such Junior Priority Class Debt guaranteed by the Grantors, in each case under and pursuant to the Junior Priority Collateral Documents relating thereto, the Junior Priority Class Debt Representative in respect of such Junior Priority Class Debt is required to become a Representative under, and such Junior Priority Class Debt and the Junior Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Junior Lien Intercreditor Agreement. Section 8.09 of the Junior Lien Intercreditor Agreement provides that such Junior Priority Class Debt Representative may become a Representative under, and such Junior Priority Class Debt and such Junior Priority Class Debt Parties may become subject to and bound by, the Junior Lien Intercreditor Agreement as Additional Junior Priority Debt Obligations and Additional Junior Priority Debt Parties, respectively, pursuant to the execution and delivery by the Junior Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions precedent set forth in Section 8.09 of the Junior Lien Intercreditor Agreement. The undersigned Junior Priority Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the Senior Debt Documents and the Junior Priority Debt Documents.

Accordingly, the Designated Senior Representative, the Designated Junior Priority Representative, the Borrower and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the Junior Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative and a Junior Priority Class Debt Representative, in each case, under, and the related Junior Priority Class Debt and Junior Priority Class Debt Parties become subject to and bound by, the Junior Lien Intercreditor Agreement as Additional Junior Priority Debt Obligations and Additional Junior Priority Debt Parties, respectively, with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Junior Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Junior Lien Intercreditor Agreement applicable to it as a Junior Priority Representative and to the Junior Priority Class Debt Parties that it represents as Junior Priority Debt Parties. Each reference to a “Representative” or “Junior Priority Representative” in the Junior Lien Intercreditor Agreement shall be deemed to include the New Representative. The Junior Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants on the date hereof to the Designated Senior Representative, the Designated Junior Priority Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity

Annex II-1

as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Junior Priority Debt Documents relating to such Junior Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Junior Priority Class Debt Parties in respect of such Junior Priority Class Debt will be subject to and bound by the provisions of the Junior Lien Intercreditor Agreement as Junior Priority Debt Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative and the Designated Junior Priority Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Junior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

[remainder of page intentionally left blank]

Annex II-2

IN WITNESS WHEREOF, the New Representative, the Designated Senior Representative, the Designated Junior Priority Representative and the Borrower have duly executed this Representative Supplement to the Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

Attention of:

Telecopy:

[ ], as Designated Senior Representative

By:
Name:
Title:

[ ], as Designated Junior Priority Representative

By:
Name:
Title:

Annex II-3

[ ], as Borrower

By:
Name:
Title:

Annex II-4

ANNEX III

[FORM OF] SENIOR CLASS DEBT REPRESENTATIVE SUPPLEMENT (this “Representative Supplement”) dated as of [            ], 20[    ] to the JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [    ] (the “Junior Lien Intercreditor Agreement”), among GOLDMAN SACHS BANK USA, as First Lien Collateral Representative under the First Lien Credit Agreement, [    ], as Junior Lien Collateral Representative under the Junior Lien Credit Agreement, and the additional Representatives from time to time party thereto, and acknowledged and agreed to by AVAYA INC., a Delaware corporation (the “Borrower”), AVAYA HOLDINGS CORP., a Delaware corporation in its capacity as Holdings and the other Grantors (as defined therein) from time to time party thereto.

A.    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Junior Lien Intercreditor Agreement.

B.    As a condition to the ability of the Borrower to incur Senior Class Debt after the date of the Junior Lien Intercreditor Agreement and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Senior Collateral Documents relating thereto, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Junior Lien Intercreditor Agreement. Section 8.09 of the Junior Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Junior Lien Intercreditor Agreement as Additional Senior Debt Obligations and Additional Senior Debt Parties, respectively, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions precedent set forth in Section 8.09 of the Junior Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the Senior Debt Documents and the Junior Priority Debt Documents.

Accordingly, the Designated Senior Representative, the Designated Junior Priority Representative, the Borrower and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the Junior Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative and a Senior Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Junior Lien Intercreditor Agreement as Additional Senior Debt Obligations and Additional Senior Debt Parties, respectively, with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Junior Lien Intercreditor Agreement applicable to it as a Senior Representative and to the Senior Class Debt Parties that it represents as Additional Senior Debt Parties. Each reference to a “Representative” or “Senior Representative” in the Junior Lien Intercreditor Agreement shall be deemed to include the New Representative. The Junior Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants as of the date hereof to the Designated Senior Representative, the Designated Junior Priority Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Debt Documents relating to such Senior Class Debt provide

Annex III-1

that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Junior Lien Intercreditor Agreement as Senior Secured Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative and the Designated Junior Priority Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Junior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

[remainder of page intentionally left blank]

Annex III-2

IN WITNESS WHEREOF, the New Representative, the Designated Senior Representative, the Designated Junior Priority Representative and the Borrower have duly executed this Representative Supplement to the Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

Attention of:
Telecopy:

[ ], as Designated Senior Representative

By:
Name:
Title:

[ ], as Designated Junior Priority Representative

By:
Name:
Title:

Annex III-3

[ ], as Borrower

By:
Name:
Title:

Annex III-4

EXHIBIT I

TO THE CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

[See attached]

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as the same may be amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

J-1

1.    Assignor[s]:

2.    Assignee[s]:

[Assignee is an [Affiliate][Approved Fund] of [identify Lender]]

3.    Borrower: Avaya Inc., a Delaware corporation

4.    Administrative Agent: Goldman Sachs Bank USA, as the Administrative Agent under the Credit Agreement

5.    Credit Agreement: Term Loan Credit Agreement, dated as of December [    ], 2017, among Avaya Holdings Corp., a Delaware corporation, the Borrower, the lending institutions from time to time parties thereto and Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent.

6.    Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/Loans for all Lenders[8]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[9]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.    Trade Date:                                         ]10

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Term Loan Commitment,” etc.).
[8]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[10]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

[Remainder of this page intentionally left blank]

Effective Date:             , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][11] Accepted:

GOLDMAN SACHS BANK USA, as Administrative Agent

By:
Name:
Title:

[Consented to:] [12]

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

[11]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[12]	To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

[Signature Page to Assignment and Acceptance]

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations	and Warranties.

1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 13.6(b)(ii) and (iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 13.6(b)(i) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 9.1 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) it is not a natural person or an investment vehicle established primarily for the benefit of a natural person and (viii) it is not a Disqualified Institution; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

EXHIBIT J-1

TO THE CREDIT AGREEMENT

FORM OF NON-U.S. LENDER CERTIFICATION

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of December [    ], 2017 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among Avaya Holdings Corp., a Delaware corporation, Avaya Inc., a Delaware corporation (the “Borrower”), the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”) and Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent.

Pursuant to the provisions of Section 5.4(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Term Loan(s) (as well as any note(s) evidencing such Term Loan(s)) and any other obligations(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF NON-U.S. LENDER]

By:
Name:
Title:

Date:	, 201[ ]

EXHIBIT J-2

TO THE CREDIT AGREEMENT

FORM OF NON-U.S. LENDER CERTIFICATION

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of December [    ], 2017 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among Avaya Holdings Corp., a Delaware corporation, Avaya Inc., a Delaware corporation (the “Borrower”), the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”) and Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent.

Pursuant to the provisions of Section 5.4(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 201[ ]

EXHIBIT J-3

TO THE CREDIT AGREEMENT

FORM OF NON-U.S. LENDER CERTIFICATION

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of December [__], 2017 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among Avaya Holdings Corp., a Delaware corporation, Avaya Inc., a Delaware corporation (the “Borrower”), the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”) and Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent.

Pursuant to the provisions of Section 5.4(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 201[ ]

EXHIBIT J-4

TO THE CREDIT AGREEMENT

FORM OF NON-U.S. LENDER CERTIFICATION

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of December [    ], 2017 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among Avaya Holdings Corp., a Delaware corporation, Avaya Inc., a Delaware corporation (the “Borrower”), the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”) and Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent.

Pursuant to the provisions of Section 5.4(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Term Loan(s) (as well as any note(s) evidencing such Term Loan(s)) and any other obligation(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Term Loan(s) (as well as any note(s) evidencing such Term Loan(s)) and any such other obligation(s), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF NON-U.S. LENDER]

By:
Name:
Title:

Date:	, 201[ ]

EXHIBIT K

TO THE CREDIT AGREEMENT

DUTCH AUCTION PROCEDURES

[See attached]

EXHIBIT K

[FORM OF] DUTCH AUCTION PROCEDURES

This outline is intended to summarize certain basic terms of procedures with respect to certain Borrower buy-backs pursuant to and in accordance with the terms and conditions of Section 13.6(g) of the Credit Agreement to which this Exhibit K is attached. It is not intended to be a definitive list of all of the terms and conditions of a Dutch auction and all such terms and conditions shall be set forth in the applicable auction procedures documentation set for each Dutch auction (the “Offer Documents”). None of the Administrative Agent, the Auction Agent or any of their respective Affiliates makes any recommendation pursuant to the Offer Documents as to whether or not any Lender should sell by assignment any of its Term Loans pursuant to the Offer Documents (including, for the avoidance of doubt, by participating in the Dutch auction as a Lender) or whether or not the Borrower should purchase by assignment any Term Loans from any Lender pursuant to any Dutch auction. Each Lender should make its own decision as to whether to sell by assignment any of its Term Loans and, if so, the principal amount of and price to be sought for such Term Loans. In addition, each Lender should consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning any Dutch auction and the Offer Documents. Capitalized terms not otherwise defined in this Exhibit K have the meanings assigned to them in the Credit Agreement.

Summary. The Borrower may purchase (by assignment) Term Loans on a non-pro rata basis by conducting one or more Dutch auctions pursuant to the procedures described herein; provided that no more than one Dutch auction may be ongoing at any one time and no more than four Dutch auctions may be made in any period of four consecutive fiscal quarters of the Borrower.

1. Notice Procedures. In connection with each Dutch auction, the Borrower will notify the Auction Agent (for distribution to the Lenders) of the Term Loans that will be the subject of the Dutch auction by delivering to the Auction Agent a written notice in form and substance reasonably satisfactory to the Auction Agent (an “Auction Notice”). Each Auction Notice shall contain (i) the maximum principal amount of Term Loans the Borrower is willing to purchase (by assignment) in the Dutch auction (the “Auction Amount”), which shall be no less than $10,000,000 or an integral multiple of $500,000 in excess of thereof, (ii) the range of discounts to par (the “Discount Range”), expressed as a range of prices per $1,000 of Term Loans, at which the Borrower would be willing to purchase Term Loans in the Dutch auction and (iii) the date on which the Dutch auction will conclude, on which date Return Bids (as defined below) will be due at the time provided in the Auction Notice (such time, the “Expiration Time”), as such date and time may be extended upon notice by the Borrower to the Auction Agent not less than 24 hours before the original Expiration Time. The Auction Agent will deliver a copy of the Offer Documents to each Lender promptly following completion thereof.

2. Reply Procedures. In connection with any Dutch auction, each Lender holding Term Loans wishing to participate in such Dutch auction shall, prior to the Expiration Time, provide the Auction Agent with a notice of participation in form and substance reasonably satisfactory to the Auction Agent (the “Return Bid”) to be included in the Offer Documents, which shall specify (i) a discount to par that must be expressed as a price per $1,000 of Term

Loans (the “Reply Price”) within the Discount Range and (ii) the principal amount of Term Loans, in an amount not less than $10,000,000, that such Lender is willing to offer for sale at its Reply Price (the “Reply Amount”); provided that each Lender may submit a Reply Amount that is less than the minimum amount and incremental amount requirements described above only if the Reply Amount equals the entire amount of the Term Loans held by such Lender at such time. A Lender may only submit one Return Bid per Dutch auction, but each Return Bid may contain up to three component bids, each of which may result in a separate Qualifying Bid (as defined below) and each of which will not be contingent on any other component bid submitted by such Lender resulting in a Qualifying Bid. In addition to the Return Bid, a participating Lender must execute and deliver, to be held by the Auction Agent, an assignment and assumption in the form included in the Offer Documents which shall be in form and substance reasonably satisfactory to the Auction Agent and the Administrative Agent (the “Auction Assignment and Assumption”). The Borrower will not purchase any Term Loans at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price (as defined below).

3. Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Agent, the Auction Agent, in consultation with the Borrower, will calculate the lowest purchase price (the “Applicable Threshold Price”) for the Dutch auction within the Discount Range for the Dutch auction that will allow the Borrower to complete the Dutch auction by purchasing the full Auction Amount (or such lesser amount of Term Loans for which the Borrower has received Qualifying Bids). The Borrower shall purchase (by assignment) Term Loans from each Lender whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price (each, a “Qualifying Bid”). All Term Loans included in Qualifying Bids received at a Reply Price lower than the Applicable Threshold Price will be purchased at a purchase price equal to the applicable Reply Price and shall not be subject to proration. If a Lender has submitted a Return Bid containing multiple component bids at different Reply Prices, then all Term Loans of such Lender offered in any such component bid that constitutes a Qualifying Bid with a Reply Price lower than the Applicable Threshold Price shall also be purchased at a purchase price equal to the applicable Reply Price and shall not be subject to proration.

4. Proration Procedures. All Term Loans offered in Return Bids (or, if applicable, any component bid thereof) constituting Qualifying Bids equal to the Applicable Threshold Price will be purchased at a purchase price equal to the Applicable Threshold Price; provided that if the aggregate principal amount of all Term Loans for which Qualifying Bids have been submitted in any given Dutch auction equal to the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all Term Loans purchased below the Applicable Threshold Price), the Borrower shall purchase the Term Loans for which the Qualifying Bids submitted were at the Applicable Threshold Price ratably based on the respective principal amounts offered and in an aggregate amount up to the amount necessary to complete the purchase of the Auction Amount. For the avoidance of doubt, no Return Bids (or any component thereof) will be accepted above the Applicable Threshold Price.

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5. Notification Procedures. The Auction Agent will calculate the Applicable Threshold Price no later than 3 Business Days after the date that the Return Bids were due. The Auction Agent will insert the amount of Term Loans to be assigned and the applicable settlement date determined by the Auction Agent in consultation with the Borrower onto each applicable Auction Assignment and Assumption received in connection with a Qualifying Bid. Upon written request of the submitting Lender, the Auction Agent will promptly return any Auction Assignment and Assumption received in connection with a Return Bid that is not a Qualifying Bid.

6. Additional Procedures. Once initiated by an Auction Notice, the Borrower may withdraw a Dutch auction by written notice to the Auction Agent no later than 24 hours before the original Expiration Time so long as no Qualifying Bids have been received by the Auction Agent at or prior to the time the Auction Agent receives such written notice from the Borrower. Any Return Bid (including any component bid thereof) delivered to the Auction Agent may not be modified, revoked, terminated or cancelled; provided that a Lender may modify a Return Bid at any time prior to the Expiration Time solely to reduce the Reply Price included in such Return Bid. However, a Dutch auction shall become void if the Borrower fails to satisfy one or more of the conditions to the purchase of Term Loans set forth in, or to otherwise comply with the provisions of Section 13.6(g) of the Credit Agreement to which this Exhibit K is attached. The purchase price for all Term Loans purchased in a Dutch auction shall be paid in cash by the Borrower directly to the respective assigning Lender on a settlement date as determined by the Auction Agent in consultation with the Borrower (which shall be no later than ten (10) Business Days after the date Return Bids are due), along with accrued and unpaid interest (if any) on the applicable Term Loans up to the settlement date. The Borrower shall execute each applicable Auction Assignment and Assumption received in connection with a Qualifying Bid.

All questions as to the form of documents and validity and eligibility of Term Loans that are the subject of a Dutch auction will be determined by the Auction Agent, in consultation with the Borrower, and the Auction Agent’s determination will be conclusive, absent manifest error. The Auction Agent’s interpretation of the terms and conditions of the Offer Document, in consultation with the Borrower, will be final and binding.

None of the Administrative Agent, the Auction Agent, any other Agent or any of their respective Affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Borrower, the Subsidiaries or any of their Affiliates contained in the Offer Documents or otherwise or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information.

The Auction Agent acting in its capacity as such under a Dutch auction shall be entitled to the benefits of the provisions of Section 13.5 of the Credit Agreement to the same extent as if each reference therein to the “Administrative Agent” were a reference to the Auction Agent, each reference therein to the “Credit Documents” were a reference to the Offer Documents, the Auction Notice and Auction Assignment and Assumption and each reference therein to the “Transactions” were a reference to the transactions contemplated hereby and the Administrative Agent shall cooperate with the Auction Agent as reasonably requested by the Auction Agent in order to enable it to perform its responsibilities and duties in connection with each Dutch auction.

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This Exhibit K shall not require the Borrower or any Subsidiary to initiate any Dutch auction, nor shall any Lender be obligated to participate in any Dutch auction.

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